                                          Free Writing Prospectus
                                          Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-108839

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.
This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                              -------------------

       THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED
                                DECEMBER 1, 2005

PROSPECTUS SUPPLEMENT                     (TO PROSPECTUS DATED DECEMBER 1, 2005)

                          $2,432,861,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR10
                                   as Issuer

        SERIES 2005-PWR10 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
       CLASSES A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E AND F

              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.
                                 as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            as Mortgage Loan Sellers

                               -------------------

     We, Bear Stearns Commercial Mortgage Securities II Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist primarily of a pool of 212 commercial and multifamily first (or, in one case, second) mortgage loans, with an initial mortgage pool balance of approximately $2,633,679,672.

     The trust fund will issue 28 classes of commercial mortgage pass-through certificates, 13 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-34 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated December 1,
2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              -------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated will act as co-lead and co-bookrunning managers.

                              -------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

          The date of this prospectus supplement is December  , 2005.

              BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

        Series 2005-PWR10 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

WASHINGTON              FLORIDA                 VERMONT
9 properties            7 properties            2 properties
$92,045,063             $102,219,186            $9,409,755
3.5% of total           3.9% of total           0.4% of total

KANSAS                  NEVADA                  MASSACHUSETTS
2 properties            4 properties            14 properties
$295,100,000            $272,200,000            $194,971,237
11.2% of total          10.3% of total          7.4% of total

MISSOURI                NORTHERN CALIFORNIA     CONNECTICUT
6 properties            20 properties           5 properties
$7,200,000              $106,652,632            $29,500,441
0.3% of total           4.0% of total           1.1% of total

SOUTH DAKOTA            SOUTHERN CALIFORNIA     NEW JERSEY
1 property              27 properties           13 properties
$2,886,670              $177,566,709            $69,492,062
0.1% of total           6.7% of total           2.6% of total

IOWA                    UTAH                    DELAWARE
2 properties            4 properties            3 properties
$42,320,330             $50,886,172             $50,611,708
1.6% of total           1.9% of total           1.9% of total

MINNESOTA               ARIZONA                 MARYLAND
7 properties            7 properties            6 properties
$30,952,096             $111,589,901            $43,172,800
1.2% of total           4.2% of total           1.6% of total

WISCONSIN               COLORADO                VIRGINIA
1 property              4 properties            3 properties
$1,550,000              $23,381,549             $66,300,000
0.1% of total           0.9% of total           2.5% of total

ILLINOIS                NEW MEXICO              NORTH CAROLINA
4 properties            1 property              4 properties
$36,553,388             $2,744,915              $26,802,891
1.4% of total           0.1% of total           1.0% of total

INDIANA                 TEXAS                   SOUTH CAROLINA
4 properties            14 properties           1 property
$22,031,309             $115,529,594            $3,800,000
0.8% of total           4.4% of total           0.1% of total

MICHIGAN                ARKANSAS                KENTUCKY
9 properties            1 property              2 properties
$112,504,631            $3,089,905              $26,600,000
4.3% of total           0.1% of total           1.0% of total

OHIO                    TENNESSEE               GEORGIA
16 properties           2 properties            5 properties
$239,935,836            $8,240,928              $36,311,100
9.1% of total           0.3% of total           1.4% of total

PENNSYLVANIA            ALABAMA                 HAWAII
7 properties            1 property              1 property
$49,146,772             $2,694,491              $3,818,933
1.9% of total           0.1% of total           0.1% of total

NEW YORK                OREGON
8 properties            5 properties
$113,562,637            $50,304,031
4.3% of total           1.9% of total

[ ] <1.00% of Cut-Off Date Balance

[ ] 1.00% - 5.00% of Cut-Off Date Balance

[ ] 5.01% - 10.00% of Cut-Off Date Balance

[ ] >10.00% of Cut-Off Date Balance

CROCKER PARK                                     THE PROMENADE - AZ

                                [PHOTOS OMITTED]

Westlake, OH                                     Scottsdale, AZ

THE WESTIN COPLEY PLACE                          SULLY PLACE SHOPPING CENTER

                                [PHOTOS OMITTED]

Boston, MA                                       Chantilly, VA

MUIRWOOD APARTMENTS

                                [PHOTO OMITTED]

Farmington Hills, MI

OAK PARK MALL

                                [PHOTOS OMITTED]

Overland Park, KS

WORLD MARKET CENTER                              SKAMANIA LODGE

                                [PHOTOS OMITTED]

Las Vegas, NV                                    Stevenson, WA

OASIS NET LEASED PORTFOLIO                       COLLEGE SQUARE MALL

                                [PHOTOS OMITTED]

Various                                          Cedar Falls, IA

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----

                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus

Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
   Servicing Agreement..................................................   S-128
Intercreditor and Servicing Arrangements Regarding the

Appendix B:    Certain Characteristics of the Mortgage Loans and
                  Mortgaged Properties .................................     B-1

Appendix C:    Certain Characteristics of the Multifamily and
                  Manufactured Housing Community Loans..................     C-1

Appendix D:    Summaries of the Ten Largest Mortgage Loans..............     D-1

Appendix E:    Global Clearance, Settlement and Tax Documentation
                  Procedures............................................     E-1

                                   ----------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is provided in two separate documents that progressively provide more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

          o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

          No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

          If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-164 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities II Inc.

          The series 2005-PWR10 certificates are not obligations of us or any of our affiliates.

                                   ----------

                                       S-4

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

          The certificates referred to in this prospectus supplement constitute instruments creating or acknowledging indebtedness within the meaning of Article
77(1) of the Financial Services and Markets Act 2000 (Regulated Activities)
Order 2001 (as amended) and accordingly constitute debt instruments for the purposes of Article 5 of the Financial Services and Markets Act 2000 (Collective
Investment Schemes) Order 2001 (as amended). The certificates may not be offered or sold to persons in the United Kingdom except to persons who are authorized and regulated by the financial services authority in the United Kingdom or to persons who have professional experience in matters of investment within the meaning of Articles 19 or 42(2) of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2005 (as amended) (the "Order"). This prospectus supplement and any other communication in connection with the offering and issuance of the certificates is intended for and directed at and may only be issued or passed to a person authorized and regulated by the financial services authority or to a person of a kind described in either Article 19 or Article
49(2) of the order or a person to whom this prospectus supplement or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as "Relevant Persons"). This communication must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with Relevant
Persons.

                                   ----------

                                       S-5

--------------------------------------------------------------------------------

                                     SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2005-PWR10 CERTIFICATES

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR10
Commercial Mortgage Pass-Through Certificates. The series 2005-PWR10 certificates will consist of 28 classes. The immediately following table identifies and specifies various characteristics for those classes of series
2005-PWR10 certificates that bear interest.

         SERIES 2005-PWR10 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                    APPROX.
                    APPROX. %    INITIAL TOTAL    APPROX. %                  APPROX.
                     INITIAL       PRINCIPAL     OF INITIAL                  INITIAL   WEIGHTED
                      TOTAL         BALANCE       MORTGAGE    PASS-THROUGH    PASS-     AVERAGE    PRINCIPAL /
         RATINGS      CREDIT      OR NOTIONAL       POOL          RATE       THROUGH     LIFE        NOTIONAL
CLASS   FITCH/S&P    SUPPORT         AMOUNT        BALANCE     DESCRIPTION     RATE     (YEARS)       WINDOW
-----   ---------   ---------   --------------   ----------   ------------   -------   --------   -------------

Offered Certificates
A-1      AAA/AAA     30.000%    $  118,500,000      4.50%                       %         2.99     1/06 - 9/10
A-2      AAA/AAA     30.000%    $  139,400,000      5.29%                       %         4.87     9/10 - 12/10
A-3      AAA/AAA     30.000%    $   59,400,000      2.26%                       %         6.56     7/12 - 7/12
A-AB     AAA/AAA     30.000%    $  171,000,000      6.49%                       %         7.29    12/10 - 1/15
A-4      AAA/AAA     30.000%    $1,049,504,000     39.85%                       %         9.70     1/15 - 11/15
A-1A     AAA/AAA     30.000%    $  305,771,000     11.61%                       %         9.25     1/06 -12/15
A-M      AAA/AAA     20.000%    $  263,368,000     10.00%                       %         9.98    12/15 - 12/15
A-J      AAA/AAA     12.000%    $  210,695,000      8.00%                       %         9.98    12/15 - 12/15
B        AA+/AA+     11.250%    $   19,752,000      0.75%                       %         9.98    12/15 - 12/15
C         AA/AA      10.125%    $   29,629,000      1.13%                       %         9.98    12/15 - 12/15
D        AA-/AA-      9.250%    $   23,045,000      0.88%                       %         9.98    12/15 - 12/15
E         A+/A+       8.625%    $   16,460,000      0.62%                       %         9.98    12/15 - 12/15
F          A/A        7.625%    $   26,337,000      1.00%                       %         9.98    12/15 - 12/15

Certificates Not Offered
X-1      AAA/AAA       N/A      $2,633,679,672       N/A       Variable IO      %         9.18     1/06 - 12/25
X-2      AAA/AAA       N/A      $2,563,817,000       N/A       Variable IO      %         6.20    12/06 - 12/13
G         A-/A-       6.625%    $   26,337,000      1.00%                       %         9.98    12/15 - 12/15
H       BBB+/BBB+     5.500%    $   29,629,000      1.13%                       %        10.05    12/15 - 1/16
J        BBB/BBB      4.500%    $   26,337,000      1.00%                       %        11.82     1/16 - 4/20
K       BBB-/BBB-     3.125%    $   36,213,000      1.37%                       %        14.47     4/20 - 6/20
L        BB+/BB+      3.000%    $    3,292,000      0.12%                       %        14.48     6/20 - 6/20
M         BB/BB       2.625%    $    9,876,000      0.37%                       %        14.53     6/20 - 7/20
N        BB-/BB-      2.125%    $   13,168,000      0.50%                       %        14.56     7/20 - 7/20
O         B+/B+       1.875%    $    6,585,000      0.25%                       %        14.56     7/20 - 7/20
P          B/B        1.625%    $    6,584,000      0.25%                       %        14.56     7/20 - 7/20
Q         B-/B-       1.250%    $    9,876,000      0.37%                       %        14.77     7/20 - 10/20
S         NR/NR       0.000%    $   32,921,672      1.25%                       %        15.19    10/20 - 12/25

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

In reviewing the foregoing table, prospective investors should note that--

          o    The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, G, H, J, K, L, M, N, O, P, Q and S certificates will, in the case of each of those classes, bear interest at one of the following rates: (a) a fixed rate per annum (described in the table as "Fixed"); (b) a variable rate (described in the table as
               "WAC Cap") equal to the lesser of (1) a fixed rate per annum, and
               (2) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time; (c) a variable rate (described in the table as "WAC") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time; or (d) a variable rate (described in the table as "WAC - X%") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

          o    The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, G, H, J, K, L, M, N, O, P, Q and S certificates are the only series 2005-PWR10 certificates with principal balances. The class
               X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

          o    The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of
               certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this
               prospectus supplement with respect to the class X certificates.

          o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
               H, J, K, L, M, N, O, P, Q and S certificates outstanding from time to time.

          o    The actual total principal balance or notional amount, as
               applicable, of any class of series 2005- PWR10 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

          o    The ratings shown in the table are those of Fitch, Inc. and
               Standard & Poor's Ratings Services, a division of The McGraw-Hill
               Companies, Inc., respectively. The rated final distribution date for the certificates is the distribution date in December 2040.

          o    The percentages indicated under the column "Approx. % Initial
               Total Credit Support" (a) with respect to each of the class A-1,
               A-2, A-3, A-AB, A-4 and A-1A certificates, represent the initial approximate credit support for those classes, collectively, that is initially provided by all other classes of principal balance certificates that have a lower distribution priority,
               collectively, and (b) with respect to each other class of
               principal balance certificates, represents the initial
               approximate credit support that is initially provided by all other classes of principal balance certificates that have a lower distribution priority.

          o    For purposes of making distributions to the class A-1, A-2, A-3,
               A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 176 pooled
               mortgage loans, representing 88.4% of the initial mortgage pool balance. Loan group 2 will consist of 36 pooled mortgage loans, representing 11.6% of the initial mortgage pool balance. Loan group 2 will consist of 61.7% of the initial

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

               mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties.

          o    So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates, interest distributions on the class A-1, A-2, A-3, A-AB and A-4
               certificates will be made from amounts available relating to mortgage loans in loan group 1, interest distributions on the class A-1A certificates will be based upon amounts available relating to the pooled mortgage loans in loan group 2 and
               interest distributions on the class X certificates will be based upon amounts available relating to all the pooled mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the class A-1, A-2, A-3, A-AB, A-4, A-1A and
               X certificates as described above, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group.

          o    Generally, the class A-1, A-2, A-3, A-AB and A-4 certificates will be entitled to receive distributions of principal collected or advanced only in respect of the pooled mortgage loans in loan group 1 until the certificate principal balance of the class A-1A certificates has been reduced to zero, and the class A-1A
               certificates will be entitled to receive distributions of
               principal collected or advanced only in respect of the pooled mortgage loans in loan group 2 until the total certificate principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates has been reduced to zero. However, after any
               distribution date on which the certificate principal balances of the class A-M and A-J through class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pooled mortgage loans in the aggregate will be distributed to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, pro rata in accordance with their principal
               balances.

          o    The pass-through rates for the class ___, ___, ___, __, ___, ___
               and ___ certificates will remain fixed at the initial
               pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the class
               ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___
               certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap").
               The pass-through rates for the class ___ and ___ certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage (described in the table above as
               "WAC - X%"). The pass-through rates for the class ___ and ___
               certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances (as it relates to the class X certificates in the aggregate but subject to
               allocation between the class X-1 and X-2 certificates, described in the table above as "Variable IO"). In the case of the class
               X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the
               weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading
               "Description of the Offered
               Certificates--Distributions--Calculation of Pass-Through Rates"
               in this prospectus supplement.

          o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

          o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

          o    The weighted average lives and principal/notional windows
               presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii)
               no pooled mortgage loan is otherwise prepaid prior to maturity
               (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
               Considerations--Weighted Average Life" in this prospectus
               supplement.

          o    The series 2005-PWR10 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities II
                                 Inc. Our principal executive offices are
                                 located at 383 Madison Avenue, New York, New
                                 York 10179, and our telephone number is (212)
                                 272-2000. Bear Stearns Commercial Mortgage
                                 Securities II Inc. is an affiliate of Bear,
                                 Stearns & Co. Inc., one of the underwriters,
                                 and of Bear Stearns Commercial Mortgage, Inc.,
                                 one of the mortgage loan sellers.

MASTER SERVICERS..............   Prudential Asset Resources, Inc. with respect
                                 to those pooled mortgage loans sold by
                                 Prudential Mortgage Capital Funding, LLC to us
                                 for deposit into the trust fund (and any
                                 related non-pooled mortgage loans that are
                                 secured by the same mortgaged property as a
                                 pooled mortgage loan).

                                 Wells Fargo Bank, National Association with
                                 respect to those pooled mortgage loans sold by
                                 Wells Fargo Bank, National Association, Bear
                                 Stearns Commercial Mortgage, Inc., Principal
                                 Commercial Funding, LLC and Nationwide Life
                                 Insurance Company to us for deposit into the
                                 trust fund (and any related non-pooled mortgage
                                 loans that are secured by the same mortgaged
                                 property as a pooled mortgage loan), except as
                                 discussed under "Intercreditor and Servicing
                                 Arrangements Regarding the Non-Trust-Serviced
                                 Pooled Mortgage Loan" in this prospectus
                                 supplement. Wells Fargo Bank, National
                                 Association also will act as certificate
                                 administrator, tax administrator and
                                 certificate registrar under the series
                                 2005-PWR10 pooling and servicing agreement.

                                 Wells Fargo Bank, National Association will
                                 also act as servicer report administrator and
                                 in that capacity will be responsible for the
                                 assembly and combination of various reports
                                 prepared by the special servicer and the other
                                 master servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

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                                       S-9

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SPECIAL SERVICER..............   ARCap Servicing, Inc. with respect to all of
                                 the pooled mortgage loans (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as a pooled
                                 mortgage loan), except as discussed under
                                 "Intercreditor and Servicing Arrangements
                                 Regarding the Non-Trust-Serviced Pooled
                                 Mortgage Loan".

PRIMARY SERVICERS.............   Nationwide Life Insurance Company with respect
                                 to all of the pooled mortgage loans sold by
                                 Nationwide Life Insurance Company to us for
                                 deposit into the trust fund.

                                 Principal Global Investors, LLC with respect to
                                 all of the pooled mortgage loans sold by
                                 Principal Commercial Funding, LLC to us for
                                 deposit into the trust fund.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.....................   Wells Fargo Bank, National Association, which
                                 will also act as one of the master servicers.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association.

FISCAL AGENT..................   ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS.........   Wells Fargo Bank, National Association, as to
                                 87 pooled mortgage loans, representing 39.7% of
                                 the initial mortgage pool balance (which pooled
                                 mortgage loans consist of 73 pooled mortgage
                                 loans in loan group 1, representing 40.1% of
                                 the initial loan group 1 balance, and 14 pooled
                                 mortgage loans in loan group 2, representing
                                 37.0% of the initial loan group 2 balance).

                                 Bear Stearns Commercial Mortgage, Inc., as to
                                 41 pooled mortgage loans, representing 27.9% of
                                 the initial mortgage pool balance (which pooled
                                 mortgage loans consist of 33 pooled mortgage
                                 loans in loan group 1, representing 29.1% of
                                 the initial loan group 1 balance, and 8 pooled
                                 mortgage loans in loan group 2, representing
                                 18.3% of the initial loan group 2 balance).

                                 Prudential Mortgage Capital Funding, LLC, as to
                                 52 pooled mortgage loans, representing 21.6% of
                                 the initial mortgage pool balance (which pooled
                                 mortgage loans consist of 42 pooled mortgage
                                 loans in loan group 1, representing 21.9% of
                                 the initial loan group 1 balance, and 10 pooled
                                 mortgage loans in loan group 2, representing
                                 19.0% of the initial loan group 2 balance).

                                 Nationwide Life Insurance Company, as to 11
                                 pooled mortgage loans, representing 7.0% of the
                                 initial mortgage pool balance (which pooled
                                 mortgage loans consist of 9 pooled mortgage
                                 loans in loan group 1, representing 5.1% of the
                                 initial loan group 1 balance, and 2 pooled
                                 mortgage loans in loan group 2, representing
                                 21.7% of the initial loan group 2 balance).

                                 Principal Commercial Funding, LLC, as to 21
                                 pooled mortgage loans, representing 3.9% of the
                                 initial mortgage pool balance (which pooled

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                                      S-10

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                                 mortgage loans consist of 19 pooled mortgage
                                 loans in loan group 1, representing 3.9% of the
                                 initial loan group 1 balance, and 2 pooled
                                 mortgage loans in loan group 2, representing
                                 4.0% of the initial loan group 2 balance).

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

SERIES 2005-PWR10 CONTROLLING
CLASS REPRESENTATIVE..........   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                 o    replace the special servicer, and

                                 o    direct the special servicer with respect
                                      to various special servicing matters as to
                                      the pooled mortgage loans.

                                 Notwithstanding the foregoing, the series
                                 2005-PWR10 controlling class representative
                                 will generally not have the right to direct any
                                 servicing actions relating to (i) The Westin
                                 Copley Place loan group (which is principally
                                 serviced and administered under the respective
                                 pooling and servicing agreement for another
                                 commercial mortgage securitization), or (ii)
                                 the Muirwood Apartments loan group, unless a
                                 Muirwood Apartments Change of Control Event
                                 exists with respect to that loan group.
                                 However, to the extent that the trust as the
                                 holder of The Westin Copley Place pooled
                                 mortgage loan is entitled to consult with or
                                 grant or withhold consent to proposed actions
                                 of the applicable master servicer or special
                                 servicer under the other pooling and servicing
                                 agreement with respect to servicing-related
                                 actions, then the series 2005-PWR10 controlling
                                 class representative will generally be entitled
                                 to exercise those rights on behalf of the
                                 trust. See "Servicing of the Mortgage Loans
                                 Under the Series 2005-PWR10 Pooling and
                                 Servicing Agreement--The Series 2005-PWR10
                                 Controlling Class Representative" and
                                 "Intercreditor and Servicing Arrangements
                                 Regarding the Non-Trust-Serviced Pooled
                                 Mortgage Loan".

                                 It is expected that ARCap REIT, Inc. will be
                                 the initial representative of the series
                                 2005-PWR10 controlling class.

OTHER NOTEHOLDERS.............   Each of the mortgaged properties identified on
                                 Appendix B to this prospectus supplement as The
                                 Westin Copley Place, Muirwood Apartments and
                                 Chapanoke Square secures both a pooled mortgage
                                 loan and one or more non-pooled mortgage loans
                                 that in each case is pari passu in right of
                                 payment with, and/or subordinate to, that
                                 pooled mortgage loan. The Westin Copley Place
                                 loan group is principally serviced and
                                 administered under the pooling and servicing
                                 agreement

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                                      S-11

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                                 for the BSCMSI Series 2005-TOP20 commercial
                                 mortgage securitization. The Muirwood
                                 Apartments and Chapanoke Square loan groups
                                 will be principally serviced and administered
                                 under the series 2005-PWR10 pooling and
                                 servicing agreement. In connection with each of
                                 these loan groups, the holders of the related
                                 non-pooled mortgage loans (or representatives
                                 on their behalf), and/or, in the case of The
                                 Westin Copley Place loan group, the holders of
                                 not less than a majority in principal amount of
                                 the loan group (or representatives on their
                                 behalf), will have one or more of the
                                 following: various approval and/or consultation
                                 rights with respect to material servicing
                                 decisions, rights to appoint or replace the
                                 party that performs special servicing duties,
                                 rights to cure defaults and/or options to
                                 purchase one or more of the mortgage loans in
                                 that loan group if they become defaulted. The
                                 series 2005-PWR10 controlling class
                                 representative will be entitled (with limited
                                 exceptions) to exercise the right of the trust
                                 to be a member of the group of majority holders
                                 described above with respect to The Westin
                                 Copley Place loan group. See "Description of
                                 the Mortgage Pool--Certain Characteristics of
                                 the Mortgage Pool--Pari Passu, Subordinate and
                                 Other Financing--Split Loan Structures",
                                 "Servicing of the Mortgage Loans Under the
                                 Series 2005-PWR10 Pooling and Servicing
                                 Agreement--The Muirwood Apartments Non-Pooled
                                 Subordinate Noteholders" and "--The Chapanoke
                                 Square Non-Pooled Subordinate Noteholder" and
                                 "Intercreditor and Servicing Arrangements
                                 Regarding the Non-Trust-Serviced Pooled
                                 Mortgage Loan" in this prospectus supplement
                                 for more information with respect to these
                                 rights.

                                 The table below shows the mortgaged properties
                                 that have split loan structures:

                                                                                  ORIGINAL
                                                                                  AGGREGATE
                                                        % OF                      PRINCIPAL
                              % OF          % OF      INITIAL    CUT-OFF DATE    BALANCE OF
                             INITIAL       INITIAL      LOAN      BALANCE OF     NON-POOLED
                            MORTGAGE     LOAN GROUP   GROUP 2       POOLED        MORTGAGE
   MORTGAGED PROPERTY     POOL BALANCE    1 BALANCE   BALANCE   MORTGAGE LOAN      LOAN(S)
-----------------------   ------------   ----------   -------   -------------   ------------

The Westin Copley Place       4.0%          4.5%        0.0%     $105,000,000   $105,000,000
Muirwood Apartments           1.7%          0.0%       14.7%     $ 45,000,000   $ 17,000,000
Chapanoke Square              0.2%          0.3%        0.0%     $  5,970,372   $    354,000

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 December 2005 (or, in the case of any mortgage
                                 loan that has its first due date after December
                                 2005, the later of the date of origination of
                                 that pooled mortgage loan and the date that
                                 would have been its due date in December 2005
                                 under the terms of that mortgage loan if a
                                 monthly payment were scheduled to be due in
                                 that month). All payments and collections
                                 received on the pooled mortgage

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                                      S-12

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                                 loans after their respective cut-off dates will
                                 belong to the trust fund, except that--

                                 o    any payments or collections that represent
                                      amounts due on or before that date will be
                                      excluded, and

                                 o    in the case of the pooled mortgage loan
                                      secured by the mortgaged property
                                      identified on Exhibit B to the prospectus
                                      supplement as Marcus Avenue, the related
                                      mortgage loan seller will make a cash
                                      deposit to the trust on the date of
                                      initial issuance of the series 2005-PWR10
                                      certificates in an amount equal to
                                      one-month's interest on the cut-off date
                                      principal balance at the mortgage interest
                                      rate that we present in this prospectus
                                      supplement and that mortgage loan seller
                                      will be entitled to receive the entirety
                                      of any collection of the interest accrued
                                      under that loan during December 2005.

ISSUE DATE....................   The date of initial issuance for the series
                                 2005-PWR10 certificates will be on or about
                                 December 20, 2005.

DETERMINATION DATE............   The monthly cut-off for information regarding
                                 the pooled mortgage loans that must be reported
                                 to the holders of the series 2005-PWR10
                                 certificates on any distribution date will be
                                 the close of business on the determination date
                                 in the same calendar month as that distribution
                                 date. In any given calendar month, the
                                 determination date will be the fifth business
                                 day prior to the related distribution date.

DISTRIBUTION DATE.............   Distributions on the series 2005-PWR10
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in January 2006.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2005-PWR10 certificates will be
                                 the last business day of the prior calendar
                                 month, except as may otherwise be set forth in
                                 this prospectus supplement with regard to final
                                 distributions.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2005-PWR10 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date,

                                 o    will be approximately one month long,

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin as of the
                                      respective cut-off dates for the mortgage
                                      loans, and

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                                      S-13

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                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to repay
                                 in full on its anticipated repayment date.

                                         MONTH AND YEAR OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                  A-1     September 2010
                                  A-2      December 2010
                                  A-3        July 2012
                                  A-AB     January 2015
                                  A-4      November 2015
                                  A-1A     December 2015
                                  A-M      December 2015
                                  A-J      December 2015
                                   B       December 2015
                                   C       December 2015
                                   D       December 2015
                                   E       December 2015
                                   F       December 2015

RATED FINAL DISTRIBUTION
   DATE.......................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the ultimate
                                 payment of principal due on the certificates of
                                 that class on or before the distribution date
                                 in December 2040.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 28 classes of the
                                 series 2005-PWR10 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $2,633,679,672. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                 B, C, D, E and F certificates are being offered
                                 by this prospectus supplement. The remaining
                                 classes of the series 2005-PWR10 certificates
                                 (other than the class R and V certificates)
                                 will be offered separately in a private
                                 offering.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $25,000, in the
                                 case of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J certificates, and $100,000,
                                 in the case of the class B, C,

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                                      S-14

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                                 D, E and F certificates. Investments in excess
                                 of the minimum denominations may be made in
                                 multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL
AMOUNTS.......................   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
                                 Q and S certificates will be the series
                                 2005-PWR10 certificates with principal balances
                                 and are sometimes referred to as the series
                                 2005-PWR10 principal balance certificates. The
                                 table appearing under the caption "--Overview
                                 of the Series 2005-PWR10 Certificates" above
                                 identifies the approximate total principal
                                 balance of each class of series 2005-PWR10
                                 principal balance certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 principal balance of each class of series
                                 2005-PWR10 principal balance certificates will
                                 be reduced on each distribution date by the
                                 amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, that class of certificates on
                                 that distribution date.

                                 The class X certificates will not have
                                 principal balances and the holders of those
                                 classes will not be entitled to distributions
                                 of principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
                                 S certificates outstanding from time to time.
                                 The table appearing under the caption
                                 "--Overview of the Series 2005-PWR10
                                 Certificates" above identifies the approximate
                                 total notional amount of the class X-1 and X-2
                                 certificates at initial issuance, subject to a
                                 variance which depends on, among other things,
                                 the actual size of the initial mortgage pool
                                 balance. The actual size of the initial
                                 mortgage pool balance is subject to a variance
                                 of plus or minus 5%. The total notional amount
                                 of the class X certificates will be reduced on
                                 each distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, any class
                                 of series 2005-PWR10 principal balance
                                 certificates on that distribution date.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X-1,
                                 X-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
                                 N, O, P, Q and S certificates will be the
                                 series 2005-PWR10 certificates that bear
                                 interest and are sometimes referred to as the
                                 series 2005-PWR10 interest-bearing
                                 certificates. The table appearing under the
                                 caption "--Overview of the Series 2005-

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                                      S-15

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                                 PWR10 Certificates" above provides the
                                 indicated information regarding the
                                 pass-through rate at which each of those
                                 classes of the series 2005-PWR10 certificates
                                 will accrue interest.

                                 The pass-through rates for each class of
                                 certificates is set forth in the table
                                 appearing under the caption "--Overview of the
                                 Series 2005-PWR10 Certificates" above.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate".

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    loan group 1 consisting of 176 pooled
                                      mortgage loans, representing 88.4% of the
                                      initial mortgage pool balance, and

                                 o    loan group 2 consisting of 36 pooled
                                      mortgage loans, representing 11.6% of the
                                      initial mortgage pool balance. Loan group
                                      2 will consist of 61.7% of the initial
                                      mortgage pool balance of all the pooled
                                      mortgage loans secured by multifamily or
                                      manufactured housing community properties.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2005-PWR10 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; second, on the class A-M
                                 certificates; third, on the class A-J
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and X certificates is described
                                 under "--Distributions of Interest" below.
                                 Allocation of principal distributions among the
                                 class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates is described under
                                 "--Distributions of Principal" below. The class
                                 X certificates do not have principal balances
                                 and do not entitle their holders to
                                 distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST..   Each class of series 2005-PWR10 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                 o    the pass-through rate for that class and
                                      interest accrual period;

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                                      S-16

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                                 o    the total principal balance or notional
                                      amount, as the case may be, of that class
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2005-PWR10 principal balance
                                 certificates on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-AB and A-4 certificates, on a pro rata
                                      basis in accordance with their respective
                                      interest entitlements, from available
                                      funds attributable to loan group 1;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group 2; and

                                 o    in the case of the class X certificates,
                                      from available funds attributable to loan
                                      group 1 and loan group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class A-1, A-2, A-3, A-AB,
                                 A-4, A-1A and X certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C.  DISTRIBUTIONS OF
PRINCIPAL.....................   Subject to--

                                 o    available funds,

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                                      S-17

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                                 o    the distribution priorities described
                                      under "--General" above, and

                                 o    the reductions of principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                 o    no distributions of principal will be made
                                      to the holders of the class G, H, J, K, L,
                                      M, N, O, P, Q and S certificates until, in
                                      the case of each of those classes, the
                                      total principal balance of all classes of
                                      offered certificates with principal
                                      balances is reduced to zero;

                                 o    no distributions of principal will be made
                                      to the holders of the class A-M, A-J, B,
                                      C, D, E and F certificates until, in the
                                      case of each of those classes, the total
                                      principal balance of all more senior
                                      classes of series 2005-PWR10 certificates
                                      is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1A certificates
                                      will be made only from the portion of the
                                      total distributable principal funds
                                      attributable to loan group 2 plus, only
                                      after the total principal balance of the
                                      class A-1, A-2, A-3, A-AB and A-4
                                      certificates has been reduced to zero (if
                                      the class A-1A certificate are still
                                      outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 1;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1, A-2, A-3, A-AB
                                      and A-4 certificates collectively will be
                                      made only from the portion of the total
                                      distributable funds attributable to loan
                                      group 1 plus, only after the principal
                                      balance of the class A-1A certificates is
                                      reduced to zero (if any of the class A-1,
                                      A-2, A-3, A-AB and/or A-4 certificates are
                                      still outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 2; and

                                 o    except as described in the paragraph
                                      following these bullets, no distributions
                                      of principal will be made with respect to
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3 and A-AB certificates is reduced to
                                      zero; no distributions of principal will
                                      be made with respect to the class A-1, A-2
                                      or A-3 certificates on any distribution
                                      date until the total principal balance of
                                      the class A-AB certificates is reduced to
                                      the scheduled principal balance for that
                                      distribution date set forth on Schedule II
                                      to this prospectus supplement; no
                                      additional

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                                      S-18

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                                      distributions of principal will be made
                                      with respect to the class A-AB
                                      certificates until the total principal
                                      balance of the class A-1, A-2 and A-3
                                      certificates is reduced to zero; no
                                      distributions of principal will be made
                                      with respect to the class A-3 certificates
                                      until the total principal balance of the
                                      class A-1 and A-2 certificates is reduced
                                      to zero; and no distributions of principal
                                      will be made with respect to the class A-2
                                      certificates until the total principal
                                      balance of the class A-1 certificates is
                                      reduced to zero, all as described in this
                                      prospectus supplement under "Description
                                      of the Offered Certificates --
                                      Distributions -- Principal Distributions".

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-M, A-J, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O, P, Q and S certificates
                                 could be reduced to zero at a time when two or
                                 more of the class A-1, A-2, A-3, A-AB, A-4
                                 and/or A-1A certificates remain outstanding.
                                 Under those circumstances, any distributions of
                                 principal on the class A-1, A-2, A-3, A-AB, A-4
                                 and A-1A certificates will be made on a pro
                                 rata basis (in accordance with their respective
                                 total principal balances immediately prior to
                                 that distribution date) from remaining
                                 available funds (after interest distributions
                                 on the class A-1, A-2, A-3, A-AB, A-4, A-1A and
                                 X certificates) attributable to the entire
                                 mortgage pool without regard to loan group.

                                 The total distributions of principal to be made
                                 on the series 2005-PWR10 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in cases involving
                                      balloon loans that remain unpaid after
                                      their stated maturity dates and mortgage
                                      loans as to which the related mortgaged
                                      properties have been acquired on behalf of
                                      (or partially on behalf of) the trust
                                      fund, deemed due, on the pooled mortgage
                                      loans during the same calendar month in
                                      which the subject distribution date
                                      occurs, which payments are either received
                                      as of the end of the related collection
                                      period or advanced by the applicable
                                      master servicer, the trustee or the fiscal
                                      agent, as applicable, and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      pooled mortgage loans that are received
                                      during the related collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

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                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT PREMIUMS..   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
                                 D, E, F, G, H, J and/or K certificates, then
                                 entitled to receive distributions of principal.
                                 See "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES......................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2005-PWR10
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2005-PWR10 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2005-PWR10 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class S, then
                                 class Q and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates will be
                                 allocated among those classes on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances at the time of the
                                 reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly

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                                 payments, other than balloon payments, of
                                 principal and/or interest and to make advances
                                 for the pooled mortgage loans that are balloon
                                 loans and become defaulted upon their maturity
                                 dates, on the same amortization schedule as if
                                 the maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make, and
                                 the fiscal agent must make any of those
                                 advances that the trustee is required, but
                                 fails, to make. Any party that makes a debt
                                 service advance will be entitled to be
                                 reimbursed for that advance, together with
                                 interest at the prime lending rate described
                                 more fully in this prospectus supplement.
                                 However, interest will commence accruing on any
                                 monthly debt service advance made in respect of
                                 a scheduled monthly debt service payment only
                                 on the date on which any applicable grace
                                 period for that payment expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers, the trustee or the fiscal
                                 agent will be required to make any debt service
                                 advance that it or the special servicer
                                 determines, in its reasonable good faith
                                 judgment, will not be recoverable (together
                                 with interest on the advance) from proceeds of
                                 the related mortgage loan. Absent bad faith,
                                 the determination by any authorized person that
                                 a debt service advance constitutes a
                                 nonrecoverable advance as described above will
                                 be conclusive and binding. In the case of The
                                 Westin Copley Place pooled mortgage loan, which
                                 has an associated non-pooled pari passu
                                 companion loan that is included in another
                                 commercial mortgage securitization, each of the
                                 applicable series 2005-PWR10 master servicer
                                 and the comparable party under the pooling and
                                 servicing agreement for the other commercial
                                 mortgage securitization must independently make
                                 its own decision as to the nonrecoverability of
                                 any debt service advance in respect of its The
                                 Westin Copley Place mortgage loan. If either of
                                 those parties makes a nonrecoverability
                                 determination, then neither of those parties
                                 may make any further debt service advances on
                                 the respective The Westin Copley Place mortgage
                                 loan unless those parties have consulted with
                                 each other and agree that circumstances have
                                 changed such that a proposed future debt
                                 service advance would not be a nonrecoverable
                                 advance.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2005-PWR10 certificates
                                 sequentially in the reverse order of
                                 distribution priority (first, class S, then
                                 class Q and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2005-PWR10 Pooling and Servicing
                                 Agreement--Required Appraisals" in this

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                                      S-21

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                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2005-PWR10 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2005-PWR10 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2005-PWR10 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates-- Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

GENERAL CONSIDERATIONS........   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                 o    All numerical information provided with
                                      respect to the pooled mortgage loans is
                                      provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the pooled
                                      mortgage loans, references to the initial
                                      loan group 1 balance mean the aggregate
                                      cut-off date principal balance of the
                                      pooled mortgage loans in loan group 1 and
                                      references to the initial loan group 2
                                      balance mean the aggregate cut-off date
                                      principal balance of the pooled mortgage
                                      loans in loan group 2. All weighted
                                      average information provided with respect
                                      to the pooled mortgage loans or any
                                      sub-group of pooled mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      pooled mortgage loans to the trust fund.
                                      We show the cut-off date principal balance
                                      for each of the pooled mortgage loans on
                                      Appendix B to this prospectus supplement.

                                 o    In presenting the cut-off date principal
                                      balances of the mortgage loans, we have
                                      assumed that all scheduled payments of
                                      principal and/or interest due on the
                                      mortgage loans on or before the cut-off
                                      date are timely made.

                                 o    Some of the pooled mortgage loans are
                                      evidenced by multiple promissory notes.

                                 o    Some of the pooled mortgage loans are
                                      cross-collateralized and cross-defaulted
                                      with one or more other pooled mortgage
                                      loans.

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                                      S-22

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                                      In general, when a pooled mortgage loan is
                                      cross-collateralized and cross-defaulted
                                      with another pooled mortgage loan, we
                                      present the information regarding those
                                      pooled mortgage loans as if each of them
                                      was secured only by the related mortgaged
                                      property identified on Appendix B to this
                                      prospectus supplement, except that
                                      loan-to-value ratio and debt service
                                      coverage ratio information is presented
                                      for a cross-collateralized group on an
                                      aggregate basis in the manner described in
                                      this prospectus supplement. None of the
                                      mortgage loans in the trust fund will be
                                      cross-collateralized with any mortgage
                                      loan that is not in the trust fund (except
                                      as described in this prospectus supplement
                                      with respect to the pooled mortgage loans
                                      secured by the mortgaged properties
                                      respectively identified on Appendix B as
                                      The Westin Copley Place, Muirwood
                                      Apartments and Chapanoke Square).

                                 o    In some cases, an individual pooled
                                      mortgage loan is secured by multiple
                                      mortgaged properties (other than through
                                      cross-collateralization and
                                      cross-default). For purposes of providing
                                      property-specific information, an
                                      allocated loan amount has been assigned to
                                      each of the related mortgaged properties
                                      based upon one or more of the following--

                                           1.   relative appraised values,

                                           2.   relative underwritten net cash
                                                flow,

                                           3.   prior allocations reflected in
                                                the related mortgage loan
                                                documents, or

                                           4.   relative acquisition costs.

                                 o    When information with respect to the
                                      mortgaged properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based in each case upon--

                                           1.   if the related pooled mortgage
                                                loan is either secured by only
                                                one mortgaged property or
                                                cross-collateralized with one or
                                                more other pooled mortgage
                                                loans, the cut-off date
                                                principal balance of the related
                                                pooled mortgage loan, or

                                           2.   if the related pooled mortgage
                                                loan is secured by multiple
                                                mortgaged properties (other than
                                                through cross-collateralization
                                                and cross-default with one or
                                                more other pooled mortgage
                                                loans), an allocated portion of
                                                the cut-off date principal
                                                balance of the related mortgage
                                                loan as described above.

                                 o    If a pooled mortgage loan is secured by
                                      multiple parcels of real property, those
                                      parcels may be presented as a single
                                      parcel of real property if the operation
                                      or management of those parcels so
                                      warrants.

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                                 o    With respect to The Westin Copley Place
                                      pooled mortgage loan, which is secured by
                                      a mortgaged property that also secures a
                                      non-pooled mortgage loan that is pari
                                      passu in right of payment with that pooled
                                      mortgage loan, we present loan-to-value
                                      ratios, debt service coverage ratios and
                                      loan per unit in this prospectus
                                      supplement in a manner that reflects the
                                      aggregate indebtedness evidenced by the
                                      pooled mortgage loan and its related
                                      non-pooled pari passu companion loan.

                                 o    With respect to all other pooled mortgage
                                      loans that are secured by mortgaged
                                      properties that also secure one or more
                                      non-pooled mortgage loans that are
                                      subordinate to the related pooled mortgage
                                      loan, we present loan-to-value ratios,
                                      debt service coverage ratios and loan per
                                      net rentable square foot or unit, as
                                      applicable, in this prospectus supplement
                                      in a manner that reflects only the
                                      applicable pooled mortgage loan and
                                      without regard to the related non-pooled
                                      subordinate loan(s).

                                 o    With respect to certain (but not all) of
                                      the pooled mortgage loans that have
                                      earnout escrow or holdback amounts that
                                      will not be released to the related
                                      borrower unless and until certain property
                                      performance or other criteria are
                                      satisfied, we present loan-to-value ratios
                                      in this prospectus supplement in a manner
                                      that reflects the principal balance of the
                                      pooled mortgage loan net of the related
                                      earnout escrow or holdback amount, as
                                      described in the notes to Appendix B to
                                      this prospectus supplement.

                                 o    The pooled mortgage loan secured by the
                                      mortgaged property identified on Appendix
                                      B to this prospectus supplement as
                                      Rushville Plaza, which pooled mortgage
                                      loan represents 0.1% of the initial
                                      mortgage pool balance (and 0.1% of the
                                      initial loan group 1 balance), is a second
                                      mortgage lien and for purposes of the
                                      calculation of the loan-to-value ratio and
                                      debt service coverage ratio in this
                                      prospectus supplement, there was
                                      subtracted from the combined cut-off date
                                      balance of that pooled mortgage loan and
                                      the related first mortgage loan an amount
                                      equal to $304,333, which is the amount of
                                      the letter of credit that was delivered
                                      and must be maintained by the borrower in
                                      an amount at least equal to the principal
                                      balance of the related first mortgage loan
                                      until the first mortgage lien on the
                                      related mortgaged property has been
                                      released.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the certificates are
                                      not necessarily representative of the
                                      general characteristics of either loan
                                      group 1 or loan group 2. The yield on any
                                      class of offered certificates will depend
                                      on, among other things, the composition of
                                      each of loan group 1 and loan group 2. The
                                      general characteristics of each such loan
                                      group should also be analyzed when making
                                      an investment decision.

                                 o    Whenever we refer to a particular
                                      mortgaged property or portfolio by name,
                                      we mean the property or portfolio
                                      identified by that name on Appendix B to
                                      this prospectus supplement.

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                                      S-24

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                                 o    Statistical information regarding the
                                      pooled mortgage loans may change prior to
                                      the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date.

                                 o    Nine (9) mortgage loans that we intend to
                                      include in the trust, representing 5.9% of
                                      the initial mortgage pool balance (which
                                      pooled mortgage loans consist of 8 pooled
                                      mortgage loans in loan group 1,
                                      representing 6.4% of the initial loan
                                      group 1 balance, and 1 pooled mortgage
                                      loan in loan group 2, representing 2.4% of
                                      the initial loan group 2 balance) have not
                                      closed as of the date of the preparation
                                      of this prospectus supplement and
                                      therefore certain mortgage loan
                                      characteristics included in this
                                      prospectus supplement for those mortgage
                                      loans have been estimated. As a result,
                                      certain statistical information in this
                                      prospectus supplement may change if those
                                      mortgage loans have different
                                      characteristics than anticipated.

PAYMENT TERMS.................   Each of the pooled mortgage loans currently
                                 accrues interest at the annual rate specified
                                 with respect to that mortgage loan on Appendix
                                 B to this prospectus supplement. Except as
                                 otherwise described below with respect to
                                 pooled mortgage loans that have anticipated
                                 repayment dates or in the next two sentences,
                                 the mortgage interest rate for each pooled
                                 mortgage loan is, in the absence of default,
                                 fixed for the remaining term of the loan. The
                                 mortgage interest rate that we present in this
                                 prospectus supplement for the pooled mortgage
                                 loan secured by the mortgaged property
                                 identified on Appendix B to this prospectus
                                 supplement as Marcus Avenue is the weighted
                                 average of the non-default interest rates on
                                 two promissory notes that together evidence
                                 that pooled mortgage loan, and the related
                                 borrower is entitled to make voluntary
                                 prepayments of those notes in a manner that may
                                 result in an increase or decrease in that
                                 average rate. Such weighted average rate may
                                 also decline (or increase) as a result of
                                 amortization because the two promissory notes
                                 have different amortization schedules. The
                                 pooled mortgage loan secured by the mortgaged
                                 property identified on Appendix B to this
                                 prospectus supplement as Pacheco Pass Phase I
                                 Shopping Center provides for a one-time
                                 increase in the mortgage interest rate in
                                 January 2008, as described in the "Footnotes to
                                 Appendix B."

                                 All of the pooled mortgage loans provide for
                                 scheduled payments of principal and/or interest
                                 to be due monthly.

                                 Two hundred and four (204) of the pooled
                                 mortgage loans, representing 98.8% of the
                                 initial mortgage pool balance (which pooled
                                 mortgage loans consist of 168 pooled mortgage
                                 loans in loan group 1, representing 98.6% of
                                 the initial loan group 1 balance, and 36 pooled
                                 mortgage loans in loan group 2, representing
                                 100.0% of the initial loan group 2 balance),
                                 are balloon mortgage loans that provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its original
                                      term to stated maturity (or anticipated
                                      repayment date)

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                                      S-25

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                                      or, alternatively, for no amortization
                                      prior to maturity (or the anticipated
                                      repayment date); and

                                 o    a substantial payment of principal on its
                                      maturity date (unless the mortgage loan
                                      has an anticipated repayment date)
                                      generally equal to 5% or more of the
                                      original mortgage loan amount.

                                 Fifty-one (51) of the balloon mortgage loans
                                 referred to in the preceding paragraph
                                 (exclusive of hyperamortizing loans),
                                 representing 36.7% of the initial mortgage pool
                                 balance (which pooled mortgage loans consist of
                                 thirty-nine (39) pooled mortgage loans in loan
                                 group 1, representing 35.4% of the initial loan
                                 group 1 balance, and twelve (12) pooled
                                 mortgage loans in loan group 2, representing
                                 46.2% of the initial loan group 2 balance),
                                 provide for initial interest-only periods that
                                 expire 6 to 60 months following their
                                 respective origination dates; and eight (8) of
                                 the balloon mortgage loans referred to in the
                                 preceding paragraph, representing 13.9% of the
                                 initial mortgage pool balance (which pooled
                                 mortgage loans consist of 8 pooled mortgage
                                 loans in loan group 1, representing 15.8% of
                                 the initial loan group 1 balance), provide for
                                 no amortization and for interest-only payments
                                 for their entire term to maturity. See Schedule
                                 I to this prospectus supplement for the
                                 amortization schedule for the pooled mortgage
                                 loan secured by the mortgaged property
                                 identified on Appendix B to this prospectus
                                 supplement as Greentec IV, which is a balloon
                                 loan with a nonstandard amortization schedule.

                                 Thirty (30) of the pooled mortgage loans
                                 referred to in the second preceding paragraph,
                                 representing 18.7% of the initial mortgage pool
                                 balance (which pooled mortgage loans consist of
                                 23 pooled mortgage loans in loan group 1,
                                 representing 18.9% of the initial loan group 1
                                 balance, and seven (7) pooled mortgage loans in
                                 loan group 2, representing 16.8% of the initial
                                 loan group 2 balance), are "ARD" or
                                 "hyperamortizing" loans that provide material
                                 incentives to, but do not require, the related
                                 borrower to pay the mortgage loan in full by a
                                 specified date prior to the stated maturity
                                 date. We consider that specified date to be the
                                 anticipated repayment date for the mortgage
                                 loan. Because of these incentives, we consider
                                 the ARD loans also to be balloon loans.
                                 Seventeen (17) of the ARD loans, representing
                                 9.2% of the initial mortgage pool balance
                                 (which pooled mortgage loans consist of ten
                                 (10) pooled mortgage loans in loan group 1,
                                 representing 8.2% of the initial loan group 1
                                 balance, and 7 pooled mortgage loans in loan
                                 group 2, representing 16.8% of the initial loan
                                 group 2 balance), provide for an initial
                                 interest-only period that expires 24 to 60
                                 months following their origination date. Four
                                 (4) of the ARD loans, representing 5.7% of the
                                 initial mortgage pool balance (and 6.4% of the
                                 initial loan group 1 balance), requires
                                 interest-only payments for its entire term to
                                 ARD. The nine (9) remaining ARD loans,
                                 representing 3.8% of the initial mortgage pool
                                 balance (representing 4.3% of the initial loan
                                 group 1 balance), provide for no interest-only
                                 period. The ARD loans include three (3) of the
                                 ten largest pooled mortgage loans, namely the
                                 pooled mortgage loans secured by the mortgaged
                                 properties identified on Appendix B to this
                                 prospectus supplement as The Westin Copley
                                 Place, Crocker Park and College Square Mall.
                                 All of the

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                                      S-26

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                                 pooled mortgage loans described in this
                                 paragraph are included in the pooled mortgage
                                 loans described in the two preceding
                                 paragraphs.

                                 Eight (8) of the pooled mortgage loans,
                                 representing 1.2% of the initial mortgage pool
                                 balance (representing 1.4% of the initial loan
                                 group 1 balance), are fully-amortizing mortgage
                                 loans that are scheduled to have less than 5%
                                 of their original principal balances due at
                                 their stated maturities.

                                 Some of the pooled mortgage loans may, in each
                                 case, provide for a recast of the amortization
                                 schedule and an adjustment of the monthly debt
                                 service payments on the mortgage loan upon
                                 application of specified amounts of
                                 condemnation proceeds or insurance proceeds to
                                 pay the related unpaid principal balance or
                                 upon application of earnout escrows or holdback
                                 amounts if certain property performance or
                                 other criteria are not satisfied. See the
                                 "Footnotes to Appendix B and Appendix C" to
                                 this prospectus supplement for more information
                                 regarding these earnout reserves and holdback
                                 amounts. Some of the pooled mortgage loans that
                                 are secured by multiple mortgaged properties or
                                 parcels and that permit partial prepayments of
                                 the individual or aggregate indebtedness in
                                 connection with releases of individual
                                 properties or parcels also provide for a recast
                                 of the amortization and an adjustment of the
                                 monthly debt service payments on the mortgage
                                 loan(s) upon any such prepayment and release.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust fund will be, or will have
                                 been, 30 days or more delinquent in respect of
                                 any monthly debt service payment as of the
                                 cut-off date or at any time during the 12-month
                                 period preceding the cut-off date.

PREPAYMENT/DEFEASANCE
PROVISIONS....................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows

                                 o    One hundred fifty-one (151) pooled
                                      mortgage loans, representing 86.4% of the
                                      initial mortgage pool balance (which
                                      pooled mortgage loans consist of 123
                                      pooled mortgage loans in loan group 1,
                                      representing 86.3% of the initial loan
                                      group 1 balance, and 28 pooled mortgage
                                      loans in loan group 2, representing 87.5
                                      of the initial loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage loan documents
                                      (which may be the maturity date), which
                                      period is referred to in this prospectus
                                      supplement as a lock-out period, but
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of issuance of the
                                      series 2005-PWR10 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of all or a portion
                                      of the mortgaged property from the lien of
                                      the mortgage.

                                 o    Twenty-four (24) pooled mortgage loans,
                                      representing 5.6% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 20 pooled mortgage loans in
                                      loan group 1,

--------------------------------------------------------------------------------

                                      S-27

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                                      representing 5.8% of the initial loan
                                      group 1 balance, and 4 pooled mortgage
                                      loans in loan group 2, representing 4.4 of
                                      the initial loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for prepayment
                                      premiums or yield maintenance charges
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1% of the
                                      amount prepaid.

                                 o    Thirty (30) pooled mortgage loans,
                                      representing 4.9% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 26 pooled mortgage loans in
                                      loan group 1, representing 4.4% of the
                                      initial loan group 1 balance, and 4 pooled
                                      mortgage loans in loan group 2,
                                      representing 8.1% of the initial loan
                                      group 2 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and following the lock-out period
                                      provide for a prepayment premium or yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula and 1% of the amount prepaid, and
                                      also permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      series 2005-PWR10 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Five (5) of the pooled mortgage loans,
                                      representing 2.9% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 5 pooled mortgage loans in loan
                                      group 1, representing 3.2% of the initial
                                      loan group 1 balance), permit prepayment
                                      in whole (but not in part) at any time
                                      with the payment of a prepayment premium
                                      or yield maintenance charge calculated on
                                      the basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 o    Two (2) pooled mortgage loans,
                                      representing 0.2% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 2 pooled mortgage loans in loan
                                      group 1, representing 0.3% of the initial
                                      loan group 1 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and for a period following the
                                      lock-out period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1% of the
                                      amount prepaid, and, following that
                                      period, in addition to providing for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid, also permit the
                                      related borrower (in no event prior to two
                                      years following the date of the issuance
                                      of the series 2005-PWR10 certificates) to
                                      defease the pooled mortgage loan by
                                      pledging certain government securities and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Cross-Collateralized Mortgage Loans and
                                 Multi-Property Mortgage Loans (and Related
                                 Collateral Substitution, Partial

--------------------------------------------------------------------------------

                                      S-28

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                                 Release or Partial Defeasance Provisions);
                                 Mortgage Loans with Affiliated Borrowers",
                                 "--Voluntary Prepayment and Defeasance
                                 Provisions" and "--Other Releases" in this
                                 prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group 1 and loan group
                                 2 will have the following general
                                 characteristics as of the cut-off date:

                                                 MORTGAGE
                                                   POOL         LOAN GROUP 1    LOAN GROUP 2
                                              --------------   --------------   ------------

Initial aggregate cut-off date
   principal balance (+/-5%) ..............   $2,633,679,672   $2,327,907,690   $305,771,982
Number of pooled mortgage loans ...........              212              176             36
Number of mortgaged properties ............              232              190             42
Largest cut-off date principal balance ....     $275,700,000     $275,700,000    $45,000,000
Smallest cut-off date principal balance ...         $957,747         $957,747     $1,997,794
Average cut-off date principal balance ....      $12,423,017      $13,226,748     $8,493,666
Highest mortgage interest rate ............          6.2700%          6.2700%        5.7400%
Lowest mortgage interest rate .............          4.7500%          4.7500%        4.9500%
Weighted average mortgage interest rate ...          5.5140%          5.5168%        5.4927%
Longest original term to maturity or
   anticipated repayment date .............         240 mos.         240 mos.       180 mos.
Shortest original term to maturity or
   anticipated repayment date .............          60 mos.          60 mos.        84 mos.
Weighted average original term to maturity
   or anticipated repayment date ..........         120 mos.         118 mos.       129 mos.
Longest remaining term to maturity or
   anticipated repayment date .............         240 mos.         240 mos.       175 mos.
Shortest remaining term to maturity or
   anticipated repayment date .............          57 mos.          57 mos.        82 mos.
Weighted average remaining term to maturity
   or anticipated repayment date ..........         117 mos.         116 mos.       126 mos.
Highest debt service coverage ratio, based
   on underwritten net cash flow* .........            4.56x            4.56x          3.30x
Lowest debt service coverage ratio, based
   on underwritten net cash flow* .........            1.12x            1.12x          1.18x
Weighted average debt service coverage
   ratio, based on underwritten net cash
   flow* ..................................            1.61x            1.60x          1.65x
Highest debt service coverage ratio (after
   IO period), based on underwritten net
   cash flow* .............................            4.56x            4.56x          3.30x

--------------------------------------------------------------------------------

                                      S-29

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                                                 MORTGAGE
                                                   POOL         LOAN GROUP 1    LOAN GROUP 2
                                              --------------   --------------   ------------

Lowest debt service coverage ratio (after
   IO period), based on underwritten net
   cash flow* .............................            1.02x            1.02x          1.11x
Weighted average debt service coverage
   ratio (after IO period), based on
   underwritten net cash flow* ............            1.45x            1.45x          1.47x
Highest cut-off date loan-to-value
   ratio* .................................            83.7%            80.9%          83.7%
Lowest cut-off date loan-to-value ratio* ..             9.5%             9.5%          31.2%
Weighted average cut-off date loan-to-value
   ratio* .................................            68.3%            68.4%          67.4%

----------
*In the case of the pooled mortgage loans that are secured by mortgaged properties that also secure a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 4.56x, 1.12x and 1.61x, respectively, of loan group 1 would be 4.56x, 1.12x and 1.62x, respectively, and of loan group 2 would be 3.30x, 1.18x and 1.56x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average cut-off date loan-to-value ratio would be 84.6%, 9.5% and 68.4%, respectively, of loan group 1 would be 84.6%, 9.5% and 68.3%, respectively, and of loan group 2 would be 83.7%, 31.2% and 69.8%, respectively. With respect to certain (but not all)
of the pooled mortgage loans that have earnout escrow or holdback amounts that will not be released to the related borrower unless and until certain property performance or other criteria are satisfied, loan-to-value ratio information is presented, in this prospectus supplement, in a manner that reflects the principal balance of the pooled mortgage loan net of the related earnout escrow or holdback amount as described in the notes to Appendix B in this prospectus supplement. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, which pooled mortgage loan represents 0.1% of the initial mortgage pool balance (and
0.1% of the initial loan group 1 balance), is a second mortgage lien and for purposes of the calculation of the loan-to-value ratio and debt service coverage ratio presented in this prospectus supplement, there was subtracted from the combined cut-off date balance of that pooled mortgage loan and the related non-pooled first mortgage loan an amount equal to $304,333, which is the amount of the letter of credit that was delivered and must be maintained by the borrower in an amount at least equal to the principal balance of the first mortgage lien until such lien on the related mortgaged property has been released.

B. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

--------------------------------------------------------------------------------

                                      S-30

--------------------------------------------------------------------------------

                                                                    % OF       % OF
                                                                   INITIAL   INITIAL      % OF
                                                      NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                      MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                    STATE/REGION     PROPERTIES    BALANCE   BALANCE   2 BALANCE
                                 -----------------   ----------   --------   -------   ----------

                                 Kansas...........        2         11.2%     12.7%       0.0%
                                 California.......       47         10.8%     11.6%       4.7%
                                    Southern CA...       27          6.7%      7.0%       4.7%
                                    Northern CA...       20          4.0%      4.6%       0.0%
                                 Nevada...........        4         10.3%     11.7%       0.0%
                                 Ohio.............       16          9.1%      9.4%       7.0%
                                 Massachusetts....       14          7.4%      8.4%       0.0%

                                 ---------
                                 The remaining mortgaged properties are located
                                 throughout thirty-two (32) other states. No
                                 more than 4.4% of the initial mortgage pool
                                 balance is secured by mortgaged properties
                                 located in any of those other jurisdictions.
                                 Northern California includes areas with zip
                                 codes above 93600 and Southern California
                                 includes areas with zip codes of 93600 and
                                 below.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                                  % OF      % OF
                                                                 INITIAL   INITIAL      % OF
                                                    NUMBER OF   MORTGAGE     LOAN     INITIAL
                                                    MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                  PROPERTY TYPES   PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 ---------------   ----------   --------   -------   ----------

                                 Retail.........       76         36.9%     41.7%        0.0%
                                 Multifamily....       54         16.2%      5.5%       98.0%
                                 Office.........       40         14.3%     16.2%        0.0%
                                 Hospitality....       11         10.1%     11.4%        0.0%
                                 Other(1).......        2          8.6%      9.7%        0.0%
                                 Mixed Use......        6          5.7%      6.4%        0.0%
                                 Industrial.....       21          4.2%      4.7%        0.0%
                                 Manufactured
                                    Housing
                                    Community...       11          2.6%      2.7%        2.0%
                                 Self-Storage...       11          1.4%      1.6%        0.0%

                                 ----------
                                 (1)  Includes one mortgaged property,
                                      representing 8.5% of the initial mortgage
                                      pool balance (and 9.7% of the initial loan
                                      group 1 balance), that is operated as a
                                      design center.

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties for which the encumbered
                                 interest is as indicated:

--------------------------------------------------------------------------------

                                      S-31

--------------------------------------------------------------------------------

                                                                       % OF       % OF
                                                                      INITIAL   INITIAL      % OF
                                                         NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                         MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                  ENCUMBERED INTEREST   PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 --------------------   ----------   --------   -------   ----------

                                 Fee(1)..............       224        91.9%     90.8%      100.0%
                                 Leasehold...........         8         8.1%      9.2%        0.0%

                                 ----------
                                 (1)  Includes mortgaged properties for which
                                      (i) the borrower's interest consists of
                                      overlapping fee and leasehold interests or
                                      (ii) the fee owner has signed the related
                                      mortgage and has agreed to subordinate its
                                      fee interest to the related leasehold
                                      mortgage.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, which collections will constitute a
                                 grantor trust for federal income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the class ___, ___, ___ and
                                 certificates will be treated as having been
                                 issued with more than a de minimis amount of
                                 original issue discount, that the class ___,
                                 ___, ___, ___, ___ and ___ certificates will be
                                 treated as having been issued with a de minimis
                                 amount of original issue discount and that the
                                 class ___, ___, ___ and ___ certificates will
                                 be issued at a premium. When determining the
                                 rate of accrual of original issue discount and
                                 market discount and the amortization of
                                 premium, for federal income tax purposes, the
                                 prepayment assumption will be that, subsequent
                                 to the date of any determination--

                                 o    the pooled mortgage loans with anticipated
                                      repayment dates will, in each case, be
                                      paid in full on that date,

                                 o    no pooled mortgage loan will otherwise be
                                      prepaid prior to maturity, and

                                 o    there will be no extension of the maturity
                                      of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

--------------------------------------------------------------------------------

                                      S-32

--------------------------------------------------------------------------------

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2005-PWR10
                                 Certificates" above are those of Fitch, Inc.
                                 and Standard & Poor's, a division of The
                                 McGraw-Hill Companies, Inc., respectively. It
                                 is a condition to their issuance that the
                                 respective classes of offered certificates
                                 receive credit ratings no lower than those
                                 shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-33

                                  RISK FACTORS

          You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

          If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M, A-J, B, C, D, E AND F CERTIFICATES TO THE CLASS
A-1, A-2, A-3, A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF
PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF
CERTIFICATES.

          If you purchase class A-M, A-J, B, C, D, E or F certificates, then your offered certificates will provide credit support to the class A-1, A-2,
A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M, A-J,
B, C, D, E or F certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

          When making an investment decision, you should consider, among other things--

          o    the distribution priorities of the respective classes of the series 2005-PWR10 certificates,

          o    the order in which the principal balances of the respective classes of the series 2005-PWR10 certificates with principal balances will be reduced in connection with losses and
               default-related shortfalls, and

          o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

          The pass-through rate on certain classes of certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

          The yield on your offered certificates will depend on, among other things--

                                      S-34

          o    the price you paid for your offered certificates, and

          o    the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          o    the pass-through rate for, and the other payment terms of, your offered certificates,

          o    the rate and timing of payments and other collections of
               principal on the pooled mortgage loans,

          o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicer, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-PWR10 certificates, and

          o    servicing decisions with respect to the pooled mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

          The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

          In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

          If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

                                      S-35

          Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

          Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR10 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

          As described in this prospectus supplement, various fees,
out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity. Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under
"Description of the Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

          Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2005-PWR10 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2005-PWR10 pooling and servicing agreement, (b) any rights of the series
2005-PWR10 controlling class representative, (c) in the case of The Westin
Copley Place pooled mortgage loan, the express terms of the BSCMSI Series

                                      S-36

2005-TOP20 Pooling and Servicing Agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement and (d) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Muirwood Apartments and Chapanoke Square under the related intercreditor agreements. See "Servicing of the Mortgage Loans Under the
Series 2005-PWR10 Pooling and Servicing Agreement--The Series 2005-PWR10
Controlling Class Representative", "--Muirwood Apartments Non-Pooled Subordinate
Noteholders" and "--Chapanoke Square Non-Pooled Subordinate Noteholder" and
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR THE SPECIAL SERVICER PURCHASES
SERIES 2005-PWR10 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A
CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE
SERIES 2005-PWR10 CERTIFICATES.

          A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2005-PWR10 certificates. The purchase of series 2005-PWR10 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2005-PWR10 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2005-PWR10 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2005-PWR10 certificates. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.
However, under the series 2005-PWR10 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

          Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate pass-through certificates evidencing interests in that pooled mortgage loan or a related non-pooled pari passu companion loan and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other
Financing--Split Loan Structures", "Servicing of the Mortgage Loans Under the
Series 2005-PWR10 Pooling and Servicing Agreement" and "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan" in
this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2005-PWR10 controlling class representative will be an affiliate of the special servicer.

                                      S-37

          Conflicts Between the Trust Fund and the Mortgage Loan Sellers and
Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.
Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

          Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

          Conflicts Where a Borrower or its Affiliate is a Tenant at the
Mortgaged Property. With respect to mortgage loans where the borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance that the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR10 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

          In some circumstances, the holders of a specified percentage of the series 2005-PWR10 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2005-PWR10 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2005-PWR10 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

          There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

                                      S-38

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

          Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates";
               and

          (2)  "Description of the Certificates--Book-Entry Registration and
               Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

          Mortgaged properties representing security for 36.9%, 16.2%, 14.3%,
10.1%, 8.6%, 5.7%, 4.2%, 2.6 and 1.4% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, multifamily properties, office properties, hospitality properties, other properties (including design center and land properties), mixed use properties, industrial properties, manufactured housing community properties and self-storage properties, respectively. Loan group 1 consists of 176 pooled mortgage loans, representing
88.4% of the initial mortgage pool balance. Loan group 2 consists of 36 pooled mortgage loans, representing 11.6% of the initial mortgage pool balance. Loan group 2 will consist of 61.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

          (2)  "Description of the Trust Funds--Mortgage Loans".

DESIGN CENTER PROPERTIES PRESENT SPECIAL RISKS.

          One mortgaged property, representing security for 8.5% of the initial mortgage pool balance (and 9.7% of the initial loan group 1 balance), is a design center property.

          Design center properties present risks not associated with other properties. Significant factors determining the value of design center properties include:

          o    competing design center properties;

          o    decreased demand for showrooms and trade shows due to alternative merchandising outlets or sources;

          o    inability of the design center's property management to attract trade shows and industries and the potential costs related to such efforts; and

          o    decreased demand for showrooms and trade shows due to economic downturns in industries typically associated with design center properties, such as home furnishings and apparel.

          Because design center properties tend to have short term leases, the financial performance of design center properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                      S-39

          Moreover, many tenants of and exhibitors in design center properties are small businesses which generally experience a higher rate of bankruptcy, business failure and other financial difficulties than other businesses, thereby increasing the risk of tenant or exhibitor default.

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

          The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

          Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

          The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to four (4) pooled mortgage loans, representing 2.8% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

          The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

          o    the age, design and construction quality of the property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the proximity and attractiveness of competing properties;

          o    the adequacy and effectiveness of the property's operations, management and maintenance;

          o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

          o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          o    a decline in the financial condition of a major tenant;

          o    an increase in vacancy rates; and

          o    a decline in rental rates as leases are renewed or entered into with new tenants.

          Other factors are more general in nature, such as:

          o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
               unemployment rates);

                                      S-40

          o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

          o    demographic factors;

          o    decreases in consumer confidence;

          o    changes in prices for key commodities or products;

          o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

          o    retroactive changes in building codes.

          The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the level of tenant defaults;

          o    the ability to convert an unsuccessful property to an alternative use;

          o    new construction in the same market as the mortgaged property;

          o    rent control laws or other laws impacting operating costs;

          o    the number and diversity of tenants;

          o    the availability of trained labor necessary for tenant
               operations;

          o    the rate at which new rentals occur; and

          o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

          A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

          Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks.
For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

          Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

          (1)  the physical attributes of the health club (e.g., its age, appearance and layout);

          (2)  the reputation, safety, convenience and attractiveness of the property to users;

                                      S-41

          (3)  the quality and philosophy of management;

          (4)  management's ability to control membership growth and attrition;

          (5)  competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

          (6)  adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

          In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

          The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full.
Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

          Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

          No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, either primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

          The effect of mortgage pool loan losses will be more severe:

          o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

          o    if the losses relate to loans that account for a
               disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

          The largest of the pooled mortgage loans or group of
cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B as Oak
Park Mall, which represents 10.5% of the initial mortgage pool balance (and
11.8% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 40.2% of the initial mortgage pool balance.
Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.4% of the initial mortgage pool balance.

          In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related

                                      S-42

Collateral Substitution, Partial Release or Partial Defeasance Provisions);
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

          The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

          Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

          o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

          o    the person:

               (1)  was insolvent at the time of the incurrence of the
                    obligation or transfer, or

               (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the
                    person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the
                    obligation or the transfer, or

               (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those
                    debts matured.

          Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

          o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

          o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

          We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

          In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool"
in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

          The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including
California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action"
broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to

                                      S-43

foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

          Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

          o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

          o    zoning, land use or other restrictions also may prevent
               alternative uses.

          The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

          o    changes in governmental regulations, fiscal policy, zoning or tax laws;

          o    potential environmental legislation or liabilities or other legal liabilities;

          o    proximity and attractiveness of competing properties;

          o    new construction of competing properties in the same market;

          o    convertibility of a mortgaged property to an alternative use;

          o    the availability of refinancing; and

          o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

          A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-four (24)
of the mortgaged properties, representing security for 4.2% of the initial mortgage pool balance (and 4.8% of the initial loan group 1 balance), are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

          o    the financial effect of the absence of rental income may be severe;

                                      S-44

          o    more time may be required to re-lease the space; and

          o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

          Additionally, some of the tenants at the mortgaged properties
(including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

          Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

          In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

          For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

          In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

          In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.
Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

                                      S-45

          If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

          Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Seventy-four (73) of the mortgaged properties, representing security for 39.2%
of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

          If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

          See Appendix A, Appendix B, Appendix C and Appendix D to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and
Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

          Mortgaged properties located in Kansas, California, Nevada, Ohio and
Massachusetts represent security for 11.2%, 10.8%, 10.3%, 9.1% and 7.4%, respectively, of the initial mortgage pool balance. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards
(such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Recent hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of
Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See
"--Other Risks --Recent Hurricanes" below, "Servicing of the Mortgage Loans
Under the Series 2005-PWR10 Pooling and Servicing Agreement--Maintenance of
Insurance" in this prospectus supplement and "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

          There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last

                                      S-46

10 years. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

          The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

          The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

          The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

          In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

                                      S-47

          In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

          o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

          o    a responsible third party was identified as being responsible for the remediation; or

          o    the related originator of the pooled mortgage loan generally required the related borrower:

               (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

               (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient
                    for effecting that investigation, plan and/or the
                    remediation; or

               (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

               (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

               (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                    environmental insurance) or provide an indemnity from an
                    individual or an entity.

          Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

          In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

          Thirty-four (34) of the pooled mortgage loans, representing 3.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 31 pooled mortgage loans in loan group 1, representing 3.4% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 2.7%
of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the
Mortgage Pool--Assessments of Property Value and Condition--Environmental
Insurance" in this prospectus supplement.

          We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

          o    future laws, ordinances or regulations will not impose any material environmental liability; or

                                      S-48

          o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties
               (such as underground storage tanks).

          Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

          Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

          Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR10 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

          As described in this prospectus supplement, 98.8% of the pooled mortgage loans are balloon mortgage loans, including 18.7% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

          o    the availability of, and competition for, credit for commercial properties;

          o    prevailing interest rates;

          o    the fair market value of the related mortgaged property;

          o    the borrower's equity in the related mortgaged property;

          o    the borrower's financial condition;

          o    the operating history and occupancy level of the mortgaged property;

                                      S-49

          o    tax laws; and

          o    prevailing general and regional economic conditions.

          The availability of funds in the credit markets fluctuates over time.

          None of the mortgage loan sellers, any party to the series 2005-PWR10 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

          In the case of each of the mortgaged properties identified on Appendix
B to this prospectus supplement as The Westin Copley Place, Muirwood Apartments and Chapanoke Square, that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan.
In the case of the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, that mortgaged property secures not only a pooled mortgage loan but also a non-pooled mortgage loan that is senior in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as World
Market Center, Oasis Net Leased Portfolio, The Westin Copley Place, Crocker Park
and The Promenade - AZ (which are all among the ten largest pooled mortgage loans) and some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool -
Certain Characteristics of the Mortgage Pool -Pari Passu, Subordinate and Other
Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

          Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

          In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

          When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the

                                      S-50

likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

          Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

          Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

          Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter the mortgage loan's repayment schedule.

          Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more

                                      S-51

other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

          With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

          We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities.
Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

CERTAIN CONSIDERATIONS WITH RESPECT TO THE CROCKER PARK MORTGAGE LOAN

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Crocker Park, which represents 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), prior to the loan origination, the land constituting a portion of the mortgaged property was the subject of a sale-leaseback transaction with the Toledo-Lucas County Port Authority (the
"Port Authority"). In connection with this transaction, approximately
$86,000,000 of taxable bonds were issued by the Port Authority (the "Bonds") to finance the development of the mortgaged property. At origination of the related pooled mortgage loan, the borrower contributed a portion of the loan proceeds to a wholly-owned subsidiary ("Borrower Subsidiary") to acquire the Bonds. The pooled mortgage loan has been structured such that the borrower's rent payments to the Port Authority under the ground lease are offset by the Port Authority's payments to the Borrower Subsidiary on the Bonds and the borrower's payments under the related loan documents are deemed to be payments under the Bonds and the ground lease.

          The Port Authority is not a special purpose entity and in the event of its bankruptcy, a bankruptcy court could reduce or disallow the payments on the
Bonds and there could be no corresponding reduction to the borrower's obligations to make payments of ground rent to the Port Authority. However, although the Port Authority is not an obligor under the pooled mortgage loan, it granted the lender a fee mortgage on the mortgaged property (other than the portion leased from the owner of an adjacent shopping center) as well as an assignment of leases and rents to secure this pooled mortgage loan.
Consequently, in the event of the bankruptcy of the Port Authority, the lender will be entitled to the rights and protections afforded a secured creditor. In addition, upon the occurrence of certain events of default by the Port
Authority, the lender has the right to discharge the Bonds. In the event that the Bonds are discharged, the borrower's obligation to pay "basic rent" under the ground lease will be reduced to zero. However, there can be no assurance that a bankruptcy proceeding by the Port Authority will not have an adverse effect on the operation of the related mortgaged property and on the ability of such mortgaged property to produce sufficient cash flow to make required payments on the related pooled mortgage loan.

                                      S-52

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

          The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

          Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

          A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

          We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

          Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

          Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2005-PWR10 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any

                                      S-53

such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien (or, in the case of the pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Rushville Plaza, a second lien) with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

          o    a title insurer will have the ability to pay title insurance claims made upon it;

          o    the title insurer will maintain its present financial strength;
               or

          o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

          Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

          In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

          Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

                                      S-54

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

          Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas and coastal areas of certain other states (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

          With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

          Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

          After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002,
Congress enacted the Terrorism Risk Insurance Act of 2002 ("TRIA"), which establishes a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of TRIA, (a)
qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government

                                      S-55

will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates
(unless extended by legislation) on December 31, 2005.

          In a recently issued (June 30, 2005) Report on Terrorism Insurance, the U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of TRIA would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending TRIA if changes were made to the law to increase the magnitude of the events that would trigger coverage under TRIA, increase deductibles and co-payments, and eliminate some lines of insurance altogether.
The London terrorist attacks have reinvigorated the debate over extension of
TRIA, with many insurers and reinsurers asserting a need to extend TRIA's back stop provisions. In addition, proposals for replacing TRIA, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 31, 2005, and the nature and extent of any actions it may take with respect to TRIA, remain to be seen; there can be no assurance that TRIA will be extended, nor that alternative terrorism legislation will be enacted.

          TRIA only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by TRIA from coverage under their policies. Moreover, TRIA still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in TRIA prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

          In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

          As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

          Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR10 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

          In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified

                                      S-56

and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

          In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR10 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

          Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or

                                      S-57

condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

          In the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Prides
Court (Wellington), Eastampton Gardens, Cedar Gardens, Nieuw Amsterdam
Apartments, Woodacres, Lakeview Terrace, Greentree Village Townhomes, Valley
Terrace, Provincial West, Seagrass Cove, Westwood Gardens and Warwick Terrace
and representing in the aggregate 3.4% of the initial mortgage pool balance (and
1.7% of the initial loan group 1 balance, and 16.8% of the initial loan group 2 balance), according to published reports, Charles Kushner, the former sole chairman of the Kushner Companies and a holder of various interests in each of the related borrowers (as described more fully below), pled guilty on August 18,
2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperative witness and one count of making false statements to the Federal Election Committee, is currently serving a two-year jail sentence and has resigned from his post as the chairman of the Kushner
Companies. Charles Kushner currently holds a 9.9% ownership interest in the limited partner of, and is the managing member of the general partner of, the limited partnership that is the limited partner of each of the related borrowers. Seryl Kushner, the wife of Charles Kushner, is the owner of the general partner of each borrower and, upon the satisfaction of certain conditions, is entitled to transfer her ownership interest in each borrower to
Charles Kushner. We cannot assure you that these circumstances would not have an adverse effect on the performance of the related mortgaged properties or the pooled mortgage loans.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Family
Center, which represents 0.9% of the initial mortgage pool balance (and 1.1% of the initial loan group 1 balance), the sponsor of the related borrower is subject to an Internal Revenue Service tax lien with respect to an alleged misstatement on a partnership tax filing of the basis of operating units of a real estate investment trust owned by an entity for which the sponsor was the general partner. The sponsor of the related borrower has allegedly offered to settle the action by payment of approximately $12,000,000, inclusive of penalties and interest. A response from the Internal Revenue Service is currently pending. Although the sponsor of the related borrower has certified that he maintains net worth in excess of the alleged liability, there can be no assurance that any action, whether or not settled, would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

          Under the Americans with Disabilities Act of 1990, public
accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

          In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

                                      S-58

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

          In the case of eight (8) mortgaged properties, with an aggregate allocated loan amount representing 8.1% of the initial mortgage pool balance
(and 9.2% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as The Westin Copley
Place, Regions Bank Plaza, Embassy Suites LAX, Pacific East Mall, Sand Canyon
Medical Office, Sonora Quest Laboratories Building, Greentec IV and Shops at
Burnt Mills.

          Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

          Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

          The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

          With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium or cooperative interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the

                                      S-59

event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage
Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR10 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

          The twelve (12) pooled mortgage loans secured by Marcus Avenue,
Greenway Park Plaza, Meridian at Indian Trial, Lover's Lane Station, Hamilton
Plaza Shopping Center, Plaza District Apartments, A-American Kona Self Storage,
Blanco Gardens Office Building, 831 Latour Court, Rivers Bend Plaza, Cumberland
Retreat Apartments and Avon Corner Shops, Phase I, which represent 1.4%, 0.9%,
0.5%, 0.4%, 0.3%, 0.3%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 4.1% of the initial loan group 1 balance and 7.2% of the initial loan group 2 balance), have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

          The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

          The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

                                      S-60

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

          Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

RECENT HURRICANES

          In August, September and October 2005, Hurricanes Katrina, Rita and
Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the
Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern
United States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS

          See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-61

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

          We, Bear Stearns Commercial Mortgage Securities II Inc., were incorporated in the State of Delaware on July 29, 2003. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2005-PWR10 certificates will be issued on the Issue Date pursuant to the series 2005-PWR10 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR10 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR10 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

          The series 2005-PWR10 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

          o    the pooled mortgage loans;

          o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

          o    certain rights granted to us under the mortgage loan purchase agreements;

          o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

          o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
               Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under
               "Servicing of the Mortgage Loans Under the Series 2005-PWR10
               Pooling and Servicing Agreement--REO Account", the certificate administrator's distribution account described under
               "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve
               Account" below.

          The series 2005-PWR10 certificates will include the following classes:

          o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F
               classes, which are the classes of series 2005-PWR10 certificates that are offered by this prospectus supplement, and

          o    the X-1, X-2, G, H, J, K, L, M, N, O, P, Q, S, R and V classes, which are the classes of series 2005-PWR10 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

                                      S-62

          The class X certificates described in this prospectus supplement are the aggregation of the class X-1 and X-2 certificates issued under the series
2005-PWR10 pooling and servicing agreement.

          It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer will acquire several non-offered classes of the series 2005-PWR10 certificates, including the class S certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

          The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O, P, Q and S certificates are the only series 2005-PWR10 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

          The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB,
A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
certificates outstanding from time to time. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2005-PWR10 Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

          The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

          The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

          General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR10 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates.

          Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

          o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund

                                      S-63

               that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution
                    date occurs;

               2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                    collection period, payments and other collections received by or on behalf of the trust fund after the end of the
                    related collection period;

               3.   Authorized Collection Account Withdrawals, including--

                    (a)  amounts payable to a master servicer or the special
                         servicer as indemnification or as compensation,
                         including master servicing fees, special servicing
                         fees, workout fees, liquidation fees, assumption fees,
                         modification fees and, to the extent not otherwise
                         applied to cover interest on advances, late payment
                         charges and Default Interest,

                    (b)  amounts payable in reimbursement of outstanding
                         advances, together with interest on those advances,

                    (c)  amounts payable with respect to other trust fund
                         expenses, and

                    (d)  amounts deposited in that master servicer's collection account in error.

          o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that
               distribution date.

          o    Any payments made by that master servicer to cover Prepayment
               Interest Shortfalls incurred with respect to those pooled
               mortgage loans for which it is the applicable master servicer during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

          The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

          Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

          o    to make distributions on the series 2005-PWR10 certificates;

          o    to pay itself, the tax administrator, the servicer report
               administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax
               Administrator, the Trustee and the Fiscal Agent" and "--Reports
               to Certificateholders; Available Information" below;

          o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator, the Trustee and the Fiscal
               Agent" below;

                                      S-64

          o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR10 pooling and servicing agreement;

          o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all
               incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax
               Consequences--Taxes that May Be Imposed on the REMIC
               Pool--Prohibited Transactions" in the accompanying prospectus and
               "Servicing of the Mortgage Loans Under the Series 2005-PWR10
               Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

          o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

          o    to pay for the cost of recording the series 2005-PWR10 pooling and servicing agreement;

          o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so
               transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

          o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

          o    to clear and terminate the distribution account upon the
               termination of the series 2005-PWR10 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

          The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

          During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

          During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

          General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

                                      S-65

          o    Loan group 1, which will consist of 176 pooled mortgage loans, with an aggregate cut-off date principal balance of
               $2,327,907,690, representing 88.4% of the initial mortgage pool balance; and

          o    Loan group 2, which will consist of 36 pooled mortgage loans, with an aggregate cut-off date principal balance of $305,771,982, representing 11.6% of the initial mortgage pool balance. Loan group 2 will consist of 61.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties.

          On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR10 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          Distributions made to a class of series 2005-PWR10 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          In order for a series 2005-PWR10 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

          If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2005-PWR10 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

          Interest Distributions. All of the classes of the series 2005-PWR10 certificates will bear interest, except for the R and V classes.

          With respect to each interest-bearing class of the series 2005-PWR10 certificates, interest will accrue during each interest accrual period based upon:

          o    the pass-through rate for that class and interest accrual period;

          o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          o    the assumption that each year consists of twelve 30-day months.

                                      S-66

          On each distribution date, subject to the Available Distribution
Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2005-PWR10 certificates will be entitled to receive--

          o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

          o    the portion of any Net Aggregate Prepayment Interest Shortfall
               (if any) for that distribution date that is allocable to that class.

          In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Funds Expenses" below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

          If the holders of any interest-bearing class of the series 2005-PWR10 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

          No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2005-PWR10 principal balance certificates will equal the product of--

          o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          o    a fraction--

               1.   the numerator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to that class of certificates, and

               2.   the denominator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to all of the series 2005-PWR10 principal balance
                    certificates.

          Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR10 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR10 Certificates" in this prospectus supplement.

          The pass-through rates for the class __, __, __, __, __, __ and __
certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

          The pass-through rates for the class __, __, __, __, __, __ and __
certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

          o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

                                      S-67

          The pass-through rates applicable to each of the class __, __, __ and
__ certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class __ certificates, that percentage is __ %, in the case of the class __ certificates, that __ percentage is __%, in the case of the class __ certificates, that percentage is __% and in the case of the class __ certificates, that percentage is __%.

          The pass-through rate applicable to the class __, __, __ and __
certificates for each interest accrual period will equal the Weighted Average
Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

          The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

          o    the weighted average of the pass-through rates for the class A-1,
               A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
               L, M, N, O, P, Q and S certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2005-PWR10 certificates outstanding immediately prior to the distribution date for that interest accrual period.

          The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

          The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

          Principal Distributions. Subject to the relevant Available
Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR10 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

          In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3,
A-AB and A-4 certificates collectively, on the other, in the following amounts:

          o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

               1.   the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2,
                    A-3, A-AB and A-4 certificates has been reduced to zero, the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that
                    distribution date to the holders of the class A-1, A-2, A-3,
                    A-AB and/or A-4 certificates), and

               2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

          o    to the holders of the class A-1, A-2, A-3, A-AB and A-4
               certificates collectively in an aggregate amount equal to the lesser of--

               1.   the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                    Amount for that distribution date that is attributable to
                    loan group 2 (net of any portion thereof that is
                    distributable on that distribution date to the holders of
                    the class A-1A certificates), and

                                      S-68

               2.   the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

          In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

          o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, and

               2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                    Principal Balance for that distribution date;

          o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date as
                    described in the preceding bullet and paid to the holders of that class on that distribution date, and

               2.   the total principal balance of the class A-1 certificates
                    immediately prior to that distribution date;

          o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
                    A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-2 certificates
                    immediately prior to that distribution date;

          o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
                    A-1 and/or A-2 certificates as described in the preceding
                    bullets and paid to the holders of those classes on that
                    distribution date, and

               2.   the total principal balance of the class A-3 certificates
                    immediately prior to that distribution date;

          o    fifth, to the holders of the class A-AB certificates in an amount
               (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date as
                    described in the first bullet above and/or any portion of
                    that amount that is allocable to the class A-1, A-2 and/or
                    A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

                                      S-69

          o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to the class A-AB, A-1, A-2 and/or
                    A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-4 certificates
                    immediately prior to that distribution date.

          Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in
any event, as of the final distribution date for the series 2005-PWR10 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3,
A-AB, A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or
A-1A certificates are outstanding, no portion of the Principal Distribution
Amount for any distribution date will be allocated to any other class of series
2005-PWR10 certificates.

          Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class
A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

          o    the portion of that Principal Distribution Amount that remains unallocated, and

          o    the total principal balance of the subject class immediately prior to that distribution date.

          In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2005-PWR10 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

          To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See
"--Advances of Delinquent Monthly Debt Service Payments" below, "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" and
"Glossary--Principal Distribution Amount".

          Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2005-PWR10 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2005-PWR10 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

          Priority of Distributions.

          On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

                                      S-70

          o    from the portion of the Available Distribution Amount
               attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

          o    from the portion of the Available Distribution Amount
               attributable to loan group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

          o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

          On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

          o    first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal
               Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority
               described under "--Principal Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any
               distribution date to loan group 1 and/or loan group 2);

          o    second, to reimburse the holders of the class A-1, A-2, A-3,
               A-AB, A-4 and/or A-1A certificates for any Realized Losses and
               Additional Trust Fund Expenses previously allocated to that class
               (as described under "-Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses " below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

          o    third, sequentially to the holders of the class A-M, A-J, B, C,
               D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the
               Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal
               Distributions"; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses " below) and for which reimbursement has not previously been made; and

          o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that
               distribution date.

                                      S-71

          Distributions of Yield Maintenance Charges and Prepayment Premiums. If
any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J
or K certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal
               distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1.

          If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the class A-1A certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal
               distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2.

          The certificate administrator will pay any remaining portion of that
Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

          The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

          o    if a discount rate was used in the calculation of the applicable
               Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted
               (if necessary) to a monthly equivalent yield, and

          o    if a discount rate was not used in the calculation of the
               applicable Yield Maintenance Charge or Prepayment Premium
               pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest
               Rates under the heading

                                      S-72

               "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S.
               Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such
               interpolated treasury yield converted to a monthly equivalent yield.

          For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

          See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

          Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the
ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          o    distributions on the series 2005-PWR10 certificates,

          o    allocations of Realized Losses and Additional Trust Fund Expenses
               to the series 2005-PWR10 certificates, and

          o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2005-PWR10 pooling and servicing agreement.

          In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the
               REO Property, and

          o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR10 certificates. If this occurs following the distributions made to the series 2005-PWR10 certificateholders on any distribution date, then, except to the extent the

                                      S-73

resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2005-PWR10 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR10 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          S
        2nd                          Q
        3rd                          P
        4th                          O
        5th                          N
        6th                          M
        7th                          L
        8th                          K
        9th                          J
       10th                          H
       11th                          G
       12th                          F
       13th                          E
       14th                          D
       15th                          C
       16th                          B
       17th                         A-J
       18th                         A-M
       19th            A-1, A-2, A-3, A-AB, A-4 and
                            A-1A certificates,
                          pro rata based on total
                      outstanding principal balances

          The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR10 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR10 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR10 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR10 certificates.

          The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

          o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

               1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                    distributable to series 2005-PWR10 certificateholders,
                    exclusive, however, of any portion of that interest that
                    represents Default Interest or Post-ARD Additional Interest,
                    and

               2.   all related unreimbursed servicing advances and unpaid
                    liquidation expenses and certain special servicing fees,
                    liquidation fees and/or workout fees incurred on the
                    mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

                                      S-74

          o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

          If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

          Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR10 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2005-PWR10 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series
2005-PWR10 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

          The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR10 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR10 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

          The following items are some examples of Additional Trust Fund
Expenses:

          o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized Loss;

          o    any interest paid to a master servicer, the special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
               (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
               "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series
               2005-PWR10 Pooling and Servicing Agreement--Servicing and Other
               Compensation and Payment of Expenses--Payment of Expenses;
               Servicing Advances" in this prospectus supplement);

          o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

                                      S-75

          o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

               1.   any reimbursements and indemnification to the certificate
                    administrator, the trustee, the fiscal agent and certain
                    related persons, as described under "--Matters Regarding the
                    Certificate Administrator, the Tax Administrator, the
                    Trustee and the Fiscal Agent" below,

               2.   any reimbursements and indemnification to the master
                    servicers, the special servicer and us, as described under
                    "Description of the Pooling and Servicing Agreements--Some
                    Matters Regarding the Servicer and the Depositor" in the
                    accompanying prospectus, and

               3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                    "Material Federal Income Tax Consequences--Taxes That May Be
                    Imposed on the REMIC Pool--Prohibited Transactions" in the
                    accompanying prospectus;

          o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR10 pooling and servicing
               agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

          o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property
               securing a defaulted mortgage loan, as described under
               "Description of the Pooling and Servicing Agreements--Realization
               Upon Defaulted Mortgage Loans" in the accompanying prospectus.

          In general, any expenses under the Non-Trust Servicing Agreement for
The Westin Copley Place Pooled Mortgage Loan that are similar to Additional
Trust Fund Expenses and that relate to The Westin Copley Place Pooled Mortgage
Loan are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and The Westin Copley Place Non-Pooled Pari
Passu Companion Loan, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and
Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that--

          o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if
               applicable, the Non-Trust-Serviced Pooled Mortgage Loan) as to
               which it is the applicable master servicer, and

          o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

          The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

          Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

                                      S-76

          o    a fraction--

               1.   the numerator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan, net of the Appraisal
                    Reduction Amount, and

               2.   the denominator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan.

          With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR10 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR10 certificates on that distribution date.

          If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

          The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

          In the case of The Westin Copley Place Pooled Mortgage Loan (as to which The Westin Copley Place Non-Pooled Pari Passu Companion Loan has been included in the BSCMSI Series 2005-TOP20 commercial mortgage securitization), the applicable master servicer for that pooled mortgage loan under the series
2005-PWR10 pooling and servicing agreement and the comparable party under the
Non-Trust Servicing Agreement must independently make its own decision as to the nonrecoverability of any debt service advance in respect of its The Westin
Copley Place mortgage loan. If such master servicer or comparable party makes a determination that a debt service advance on its The Westin Copley Place mortgage loan would be nonrecoverable, then neither the applicable master servicer nor that comparable party may make such an advance with respect to its respective The Westin Copley Place mortgage loan unless those parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See
"Description of the Certificates--Advances in Respect of Delinquencies" in the
accompanying prospectus.

          Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the

                                      S-77

mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, Fitch and S&P will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR10 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR10 certificates on that distribution date.

          Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses" (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution
Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

          Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

          The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time.

          Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

                                      S-78

          For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

          A monthly debt service payment will be assumed to be due with respect to:

          o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

          None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any
Non-Pooled Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR10 certificate, the parties to the series
2005-PWR10 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

          1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

          2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

          3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

          4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the
               Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement)
               during the related collection period;

          5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
               distribution date;

                                      S-79

          6.   the number, aggregate principal balance, weighted average
               remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

          7.   the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
               delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          9.   the Available Distribution Amount for the distribution date;

          10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield
               Maintenance Charges and/or Prepayment Premiums;

          11.  the total interest distributable for each class of
               interest-bearing certificates for the distribution date;

          12.  the pass-through rate in effect for each class of
               interest-bearing certificates for the interest accrual period related to the current distribution date and for the next
               succeeding interest accrual period;

          13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing
               prepayments and other unscheduled collections in respect of principal;

          14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately
               identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

          15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of
               Appraisal Reduction Amounts as of the distribution date;

          16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

          17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of
               business on the distribution date;

          18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

          19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of
               Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

          20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related
               Determination Date;

          21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the
               aggregate of all liquidation proceeds which are included in the
               Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

          22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A)
               the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

                                      S-80

          23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

          24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer, the trustee and/or the fiscal agent since the prior distribution date;

          25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

          26.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

          27.  the amount of the distribution on the distribution date to the holders of the class R certificates.

          Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

          Book-Entry Certificates. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

          Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR10 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR10 certificates via the certificate administrator's internet website. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series
2005-PWR10 certificates may call (301) 815-6600.

          The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR10 pooling and servicing agreement.

          Other Information. The series 2005-PWR10 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR10 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR10 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things)
the mortgage files for the pooled mortgage loans; the series 2005-PWR10 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing
Agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

                                      S-81

          In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

          o    in the case of a registered holder or beneficial owner of a series 2005-PWR10 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2005-PWR10 certificate and will keep confidential any of the information that has not been filed with the SEC; and

          o    in the case of a prospective purchaser of a series 2005-PWR10 certificate or any interest in a series 2005-PWR10 certificate, confirmation executed by the requesting person or entity
               generally to the effect that the person or entity is a
               prospective purchaser of a series 2005-PWR10 certificate or an interest in a series 2005-PWR10 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

          99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes); and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR10 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

          General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates, and $100,000, in the case of the class B, C, D,
E and F certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o    all references in this prospectus supplement to payments,
               distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or
Clearstream Banking, societe anonyme or Euroclear Bank as operator of The
Euroclear System, in Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with

                                      S-82

respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry
Registration and Definitive Certificates". The following paragraphs provide information with respect to Clearstream and Euroclear.

          It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

          It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

          Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix F to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

                                      S-83

          The information in this prospectus supplement concerning DTC,
Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

          Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

          Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR10 certificates and of transfers and exchanges of any and all series 2005-PWR10 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR10 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR10 pooling and servicing agreement.

          The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

          LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR10 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization and Trust Services
Group--Bear Stearns Commercial Mortgage Securities Trust 2005-PWR10. LaSalle is
an affiliate of ABN AMRO Bank N.V., the initial fiscal agent. As of June 30,
2005, LaSalle had assets of approximately $69.7 billion.

          The information set forth in this prospectus supplement concerning
LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

          ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR10 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization and Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR10. As of September 30,
2005, ABN AMRO had assets of approximately $1,097.2 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA-" by each of Fitch and S&P.

          The information set forth in this prospectus supplement concerning ABN
AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00095% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an
Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general

                                      S-84

collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

          The holders of series 2005-PWR10 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

          ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR10 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

          The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR10 pooling and servicing agreement, the mortgage loans or the series 2005-PWR10 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

          None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2005-PWR10 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR10 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR10 POOLING AND SERVICING AGREEMENT

          The circumstances under which the series 2005-PWR10 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

          o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR10 certificates entitled to not less than 51% of the series
               2005-PWR10 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

          o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

          o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR10 certificate can also be evidenced by written confirmation from each of Fitch and S&P that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

          o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller

                                      S-85

               under applicable standards of the Financial Accounting Standards
               Board (or any successor thereto) as in effect from time to time;

          o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

          o    no such amendment may adversely affect the status of the
               applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

          o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR10 certificates entitled to not less than 51% of all of the series 2005-PWR10 voting rights.

TERMINATION OF THE SERIES 2005-PWR10 POOLING AND SERVICING AGREEMENT

          The obligations created by the series 2005-PWR10 pooling and servicing agreement will terminate following the earlier of--

          1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

          2.   the purchase of all of the pooled mortgage loans and REO
               Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of
               certificateholders of the series 2005-PWR10 controlling class,
               PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

          3.   the exchange by any single holder of all the series 2005-PWR10 certificates for all of the pooled mortgage loans and REO
               Properties remaining in the trust fund.

          Written notice of termination of the series 2005-PWR10 pooling and servicing agreement will be given to each series 2005-PWR10 certificateholder.
The final distribution to the registered holder of each series 2005-PWR10 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

          The right of the series 2005-PWR10 controlling class
certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

          o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

          o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2005-PWR10 pooling and servicing agreement of its election to do so,

          o    if more than one holder or group of holders of the series
               2005-PWR10 controlling class desire to make the purchase,
               preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR10
               controlling class, and

          o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

          Any purchase by any single holder or group of holders of the series
2005-PWR10 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

                                      S-86

          o    the sum of--

               1.   the aggregate Purchase Price of all the pooled mortgage
                    loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO
                    Properties, and

               2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO
                    Property related to any Mortgage Loan Group, the value of
                    the trust fund's interest therein); minus

          o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or
               reimbursable to the purchaser under the series 2005-PWR10 pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2005-PWR10 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-PWR10 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2005-PWR10 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

          An exchange by any single holder of all of the series 2005-PWR10 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR10 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR10 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR10 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR10 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K
certificates is reduced to zero.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          General. The yield on any offered certificate will depend on--

          o    the price at which that certificate is purchased by an investor,
               and

          o    the rate, timing and amount of distributions on that certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

          o    the pass-through rate for that certificate,

          o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as
               applicable, of that certificate,

                                      S-87

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicer, the trustee or the fiscal agent for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing and severity of Realized Losses and Additional
               Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

          Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts
(see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

          With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

          Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

                                      S-88

          Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

          o    the amount of distributions on your offered certificates,

          o    the yield to maturity of your offered certificates,

          o    the rate of principal distributions on your offered certificates,
               and

          o    the weighted average life of your offered certificates.

          Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
               experienced, and

          o    the additional losses result in a reduction of the total
               distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

          In addition, if the applicable master servicer, the special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon)
will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR10 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR10 certificates.
Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR10 certificates on the related distribution date.

          In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR10 certificates on the related distribution date.

                                      S-89

          The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

          Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

          o    prevailing interest rates;

          o    the terms of the mortgage loans, including--

               1.   provisions that impose prepayment Lock-out Periods or
                    require Yield Maintenance Charges or Prepayment Premiums,
                    and

               2.   amortization terms that require balloon payments;

          o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

          o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          See "Risk Factors", "Description of the Mortgage Pool" and "Servicing
of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

          The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

                                      S-90

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

          Neither we nor any of the underwriters makes any representation regarding:

          o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

          o    the relative importance of those factors;

          o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          o    the overall rate of prepayment or default on the pooled mortgage loans.

          Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 20, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

          o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

          As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR10 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were

                                      S-91

to be allocated and paid on a pro rata basis among those classes of series
2005-PWR10 certificates according to their principal balances.

          The tables set forth below show, with respect to each class of offered certificates with principal balances,

          o    the weighted average life of that class, and

          o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

          The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below.
Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2006                    89%   89%   89%   89%    89%
December 2007                    74%   74%   74%   74%    74%
December 2008                    54%   54%   54%   54%    54%
December 2009                    30%   30%   30%   30%    30%
December 2010 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   3.0   3.0   3.0   3.0    3.0

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2006                   100%  100%  100%  100%   100%
December 2007                   100%  100%  100%  100%   100%
December 2008                   100%  100%  100%  100%   100%
December 2009                   100%  100%  100%  100%   100%
December 2010 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   4.9   4.9   4.9   4.9    4.8

                                      S-92

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2006                   100%  100%  100%  100%   100%
December 2007                   100%  100%  100%  100%   100%
December 2008                   100%  100%  100%  100%   100%
December 2009                   100%  100%  100%  100%   100%
December 2010                   100%  100%  100%  100%   100%
December 2011                   100%  100%  100%  100%   100%
December 2012 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   6.6   6.6   6.5   6.5    6.4

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2006                   100%  100%  100%  100%   100%
December 2007                   100%  100%  100%  100%   100%
December 2008                   100%  100%  100%  100%   100%
December 2009                   100%  100%  100%  100%   100%
December 2010                   100%  100%  100%  100%   100%
December 2011                    81%   81%   81%   81%    81%
December 2012                    59%   59%   59%   59%    59%
December 2013                    38%   38%   38%   38%    38%
December 2014                     2%    0%    0%    0%     0%
December 2015 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   7.3   7.3   7.3   7.3    7.3

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2006                   100%  100%  100%  100%   100%
December 2007                   100%  100%  100%  100%   100%
December 2008                   100%  100%  100%  100%   100%
December 2009                   100%  100%  100%  100%   100%
December 2010                   100%  100%  100%  100%   100%
December 2011                   100%  100%  100%  100%   100%
December 2012                   100%  100%  100%  100%   100%
December 2013                   100%  100%  100%  100%   100%
December 2014                   100%  100%  100%   99%    96%
December 2015 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   9.7   9.7   9.7   9.7    9.5

                                      S-93

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%   25%   50%   75%   100%
-----------------------------   ---   ---   ---   ---   ----
Issue Date                      100%  100%  100%  100%   100%
December 2006                    99%   99%   99%   99%    99%
December 2007                    99%   99%   99%   99%    99%
December 2008                    98%   98%   98%   98%    98%
December 2009                    97%   97%   97%   97%    97%
December 2010                    96%   96%   96%   96%    96%
December 2011                    94%   94%   94%   94%    94%
December 2012                    89%   89%   89%   89%    89%
December 2013                    87%   87%   87%   87%    87%
December 2014                    85%   85%   85%   85%    85%
December 2015 and thereafter      0%    0%    0%    0%     0%
Weighted average life (years)   9.2   9.2   9.2   9.2    9.0

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%   75%   100%
-----------------------------   ----   ----   ----   ---   ----
Issue Date                       100%   100%   100%  100%   100%
December 2006                    100%   100%   100%  100%   100%
December 2007                    100%   100%   100%  100%   100%
December 2008                    100%   100%   100%  100%   100%
December 2009                    100%   100%   100%  100%   100%
December 2010                    100%   100%   100%  100%   100%
December 2011                    100%   100%   100%  100%   100%
December 2012                    100%   100%   100%  100%   100%
December 2013                    100%   100%   100%  100%   100%
December 2014                    100%   100%   100%  100%   100%
December 2015 and thereafter       0%     0%     0%    0%     0%
Weighted average life (years)   10.0   10.0   10.0   9.9    9.7

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN        0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Issue Date                       100%   100%   100%   100%   100%
December 2006                    100%   100%   100%   100%   100%
December 2007                    100%   100%   100%   100%   100%
December 2008                    100%   100%   100%   100%   100%
December 2009                    100%   100%   100%   100%   100%
December 2010                    100%   100%   100%   100%   100%
December 2011                    100%   100%   100%   100%   100%
December 2012                    100%   100%   100%   100%   100%
December 2013                    100%   100%   100%   100%   100%
December 2014                    100%   100%   100%   100%   100%
December 2015 and thereafter       0%     0%     0%     0%     0%
Weighted average life (years)   10.0   10.0   10.0   10.0    9.8

                                      S-94

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
December 2006                     100%   100%   100%   100%  100%
December 2007                     100%   100%   100%   100%  100%
December 2008                     100%   100%   100%   100%  100%
December 2009                     100%   100%   100%   100%  100%
December 2010                     100%   100%   100%   100%  100%
December 2011                     100%   100%   100%   100%  100%
December 2012                     100%   100%   100%   100%  100%
December 2013                     100%   100%   100%   100%  100%
December 2014                     100%   100%   100%   100%  100%
December 2015 and thereafter        0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
December 2006                     100%   100%   100%   100%  100%
December 2007                     100%   100%   100%   100%  100%
December 2008                     100%   100%   100%   100%  100%
December 2009                     100%   100%   100%   100%  100%
December 2010                     100%   100%   100%   100%  100%
December 2011                     100%   100%   100%   100%  100%
December 2012                     100%   100%   100%   100%  100%
December 2013                     100%   100%   100%   100%  100%
December 2014                     100%   100%   100%   100%  100%
December 2015 and thereafter        0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

                                      S-95

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
December 2006                     100%   100%   100%   100%  100%
December 2007                     100%   100%   100%   100%  100%
December 2008                     100%   100%   100%   100%  100%
December 2009                     100%   100%   100%   100%  100%
December 2010                     100%   100%   100%   100%  100%
December 2011                     100%   100%   100%   100%  100%
December 2012                     100%   100%   100%   100%  100%
December 2013                     100%   100%   100%   100%  100%
December 2014                     100%   100%   100%   100%  100%
December 2015 and thereafter        0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
December 2006                     100%   100%   100%   100%  100%
December 2007                     100%   100%   100%   100%  100%
December 2008                     100%   100%   100%   100%  100%
December 2009                     100%   100%   100%   100%  100%
December 2010                     100%   100%   100%   100%  100%
December 2011                     100%   100%   100%   100%  100%
December 2012                     100%   100%   100%   100%  100%
December 2013                     100%   100%   100%   100%  100%
December 2014                     100%   100%   100%   100%  100%
December 2015 and thereafter        0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
December 2006                     100%   100%   100%   100%  100%
December 2007                     100%   100%   100%   100%  100%
December 2008                     100%   100%   100%   100%  100%
December 2009                     100%   100%   100%   100%  100%
December 2010                     100%   100%   100%   100%  100%
December 2011                     100%   100%   100%   100%  100%
December 2012                     100%   100%   100%   100%  100%
December 2013                     100%   100%   100%   100%  100%
December 2014                     100%   100%   100%   100%  100%
December 2015 and thereafter        0%     0%     0%     0%    0%
Weighted average life (years)    10.0   10.0   10.0   10.0   9.9

                                      S-96

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          We intend to include the 212 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$2,633,679,672. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 176 mortgage loans and have an initial mortgage pool balance of
$2,327,907,690. Loan group 2 will consist of 36 mortgage loans and have an initial mortgage pool balance of $305,771,982. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $957,747 to $275,700,000 and the average of those cut-off date principal balances is $12,423,017.

          Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except as described in the next sentence, that mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances. The mortgage lien on the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza is a second priority lien, subject to Permitted Encumbrances, which second priority lien is subordinate to a first priority lien securing a mortgage loan to the same borrower as described more fully under "--Certain Characteristics of the
Mortgage Pool-- Pari Passu, Subordinate and Other Financing--Other
Property-Secured Financing and Mezzanine and Similar Financing" below.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

          Concentration of Mortgage Loans and Borrowers.

          Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the Oak Park Mall Pooled Mortgage Loan, which has a cut-off date principal balance of $275,700,000 and represents 10.5%
of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 40.2% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

          Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans
(and Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

          The mortgage pool will include seven (7) mortgage loans, representing
5.9% of the initial mortgage pool balance (which pooled mortgage loans consist of five (5) pooled mortgage loans in loan group 1, representing 6.2% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing
3.7% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and two (2) groups totaling seven (7)
cross-collateralized pooled mortgage loans, which groups represent 0.8% of the initial mortgage pool balance (and 0.9% of the initial loan group 1 balance), that in the aggregate are secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to

                                      S-97

which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

          In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Oasis Net Leased Portfolio, representing approximately 4.6% of the initial mortgage pool balance (and 5.2%, of the initial loan group 1 balance), the related borrower may obtain the release of one or more corresponding mortgaged properties through partial defeasance of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 125% of the allocated loan amount for the property being released; (ii)
the remaining properties must have a loan-to-value ratio that is not greater than the lesser of 72% and the loan-to-value ratio of the pooled mortgage loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of 1.20x and the debt service coverage ratio of the pooled mortgage loan in effect immediately prior to the release; and
(iii) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates.

          In the case of the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Hampton Inn - Springboro, Holiday Inn Express - Bowling
Green, Holiday Inn Express - Wilmington and Holiday Inn Express - Troy,
collectively representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related borrower may obtain the release of up to two corresponding mortgaged properties through partial defeasance of that group, subject to the satisfaction of, among other things, the conditions that (i) the principal balance of the defeased portion of the aggregate indebtedness under that group must be equal to 110% (for the first property being released) or 125% (for the second property being released) of the allocated loan amount for the property being released; (ii) the remaining properties must on an individual basis have a loan-to-value ratio of not more than 68% and a debt service coverage ratio of not less than 1.40x; and (iii) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates.

          In the case of the group of cross-collateralized pooled mortgage loans that are secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Stewart Plaza 440, Stewart Plaza 400 and Stewart Plaza
450, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower may obtain a release of one or more of the mortgaged properties through partial assumption of the indebtedness under the group by a third party (and a corresponding termination of the cross-collateralization) or through partial defeasance, subject to the satisfaction of, among other things, the conditions that (a) in connection with a partial assumption, (i) the debt service coverage ratio for the property being released must be not less than 0.90x, 0.93x or 0.92x (depending on the particular release property); (ii) the debt service coverage ratio for the remaining properties must be not less than 1.03x, 0.95x or 1.13x (depending on the particular release property); and (iii) the loan-to-value ratio for the property being released and the remaining properties must not exceed 65%; (b) in connection with a partial defeasance, (i) the debt service coverage ratio for the remaining properties must be not less than 1.03x, 0.95x or 0.92x (depending on the particular release property); and (ii) the loan-to-value ratio for the remaining properties must not exceed 65%; and (c) in connection with a partial assumption or a partial defeasance, upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2005-PWR10 certificates.

          In the case of the multi-property pooled mortgage loan secured by mortgaged properties collectively identified on Appendix B to this prospectus supplement as Towncentre - Balfour, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the related borrower may obtain the release of either of the two corresponding mortgaged properties through partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) the pooled mortgage loan is prepaid in an amount equal to 125% of the initial allocated loan amount for the property being released; (ii) the loan-to-value ratio for the remaining property must not be greater than 71.2% and the debt service coverage ratio for the remaining property must not be less than 1.43x; and (iii)
upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates.

          In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Plaza District Apartments, representing 0.3% of the initial mortgage pool balance (and 2.4% of the initial loan group 2 balance), the related borrower may obtain the release of up to two of the related mortgaged

                                      S-98

properties through partial defeasance or partial prepayment of the pooled mortgage loan, subject to the satisfaction of, among other things, the conditions that (i) (a) in the case of a defeasance, the principal balance of the defeased portion of the pooled mortgage loan must be equal to 125% of the allocated loan amount for the property being released, and (b) in the case of a prepayment, the pooled mortgage loan is prepaid in an amount equal to 125% of the allocated loan amount for the property being released (and the prepayment is accompanied by a payment of yield maintenance); (ii) in the case of the release of the parcel known as Plaza Towers, (x) no other parcel may be released and (y)
after giving effect to the release, the remaining mortgaged properties have a loan-to-value ratio that is not greater than 70.0% and a debt service coverage ratio that is not less than 1.30x; and (iii) in the case of a defeasance, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the 2005-PWR10 certificates. In connection with a release obtained in connection with a partial prepayment, the amortization schedule of this pooled mortgage loan will be recast and, consequently, the monthly debt service payments will be adjusted.

          In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Udolf Portfolio, representing 0.1% of the initial mortgage pool balance (and
0.1% of the initial loan group 1 balance), the related borrower may obtain the release of any of the related mortgaged properties through partial defeasance of the pooled mortgage loan, subject to, among other things, the conditions that
(a) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 125% of the allocated loan amount for the property being released, (b) the loan-to-value ratio for the remaining property is not greater than 75%, (c) the debt service coverage ratio for the remaining property is at least the greater of (i) 1.25x and (ii) the debt service coverage ratio for the mortgaged properties immediately prior to the release and (d) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the
2005-PWR10 certificates.

          In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

          o    are not cross-collateralized or cross-defaulted, but

          o    have the same or affiliated borrowers/owners, and

          o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                                       NUMBER OF
                                                     STATES WHERE
                                        NUMBER OF    THE MORTGAGED   % OF INITIAL
  MORTGAGE LOAN/PROPERTY PORTFOLIO      MORTGAGED   PROPERTIES ARE     MORTGAGE
                NAMES                  PROPERTIES       LOCATED      POOL BALANCE
------------------------------------   ----------   --------------   ------------

Group 1:
Renaissance Long Beach                      1              1             1.3%
Renaissance Westchester                     1              1             1.1%
Embassy Suites LAX                          1              1             0.9%
Valley River Inn                            1              1             0.5%
   TOTAL FOR GROUP:                         4              3             3.8%

Group 2:
Prides Court (Wellington)                   1              1             0.6%
Eastampton Gardens                          1              1             0.5%
Cedar Gardens                               1              1             0.4%
Nieuw Amsterdam Apartments                  1              1             0.4%
Woodacres                                   1              1             0.3%
Lakeview Terrace                            1              1             0.3%
Greentree Village Townhomes                 1              1             0.2%
Valley Terrace                              1              1             0.2%

                                      S-99

                                                       NUMBER OF
                                                     STATES WHERE
                                        NUMBER OF    THE MORTGAGED   % OF INITIAL
  MORTGAGE LOAN/PROPERTY PORTFOLIO      MORTGAGED   PROPERTIES ARE     MORTGAGE
                NAMES                  PROPERTIES       LOCATED      POOL BALANCE
------------------------------------   ----------   --------------   ------------

Provincial West                             1              1             0.2%
Seagrass Cove                               1              1             0.1%
Westwood Gardens                            1              1             0.1%
Warwick Terrace                             1              1             0.1%
   TOTAL FOR GROUP:                        12              4             3.4%

Group 3:
Parkview Village Apartments                 1              1             0.7%
Hayden Island                               1              1             0.6%
Eastgate Village                            1              1             0.3%
Holiday Spa                                 1              1             0.2%
Pavillion Estates                           1              1             0.2%
Cascade MHP                                 1              1             0.2%
Franklin Square Apartments                  1              1             0.2%
   TOTAL FOR GROUP:                         7              5             2.5%

Group 4:
Sully Place Shopping Center                 1              1             1.9%
Crowfield Village Center                    1              1             0.1%
   TOTAL FOR GROUP:                         2              2             2.1%

Group 5:
University Plaza                            1              1             0.6%
University Brook                            1              1             0.6%
University Glen                             1              1             0.5%
   TOTAL FOR GROUP:                         3              3             1.7%

Group 6
Pacheco Pass Phase I Shopping Center        1              1             0.5%
Quakertown Shopping Center                  1              1             0.3%
McDermott Towne Crossing                    1              1             0.2%
   TOTAL FOR GROUP:                         3              3             1.0%

          Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for fifty-two
(52) mortgage loans, representing 24.8% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five (5) days (or, in one (1) case, representing 0.2% of the initial mortgage pool balance, not more than fifteen
(15) days). All of the pooled mortgage loans with scheduled due dates on the fifth day of the month do not provide for a grace period in excess of 5 days
(or, in one (1) case, representing 0.2% of the initial mortgage pool balance, not more than fifteen (15) days ). For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

          Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However--.

          o    as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date;

                                      S-100

          o    The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Pacheco
               Pass Phase I Shopping Center provides for a one-time increase in the mortgage interest rate in January 2008; and

          o    the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus
               Avenue, which is evidenced by two promissory notes as described more fully below, accrues interest at a rate per annum for a portion of the month of December in excess of the rate that we present in this prospectus supplement as the related mortgage interest rate; the related mortgage loan seller will make a cash deposit to the trust on the Issue Date in an amount equal to one-month's interest on the cut-off date principal balance at the mortgage interest rate that we present in this prospectus
               supplement; and that mortgage loan seller will be entitled to receive the entirety of any collection of the interest accrued under that loan during December 2005.

          In addition, the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus Avenue is evidenced by two promissory notes, one of which accrues interest (in the absence of default) at a rate per annum equal to 5.20% (except as described in the last bullet above) on a portion of the indebtedness that is equal to approximately 63.5% of the cut-off date balance of that pooled mortgage loan and one of which accrues interest (in the absence of default) at a rate per annum equal to 5.12% (except as described in the last bullet above) on a portion of the indebtedness that is equal to approximately 36.5% of the cut-off date balance of that pooled mortgage loan. The mortgage interest rate that we present in this prospectus supplement for that pooled mortgage loan is the weighted average of those two rates. The related mortgage loan documents prohibit voluntary principal prepayments prior to February 1, 2006 and following the related lock-out period, the borrower may make a voluntary prepayment on either or both of the promissory notes at any time (without conditioning a voluntary prepayment of one of the promissory notes on a voluntary prepayment of the other promissory note), although the holder of the pooled mortgage loan is entitled to apply any casualty insurance proceeds, condemnation proceeds or involuntary application of escrow funds to a prepayment of the notes on a pro rata basis according to principal balance. If the borrower elects to make a voluntary prepayment of all or a portion of the promissory note with the higher (or lower)
interest rate without making a prepayment of the other promissory in the same percentage of principal balance, then the weighted average of the interest rates on the two notes, and thus the mortgage interest rate for the aggregate indebtedness under the pooled mortgage loan, would decline (or increase). Such weighted average rate may also decline (or increase) as a result of amortization because the two promissory notes have different amortization schedules.

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

          Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

          Amortization Characteristics.

          Two hundred and four (204) of the mortgage loans, representing 98.8%
of the initial mortgage pool balance (which pooled mortgage loans consist of 168 pooled mortgage loans in loan group 1, representing 98.6% of the initial loan group 1 balance, and 36 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

          o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
               or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

          o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

          Fifty-one (51) of the balloon mortgage loans referred to in the preceding paragraph (exclusive of hyperamortizing loans), representing 36.7% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-nine (39) pooled mortgage loans in loan group 1, representing 35.4% of the initial loan group 1 balance, and twelve (12) pooled

                                     S-101

mortgage loans in loan group 2, representing 46.2% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 60 months following their respective origination dates; and eight (8) of the balloon mortgage loans referred to in the preceding paragraph, representing 13.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 8 pooled mortgage loans in loan group 1, representing 15.8% of the initial loan group 1 balance), provide for no amortization and for interest-only payments for their entire term to maturity. See Schedule I to this prospectus supplement for the amortization schedule for the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Greentec IV, which is a balloon loan with a nonstandard amortization schedule.

          Thirty (30) of the pooled mortgage loans referred to in the second preceding paragraph, representing 18.7% of the initial mortgage pool balance
(which pooled mortgage loans consist of 23 pooled mortgage loans in loan group
1, representing 18.9% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. Seventeen
(17) of the ARD loans, representing 9.2% of the initial mortgage pool balance
(which pooled mortgage loans consist of 10 pooled mortgage loans in loan group
1, representing 8.2% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), provide for initial interest-only periods that expire 24 to 60 months following their respective origination dates. Four (4) of the ARD loans, representing 5.7%
of the initial mortgage pool balance (which pooled mortgage loans consist of 4 pooled mortgage loans in loan group 1, representing 6.4% of the initial loan group 1 balance), requires interest-only payments for its entire term to ARD.
Nine (9) of the pooled mortgage loans referred to in the second preceding paragraph, representing 3.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 8 pooled mortgage loans in loan group 1, representing
4.3% of the initial loan group 1 balance), provide for no interest-only period.
The ARD loans include three (3) of the ten largest pooled mortgage loans, namely the pooled mortgage loans secured by the mortgaged properties identified on
Appendix B to this prospectus supplement as The Westin Copley Place, Crocker
Park and College Square Mall. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

          o    The accrual of interest in excess of the initial mortgage
               interest rate. The new interest rate will generally be equal to one of the following: (i) a specified percentage (1.75% to 5%)
               plus the initial mortgage interest rate, (ii) the sum of a specified percentage (1.75% to 5%) and the greater of the initial mortgage interest rate and a rate based on a specified yield on
               United States Treasury securities or (iii) the sum of 2% and the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities but not to exceed the initial mortgage interest rate plus 5%. The additional interest will--

               1.   be deferred,

               2.   in some cases, be compounded,

               3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

               4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

          o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

          Eight (8) of the pooled mortgage loans, representing 1.2% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

          Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of

                                     S-102

condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

          On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

          Voluntary Prepayment and Defeasance Provisions. As of the cut-off
date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

          o    One hundred fifty-one (151) of the pooled mortgage loans,
               representing 86.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 123 pooled mortgage loans in loan group 1, representing 86.3% of the initial loan group 1 balance, and 28 pooled mortgage loans in loan group 2,
               representing 87.5% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2005-PWR10 certificates) to defease the loan by pledging Government
               Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Twenty-four (24) of the pooled mortgage loans, representing 5.6%
               of the initial mortgage pool balance (which pooled mortgage loans consist of 20 pooled mortgage loans in loan group 1, representing
               5.8% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 4.4% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for a
               Prepayment Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Thirty (30) of the pooled mortgage loans, representing 4.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 26 pooled mortgage loans in loan group 1, representing
               4.4% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 8.1% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2005-PWR10 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Five (5) of the pooled mortgage loans, representing 2.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 5 pooled mortgage loans in loan group 1, representing
               3.2% of the initial loan group 1 balance), permits prepayment in whole (but not in part) at any time with the payment of a
               Prepayment Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Two (2) pooled mortgage loans, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 2 pooled mortgage loans in loan group 1, representing 0.3% of the initial loan group 1 balance), prohibit voluntary principal prepayments during a Lock-out Period, and for a period following the Lock-out Period provide for a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and, following that period, in addition to providing for a Prepayment
               Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, also permit the related

                                     S-103

               borrower (in no event prior to two years following the date of the issuance of the series 2005-PWR10 certificates) to defease the pooled mortgage loan by pledging certain government
               securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) months prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

          In addition, some loans permit partial prepayments despite Lock-out
Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix D.

          In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

          Under each pooled mortgage loan that provides for the payment of a
Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

          Other Releases. As described above under "--Cross-Collateralized
Mortgage Loans and Multi-Property Mortgage Loans (and Related Collateral
Substitution, Partial Release or Partial Defeasance Provisions); Mortgage Loans
with Affiliated Borrowers" and in Appendix D, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

          In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Crocker
Park, representing 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), the related borrower may obtain the release of the multifamily component of the related mortgaged property through partial defeasance of the pooled mortgage loan, subject to, among other things, the conditions that (a) the principal balance of the defeased portion of the pooled mortgage loan must be at least equal to 125% of the allocated loan amount for the property being released, (b) the loan-to-value ratio for the remaining property is not greater than 80%, (c) the debt service coverage ratio for the remaining property is at least 1.20x and (d) the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the series
2005-PWR10 certificates.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Greenville
Center, representing 1.0% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), the related borrower may obtain the release of either of two specified parcels (out-parcel A or out-parcel B), subject to, among other things, the conditions that (a) the principal balance of the defeased portion of the pooled mortgage loan must be equal to the greater of (i)
$2,600,000 for out-parcel A, (ii) $2,800,000 for out-parcel B or (iii) any greater amount that will allow the remaining mortgaged property to maintain both a debt service coverage ratio and loan-to-value ratio that are no worse than those for the 12 months immediately preceding the release and also those for the
12 months immediately preceding the origination of the loan; and (b) the released out-parcel must be conveyed to an affiliate of the borrower.

                                     S-104

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Waterstone
Plaza, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the related borrower is permitted to release one of four parcels that makes up the mortgaged property, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including, among other things: (a) the payment of the greater of (i)
$2,100,000.00 or (ii) an amount that will allow the mortgaged property to maintain a consistent loan to value ratio and debt service coverage ratio before and after the release of the parcel and (b) the payment of any applicable prepayment premium prior to the partial release.

          In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Sand Canyon
Medical Office, representing 0.5% of the initial mortgage pool balance (and 0.6%
of the initial loan group 1 balance) the ground lessor (pursuant to a reciprocal easement agreement) may recapture certain portions of a specified easement area at the property to construct improvements, and, accordingly, the related borrower is permitted to obtain partial releases as to such recaptured land, subject to, among other things, the conditions that (i) various legal and functional criteria must be satisfied, such as the establishment of separate tax lots, compliance with subdivision and zoning requirements; (ii) the release must not reduce the number of parking spaces (unless additional land with other parking spaces is simultaneously added to the collateral for the loan) or materially reduce net operating income or increase expenses; and (iii) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the certificates.

          In the case of the pooled mortgage loan secured by mortgaged property identified on Appendix B to this prospectus supplement as Arapahoe Park East, representing 0.5% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related borrower may obtain the release of each of five constituent parcels through partial prepayment, subject to, among other things, the conditions that (i) the pooled mortgage loan must be prepaid in an amount equal to 125% of the initial allocated loan amount for the property being released (and the prepayment is accompanied by prepayment consideration based on a yield maintenance formula); (ii) the remaining parcels must have a loan-to-value ratio that is not greater than 75%, and the principal balance taken into account for this purpose is equal to the principal balance of the pooled mortgage loan immediately prior to the release minus the allocated loan amount for the parcel being released (rather than the amount prepaid ); (iii)
the remaining parcels must have a debt service coverage ratio of at least 1.28x, and the debt service taken into account for this purpose is the debt service based on the principal balance of the pooled mortgage loan immediately prior to the release minus the allocated loan amount for the property being released
(rather than the debt service under the pooled mortgage loan after giving effect to the release); (iv) the remaining parcels must have aggregate occupancy of not less than 90% at the time of the release; and (v) upon request, the borrower must deliver confirmation from each rating agency that the release would not result in the downgrade, withdrawal or qualification of the then current ratings on the certificates.

          In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Park Square
Court Building, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the related borrower has the one-time right to obtain the release of a portion of the mortgaged property through partial defeasance of the pooled mortgage loan, subject to, among other things, the conditions that (i) the release must be for the purpose of enabling the related borrower to convert the portion of the mortgaged property being released to a residential condominium or apartments; (ii) the portion of the mortgaged property being released may include only the third, fourth and/or fifth floors of the mortgaged property (but no floor may be released unless all floors above it are also released and any floor must be released in whole and not in part);
(iii) the principal balance of the defeased portion of the pooled mortgage loan must be equal to 120% of the allocated loan amount for the portion of the mortgaged property being released; (iv) the loan-to-value ratio for the remaining parcel constituting the mortgaged property must not exceed the lesser of 70% and the loan-to-value ratio for the mortgaged property prior to the release; and (v) the debt service coverage ratio for the remaining parcel constituting the mortgaged property must be at least equal to the greater of
1.35x and the debt service coverage ratio for the mortgaged property immediately prior to the release.

          Furthermore, certain pooled mortgage loans permit the release of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised
Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

                                     S-105

          Non-Recourse Obligations.

          The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

          "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Fitch and S&P to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR10 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

          The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR10 pooling and servicing agreement.

          Encumbered Interests.

          In the case of two hundred twenty-four (224) of the mortgaged properties, representing security for 91.9% of the initial mortgage pool balance
(representing 90.8% of the initial loan group 1 balance and 100% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of eight (8) of the mortgaged properties, representing security for 8.1% of the initial mortgage pool balance
(representing 9.2% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the property that secures one of the ten largest pooled mortgage loans, namely the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Westin
Copley Place. See "Summaries of the Ten Largest Mortgage Loans-- The Westin
Copley Place" on Appendix D in this prospectus supplement. See "Risk
Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your
Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

                                     S-106

          Pari Passu, Subordinate and Other Financing.

          SPLIT LOAN STRUCTURES

          The Westin Copley Place

          The Westin Copley Place Mortgaged Property, which represents security for approximately 4.0% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), also currently secures a mortgage loan that is not part of the mortgage pool.

          The Westin Copley Place Pooled Mortgage Loan and The Westin Copley
Place Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering The Westin Copley Place
Mortgaged Property. The interest rate and maturity date of The Westin Copley
Place Non-Pooled Pari Passu Companion Loan are identical to those of The Westin
Copley Place Pooled Mortgage Loan. Payments from the borrower under The Westin
Copley Place Loan Group will be applied on a pari passu basis to The Westin
Copley Place Pooled Mortgage Loan and The Westin Copley Place Non-Pooled Pari
Passu Companion Loan. The Westin Copley Place Non-Pooled Pari Passu Companion
Loan is currently held in another commercial mortgage securitization (relating to series 2005-TOP20 commercial mortgage pass-through certificates issued by a trust formed at the direction of an affiliate of the depositor). See
"Intercreditor and Servicing Arrangements Regarding the Non-Trust-Serviced
Pooled Mortgage Loan" for a description of the relative rights of the holder of
The Westin Copley Place Pooled Mortgage Loan and the holder of The Westin Copley
Place Non-Pooled Pari Passu Companion Loan and of the provisions for the servicing and administration of The Westin Copley Place Loan Group under the collective arrangements evidenced by The Westin Copley Place Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2005-PWR10 pooling and servicing agreement.

          Muirwood Apartments Loan Group

          The Muirwood Apartments Pooled Mortgage Loan and the Muirwood
Apartments Non-Pooled Subordinate Loans have the same borrower and are all secured by the same mortgage instruments encumbering the Muirwood Apartments
Mortgaged Property. The Muirwood Apartments Non-Pooled Subordinate Loans are not
assets of the trust, but will be serviced pursuant to the series 2005-PWR10 pooling and servicing agreement. The Muirwood Apartments Non-Pooled Subordinate
Loans are pari passu in right of payment with each other and subordinate in right of payment to the Muirwood Apartments Pooled Mortgage Loan. One of the
Muirwood Apartments Non-Pooled Subordinate Loans has an original principal balance of $12,000,000 and an annual interest rate equal to 6.07%. The other
Muirwood Apartments Non-Pooled Subordinate Loan has an original principal balance of $5,000,000 and an annual interest rate equal to 5.87%. The Muirwood
Apartments Non-Pooled Subordinate Loans have the same maturity date as the
Muirwood Apartments Pooled Mortgage Loan.

          Pursuant to the related Mortgage Loan Group Intercreditor Agreement, at any time prior to the occurrence of a Muirwood Apartments Change of Control
Event, the Muirwood Apartments Non-Pooled Subordinate Noteholders will have the right to direct the applicable master servicer and the special servicer with respect to various servicing matters affecting the Muirwood Apartments Loan
Group, as described under "Servicing of the Mortgage Loans Under the Series
2005-PWR10 Pooling and Servicing Agreement-- Muirwood Apartments Non-Pooled
Subordinate Noteholder", and to replace the special servicer at any time solely with respect to the special servicing of the Muirwood Apartments Loan Group as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR10
Pooling and Servicing Agreement--Replacement of the Special Servicer".

          Prior to the occurrence of a Muirwood Apartments Change of Control
Event, the Muirwood Apartments Non-Pooled Subordinate Noteholders will also have the right to cure an event of default under the Muirwood Apartments Loan Group within 5 business days (for monetary defaults) or 30 days (for other defaults)
after the expiration of the applicable grace or notice period for the default as set forth in the related mortgage loan documents, subject to extensions of the applicable cure period in certain circumstances. Unless and until an event of default is not cured within the applicable cure period, the event of default may not be treated by the master servicer, special servicer or trustee as an event of default for any purposes, including for purposes of the application of payments, for purposes of treating the loans in Muirwood Apartments Loan Group as specially serviced mortgage loans or for purposes of modifying, foreclosing or accelerating those loans.

                                     S-107

          In addition, whether or not a Muirwood Apartments Change of Control
Event has occurred or is continuing, the Muirwood Apartments Non-Pooled
Subordinate Noteholders will have the right to purchase the Muirwood Apartments
Pooled Mortgage Loan, in whole but not in part, following delivery of a notice of exercise (i) during any cure period when the Muirwood Apartments Non-Pooled
Subordinate Noteholders are entitled to make, but have not made, a cure payment as described above, or (ii) within 90 days after a required notice to the
Muirwood Apartments Non-Pooled Subordinate Noteholders if an event of default has occurred or becomes reasonably foreseeable. In this case, the consummation of the purchase must occur not later than 30 business days following delivery of the notice of exercise and the purchase price will be equal to the sum of the outstanding principal balance of the Muirwood Apartments Pooled Mortgage Loan, accrued and unpaid interest thereon to (but excluding) the date on which the purchase occurs and the amount of any unreimbursed advance interest on any P&I
Advance made with respect to the Muirwood Apartments Pooled Mortgage Loan, any advances made with respect to Muirwood Apartments Pooled Mortgage Loan and any unpaid servicing compensation and costs and expenses on the Muirwood Apartments
Pooled Mortgage Loan.

          In the absence of a continuing monetary event of default under the
Muirwood Apartments Loan Group, or during the Muirwood Apartments Non-Pooled
Subordinate Noteholder's related cure period or if the loans in the Muirwood
Apartments Loan Group are not specially serviced mortgage loans (see the description above of the provisions regarding the effect of cures by the
Muirwood Apartments Non-Pooled Subordinate Noteholders for this purpose), all amounts tendered by the related borrower or otherwise available for payment on the loans in the Muirwood Apartments Loan Group, whether received in the form of scheduled monthly payments, the balloon payment, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than: (i) proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents, (ii) certain servicing compensation that may be retained by the applicable master servicer or primary servicer and (iii) any other amounts that are collected and due and payable to the master servicer, the special servicer or the trustee, including without limitation, servicing compensation, reimbursement of advances and interest on advances incurred in connection with the loans in the Muirwood Apartments Loan Group) will be applied, first, to accrued and unpaid interest on the Muirwood Apartments Pooled Mortgage Loan, second, to accrued and unpaid interest on the Muirwood Apartments Non-Pooled
Subordinate Loans (pro rata according to the accrued amounts), third, to principal due on the Muirwood Apartments Pooled Mortgage Loan, fourth, to principal due on the Muirwood Apartments Non-Pooled Subordinate Loans (pro rata according to amounts due under the related note), fifth, to prepayment premiums,
Default Interest or late charges on all the loans in the Muirwood Apartments
Loan Group (pro rata, as determined by the intercreditor agreement) and, finally, to the payment of certain other amounts.

          If a monetary event of default under the under the Muirwood Apartments
Loan Group has occurred and is continuing and has not been cured by the Muirwood
Apartments Non-Pooled Subordinate Noteholders within the related cure period or if the loans in the Muirwood Apartments Loan Group are specially serviced mortgage loans, the related intercreditor agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer, the trustee or the fiscal agent, including without limitation advances made in connection with the
Muirwood Apartments Loan Group, together with accrued and unpaid interest thereon) be applied in the following order of priority:

          o    first, to pay accrued and unpaid interest (other than Default
               Interest) payable on the Muirwood Apartments Pooled Mortgage
               Loan;

          o    second, to pay principal on the Muirwood Apartments Pooled
               Mortgage Loan, until the principal balance thereof has been paid in full;

          o    third, to pay, pro rata, accrued and unpaid interest (other than
               Default Interest) payable on the Muirwood Apartments Non-Pooled
               Subordinate Loans;

          o    fourth, to pay, pro rata, principal on the Muirwood Apartments
               Non-Pooled Subordinate Loans, until the principal balances thereof have been paid in full;

                                     S-108

          o    fifth, to pay the holder of the Muirwood Apartments Pooled
               Mortgage Loan any Default Interest and late charges due under the
               Muirwood Apartments Pooled Mortgage Loan;

          o    sixth, to pay to the holder of the Muirwood Apartments Pooled
               Mortgage Loan, such holder's pro rata share (based on the ratio of the balance of the Muirwood Apartments Pooled Mortgage Loan to the balance of the Muirwood Apartments Loan Group) of any yield maintenance charge or other prepayment premium collected on the
               Muirwood Apartments Loan Group, to the extent actually paid by the related borrower;

          o    seventh, to pay to the holder of the Muirwood Apartments
               Non-Pooled Subordinate Loans, such holder's pro rata share (based on the ratio of the balance of the related loan to the balance of the Muirwood Apartments Loan Group) of any yield maintenance charge or other prepayment premium collected on the Muirwood
               Apartments Loan Group, to the extent actually paid by the related borrower and any Default Interest or late charges due under the
               Muirwood Apartments Non-Pooled Subordinate Loans; and

          o    eighth, to pay to the holders of the Muirwood Apartments Loan
               Group, any remaining amounts in the following order of priority:
               sequentially, (a) to the Muirwood Apartments Non-Pooled
               Subordinate Noteholders up to the amount of any unreimbursed cure payments made by them pursuant to the related Mortgage Loan Group
               Intercreditor Agreement; and (b) to holder of the Muirwood
               Apartments Pooled Mortgage Loan and the holder of the Muirwood
               Apartments Non-Pooled Subordinate Loans, pro rata, in accordance with their respective initial percentage interests of the
               Muirwood Apartments Loan Group.

          Chapanoke Square Loan Group

          With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Chapanoke Square, the mortgage on the related mortgaged property also secures Non-Pooled Subordinate Loans, which had an original principal balance of $354,000. The related Non-Pooled Subordinate Loan has an interest rate of 12.75% and an original term of 10 years. The related
Pooled Mortgage Loan and Non-Pooled Subordinate Loan are cross-defaulted. The related Non-Pooled Subordinate Loan is currently owned by CBA-Mezzanine Capital
Finance, LLC, a third party unaffiliated with the mortgage loan seller. That
Non-Pooled Subordinate Loan will not be an asset of the trust, but that
Non-Pooled Subordinate Loan and the related pooled mortgage loan will be serviced pursuant to the series 2005-PWR10 pooling and servicing agreement for the benefit of the holders thereof collectively; provided that payments on that
Non-Pooled Subordinate Loan will be made by the related borrowers directly to the related Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the Chapanoke Square Loan
Group, the holder of the related pooled mortgage loan and the holder of the related Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the Non-Pooled Subordinate
Loan, in accordance with notice and other requirements of the intercreditor agreement, the related Non-Pooled Subordinate Noteholder has the right to purchase that pooled mortgage loan at a purchase price that includes outstanding principal and interest of that pooled mortgage loan, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the related Non-Pooled Subordinate
Noteholder to purchase the pooled mortgage loan has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the related Non-Pooled Subordinate Noteholder. The related Non-Pooled Subordinate Noteholder will not have the right to enter into modifications of the applicable Non-Pooled Subordinate Loan without the consent of the holder of the related Pooled Mortgage Loan.

          OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

          Existing (Secured Financing)

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Skylight
Tower, representing 1.2% of the initial mortgage pool balance (and 1.3% of the initial loan group 1 balance), that mortgaged property also secures the obligation of the borrower to make a series of semiannual payments in amounts that are approximately equal to the portion of otherwise-applicable real estate taxes that are not due but

                                     S-109

would have been due in the absence of certain local tax incentives provided in connection with the development of the property.

          The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, representing
0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance) is subordinate to a first mortgage loan in the original principal amount of $304,333. At origination of that pooled mortgage loan, the borrower posted a letter of credit in the original face amount of $304,333, which represents the principal amount outstanding under the first mortgage loan as of the date of origination of the pooled mortgage loan, and established an escrow in an amount approximately equal to three months of debt service under the first mortgage loan. The trust as the holder of the pooled mortgage loan is entitled to draw on the letter of credit and/or the escrow to make payments under the first mortgage loan if the first mortgage loan becomes delinquent or defaulted.

          Existing (Mezzanine and Similar Financing)

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Crocker Park, representing 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), the owner of a non-controlling 50% interest in the equity in the borrower's parent has obtained financing in the original principal amount of $15,250,000, which loan is secured by a pledge of such equity. The holder of the pooled mortgage loan and the junior lender have entered into an agreement that provides, among other things, that (a) the junior lender will have certain rights to cure defaults under the pooled mortgage loan, (b) the junior lender may foreclose on the equity interests only if the transferee meets certain requirements and (c) if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender has the right to purchase the pooled mortgage loan, in whole and not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest, late payment fees, default interest and the required prepayment premium. The junior loan was made by an affiliate of the mortgage loan seller for the related pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Promenade
- AZ, representing 2.3% of the initial mortgage pool balance (and 2.6% of the initial loan group 1 balance), the owner of the related borrower has incurred existing mezzanine debt in the amount of $30,000,000. The holder of the pooled mortgage loan and the mezzanine lender have entered into an intercreditor agreement that provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the pooled mortgage loan, (b) the mezzanine lender may foreclose on the equity interests pledged as collateral for the mezzanine loan only if the transferee meets certain requirements and (c) if the pooled mortgage loan is a specially serviced mortgage loan, the mezzanine lender has the right to purchase the pooled mortgage loan, in whole and not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fee and late payment fees). The related pooled mortgage loan seller is the initial holder of the mezzanine loan but may sell or transfer the mezzanine loan at any time.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Meridian at
Indian Trail, which represents 0.5% of the initial mortgage pool balance (and
4.2% of the initial loan group 2 balance), a mezzanine loan secured by a pledge of the equity interests in the borrower was made in the original principal amount of $2,350,000. No intercreditor agreement exists between the mortgage loan seller and the other lender.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Greentec IV, representing 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), a mezzanine loan secured by a pledge of the equity interests in the borrower was made in the original principal amount of
$1,200,000. The mezzanine loan matures on November 1, 2015 and has an interest rate of 11%. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (a) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests or unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates, (b) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or accept title on the mezzanine collateral unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the

                                     S-110

then current ratings on the 2005-PWR10 certificates and, among other things, the transferee of the mezzanine collateral is an entity which meets certain financial and other tests under the intercreditor agreement, (c) the mezzanine lender has certain cure rights with respect to the pooled mortgage loan and (d)
the mezzanine lender has the right to purchase the related pooled mortgage loan in whole during certain circumstances, including monetary default or a non-monetary event of default which is subject to enforcement action, for a price generally equal to the outstanding principal of the pooled mortgage loan, together with accrued and unpaid interest, unpaid servicing expenses, and unreimbursed servicer advances and interest on those advances.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Collegian
Court, representing 0.2% of the initial mortgage pool balance (and 1.7% of the initial loan group 2 balance), the owner of a 50% equity interest in the related borrower has pledged its interest to secure a loan in the original principal amount of $400,000 from certain other members of the borrower, the proceeds of which have been contributed to the borrower. No intercreditor agreement exists between the holder of the pooled mortgage loan and the other lenders.

          Permitted In Future (Secured Financing)

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Muirwood
Apartments, representing 1.7% of the initial mortgage pool balance (and 14.7% of the initial loan group 2 balance), the loan documents permit secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the mezzanine financing and the mortgage indebtedness under the pooled mortgage loan and related Non-Pooled Subordinate Loans together must have a combined debt service coverage of not less than 1.25x and a combined loan-to-value ratio of not more than 80%.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as State
Street Commons Phase II, representing 0.8% of the initial mortgage pool balance
(and 0.9% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the secondary financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.20x and a combined loan-to-value ratio that is not more than 80%.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Tennant
Station, representing 0.6% of the initial mortgage pool balance (and 0.6% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property in an amount up to $10,000,000, subject to, among other things, the condition that the pooled mortgage loan and the secondary financing must have a combined loan-to-value ratio of not more than 75% and a combined debt service coverage ratio of at least 1.20x.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Woodlake
Boulevard Plaza, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the secondary financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.20x and a combined loan-to-value ratio that is not more than 80%.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as West Place
Two Retail Center, representing 0.1% of the initial mortgage pool balance (and
0.1% of the initial loan group 1 balance), the loan documents permit future secondary financing secured by the mortgaged property, subject to, among other things, the conditions that the secondary financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.40x and a combined loan-to-value ratio that is not more than 70%.

                                     S-111

          Permitted In Future (Mezzanine and Similar Financing)

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as World
Market Center, representing 8.5% of the initial mortgage pool balance (and 9.7%
of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and pooled mortgage loan together must have a combined loan-to-value ratio of not more than the ratio in effect on the origination date of the pooled mortgage loan and a combined debt service coverage ratio of at least 1.36x and
(ii) the mezzanine lender must enter into an intercreditor agreement in form and substance satisfactory to the holder of the pooled mortgage loan and the rating agencies.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Oasis Net
Leased Portfolio, representing 4.6% of the initial mortgage pool balance (and
5.2% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together must have a combined loan-to-value ratio that does not exceed 85% and a combined debt service coverage ratio that is not less than 1.07x; (ii) the mezzanine lender must enter into an intercreditor agreement in form and substance reasonably acceptable to the holder of the pooled mortgage loan; and (iii) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates (or evidence that it is not necessary for either rating agency to review the mezzanine financing). Alternatively, the borrower may issue preferred equity interests under analogous terms and conditions.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Westin
Copley Place, representing 4.0% of the initial mortgage pool balance (and 4.5%
of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred by a constituent party of the related borrower (other than constituent party required to be a special purpose entity), subject to approval by the holder of the pooled mortgage loan and, if requested by that holder, the approval of the rating agencies.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Crocker
Park, representing 3.8% of the initial mortgage pool balance (and 4.3% of the initial loan group 1 balance), the loan documents permit future mezzanine financing to members of the borrower's parent, subject to, among other things, the conditions that (i) the mezzanine financing and pooled mortgage loan together must have a combined loan-to-value ratio of not more than 89% and a combined debt service coverage ratio of at least 1.10x; (ii) the mezzanine lender must enter into an acceptable intercreditor agreement with the holder of the pooled mortgage loan and (iii) upon request, the lender must receive written confirmation from each rating agency that rated the series 2005-PWR10 certificates that such financing will not result in a downgrade, withdrawal or qualification of then current ratings on the series 2005-PWR10 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 49 East 52nd
Street, representing 0.8% of the initial mortgage pool balance (and 0.9% of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred by certain holders of direct or indirect ownership interest in the related borrower, subject to, among other things, the conditions that (i)
the pooled mortgage loan and the mezzanine debt together must have a combined debt service credit ratio of not less than 1.20x and a combined loan-to-value ratio of not more than 75%; (ii) the mezzanine lender must satisfy certain criteria; (iii) the mezzanine lender must execute intercreditor documents on current market terms that is reasonably acceptable to lender and the rating agencies; and (v) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Plaza
District Apartments, representing 0.3% of the initial mortgage pool balance (and
2.4% of the initial loan group 2 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and pooled mortgage loan together have a combined loan-to-value ratio of not more than 85% and a combined debt service coverage ratio of at least 1.10x; and (ii) the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

                                      S-112

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Shoppes at
Harpeth Village, representing 0.2% of the initial mortgage pool balance (and
0.3% of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together have a combined loan-to-value ratio that is not more than 80% and a combined debt service coverage ratio that is not less than 1.20x; (ii) the proceeds of the mezzanine financing are used solely to reimburse the mezzanine borrower for the costs associated with the purchase of certain improvements located on a portion of the mortgaged property for which the mortgage borrower's interest consists of a leasehold interest pursuant to a purchase option granted under the related ground lease; (iii) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably acceptable to the holder of the pooled mortgage loan; and (iv) upon request, the borrower delivers confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Park Square
Court Building, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the loan documents permit future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together must have a combined loan-to-value ratio that is not more than 85% and a combined debt service coverage ratio that is not less than 1.15x; (ii) the amount of the mezzanine financing must be not more than $546,000; and (iii) the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series
2005-PWR10 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Collegian
Court, representing 0.2% of the initial mortgage pool balance (and 1.7% of the initial loan group 2 balance), the loan documents permit future mezzanine financing, subject to, among other conditions, that (i) the amount of the mezzanine financing must not exceed $1,000,000; (ii) the mezzanine financing and the pooled mortgage loan together must have a combined loan-to-value ratio that is not more than 80% and a combined debt service coverage ratio that is not less than 1.20x; and (iii) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Walgreens -
Schererville, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred secured by ownership interests in the related borrower following the defeasance lockout period, subject to, among other things, the conditions that (i) the mezzanine debt and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than 1.20x and a combined loan-to-value ratio that is not more than 80%; (iii) the holder of the pooled mortgage loan and the rating agencies must approve the mezzanine lender; (iv) the mezzanine lender must execute intercreditor documents acceptable to the holder of the pooled mortgage loan and the rating agencies;
and (v) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 3030 Olcott
Street, representing 0.05% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the loan documents permit future mezzanine debt to be incurred by direct or indirect ownership interest in the related borrower following the defeasance lockout period, subject to, among other things, the conditions that (i) the mezzanine financing and the pooled mortgage loan together must have a combined debt service coverage ratio that is not less than
1.30x and a combined loan-to-value ratio that is not more than 75%; (ii) the mezzanine lender must satisfy certain criteria; (iii) the mezzanine lender must execute intercreditor documents on current market terms that are reasonably acceptable to the holder of the pooled mortgage loan; and (iv) upon request, the borrower must deliver confirmation from each rating agency that the financing would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2005-PWR10 certificates.

                                      S-113

          Additional Related Information

          In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

          See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

          The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

          OTHER ADDITIONAL FINANCING

          With respect to forty-nine (49) of the pooled mortgage loans, representing 7.1% of the initial mortgage pool balance (which pooled mortgage loans consist of forty-two (42) pooled mortgage loans in loan group 1, representing 6.8% of the initial loan group 1 balance, and seven (7) pooled mortgage loans in loan group 2, representing 9.7% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

          The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Oak Park
Mall, representing 10.5% of the initial mortgage pool balance (and 11.8% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate debt from affiliates of that borrower for various purposes, provided that, among other conditions, a subordination agreement acceptable to lender is delivered, the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase or leasing of equipment, and the intercompany debt does not exceed 5% of the outstanding principal balance of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Enclave at Kennedy Ridge, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate financing payable to affiliates in the aggregate original principal amount of $300,000. These loans have been subordinated to the related pooled mortgage loan pursuant to a subordination and standstill agreement in favor of the holder of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Access Self
Storage - Bernardsville, representing 0.2% of the initial mortgage pool balance
(and 0.3% of the initial loan group 1 balance), the loan documents permit the borrower to incur future unsecured financing from its managing members in an amount not to exceed 5% of the original principal balance of that pooled mortgage loan, subject to delivery of a subordination and standstill agreement in favor of the lender.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Pinetree
Plaza, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the loan documents permit the borrower to incur unsecured financing from its members in an amount not to exceed 3% of the original principal balance of that pooled mortgage loan, subject to delivery of a subordination and standstill agreement in favor of the lender and to the condition that the unsecured financing is payable solely from excess cash flow.

                                      S-114

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Price Chopper
- Morrisville, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the loan documents permit future unsecured subordinate debt to be incurred provided that, among other conditions, (i) the combined debt service coverage ratio of the pooled mortgage loan and the unsecured debt is not less than 1.07x, (ii) the combined loan-to-value ratio of the pooled mortgage loan and the unsecured debt is not more than 85%, and (iii)
the subordinate lender enters into an intercreditor agreement acceptable to the holder of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Price Chopper
- St. Johnsbury, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the loan documents permit future unsecured subordinate debt to be incurred provided that, among other conditions,
(i) the combined debt service coverage ratio of the pooled mortgage loan and the unsecured debt is not less than 1.07x, (ii) the combined loan-to-value ratio of the pooled mortgage loan and the unsecured debt is not more than 85%, and (iii)
the subordinate lender enters into an intercreditor agreement acceptable to the holder of the pooled mortgage loan.

          We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

          Additional Collateral.

          One hundred eighty-four (184) of the pooled mortgage loans, representing 80.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 148 pooled mortgage loans in loan group 1, representing 77.4%
of the initial loan group 1 balance, and 36 pooled mortgage loans in loan group
2, representing 100.0% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

          Cash Management Agreements/Lockboxes.

          Fifty-nine (59) of the pooled mortgage loans, representing 61.5% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-one (51) pooled mortgage loans in loan group 1, representing 66.9% of the initial loan group 1 balance, and eight (8) pooled mortgage loans in loan group
2, representing 21.0% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related
               mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-115

          o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account
               controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable
               servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
               Date, and no lockbox is contemplated to be established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

          Hazard Insurance.

          See "Servicing of the Mortgage Loans Under the Series 2005-PWR10
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

          Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

          If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally

                                      S-116

require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

          Tenant Matters.

          Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

          o    Twenty-four (24) of the mortgaged properties, securing 4.2% of the initial mortgage pool balance (and 4.8% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

          o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

          o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

          o    Certain of the multifamily rental properties receive rent
               subsidies from the United States Department of Housing and Urban
               Development under its Section 8 program or otherwise.

          o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

          o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the
               foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure.

          o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is
               affiliated with the related borrower.

          o    Included in the mortgaged properties are five (5) medical office properties, identified on Appendix B to this prospectus
               supplement, securing 1.1% of the initial mortgage pool balance
               (and 1.3% of the initial loan group 1 balance). A portion of other mortgaged properties may be utilized as a medical office.
               The performance of a medical office property may depend on (i)
               the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment)
               from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

          Appraisals.

          In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory

                                      S-117

agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of one (1) mortgaged property, representing security for 1.5% of the initial mortgage pool balance (and 1.7% of the initial loan group 1 balance), for which the related appraisals are no more than 14 months old as of the cut-off date. See "Risk Factors--Appraisals May
Inaccurately Reflect the Value of the Mortgaged Properties" in this prospectus supplement.

          Environmental Assessments.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 3.1% of the initial mortgage pool balance (and 3.5% of the initial loan group 1 balance), for which the related environmental assessments are not more than 21 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the
Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and
State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which
May Result in Reduced Payments on Your Offered Certificates" in this prospectus supplement.

          Property Condition Assessments.

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of five (5)
mortgaged properties, representing security for 3.4% of the initial mortgage pool balance (and 3.9% of the initial loan group 1 balance), for which the related engineering reports are not more than 36 months old as of the cut-off date. See "Risk Factors--Property Inspections and Engineering Reports May Not
Reflect All Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

          Seismic Review Process.

          In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost, or, in some cases, an

                                      S-118

estimate of probable loss in excess of 20%, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

          Zoning and Building Code Compliance.

          Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

          Environmental Insurance.

          Thirty-four (34) mortgaged properties, securing 3.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 31 pooled mortgage loans in loan group 1, representing 3.4% of the initial loan group 1 balance, and 3 pooled mortgage loans in loan group 2, representing 2.7% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2005-PWR10 certificates, will have been paid in full.

          In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

          o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

          o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the
               appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies.

                                      S-119

If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

          The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

          The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,000,000.

          There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

          In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

          Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR10 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          For purposes of the tables in Appendix A and for the information presented in Appendix B, Appendix C and Appendix D:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the debt service payable under those Non-

                                      S-120

               Pooled Pari Passu Companion Loans, but in any case does not reflect the debt service payable on any related Non-Pooled
               Subordinate Loan. The debt service coverage ratio information for the pooled mortgage loans contained in any group of
               cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

               In connection with the calculation of DSCR, in determining
               Underwritten Net Cash Flow for a mortgaged property, the
               applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating
               information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten
               Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective
               borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating
               statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain
               adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information.
               No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV"
               are references to "LTV Ratio at Maturity" and references to
               "Remaining Term" are references to "Stated Remaining Term to
               Maturity or ARD". For purposes of this prospectus supplement
               (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
               Appendix C and Appendix D, the "Cut-off Date Loan-to-Value
               Ratio", "LTV Ratio at Maturity" or "Stated Remaining Term to
               Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the indebtedness under those Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled Subordinate Loan. The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

                                      S-121

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled
               Pari Passu Companion Loans, the indebtedness under those
               Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled
               Subordinate. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group.

          (4)  You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

          (5)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

          (6)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its
               obligations under the related lease.

          (7)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments,
               including balloon payments, will be distributed to investors in the respective months in which those payments are due.

          Nine (9) mortgage loans that we intend to include in the trust, representing 5.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 8 pooled mortgage loans in loan group 1, representing 6.4% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 2.4% of the initial loan group 2 balance) have not closed as of the date of the preparation of this prospectus supplement and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans have different characteristics than anticipated.

          The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

                                      S-122

THE MORTGAGE LOAN SELLERS

          General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Principal Commercial Funding, LLC, Wells Fargo Bank, National Association
and Nationwide Life Insurance Company on the Issue Date. See the table titled
"Mortgage Loan Sellers" on Appendix A to this prospectus supplement.

          Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling
and Servicing Agreement--The Initial Master Servicers, the Initial Special
Servicer and the Initial Primary Servicers--Wells Fargo Bank, National
Association" in this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund.
WFB is also one of the master servicers and the certificate administrator under the series 2005-PWR10 pooling and servicing agreement.

          Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc., a New York corporation and an affiliate of the Depositor and Bear, Stearns & Co. Inc., one of the
underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179.

          Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in
Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of
PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark,
New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of
PMCC). Prudential Asset Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2005-PWR10 pooling and servicing agreement.

          Nationwide Life Insurance Company. Nationwide Life Insurance Company
("Nationwide Life") is a leading provider of long-term savings and retirement products in the United States. Nationwide Life is a wholly-owned subsidiary of
Nationwide Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States with assets of approximately $117.4 billion (unaudited) at September 30, 2005.
Nationwide Financial's real estate investment department originated approximately $2.1 billion and $2.5 billion in commercial mortgage loans in the first nine months of 2005 and all of 2004, respectively, and has averaged over
$2.0 billion in commercial mortgage loan originations per year over the past four years. Nationwide Financial currently manages over $11 billion of mortgage loans for Nationwide Life and its affiliates, and for other third parties.
Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that Nationwide Life is selling to us for deposit into the trust fund and Nationwide Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

          Principal Commercial Funding, LLC. PCF is a wholly owned subsidiary of
Principal Global Investors, LLC which is a wholly owned subsidiary of Principal
Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa
50392.

          The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

          On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the

                                      S-123

accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to The Westin Copley Place
Pooled Mortgage Loan, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the Non-Trust
Servicing Agreement (and photocopies thereof generally will be delivered to the series 2005-PWR10 trustee) other than the original mortgage note, which will be delivered to the series 2005-PWR10 trustee.

          With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR10 pooling and servicing agreement.

          If--

          o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
               and

          o    that omission or defect materially and adversely affects the interests of the series 2005-PWR10 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR10 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR10 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2005-PWR10 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

          The series 2005-PWR10 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

          As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

          o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

               1.   the identification of the related mortgaged property,

               2.   the cut-off date principal balance of the mortgage loan,

               3.   the amount of the monthly debt service payment,

               4.   the mortgage interest rate, and

                                      S-124

               5.   the maturity date and the original and remaining term to
                    stated maturity (or, in the case of an ARD Loan, the
                    anticipated repayment date and the original and remaining
                    term to that date).

          o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

          o    Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other Financing"
               above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien (or, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, a second priority lien) upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

          o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy,
               insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
               (2) general principles of equity, and except that certain
               provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the
               mortgagee's realization of the principal benefits and/or security provided thereby.

          o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

          o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first
               priority lien (or, in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Rushville Plaza, a second priority lien) of the related mortgage instrument in the original
               principal amount of the mortgage loan after all advances of principal, subject only to--

               1.   Permitted Encumbrances, and

               2.   the discussion under "Certain Characteristics of the
                    Mortgage Pool--Pari Passu, Subordinate and Other Financing"
                    above.

          o    The proceeds of the pooled mortgage loan have been fully
               disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

          o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

                                      S-125

          o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan
               (except in any such case where (1) an escrow of funds or
               insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

          The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

          The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2005-PWR10 pooling and servicing agreement. If--

          o    there exists a breach of any of the above-described
               representations and warranties made by a mortgage loan seller,
               and

          o    that breach materially and adversely affects the interests of the series 2005-PWR10 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR10 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR10 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

          o    cure the material breach or the material document defect in all material respects;

          o    repurchase the affected pooled mortgage loan at the applicable
               Purchase Price; or

          o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by
               Fitch and S&P to the series 2005-PWR10 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

               1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

               2.   is acceptable to the series 2005-PWR10 controlling class
                    representative.

          If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

          o    the Purchase Price, exceeds

          o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

                                      S-126

          The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

          If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

          o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the
               provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement,
               and

          o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

               o    the debt service coverage ratio for all those other loans
                    (excluding the affected loan(s)) for the four calendar
                    quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt
                    service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement,
                    (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

               o    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                    Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                    loan(s)) at the time of repurchase or replacement, and (C)
                    75%.

          The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR10 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

          No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

          A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

          Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

                                      S-127

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR10 POOLING AND
                               SERVICING AGREEMENT

GENERAL

          The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than The Westin Copley Place Pooled Mortgage
Loan) will be governed by the series 2005-PWR10 pooling and servicing agreement.
In this "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and
Servicing Agreement" section, we describe some of the provisions of the series
2005-PWR10 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2005-PWR10 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

          The Westin Copley Place Pooled Mortgage Loan, which is the
Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loan--
The Westin Copley Place" in this prospectus supplement. The servicing provisions of the Non-Trust Servicing Agreement are similar, though not identical to, those of the series 2005-PWR10 pooling and servicing agreement.

          The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property)
for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

          In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR10
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

          o    all mortgage loans (other than the Non-Trust-Serviced Pooled
               Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

          o    all worked-out mortgage loans (other than the Non-Trust-Serviced
               Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

          If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

          The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to the Non-Trust-Serviced Pooled Mortgage Loan).

          The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loan or any
REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled
Mortgage Loan or any REO Property related thereto) as to which it is the applicable master servicer.

                                      S-128

          None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR10 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

          In the case of the pooled mortgage loans sold by Principal Commercial
Funding, LLC and Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal
Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.
Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2005-PWR10 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2005-PWR10 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2005-PWR10 pooling and servicing agreement.

          For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the Trust-Serviced Mortgage
Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR10 certificateholders and the holder of the related
Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

          Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2005-PWR10 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

          If the series 2005-PWR10 trustee is requested to consent to any loan-level action in its capacity as holder of the Non-Trust-Serviced Pooled
Mortgage Loan under the related intercreditor agreement or the Non-Trust
Servicing Agreement, then the trustee will be prohibited from granting such consent unless the series 2005-PWR10 special servicer directs it to grant such consent and, in some circumstances, the special servicer has received written confirmation from each of Fitch and S&P to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates. If the trustee receives actual notice of a default or event of default by any party under the Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series
2005-PWR10 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series
2005-PWR10 pooling and servicing agreement. In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of the Non-Trust Servicing Agreement and/or The Westin
Copley Place Intercreditor Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the Non-Trust Servicing
Agreement, unless the trustee receives the consent of the applicable series
2005-PWR10 master servicer and the series 2005-PWR10 controlling class representative and a written confirmation from each of Fitch and S&P to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates, and any such confirmation will be at the expense of the trust fund unless it is paid by another person.

          The section in the accompanying prospectus entitled "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and
the Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2005-PWR10 pooling and servicing agreement.

                                      S-129

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICERS

          General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns
Commercial Mortgage, Inc., Principal Commercial Funding, LLC and Nationwide Life
Insurance Company to us for deposit into the trust fund, except that Wells Fargo
Bank, National Association will conduct master servicing activities with respect to The Westin Copley Place Pooled Mortgage Loan in its capacity as initial master servicer under the applicable Non-Trust Servicing Agreement and will play a limited role in the servicing of The Westin Copley Place Pooled Mortgage Loan in its capacity as master servicer under the series 2005-PWR10 pooling and servicing agreement. ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans, except that ARCap Servicing, Inc.
will conduct special servicing activities with respect to The Westin Copley
Place Pooled Mortgage Loan in its capacity as initial special servicer under the related Non-Trust Servicing Agreement and will play a limited role in the special servicing of The Westin Copley Place Pooled Mortgage Loan in its
capacity as special servicer under the series 2005-PWR10 pooling and servicing agreement. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.
Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by PCF to us for deposit into the trust fund. The special servicer under the Non-Trust Servicing Agreement is subject to removal or replacement pursuant to the terms of the Non-Trust Servicing Agreement.

          Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of September 30, 2005,
PAR was responsible for overseeing the servicing of approximately 6,137 commercial and multifamily loans, with an approximate total principal balance of
$45.3 billion.

          Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105. As of September 30, 2005, WFB was responsible for servicing approximately
8,019 commercial and multifamily mortgage loans, totaling approximately $66.7 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of
1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

          ARCap Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. ARCap CMBS Fund
II REIT, Inc., the entity that is anticipated to be the initial series
2005-PWR10 controlling class representative, is an affiliate of ARCap REIT, Inc.
As of September 30, 2005, ARCap was the named special servicer on 49 commercial mortgage-backed securities transactions encompassing 7,248 loans with a principal balance of $50.5 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

          Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

          Principal Global Investors, LLC. Principal Global Investors, LLC, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. It is the parent company of PCF.

          The information set forth in this prospectus supplement concerning each of PAR, WFB, ARCap, PCF and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

                                      S-130

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

          The master servicing fee:

          o    will be earned with respect to each and every pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), including--

               1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

               2.   each such pooled mortgage loan, if any, as to which the
                    corresponding mortgaged property has become an REO Property,
                    and

               3.   each such pooled mortgage loan as to which defeasance has
                    occurred; and

          o    in the case of each such pooled mortgage loan (other than the
               Non-Trust-Serviced Pooled Mortgage Loan), will--

               1.   be calculated on the same interest accrual basis as that
                    pooled mortgage loan, which will be a 30/360 Basis or an
                    Actual/360 Basis, as applicable,

               2.   accrue at a master servicing fee rate, on a loan-by-loan
                    basis,

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

               4.   be payable monthly to the applicable master servicer from
                    amounts received with respect to interest on that pooled
                    mortgage loan.

          Each of Nationwide Life and Principal Global Investors, LLC will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

          With respect to the Non-Trust-Serviced Pooled Mortgage Loan, the party that serves as the master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees. Those fees (which include any other administrative fees payable under the Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate specified in Appendix B to this prospectus supplement. Those fees payable under the applicable Non-Trust
Servicing Agreement accrue at a rate per annum equal to 0.03%.

          If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, for which no servicing fees are payable under the series 2005-PWR10 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

          The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

          Prepayment Interest Shortfalls. The series 2005-PWR10 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls

                                      S-131

arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR10 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

          Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under
"Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR10 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the
Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

          Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2005-PWR10 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation
(whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon

                                      S-132

payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the
Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

          Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          o    the special servicing fee,

          o    the workout fee, and

          o    the liquidation fee.

          Special Servicing Fee. The special servicing fee:

          o    will be earned with respect to--

               1.   each specially serviced mortgage loan serviced by the
                    special servicer (other than, if applicable, the
                    Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing
                    Agreement), if any, and

               2.   each mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage
                    Loan, for which a similar fee may become payable under the
                    Non-Trust Servicing Agreement), if any, as to which the
                    corresponding mortgaged property has become an REO Property;

          o    in the case of each mortgage loan described in the foregoing bullet, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be a 30/360 Basis or an Actual/360
                    Basis, as applicable,

               2.   accrue at a special servicing fee rate of 0.25% per annum,
                    and

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
               Properties that are on deposit in the master servicers'
               collection accounts from time to time.

          Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan, for which a similar fee may become payable under the Non-Trust
Servicing Agreement). Except as otherwise described in

                                      S-133

the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate
Loan will be payable out of any collections on or with respect to the related
Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

          The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

          If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

          Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR10 certificateholders.

          Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

          In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2005-PWR10 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

          Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR10 certificateholders.

                                      S-134

          Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2005-PWR10 pooling and servicing agreement:

          o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2005-PWR10 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

          o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

          o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

          Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each master servicer and the special servicer --

          o    will be entitled to retain any interest or other income earned on those funds, and

          o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

          No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

          Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR10 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR10 pooling and servicing agreement.

          Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR10 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

          Notwithstanding any provision of the series 2005-PWR10 pooling and servicing agreement described in this prospectus supplement to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

          o    the special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

          o    the special servicer may not make requests for servicing advances more frequently than once per calendar month.

                                      S-135

          If a master servicer is required under the series 2005-PWR10 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

          o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

          o    if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement.
The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR10 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR10 certificates on that distribution date.

          Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled

                                      S-136

mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

          In general, none of the master servicers, the special servicers, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loan under the series
2005-PWR10 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust Servicing Agreement.

          The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property
(other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-PWR10 certificateholders (or, if a Trust-Serviced Mortgage Loan
Group is involved, the best interest of the series 2005-PWR10 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole.
In addition, if the servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

          The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, out of collections on the related Non-Pooled
Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances,
Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

          If any servicing advances are made with respect to the
Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the "Money Rates" section of The Wall Street
Journal from time to time or such other publication as determined by the trustee under that Non-Trust Servicing Agreement in its reasonable discretion.

THE SERIES 2005-PWR10 CONTROLLING CLASS REPRESENTATIVE

          Controlling Class. As of any date of determination, the controlling class of series 2005-PWR10 certificateholders will be the holders of the most subordinate class of series 2005-PWR10 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR10 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR10 certificateholders will be the holders of the most subordinate class of series
2005-PWR10 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of

                                      S-137

determining the series 2005-PWR10 controlling class, the class A-1, A-2, A-3,
A-AB, A-4 and A-1A certificates will represent a single class.

          Appointment of Controlling Class Representative. The holders of series
2005-PWR10 certificates representing more than 50% of the total principal balance of the series 2005-PWR10 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR10 controlling class representative. The series 2005-PWR10 controlling class representative may resign at any time. ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer is expected to be the initial series 2005-PWR10 controlling class representative.

          Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2005-PWR10 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

          o    a summary of the status of the subject specially serviced
               mortgage loan and any negotiations with the related borrower;

          o    a discussion of the general legal and environmental
               considerations reasonably known to the special servicer,
               consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2005-PWR10 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

          o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

          o    a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

          o    the appraised value of the related mortgaged property or
               properties, together with the assumptions used in the calculation thereof; and

          o    such other information as the special servicer deems relevant in light of the Servicing Standard.

          The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR10 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2005-PWR10 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

          The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR10 controlling class representative may reject the report if--

          o    the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR10 certificateholders or (if a
               Trust-Serviced Mortgage Loan Group is involved) the related
               Trust-Serviced Non-Pooled Noteholder, and

                                      S-138

          o    it has made a reasonable effort to contact the series 2005-PWR10 controlling class representative.

          The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

          In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2005-PWR10 controlling class representative and the series 2005-PWR10 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action):

          o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

          o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced
               mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD Additional Interest, has an unpaid principal balance of $2,500,000 or more;

          o    any acceptance of a discounted payoff with respect to any
               specially serviced mortgage loan;

          o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any
               hazardous materials located at an REO Property;

          o    any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an
               outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y)
               the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by)
               the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class representative);

          o    any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special
               servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class
               representative);

          o    any releases of letters of credit, reserve funds or other
               collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series
               2005-PWR10 controlling class representative);

                                      S-139

          o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series
               2005-PWR10 controlling class representative);

          o    any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a
               "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
               $2,500,000, the consent of (or failure to object by) the series
               2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10 controlling class
               representative); or

          o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance
               (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR10 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR10
               controlling class representative).

          However, the special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR10 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-PWR10 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

          Furthermore, the series 2005-PWR10 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series
2005-PWR10 pooling and servicing agreement.

          The series 2005-PWR10 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. The "controlling class" of securityholders in connection with the series 2005-TOP20 commercial securitization effected by an affiliate of the depositor, or their designee or representative, will generally have substantially similar rights under the
Non-Trust Servicing Agreement with respect to the Non-Trust-Serviced Pooled
Mortgage Loan as the series 2005-PWR10 controlling class representative has under the series 2005-PWR10 pooling and servicing agreement with respect to pooled mortgage loans other than the Non-Trust-Serviced Pooled Mortgage Loan.
However, the series 2005-PWR10 controlling class representative will be entitled to exercise any consultation rights granted to the trust under that Non-Trust
Servicing Agreement intercreditor agreement in connection with actions proposed to be taken with respect to the Non-Trust-Serviced Pooled Mortgage Loan by the
applicable special servicer under the Non-Trust Servicing Agreement.

          The series 2005-PWR10 controlling class representative will not have the rights otherwise described above with respect to the Muirwood Apartments
Loan Group unless a Muirwood Apartments Change of Control Event exists. See
"--Muirwood Apartments Non-Pooled Subordinate Noteholder" below.

          In the case of the Chapanoke Square Loan Group, the series 2005-PWR10 controlling class representative will generally have the rights otherwise described above, except that the related Non-Pooled Subordinate Noteholder's approval is required for material amendments proposed to be executed prior to the expiration of that Non-Pooled Subordinate

                                      S-140

Noteholder's defaulted loan purchase option (which option expires approximately
30 days after notice of certain material payment delinquencies and defaults).
See "--Chapanoke Square Non-Pooled Subordinate Noteholder" below.

          Notwithstanding the provisions described above, the series 2005-PWR10 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

          o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2005-PWR10 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing
               Standard;

          o    result in an adverse tax consequence for the trust fund;

          o    expose the trust, the parties to the series 2005-PWR10 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

          o    materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2005-PWR10 pooling and servicing agreement.

          When reviewing the rest of this "Servicing Under the Series 2005-PWR10
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR10 controlling class representative discussed above could have on the actions of the special servicer.

          Liability to Borrowers. In general, any and all expenses of the series
2005-PWR10 controlling class representative are to be borne by the holders of the series 2005-PWR10 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR10 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

          Liability to the Trust Fund and Certificateholders. The series
2005-PWR10 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-PWR10 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR10 certificates, does not have any duty to the holders of any class of series 2005-PWR10 certificates other than the controlling class of series 2005-PWR10 certificates and may take actions that favor the interests of the holders of the controlling class of series
2005-PWR10 certificates over those of other classes of series 2005-PWR10 certificates. It will have no liability to any other series 2005-PWR10 certificateholders for having acted as described above and those other series
2005-PWR10 certificateholders may not take any action against it for having acted as described above.

THE MUIRWOOD APARTMENTS NON-POOLED SUBORDINATE NOTEHOLDERS

          Except under the circumstances described below in this "Muirwood
Apartments Non-Pooled Subordinate Noteholders" section, the applicable master servicer and the special servicer for the Muirwood Loan Group will be required to obtain the prior written consent of the Muirwood Apartments Non-Pooled
Subordinate Noteholders prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement) with respect to any of the Muirwood Apartments Pooled
Mortgage Loan or the Muirwood Apartments Non-Pooled Subordinate Loans:

          o    any proposed foreclosure upon or comparable conversion or any other enforcement action under the related loan documents (which may include acquisition of an REO Property);

                                      S-141

          o    any proposed modification of a monetary term or forgiveness of interest or principal or acceptance of a discounted payoff, or of any non-monetary term;

          o    any proposed sale of the related mortgaged property after it becomes REO Property (other than upon termination of the PWR10 trust pursuant to the pooling and servicing agreement) or any proposed sale of any of the defaulted pooled mortgage loan or defaulted non-pooled mortgage loans (other than pursuant to the provisions described in "--Fair Value Purchase Option" below);

          o    any determination to bring the related mortgaged property after it becomes REO Property into compliance with environmental laws or to otherwise address hazardous materials located at the related mortgaged property or related REO Property;

          o    any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the loan documents;

          o    any acceptance of substitute or additional collateral (other than in accordance with the terms of the loan documents) or any release of collateral (other than in accordance with the terms of the loan documents or upon satisfaction of the related pooled mortgage loan and the related non-pooled mortgage loans);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o    any acceptance of an assumption agreement releasing the borrower, a guarantor or an indemnitor from liability with respect to the
               Muirwood Apartments Loan Group or any loan therein (other than in accordance with the terms of the loan documents); or

          o    any consent to a modification, waiver or amendment of a monetary term or a term the modification of which may have a material adverse effect on the Muirwood Apartments Non-Pooled Subordinate
               Noteholders, which modification, waiver or amendment is proposed by the applicable master servicer, primary servicer or special servicer pursuant to the pooling and servicing agreement;

provided, that in the event that the applicable master servicer or the applicable special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the holder of the
Muirwood Apartments Pooled Mortgage Loan and the Muirwood Apartments Non-Pooled
Subordinate Noteholders (as a collective whole) (except with respect to a proposed waiver or modification of monetary terms described in the second bullet in the list above or any environmental compliance described in the fourth bullet in that list), the applicable master servicer or the special servicer may take any such action without waiting for the Muirwood Apartments Non-Pooled
Subordinate Noteholders' responses.

          The approval and direction rights of the Muirwood Apartments
Non-Pooled Subordinate Noteholders will terminate upon the occurrence of a
Muirwood Apartments Change of Control Event. In this case, with respect to servicing actions involving the Muirwood Apartments Loan Group, the series
2005-PWR10 controlling class representative will have the rights and powers that it has with respect to other pooled mortgage loans generally as described under
"--The Series 2005-PWR10 Controlling Class Representative--Rights and Powers of
the Controlling Class Representative" above.

          Also notwithstanding the foregoing, no advice, direction or objection for or by a Muirwood Apartments Non-Pooled Subordinate Noteholder may (and the
applicable master servicer and special servicer must ignore and act without regarding to any such advice, direction or objection that it has determined in its reasonable, good faith judgment will) require or cause the applicable master servicer or special servicer to violate any other provisions of the related
Mortgage Loan Group Intercreditor Agreement and/or the series 2005-PWR10 pooling and servicing agreement and the applicable master servicer or special servicer shall not comply with any advice, consultation, approval or non-approval provided by the Muirwood Apartments Non-Pooled Subordinate Noteholders if such advice, consultation, approval or non-approval would (A) cause a violation of any applicable law, (B) be inconsistent with the Servicing Standard, (C) cause a violation of the provisions of the related Mortgage Loan Group Intercreditor
Agreement or the series 2005-PWR10 pooling and servicing agreement relating to the REMIC provisions, (D) cause a violation of any other provisions of the related Mortgage Loan Group Intercreditor

                                      S-142

Agreement or the series 2005-PWR10 pooling and servicing agreement, (E) cause a violation of the terms of any loan in the Muirwood Apartments Loan Group, or (F)
materially expand the scope of any servicer's responsibilities under the series
2005-PWR10 pooling and servicing agreement.

          In addition, the Muirwood Apartments Non-Pooled Subordinate
Noteholders will have certain cure rights and a defaulted loan purchase option as described under "Description of the Mortgage Pool - Pari Passu, Subordinate
and Other Financing" in this prospectus supplement and certain rights to replace the Special Servicer with respect to the special servicing of the Muirwood
Apartments Loan Group as described under "--Replacement of the Special
Servicer".

          The initial Muirwood Apartments Non-Pooled Subordinate Noteholder will be Nationwide Life Insurance Company, which is also the related mortgage loan seller.

          The Muirwood Apartments Non-Pooled Subordinate Noteholder may have relations and interests that conflict with those of the series 2005-PWR10 certificateholders. It has no obligations to the series 2005-PWR10 certificateholders and may act solely in its own interests. No series 2005-PWR10 certificateholder may take any action against the Muirwood Apartments Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

          When reviewing the rest of this "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the Muirwood
Apartments Non-Pooled Subordinate Noteholder discussed above could have on the actions of the applicable master servicer or the special servicer.

THE CHAPANOKE SQUARE NON-POOLED SUBORDINATE NOTEHOLDER

          The Non-Pooled Subordinate Noteholder for the Chapanoke Square Loan
Group will have limited consent rights described under "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and Other Financing - Chapanoke Square Loan Group" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

          The series 2005-PWR10 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2005-PWR10 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR10 certificates.

          Notwithstanding any contrary provision of the series 2005-PWR10 pooling and servicing agreement, in connection with the special servicing of the
Muirwood Apartments Loan Group only, at any time prior to the occurrence of a
Muirwood Apartments Change of Control Event, the holders of the Muirwood
Apartments Non-Pooled Subordinate Loans included in the Muirwood Apartments Loan
Group may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer for the Muirwood Apartments Loan
Group, in which case the designated party will be the special servicer for the
Muirwood Apartments Loan Group. However, that appointment will be subject to, among other things, receipt by the trustee of written confirmation from each of
Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series
2005-PWR10 certificates.

MAINTENANCE OF INSURANCE

          In the case of each mortgage loan (excluding the Non-Trust-Serviced
Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

                                      S-143

          o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          o    all other insurance coverage as is required, or (subject to the
               Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

          o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

          o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii)
               not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for
               properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently)
               than annually).

          Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2005-PWR10 pooling and servicing agreement described above under
"--The Series 2005-PWR10 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

          With respect to each specially serviced mortgage loan and REO
Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to
(i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified
Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing
Standard.

                                      S-144

          If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by Fitch and "A" by S&P, and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

          Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

          In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Fitch and/or S&P, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from Fitch and/or S&P, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR10 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2005-PWR10 pooling and servicing agreement described above under "--The Series 2005-PWR10
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan".

TRANSFERS OF INTERESTS IN BORROWERS

          Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

          o    the subject mortgage loan is a pooled mortgage loan that alone -
               or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal
               Balance); has a cut-off date principal balance in excess of
               $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

                                      S-145

          o    the transfer is of an interest in the borrower of greater than
               49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Fitch and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR10 certificates. In addition, the series 2005-PWR10 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, agree to:

          o    modify, waive or amend any term of any mortgage loan;

          o    extend the maturity of any mortgage loan;

          o    defer or forgive the payment of interest (including Default
               Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

          o    defer or forgive the payment of late payment charges on any mortgage loan;

          o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

          o    permit the release, addition or substitution of collateral securing any mortgage loan; or

          o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

          The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR10 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

          o    Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other
               above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional
               Interest and (b) with respect to certain routine matters.

          o    With limited exceptions generally involving the waiver of Default
               Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other
               above-referenced actions with respect to any mortgage loan, if doing so would--

               1.   affect the amount or timing of any related payment of
                    principal, interest or other amount payable under the
                    mortgage loan, or

               2.   in the judgment of the special servicer, materially impair the security for the mortgage loan,

                                      S-146

               unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series
               2005-PWR10 certificateholders and, in the case of a
               Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled
               Noteholder, all as a collective whole, on a present value basis than would liquidation.

          o    As regards modifications, waivers and amendments of a
               Trust-Serviced Mortgage Loan Group:

               1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan
                    Group, any payments on and proceeds of that Trust-Serviced
                    Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan
                    Group) in accordance with the allocation and payment
                    priorities set forth in the related Mortgage Loan Group
                    Intercreditor Agreement, such that none of the trust as
                    holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a
                    priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
                    Intercreditor Agreement; and

               2.   in the case of any Mortgage Loan group that also includes a
                    Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to
                    which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

                    (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the
                         waiver, reduction or deferral of the entire
                         corresponding item in respect of the related Non-Pooled
                         Subordinate Loan, and

                    (b)  no reduction of the mortgage rate (exclusive, if
                         applicable, of any portion thereof that represents the
                         rate at which Post-ARD Additional Interest is
                         calculated) of the related pooled mortgage loan will be
                         effected prior to the reduction of the mortgage rate
                         (exclusive, if applicable, of any portion thereof that
                         represents the rate at which Post-ARD Additional
                         Interest is calculated) of the related Non-Pooled
                         Subordinate Loan.

          o    Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

               1.   with certain exceptions, five years after the mortgage
                    loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

               2.   five years prior to the rated final distribution date, and

               3.   if the mortgage loan is secured by a lien solely or
                    primarily on the related borrower's leasehold interest in
                    the corresponding mortgaged property, 20 years or, to the
                    extent consistent with the Servicing Standard, giving due
                    consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                    related ground lease, plus any unilateral options to extend.

          o    Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

               1.   cause any of REMIC I, REMIC II or REMIC III to fail to
                    qualify as a REMIC under the Internal Revenue Code or either of the respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

               2.   result in the imposition of any tax on prohibited
                    transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue
                    Code or the imposition of any tax on either of the
                    respective grantor trusts related to the class R and class V certificates under the Internal Revenue Code, or

                                      S-147

               3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                    Revenue Code.

          o    Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master
               servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

          o    The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first--

               1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts
                    environmental assessments, at the expense of the borrower, that--

                    (a)  the additional or substitute collateral is in
                         compliance with applicable environmental laws and
                         regulations, and

                    (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                         management or disposal of any hazardous materials for
                         which investigation, testing, monitoring, containment,
                         clean-up or remediation would be required under any
                         then applicable environmental laws or regulations; and

               2.   received, at the expense of the related borrower to the
                    extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of Fitch and S&P that the addition or substitution of real estate collateral will not result in a
                    qualification, downgrade or withdrawal of any rating then
                    assigned by that rating agency to a class of series
                    2005-PWR10 certificates.

          o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in
               accordance with the terms of, or upon satisfaction of, the mortgage loan.

          The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

          Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2005-PWR10 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

          All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

          In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2005-PWR10 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder.
If approval

                                      S-148

is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

          Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR10 pooling and servicing agreement, unless--

          o    an appraisal had previously been obtained within the prior twelve months, and

          o    the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

          As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2005-PWR10 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and, in the case of the Muirwood Apartments Loan
Group, the determination of whether the series 2005-PWR10 controlling class representative or the related Non-Pooled Subordinate Noteholder(s), as applicable, may exercise certain control rights with respect to the related
Trust-Serviced Mortgage Loan Group. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2005-PWR10 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          o    any and all Servicing Transfer Events with respect to the
               mortgage loan have ceased, and

          o    no other Servicing Transfer Event or Appraisal Trigger Event has
               occurred with respect to the subject mortgage loan during the preceding three months.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

          Notwithstanding the foregoing, the series 2005-PWR10 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2005-PWR10 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction
Amount.

          Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

                                      S-149

          Also notwithstanding the foregoing, any Appraisal Reduction Amounts
(as calculated under the Non-Trust-Servicing Agreement) with respect to the
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2005-PWR10 pooling and servicing agreement in this regard, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

          General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates.

          The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

          Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

          Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

          The series 2005-PWR10 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

          If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the special servicer must notify the series 2005-PWR10 controlling class representative, the holder(s) of the series 2005-PWR10 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the
Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period) and report to those parties the Fair Value of the subject Specially Designated
Defaulted Pooled Mortgage Loan. The special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

          Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR10 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at
a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master

                                      S-150

servicer and the series 2005-PWR10 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This
"Purchase Option" will instead be exercisable by the special servicer for 30 days if the majority holder(s) of the series 2005-PWR10 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the special servicer or an assignee thereof does not so exercise the Purchase Option, the majority holder(s) of the series 2005-PWR10 controlling class will again become entitled to exercise the Purchase Option. In addition, the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will be assignable by any holder of that option to any third party (other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series 2005-PWR10 pooling and servicing agreement.

          The series 2005-PWR10 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to each Pooled Mortgage Loan included in a Trust-Serviced
Mortgage Loan Group is subject to the prior right of one or more Non-Pooled
Subordinate Noteholders to exercise any option to purchase that Pooled Mortgage
Loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See"--The Muirwood Apartments Non-Pooled
Subordinate Noteholders" and "Description of the Mortgage Pool --Pari Passu,
Subordinate and Other Financing--Split Loan Structures--Muirwood Apartments Loan
Group" and "--Chapanoke Square Loan Group" above.

          Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair
Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

          We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

          The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) without regard to the related Purchase Option.

          Notwithstanding the foregoing, the Purchase Option under the series
2005-PWR10 pooling and servicing agreement will not apply to The Westin Copley
Place Pooled Mortgage Loan. However, the Non-Trust Servicing Agreement provides for a comparable fair value purchase option in respect of The Westin Copley
Place Non-Pooled Pari Passu Companion Loan that is owned by the trust fund established under that agreement and requires that any party exercising the right to purchase the related Non-Pooled Pari Passu Companion Loan also purchase
The Westin Copley Place Pooled Mortgage Loan from the

                                      S-151

series 2005-PWR10 trust fund at a price similarly determined under the Non-Trust
Servicing Agreement. See "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loan" in this prospectus supplement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

          The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2005-PWR10 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

          If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2005-PWR10 pooling and servicing agreement.

          The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          Notwithstanding the foregoing, amounts received with respect to any
REO Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2005-PWR10 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing
Agreement for remittance to the applicable master servicer under the series
2005-PWR10 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

          If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR10 certificateholders entitled to not less than 25% of the series 2005-PWR10 voting rights, or, in the case of the special servicer, at the direction of the series 2005-PWR10 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series
2005-PWR10 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2005-PWR10 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

          o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR10 pooling and servicing
               agreement; or

          o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR10 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

                                     S-152

          The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR10 controlling class representative (solely in the case of an Event of Default involving the special servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Finding, LLC or Nationwide Life to us for
deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Commercial Finding, LLC or Nationwide
Life, as applicable, in its capacity as primary servicer and Principal
Commercial Finding, LLC or Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

          Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

          The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Fitch and S&P have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR10 certificates.

          In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR10 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default described in the first, second and last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR10 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-PWR10 pooling and servicing agreement.

          If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2005-PWR10 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                   THE NON-TRUST-SERVICED POOLED MORTGAGE LOAN

          The Westin Copley Place Pooled Mortgage Loan, which has an unpaid principal balance as of the cut-off date equal to $105,000,000 and represents
4.0% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), is part of a split loan structure comprised of two mortgage loans, whereby the related pooled mortgage loan and the other mortgage loan that is not included in the trust are together secured by a single mortgage instrument encumbering the related mortgaged property and both of the loans in the split loan structure are pari passu with each other in right of payment.

          The trust as the holder of The Westin Copley Place Pooled Mortgage
Loan and the holder of The Westin Copley Place Non-Pooled Pari Passu Companion
Loan are bound by The Westin Copley Place Intercreditor Agreement, which provides, among other things, that The Westin Copley Place Loan Group will be principally serviced and administered under the BSCMSI Series 2005-TOP20 Pooling and Servicing Agreement. Insofar as that agreement relates to the servicing and administration of The Westin Copley Place Loan Group, the master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is ARCap Servicing, Inc. and the initial holder of a majority of the controlling class under that agreement is an affiliate of that special servicer. The Westin Copley Place Non-Pooled

                                     S-153

Pari Passu Companion Loan is held as of the Issue Date by the trust established under the BSCMSI Series 2005-TOP20 Pooling and Servicing Agreement.

          The servicing arrangements under the BSCMSI Series 2005-TOP20 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR10 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

          In the case of The Westin Copley Place Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the Non-Trust Servicing Agreement and the series 2005-PWR10 pooling and servicing agreement generally provide that:

     o    the mortgage loans that form The Westin Copley Place Loan Group are of equal priority with each other and neither of them will have priority or preference over the other;

     o    the Non-Trust Servicing Agreement, which principally governs the servicing and administration of The Westin Copley Place Loan Group, provides that, subject to various servicing-related provisions of The
          Westin Copley Place Intercreditor Agreement, one or more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to The Westin Copley Place Loan Group and none of the parties to that Non-Trust Servicing Agreement (in their capacities under that agreement) will have any right or duty to make advances of delinquent debt service payments on The Westin Copley
          Place Pooled Mortgage Loan;

     o    all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form The Westin Copley Place
          Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the Non-Trust Servicing Agreement and the series 2005-PWR10 pooling and servicing agreement) will be applied to The Westin Copley Place Pooled Mortgage Loan and the related The
          Westin Copley Place Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of The Westin Copley Place Pooled
          Mortgage Loan or The Westin Copley Place Non-Pooled Pari Passu
          Companion Loan to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is prohibited unless the disposition is made pursuant to the series
          2005-PWR10 pooling and servicing agreement or the Non-Trust Servicing
          Agreement, as the case may be;

     o    the mortgage loans that form The Westin Copley Place Loan Group are to be serviced and administered under the Non-Trust Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-PWR10 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to the approval and/or consultation rights described below);

     o    the applicable master servicer for The Westin Copley Place Pooled
          Mortgage Loan under the series 2005-PWR10 pooling and servicing agreement and the comparable party under the Non-Trust Servicing
          Agreement must independently make its own decision as to the nonrecoverability of any debt service advance in respect of its The
          Westin Copley Place mortgage loan; and if that master servicer or comparable party makes a determination that a debt service advance on its The Westin Copley Place mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective The
          Westin Copley Place mortgage loan unless all those parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance;

     o    the mortgage loans that form The Westin Copley Place Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer
          Events, in which case the party serving as the special servicer under the Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to The Westin Copley Place Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special

                                     S-154

          servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-PWR10 pooling and servicing agreement with respect to other pooled mortgage loans;

     o    the master servicer and special servicer under the Non-Trust Servicing
          Agreement will be required to obtain the approval of the holders of a majority in aggregate principal amount of the loans in The Westin
          Copley Place Loan Group prior to taking various servicing actions
          (including a modification of a monetary term, foreclosure, acceptance of substitute or additional collateral, waiver of a "due-on-sale" or
          "due-on-encumbrance" clause, approval of additional indebtedness (if lender approval is required), renewal or replacement of insurance policies (if lender approval is required) and the sale of REO property for less than the aggregate amount due under the loan group), but if a majority is unable to agree, then the applicable servicer under the
          Non-Trust Servicing Agreement must decide, in accordance with the servicing standard set forth in that agreement, what course of action to follow;

     o    if a party to the Non-Trust Servicing Agreement requests a consent or approval from the trust as the holder of the Non-Trust-Serviced Pooled
          Mortgage Loan, then that request will be addressed in the manner described under "Servicing of the Mortgage Loans Under the Series
          2005-PWR10 Pooling and Servicing Agreement--General";

     o    in addition to the provisions described in the preceding bullets, the series 2005-PWR10 special servicer (on behalf of the trust as the holder of The Westin Copley Place Pooled Mortgage Loan) will have the right to consult with the party that serves as the special servicer of
          The Westin Copley Place Loan Group under the Non-Trust Servicing
          Agreement regarding actions to be taken by that special servicer related to The Westin Copley Place Pooled Mortgage Loan and will have an opportunity to review any proposed action to be taken by that party under the Non-Trust Servicing Agreement (but the series 2005-PWR10 special servicer will not have approval rights with respect to those servicing matters and actions); however, if the special servicer under the Non-Trust Servicing Agreement and the series 2005-PWR10 special servicer are unable to agree on the appropriate course of action by the end of specified review periods, then the special servicer under the Non-Trust Servicing Agreement must decide, in accordance with the servicing standard set forth in that agreement, what course of action to follow;

     o    the holder of the largest percentage of the controlling class under the Non-Trust Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including The Westin Copley Place Pooled
          Mortgage Loan) that form The Westin Copley Place Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series
          2005-PWR10 pooling and servicing agreement under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
          Agreement--Fair Value Purchase Option");

     o    the operating advisor for the holder of a majority of the controlling class under the Non-Trust Servicing Agreement generally has the right to replace the special servicer under the Non-Trust Servicing
          Agreement without consulting any representative for the trust as the holder of The Westin Copley Place Pooled Mortgage Loan, but conditions to a replacement include (among other things) delivery of confirmation from each of Fitch and S&P to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR10 certificates; and

     o    if an event of default has occurred and is continuing with respect to the special servicer under the Non-Trust Servicing Agreement, which event of default does not relate to any loan(s) other than The Westin
          Copley Place Loan Group, then the series 2005-PWR10 controlling class representative (on behalf of the trust as holder of The Westin Copley
          Place Pooled Mortgage Loan) shall be entitled to direct the trustee under the Non-Trust Servicing Agreement to terminate the defaulting special servicer solely with respect to The Westin Copley Place Loan
          Group and appoint a successor special servicer that is eligible to serve under the Non-Trust Servicing Agreement and the series
          2005-PWR10 pooling and servicing agreement, subject to delivery of confirmation from each of Fitch and Moody's to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-TOP20 certificates and confirmation from each of Fitch and S&P to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR10 certificates; however, this right is subject to the provisions described in the immediately preceding bullet.

                                     S-155

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the issuance of the offered certificates, Cadwalader, Wickersham
& Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR10 pooling and servicing agreement, compliance with the Non-Trust Servicing Agreement and assuming the continued
qualification of the REMICs formed thereunder, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC
III will qualify as a REMIC under the Internal Revenue Code and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof
(the "Class V Grantor Trust") will be treated as a grantor trust under the
Internal Revenue Code.

          The assets of REMIC I will generally include--

          o    the pooled mortgage loans,

          o    any REO Properties acquired on behalf of the series 2005-PWR10 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement),

          o    the respective master servicers' collection accounts,

          o    the REO accounts maintained by the special servicer, and

          o    the certificate administrator's distribution account and interest reserve account.

          However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

          For federal income tax purposes,

          o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
               REMIC II,

          o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of
               REMIC III,

          o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, X-1, X-2, G, H, J, K, L, M, N, O, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

          o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

          o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          For federal income tax reporting purposes, we anticipate that the class certificates will be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

          The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides

                                     S-156

for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          We anticipate that the each of the class ___, ___, ___, ___, ___, ___
and ___ certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

          When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2005-PWR10 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

          o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

          o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

          o    there will be no extension of maturity for any mortgage loan in the trust.

          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

          Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

          Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the

                                     S-157

offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

          In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

          Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

          See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

          For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

                                     S-158

PLAN ASSETS

          Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

          Bear Stearns Commercial Mortgage Securities II Inc., the underwriters, the master servicers, the primary servicers, the special servicer, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR10 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section
4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption
generally exempts from certain of the prohibited transaction rules of ERISA and
Section 4975 of the Internal Revenue Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

          The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

          The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an
               arm's-length transaction with an unrelated party;

                                     S-159

          o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or
               Moody's;

          o    the trustee must not be an affiliate of any other member of the
               Restricted Group, other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for
               underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR10 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

          A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

          Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of series 2005-PWR10
               certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

          o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which
               Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

          o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an

                                     S-160

insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by Fitch or by S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the
Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2005-PWR10 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL
Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in

                                     S-161

determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

          The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York,
New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   FITCH   S&P
-----   -----   ---
A-1      AAA    AAA
A-2      AAA    AAA
A-3      AAA    AAA
A-AB     AAA    AAA
A-4      AAA    AAA
A-1A     AAA    AAA
A-M      AAA    AAA
A-J      AAA    AAA
 B       AA+    AA+
 C       AA     AA
 D       AA-    AA-
 E       A+     A+
 F        A      A

          The ratings on the offered certificates address the likelihood of--

          o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date,
               and

          o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the
               distribution date in December 2040, which is the rated final distribution date.

          The ratings on the offered certificates take into consideration--

          o    the credit quality of the pooled mortgage loans,

          o    structural and legal aspects associated with the offered
               certificates, and

          o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          o    the tax attributes of the offered certificates or of the trust fund,

          o    whether or to what extent prepayments of principal may be
               received on the pooled mortgage loans,

                                     S-162

          o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

          o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

          o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
               Aggregate Prepayment Interest Shortfalls or whether any
               compensating interest payments will be made, and

          o    whether and to what extent Default Interest or Post-ARD
               Additional Interest will be received.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by
Fitch or S&P.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                     S-163

                                    GLOSSARY

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "ABN AMRO" means ABN AMRO Bank N.V.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Trust Fund Expense" means an expense of the trust fund that--

          o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

          o    is not included in the calculation of a Realized Loss,

          o    is not covered by a servicing advance or a corresponding
               collection from the related borrower, and

          o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR10 pooling and servicing agreement).

          We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

          "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Fee Rate for the
Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things)
the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the Non-Trust Servicing Agreement, the series
2005-PWR10 pooling and servicing agreement and/or a combination thereof.

          "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan and except as described below with respect to the Trust-Serviced Mortgage Loan Groups) as to which an
Appraisal Trigger Event has occurred, an amount that:

          o    will be determined shortly following the later of--

               1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing
                    Under the Series 2005-PWR10 Pooling and Servicing
                    Agreement--Required Appraisals" in this prospectus
                    supplement; and

               2.   the date on which the relevant Appraisal Trigger Event
                    occurred; and

          o    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of that mortgage loan;

                    (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the
                         fiscal agent, all unpaid interest, other than any
                         Default Interest and Post-ARD Additional Interest,
                         accrued on that mortgage loan through the most recent
                         due date prior to the date of determination;

                    (c)  all accrued but unpaid special servicing fees with
                         respect to that mortgage loan;

                                     S-164

                    (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the special
                         servicer, the trustee or the fiscal agent with respect
                         to that mortgage loan, together with interest on those
                         advances;

                    (e)  any other outstanding Additional Trust Fund Expenses
                         with respect to that mortgage loan; and

                    (f)  all currently due and unpaid real estate taxes and
                         assessments, insurance premiums and, if applicable,
                         ground rents with respect to the related mortgaged
                         property or REO Property, for which neither the
                         applicable master servicer nor the special servicer
                         holds any escrow funds or reserve funds; and

               2.   "y" is equal to the sum of:

                    (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or
                         REO Property, over the amount of any obligations
                         secured by liens on the property that are prior to the
                         lien of that mortgage loan;

                    (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer
                         with respect to the subject mortgage loan that--

                         o    are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                         o    are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                         o    may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                    (c)  the amount of any letter of credit that constitutes
                         additional security for the mortgage loan that may be
                         used to reduce the principal balance of the subject
                         mortgage loan.

          If, however--

          o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced
               Pooled Mortgage Loan),

          o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

          o    either--

               1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month
                    period prior to that Appraisal Trigger Event, or

               2.   there has been a material change in the circumstances
                    surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment,
                    materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                     S-165

          For purposes of the definition of Muirwood Apartments Change of
Control Event, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Mortgage Loan Group as if it were a single pooled mortgage loan (and allocated first to the related Non-Pooled Subordinate Loans up to the full principal balance thereof). For all other purposes, an Appraisal
Reduction Amount will be calculated only with respect to the related Pooled
Mortgage Loan.

          An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the Non-Pooled Pari Passu
Companion Loan in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

          "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the
following events:

          o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

               1.   materially affects the amount or timing of any payment of
                    principal or interest due thereon, other than, or in
                    addition to, bringing monthly debt service payments current with respect to the mortgage loan;

               2.   except as expressly contemplated by the related mortgage
                    loan documents, results in a release of the lien of the
                    related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the
                    property to be released; or

               3.   in the judgment of the special servicer, otherwise
                    materially impairs the security for the mortgage loan or
                    materially reduces the likelihood of timely payment of
                    amounts due thereon;

          o    the mortgaged property securing the mortgage loan becomes an REO
               Property;

          o    the related borrower becomes the subject of (1) voluntary
               bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
               undismissed for 60 days;

          o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing
               Transfer Event; and

          o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

          The "Appraisal Trigger Event" (or the equivalent) with respect to The
Westin Copley Place Loan Group is defined under the Non-Trust Servicing
Agreement and the relevant events are similar to, but may differ from, those specified above.

          "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other

                                     S-166

repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

          "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

          "ARD" means anticipated repayment date.

          "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

          "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

          1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
               "Description of the Offered Certificates--Distribution Account"
               in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
               Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a)  monthly debt service payments due on a due date in a
                    calendar month subsequent to the month in which the subject distribution date occurs,

               (b)  with limited exception involving the Non-Trust-Serviced
                    Pooled Mortgage Loan and pooled mortgage loans that have due dates occurring after the end of the related collection
                    period, payments and other collections received by or on
                    behalf of the trust fund after the end of the related
                    collection period; and

               (c)  amounts that are payable or reimbursable from that
                    collection account to any person other than the series
                    2005-PWR10 certificateholders in accordance with any of
                    clauses 2 through 6 below;

          2.   to pay or reimburse one or more parties to the series 2005-PWR10 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any
               limitations on the source of funds that may be used to make such payment or reimbursement);

          3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR10 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or
               liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any
               co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

          4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

          5.   to withdraw amounts deposited in the collection account in error;
               and

          6.   to clear and terminate the collection account upon the
               termination of the series 2005-PWR10 pooling and servicing agreement.

                                     S-167

          "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

          1.   the amounts remitted by the two master servicers to the
               certificate administrator for such distribution date, as
               described under "Description of the Offered
               Certificates--Distribution Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR10
                    certificates as described in this prospectus supplement);

               o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates);
                    and

               o    any amounts that may be withdrawn from the certificate
                    administrator's distribution account, as described under
                    "Description of the Offered Certificates--Distribution
                    Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR10
                    certificates, including if such distribution date occurs
                    during January, other than a leap year, or February of any year subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                    certificate administrator's interest reserve account; plus

          2.   if such distribution date occurs during March of any year
               subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be
               deposited into the certificate administrator's distribution account.

          The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-PWR10 certificates on each distribution date.

          In connection with the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus Avenue, the Available Distribution Amount for the Distribution Date in January 2006 will include a cash deposit made by the related mortgage loan seller in an amount equal to one month's interest on the cut-off date principal balance at the mortgage interest rate that we present in this prospectus supplement and will exclude the entirety of any collection of the interest accrued under that loan during December 2005, to which the mortgage loan seller will be entitled as described under "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool--Mortgage Rates; Calculations of Interest" in this prospectus supplement.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMSI Series 2005-TOP20 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2005-TOP20.

          "CBD" means, with respect to a particular jurisdiction, its central business district.

          "Chapanoke Square Loan Group" means, collectively, the Chapanoke
Square Pooled Mortgage Loan and the Chapanoke Square Non-Pooled Subordinate
Loan.

          "Chapanoke Square Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Chapanoke Square".

          "Chapanoke Square Non-Pooled Subordinate Loan" means the loan in the original principal amount of $354,000 that is secured by the same mortgage instruments encumbering the Chapanoke Square Mortgaged Property as the Chapanoke
Square Pooled Mortgage Loan and is subordinate in right of payment to the
Chapanoke Square Pooled Mortgage Loan.

                                      S-168

          "Chapanoke Square Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Chapanoke Square Non-Pooled Subordinate
Loan.

          "Chapanoke Square Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $6,000,000 that is secured by the mortgage instruments encumbering the Chapanoke Square Mortgaged Property.

          "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

          o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and
               A-1A certificates remain outstanding, and

          o    the total principal balance of the class A-M, A-J, B, C, D, E, F,
               G, H, J, K, L, M, N, O, P, Q and S certificates have previously been reduced to zero as described under "Description of the
               Offered Certificates--Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses" in this prospectus supplement.

          "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule
II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the Annual Debt Service as shown in Appendix B. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the Annual Debt Service even if such remaining interest-only period is less than 12 months. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Default Interest" means any interest that--

          o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

                                      S-169

          o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

          "DOL" means the U.S. Department of Labor.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear" means The Euroclear System.

          "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

          "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR10 pooling and servicing agreement:

          o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's
               REO account, as applicable, any amount required to be so
               deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

          o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2005-PWR10 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

          o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR10 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR10 pooling and servicing agreement or by series 2005-PWR10 certificateholders entitled to not less than
               25% of the series 2005-PWR10 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2005-PWR10 pooling and servicing agreement that materially and adversely affects the interests of any class of series
               2005-PWR10 certificateholders, a Non-Pooled Subordinate
               Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR10 pooling and servicing agreement, by series
               2005-PWR10 certificateholders entitled to not less than 25% of the series

                                      S-170

               2005-PWR10 voting rights or, if affected by the breach, by a
               Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial
               30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    the occurrence of any of various events of bankruptcy,
               insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

          o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2005-PWR10 pooling and servicing agreement to a Trust-Serviced Non-Pooled
               Noteholder and such failure continues for one business day;

          o    a master servicer or the special servicer receives actual
               knowledge that Fitch has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or
               (B) placed one or more classes of certificates on "watch status"
               in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by
               Fitch within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

          o    a master servicer or a special servicer is removed from S&P's
               Select Servicer List as a U.S. Commercial Mortgage Master
               Servicer or a U.S. Commercial Mortgage Special Servicer, as the
               case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series
               2005-PWR10 certificates are downgraded, qualified or withdrawn
               (including, without limitation, being placed on negative credit watch) in connection with such removal.

          When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

          "Exemption-Favored Party" means any of the following--

          o    Bear, Stearns & Co. Inc.,

          o    Morgan Stanley & Co. Incorporated,

          o    any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co.
               Incorporated, and

          o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

          "FF&E" means furniture, fixtures and equipment.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

                                      S-171

          "Fitch" means Fitch, Inc.

          "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Issue Date" means the date of initial issuance of the series
2005-PWR10 certificates.

          "LaSalle" means LaSalle Bank National Association.

          "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

          "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

          "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (b) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the
Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Appraisals". See "Description of the Mortgage Pool--Additional
Mortgage Loan Information" in this prospectus supplement and the notes to
Appendix B to this prospectus supplement.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage Loan Group" means one or more of The Westin Copley Place
Loan Group, the Muirwood Apartments Loan Group and the Chapanoke Square Loan
Group, as applicable.

          "Mortgage Loan Group Intercreditor Agreement" means one or more of The
Westin Copley Place Intercreditor Agreement, the Muirwood Apartments
Intercreditor Agreement and the Chapanoke Square Intercreditor Agreement, as
applicable.

          "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

          o    in the case of a mortgage loan that accrues interest on a 30/360
               Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

          o    in the case of a mortgage loan that accrues interest on an
               Actual/360 Basis, twelve times a fraction, expressed as a
               percentage--

               1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    related interest accrual period, multiplied by (b) the
                    Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage
                    interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related
                    Administrative Fee Rate for that mortgage loan, and

               2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

                                      S-172

          Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

          The Mortgage Pass-Through Rate of each pooled mortgage loan:

          o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest,

          o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date;

          o    in the case of the Mortgage Pass-Through Rate applicable to the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus Avenue, which loan is evidenced by two promissory notes that each bears a different rate of interest, will be calculated separately for those two promissory notes based on the interest rates on those notes, the portions of the Stated Principal Balance represented by the indebtedness under each of those notes and otherwise in the manner set forth above and the weighted average of the results will constitute the Mortgage Pass-Through Rate for that pooled mortgage loan; and

          o    also in the case of the Mortgage Pass-Through Rate applicable to the pooled mortgage loan secured by the mortgaged property identified on Exhibit B to the prospectus supplement as Marcus
               Avenue for the distribution date in January 2006, will be based on the mortgage interest rate that we present in this prospectus supplement and otherwise calculated in the manner set forth above
               (without regard to the prior bullet), notwithstanding that the loan actually accrues interest during a portion of the month of
               December 2005 at a rate in excess of that rate as described under
               "Description of the Mortgage Pool--Certain Characteristics of the
               Mortgage Pool--Mortgage Rates; Calculations of Interest".

          "Muirwood Apartments Change of Control Event" means the event that results in the trust, as the holder of the Muirwood Apartments Pooled Mortgage
Loan, constituting the "controlling holder" under the related Mortgage Loan
Group Intercreditor Agreement, which event occurs if and when (a) the aggregate original principal balance of the Muirwood Apartments Non-Pooled Subordinate
Loans, less the sum (without duplication) of any payments of principal received on the Muirwood Apartments Non-Pooled Subordinate Loans (whether as prepayments or otherwise), any Appraisal Reduction Amount allocated to those loans in accordance with the series 2005-PWR10 pooling and servicing agreement (see the definition of "Appraisal Reduction Amount" above) and any realized principal loss on the Muirwood Apartments Loan Group, is less than (b) 25% of the original principal balance of the Muirwood Apartments Non-Pooled Subordinate Loans as
reduced by any payments of principal received on those loans (whether as prepayments or otherwise).

          "Muirwood Apartments Loan Group" means, collectively, the Muirwood
Apartments Pooled Mortgage Loan and the Muirwood Apartments Non-Pooled
Subordinate Loans.

          "Muirwood Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Muirwood Apartments".

          "Muirwood Apartments Non-Pooled Subordinate Loans" means the loans in the aggregate original principal amount of $17,000,000 that are secured by the same mortgage instruments encumbering the Muirwood Apartments Mortgaged

                                      S-173

Property as the Muirwood Apartments Pooled Mortgage Loan and are subordinate in right of payment to the Muirwood Apartments Pooled Mortgage Loan. The Muirwood
Apartments Non-Pooled Subordinate Loans consist of the Muirwood Apartments
Non-Pooled Subordinate Note B Mortgage Loan and the Muirwood Apartments
Non-Pooled Subordinate Note C Mortgage Loan, neither of which will be part of the mortgage pool or will be considered a pooled mortgage loan.

          "Muirwood Apartments Non-Pooled Subordinate Note B Mortgage Loan"
means the loan that has an original principal balance of $12,000,000, an interest rate of 6.07% and the same maturity date as the Muirwood Apartments
Pooled Mortgage Loan and is subordinate in right of payment to the Muirwood
Apartments Pooled Mortgage Loan and pari passu in right of payment with the
Muirwood Apartments Non-Pooled Subordinate Note C Mortgage Loan.

          "Muirwood Apartments Non-Pooled Subordinate Note C Mortgage Loan"
means the loan that has an original principal balance of $5,000,000, an interest rate of 5.87% and the same maturity date as the Muirwood Apartments Pooled
Mortgage Loan and is subordinate in right of payment to the Muirwood Apartments
Pooled Mortgage Loan and pari passu in right of payment with the Muirwood
Apartments Non-Pooled Subordinate Note B Mortgage Loan.

          "Muirwood Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory notes evidencing the Muirwood Apartments Non-Pooled
Subordinate Loans.

          "Muirwood Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $45,000,000 that is secured by the mortgage instruments encumbering the Muirwood Apartments Mortgaged Property.

          "Nationwide Life" means Nationwide Life Insurance Company.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
               over

          o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

          "Non-Pooled Mortgage Loan" means any of The Westin Copley Place
Non-Pooled Pari Passu Companion Loan, the Muirwood Apartments Non-Pooled
Subordinate Loans and the Chapanoke Square Non-Pooled Subordinate Loan, as
applicable.

          "Non-Pooled Pari Passu Companion Loan" means The Westin Copley Place
Non-Pooled Pari Passu Companion Loan.

          "Non-Pooled Subordinate Loan" means the Muirwood Apartments Non-Pooled
Subordinate Loans and the Chapanoke Square Non-Pooled Subordinate Loan, as
applicable.

          "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Muirwood Apartments Non-Pooled Subordinate Loans and the
Chapanoke Square Non-Pooled Subordinate Loan, as applicable.

          "Non-Trust-Serviced Pooled Mortgage Loan" means The Westin Copley
Place Pooled Mortgage Loan.

          "Non-Trust Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities Inc., Commercial
Mortgage Pass-Through Certificates, Series 2005-TOP20.

          "NRA" means net rentable area.

          "NRSF" means net rentable square feet.

          "PAR" means Prudential Asset Resources, Inc.

                                      S-174

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

          "PCF" means Principal Commercial Funding, LLC.

          "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

          "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

          o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

          o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current
               principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

          o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

          o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR10 pooling and servicing agreement.

          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the
Internal Revenue Code, including any individual retirement account or Keogh
Plan.

          "PMCC" means Prudential Mortgage Capital Company, LLC.

          "PMCF" means Prudential Mortgage Capital Funding, LLC.

                                      S-175

          "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR10 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the
Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

          "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR10 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

          "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

          "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1.   all payments of principal, including voluntary principal
               prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related
               collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the
               calendar month in which the subject distribution date occurs,

          2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

          3.   all other collections, including liquidation proceeds,
               condemnation proceeds, insurance proceeds and repurchase
               proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related
               REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

                                      S-176

          4.   all advances of principal made with respect to the pooled
               mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of
Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage
Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses") during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage
Loans Under the Series 2005-PWR10 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls".

          In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

          o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

                    1.   first, as a reduction of the portion of the Principal
                         Distribution Amount that is otherwise attributable to
                         the loan group that includes that pooled mortgage loan
                         (until such portion, net of all subtractions pursuant
                         to clauses (I)(A), (B) and (C) arising from pooled
                         mortgage loans in that loan group, is equal to zero),
                         and

                    2.   then, as a reduction of the portion of the Principal
                         Distribution Amount that is otherwise attributable to
                         the other loan group (until such portion, net of all
                         such subtractions pursuant to clauses (I)(A), (B) and
                         (C) arising from pooled mortgage loans in that loan
                         group and all subtractions as described in this clause
                         2, is equal to zero); and

          o    any increase in the Principal Distribution Amount that is
               described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

                    1.   first, if the attributable portion of the Principal
                         Distribution Amount for the unrelated loan group (that
                         is, the loan group that does not include that pooled
                         mortgage loan) was previously reduced on account of
                         that particular pooled mortgage loan or any other
                         pooled mortgage loan in the same loan group as that
                         particular pooled mortgage loan, as an increase in the
                         portion of the Principal Distribution Amount that is
                         otherwise attributable to the loan group that does not

                                      S-177

                         include that pooled mortgage loan, until the cumulative
                         amount of these increases under this clause 1 is equal
                         to the cumulative reductions to the attributable
                         portion of Principal Distribution Amount for that loan
                         group on account of pooled mortgage loans not included
                         in that loan group, and

                    2.   then, as an increase in the portion of the Principal
                         Distribution Amount that is otherwise attributable to
                         the loan group that includes that pooled mortgage loan.

          For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

          "PSF" means per square foot.

          "PTE" means prohibited transaction exemption.

          "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2005-PWR10 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

          o    the outstanding principal balance of that mortgage loan;

          o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

          o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

          o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

          o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

          o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without
               limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

          "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

          "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loan, the applicable master servicer and/or the special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of

                                      S-178

the Offered Certificates--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

          "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled
Pari Passu Companion Loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR10 trust fund.

          "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A-" by Fitch and "A"
by S&P, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A-" by Fitch and "A" by S&P and (c) in the case of any other insurance coverage provided by such insurance carrier, "A-" by Fitch and
"A" by S&P. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

          "Restricted Group" means, collectively, the following persons and entities--

          o    the trustee,

          o    the Exemption-Favored Parties,

          o    us,

          o    the master servicers,

          o    the special servicer,

          o    the primary servicers,

          o    any sub-servicers,

          o    any person responsible for servicing a Non-Trust-Serviced Pooled
               Mortgage Loan or any related REO Property,

          o    the mortgage loan sellers,

          o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

                                      S-179

          o    any and all affiliates of any of the aforementioned persons.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "SEC" means the Securities and Exchange Commission.

          "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2005-PWR10 pooling and servicing agreement:

          o    in the best interests and for the benefit of the series
               2005-PWR10 certificateholders (or, in the case of a
               Trust-Serviced Mortgage Loan Group, for the benefit of the series
               2005-PWR10 certificateholders and the related Trust-Serviced
               Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of the Trust-Serviced Mortgage Loan
               Groups containing Non-Pooled Subordinate Loans, that the
               interests of the Non-Pooled Subordinate Noteholders are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement),

          o    in accordance with any and all applicable laws, the terms of the series 2005-PWR10 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a
               Trust-Serviced Mortgage Loan Group, the terms of the related
               Mortgage Loan Group Intercreditor Agreement, and

          o    to the extent consistent with the foregoing, in accordance with the following standards:

               o    with the same care, skill, prudence and diligence as is
                    normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to
                    mortgage loans and real properties that are comparable to
                    those mortgage loans and any REO Properties for which it is responsible under the series 2005-PWR10 pooling and
                    servicing agreement;

               o    with a view to--

                    1.   in the case of the master servicers, the timely
                         collection of all scheduled payments of principal and
                         interest under those mortgage loans,

                    2.   in the case of the master servicers, the full
                         collection of all Yield Maintenance Charges and
                         Prepayment Premiums that may become payable under those
                         mortgage loans, and

                    3.   in the case of the special servicer, if a mortgage loan
                         comes into and continues in default and, in the good
                         faith and reasonable judgment of the special servicer,
                         no satisfactory arrangements can be made for the
                         collection of the delinquent payments, including
                         payments of Yield Maintenance Charges, Prepayment
                         Premiums, Default Interest and late payment charges, or
                         the related mortgaged property becomes an REO Property,
                         the maximization of the recovery of principal and
                         interest on that defaulted mortgage loan to the series
                         2005-PWR10 certificateholders (or, in the case of a
                         Trust-Serviced Mortgage Loan Group, for the benefit of
                         the series 2005-PWR10 certificateholders and the
                         related Trust-Serviced Non-Pooled Noteholder(s)), as a
                         collective whole, on a present value basis (it being
                         understood, in the case of the Trust-Serviced Mortgage
                         Loan Groups containing Non-Pooled Subordinate Loans,
                         that the interests of the Non-Pooled Subordinate
                         Noteholders are junior promissory notes, subject to the
                         terms and conditions of the related Mortgage Loan Group
                         Intercreditor Agreement); and

                    without regard to--

                    1.   any known relationship that the applicable master
                         servicer or the special servicer, as the case may be,
                         or any of its affiliates may have with any of the
                         underlying borrowers, any of the

                                      S-180

                         mortgage loan sellers or any other party to the series
                         2005-PWR10 pooling and servicing agreement,

                    2.   the ownership of any series 2005-PWR10 certificate or
                         any interest in any Non-Pooled Mortgage Loan by the
                         applicable master servicer or the special servicer, as
                         the case may be, or by any of its affiliates,

                    3.   the obligation of the applicable master servicer to
                         make advances or otherwise to incur servicing expenses
                         with respect to any mortgage loan or REO property
                         serviced or administered, respectively, under the
                         series 2005-PWR10 pooling and servicing agreement,

                    4.   the obligation of the special servicer to make, or to
                         direct the applicable master servicer to make,
                         servicing advances or otherwise to incur servicing
                         expenses with respect to any mortgage loan or REO
                         property serviced or administered, respectively, under
                         the series 2005-PWR10 pooling and servicing agreement,

                    5.   the right of the applicable master servicer or the
                         special servicer, as the case may be, or any of its
                         affiliates to receive reimbursement of costs, or the
                         sufficiency of any compensation payable to it, under
                         the series 2005-PWR10 pooling and servicing agreement
                         or with respect to any particular transaction,

                    6.   the ownership, servicing and/or management by the
                         applicable master servicer or special servicer, as the
                         case may be, or any of its affiliates, of any other
                         mortgage loans or real property,

                    7.   the ownership by the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates of any other debt owed by, or secured by
                         ownership interests in, any of the borrowers or any
                         affiliate of a borrower, and

                    8.   the obligations of the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates to repurchase any pooled mortgage loan from
                         the trust fund, or to indemnify the trust fund, in any
                         event as a result of a material breach or a material
                         document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related REO
Property pursuant to the series 2005-PWR10 pooling and servicing agreement.

          "Servicing Transfer Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) and a
Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

          1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
               Event will occur immediately);

          2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

          3.   the applicable master servicer determines (in accordance with the
               Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in

                                      S-181

               accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due
               (or, if the borrower has delivered a written refinancing
               commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines
               (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
               Certificates--Advances of Delinquent Monthly Debt Service
               Payments" in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

          4.   the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the
               corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR10 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          6.   the applicable master servicer receives notice of the
               commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

          A Servicing Transfer Event will cease to exist, if and when:

          o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

          o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

          o    with respect to the circumstances described in clause 4
               immediately above in this definition, the default is cured in the judgment of the special servicer; and

          o    with respect to the circumstances described in clause 6
               immediately above in this definition, the proceedings are
               terminated.

          If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan
Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

          "SF" means square feet.

          "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) that both
(A) is a specially serviced pooled mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage

                                      S-182

note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

          "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

          o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
               Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
               Offered Certificates -- Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

          "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

          "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR10 certificates and the mortgage loans in the trust fund:

          o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

          o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR10 certificates is as described in this prospectus supplement;

          o    the pass-through rate for each interest-bearing class of series
               2005-PWR10 certificates is as described in this prospectus supplement;

          o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

          o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR10 pooling and servicing agreement or the Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the administrative fees payable with respect thereto under the Non-Trust Servicing
               Agreement;

          o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial
               issuance for the series 2005-PWR10 certificates remains in effect during the entire term of that mortgage loan;

          o    with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marcus Avenue, for which the initial scheduled payments of principal and interest

                                      S-183

               are not due until February 2006, a payment is due and paid in
               January 2006 in an amount equal to one month's interest on its cut-off date principal balance and the length of the loan term is thus one month greater (but the maturity is no later) than otherwise stated in this prospectus supplement, and an additional month was added to the Lock-out Period;

          o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

          o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the two immediately preceding bullets;

          o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

          o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is
               permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment
               Premium or Yield Maintenance Charge, including any
               contemporaneous period when defeasance is permitted;

          o    each ARD Loan in the trust fund is paid in full on its
               anticipated repayment date;

          o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan Group that includes any Non-Pooled Subordinate
               Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          o    all prepayments on the mortgage loans are assumed to be
               accompanied by a full month's interest and no Prepayment Interest
               Shortfalls occur with respect to any mortgage loan;

          o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

          o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of
               the Series 2005-PWR10 Pooling and Servicing Agreement";

          o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the
               Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

          o    payments on the offered certificates are made on the 11th day of each month, commencing in January 2006; and

          o    the offered certificates are settled with investors on December
               20, 2005.

          "The Westin Copley Place Intercreditor Agreement" means the intercreditor agreement between the initial holders of The Westin Copley Place
Pooled Mortgage Loan and The Westin Copley Place Non-Pooled Pari Passu Companion
Loan.

                                      S-184

          "The Westin Copley Place Loan Group" means The Westin Copley Place
Pooled Mortgage Loan and The Westin Copley Place Non-Pooled Pari Passu Companion
Loan, together.

          "The Westin Copley Place Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "The Westin
Copley Place".

          "The Westin Copley Place Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $105,000,000 that is secured by the same mortgage instrument encumbering The Westin Copley Place Mortgaged Property as The Westin Copley Place Pooled Mortgage Loan and is pari passu in right of payment with The Westin Copley Place Pooled Mortgage Loan. The Westin Copley
Place Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

          "The Westin Copley Place Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $105,000,000 secured by The
Westin Copley Place Mortgaged Property.

          "Trust-Serviced Mortgage Loan Group" means the Muirwood Apartments
Loan Group and the Chapanoke Square Loan Group, as applicable.

          "Trust-Serviced Non-Pooled Mortgage Loan" means the Muirwood
Apartments Non-Pooled Subordinate Loans and the Chapanoke Square Non-Pooled
Subordinate Loan, as applicable.

          "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

          "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2002-58 and PTE 2002-41 and as may be
subsequently amended after the closing date.

          "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

          "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

          "WFB" means Wells Fargo Bank, National Association.

          "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-185

                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                        GREENTEC IV POOLED MORTGAGE LOAN

PERIOD      DATE     BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

    0    11/1/2005    9,950,000
    1    12/1/2005    9,950,000          --           46,376            46,376
    2     1/1/2006    9,950,000          --           47,922            47,922
    3     2/1/2006    9,950,000          --           47,922            47,922
    4     3/1/2006    9,950,000          --           43,284            43,284
    5     4/1/2006    9,950,000          --           47,922            47,922
    6     5/1/2006    9,950,000          --           46,376            46,376
    7     6/1/2006    9,950,000          --           47,922            47,922
    8     7/1/2006    9,950,000          --           46,376            46,376
    9     8/1/2006    9,950,000          --           47,922            47,922
   10     9/1/2006    9,950,000          --           47,922            47,922
   11    10/1/2006    9,950,000          --           46,376            46,376
   12    11/1/2006    9,950,000          --           47,922            47,922
   13    12/1/2006    9,950,000          --           46,376            46,376
   14     1/1/2007    9,950,000          --           47,922            47,922
   15     2/1/2007    9,950,000          --           47,922            47,922
   16     3/1/2007    9,950,000          --           43,284            43,284
   17     4/1/2007    9,950,000          --           47,922            47,922
   18     5/1/2007    9,950,000          --           46,376            46,376
   19     6/1/2007    9,950,000          --           47,922            47,922
   20     7/1/2007    9,950,000          --           46,376            46,376
   21     8/1/2007    9,950,000          --           47,922            47,922
   22     9/1/2007    9,950,000          --           47,922            47,922
   23    10/1/2007    9,950,000          --           46,376            46,376
   24    11/1/2007    9,950,000          --           47,922            47,922
   25    12/1/2007    9,950,000          --           46,376            46,376
   26     1/1/2008    9,950,000          --           47,922            47,922
   27     2/1/2008    9,950,000          --           47,922            47,922
   28     3/1/2008    9,950,000          --           44,830            44,830
   29     4/1/2008    9,950,000          --           47,922            47,922
   30     5/1/2008    9,950,000          --           46,376            46,376
   31     6/1/2008    9,950,000          --           47,922            47,922
   32     7/1/2008    9,950,000          --           46,376            46,376
   33     8/1/2008    9,950,000          --           47,922            47,922
   34     9/1/2008    9,950,000          --           47,922            47,922
   35    10/1/2008    9,950,000          --           46,376            46,376
   36    11/1/2008    9,950,000          --           47,922            47,922
   37    12/1/2008    9,950,000          --           46,376            46,376
   38     1/1/2009    9,950,000          --           47,922            47,922
   39     2/1/2009    9,950,000          --           47,922            47,922
   40     3/1/2009    9,950,000          --           43,284            43,284
   41     4/1/2009    9,950,000          --           47,922            47,922
   42     5/1/2009    9,950,000          --           46,376            46,376

                                       I-1

PERIOD      DATE     BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

   43     6/1/2009    9,950,000            --         47,922            47,922
   44     7/1/2009    9,950,000            --         46,376            46,376
   45     8/1/2009    9,950,000            --         47,922            47,922
   46     9/1/2009    9,950,000            --         47,922            47,922
   47    10/1/2009    9,950,000            --         46,376            46,376
   48    11/1/2009    9,950,000            --         47,922            47,922
   49    12/1/2009    9,950,000            --         46,376            46,376
   50     1/1/2010    9,950,000            --         47,922            47,922
   51     2/1/2010    9,950,000            --         47,922            47,922
   52     3/1/2010    9,950,000            --         43,284            43,284
   53     4/1/2010    9,950,000            --         47,922            47,922
   54     5/1/2010    9,950,000            --         46,376            46,376
   55     6/1/2010    9,950,000            --         47,922            47,922
   56     7/1/2010    9,950,000            --         46,376            46,376
   57     8/1/2010    9,950,000            --         47,922            47,922
   58     9/1/2010    9,950,000            --         47,922            47,922
   59    10/1/2010    9,950,000            --         46,376            46,376
   60    11/1/2010    9,950,000            --         47,922            47,922
   61    12/1/2010    9,940,422         9,578         46,376            55,954
   62     1/1/2011    9,932,499         7,923         47,876            55,798
   63     2/1/2011    9,924,535         7,965         47,838            55,802
   64     3/1/2011    9,911,421        13,114         43,174            56,288
   65     4/1/2011    9,903,344         8,077         47,736            55,813
   66     5/1/2011    9,893,525         9,818         46,159            55,977
   67     6/1/2011    9,885,354         8,172         47,650            55,822
   68     7/1/2011    9,875,443         9,911         46,075            55,986
   69     8/1/2011    9,867,175         8,268         47,563            55,831
   70     9/1/2011    9,858,862         8,312         47,523            55,835
   71    10/1/2011    9,848,815        10,047         45,951            55,999
   72    11/1/2011    9,840,406         8,410         47,435            55,844
   73    12/1/2011    9,830,263        10,142         45,865            56,007
   74     1/1/2012    9,821,755         8,508         47,345            55,854
   75     2/1/2012    9,813,202         8,554         47,304            55,858
   76     3/1/2012    9,801,236        11,965         44,214            56,179
   77     4/1/2012    9,792,573         8,663         47,205            55,868
   78     5/1/2012    9,782,185        10,388         45,642            56,031
   79     6/1/2012    9,773,421         8,764         47,114            55,878
   80     7/1/2012    9,762,934        10,487         45,553            56,040
   81     8/1/2012    9,754,068         8,866         47,021            55,887
   82     9/1/2012    9,745,154         8,913         46,978            55,892
   83    10/1/2012    9,734,522        10,632         45,421            56,054
   84    11/1/2012    9,725,505         9,017         46,884            55,901
   85    12/1/2012    9,714,771        10,734         45,330            56,063
   86     1/1/2013    9,705,649         9,122         46,789            55,911
   87     2/1/2013    9,696,478         9,171         46,745            55,916
   88     3/1/2013    9,682,269        14,209         42,181            56,391
   89     4/1/2013    9,672,973         9,295         46,632            55,928
   90     5/1/2013    9,661,970        11,004         45,085            56,089
   91     6/1/2013    9,652,566         9,403         46,535            55,938

                                       I-2

PERIOD      DATE     BALANCE ($)   PRINCIPAL ($)   INTEREST ($)   TOTAL PAYMENT ($)
------   ---------   -----------   -------------   ------------   -----------------

   92     7/1/2013    9,641,458         11,109        44,990             56,099
   93     8/1/2013    9,631,945          9,512        46,436             55,948
   94     9/1/2013    9,622,382          9,563        46,390             55,953
   95    10/1/2013    9,611,118         11,264        44,849             56,113
   96    11/1/2013    9,601,445          9,674        46,290             55,963
   97    12/1/2013    9,590,073         11,372        44,751             56,123
   98     1/1/2014    9,580,287          9,785        46,188             55,974
   99     2/1/2014    9,570,450          9,837        46,141             55,979
  100     3/1/2014    9,555,635         14,815        41,633             56,448
  101     4/1/2014    9,545,667          9,969        46,023             55,991
  102     5/1/2014    9,534,008         11,659        44,491             56,150
  103     6/1/2014    9,523,924         10,084        45,918             56,002
  104     7/1/2014    9,512,153         11,771        44,390             56,161
  105     8/1/2014    9,501,954         10,200        45,813             56,013
  106     9/1/2014    9,491,700         10,254        45,764             56,018
  107    10/1/2014    9,479,763         11,937        44,240             56,177
  108    11/1/2014    9,469,391         10,372        45,657             56,029
  109    12/1/2014    9,457,340         12,051        44,136             56,187
  110     1/1/2015    9,446,848         10,491        45,549             56,040
  111     2/1/2015    9,436,301         10,547        45,499             56,046
  112     3/1/2015    9,420,842         15,459        41,050             56,509
  113     4/1/2015    9,410,157         10,685        45,373             56,059
  114     5/1/2015    9,397,801         12,356        43,860             56,216
  115     6/1/2015    9,386,993         10,808        45,262             56,070
  116     7/1/2015    9,374,518         12,475        43,752             56,227
  117     8/1/2015    9,363,586         10,932        45,150             56,082
  118     9/1/2015    9,352,596         10,990        45,098             56,087
  119    10/1/2015    9,339,944         12,652        43,592             56,244
  120    11/1/2015           --      9,339,944        44,984          9,384,927

                                       I-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                      CLASS A-AB
                        PLANNED
                       PRINCIPAL
DISTRIBUTION DATE     BALANCE ($)
-----------------   --------------

Closing Date        171,000,000.00
January 2006        171,000,000.00
February 2006       171,000,000.00
March 2006          171,000,000.00
April 2006          171,000,000.00
May 2006            171,000,000.00
June 2006           171,000,000.00
July 2006           171,000,000.00
August 2006         171,000,000.00
September 2006      171,000,000.00
October 2006        171,000,000.00
November 2006       171,000,000.00
December 2006       171,000,000.00
January 2007        171,000,000.00
February 2007       171,000,000.00
March 2007          171,000,000.00
April 2007          171,000,000.00
May 2007            171,000,000.00
June 2007           171,000,000.00
July 2007           171,000,000.00
August 2007         171,000,000.00
September 2007      171,000,000.00
October 2007        171,000,000.00
November 2007       171,000,000.00
December 2007       171,000,000.00
January 2008        171,000,000.00
February 2008       171,000,000.00
March 2008          171,000,000.00
April 2008          171,000,000.00
May 2008            171,000,000.00
June 2008           171,000,000.00
July 2008           171,000,000.00
August 2008         171,000,000.00
September 2008      171,000,000.00
October 2008        171,000,000.00
November 2008       171,000,000.00
December 2008       171,000,000.00
January 2009        171,000,000.00
February 2009       171,000,000.00
March 2009          171,000,000.00
April 2009          171,000,000.00
May 2009            171,000,000.00
June 2009           171,000,000.00
July 2009           171,000,000.00
August 2009         171,000,000.00
September 2009      171,000,000.00
October 2009        171,000,000.00
November 2009       171,000,000.00
December 2009       171,000,000.00
January 2010        171,000,000.00
February 2010       171,000,000.00
March 2010          171,000,000.00
April 2010          171,000,000.00
May 2010            171,000,000.00
June 2010           171,000,000.00
July 2010           171,000,000.00
August 2010         171,000,000.00
September 2010      171,000,000.00
October 2010        171,000,000.00
November 2010       171,000,000.00
December 2010       170,976,103.06
January 2011        168,421,000.00
February 2011       165,854,000.00
March 2011          162,523,000.00
April 2011          159,929,000.00
May 2011            157,072,000.00
June 2011           154,452,000.00
July 2011           151,570,000.00
August 2011         148,924,000.00
September 2011      146,266,000.00
October 2011        143,347,000.00
November 2011       140,662,000.00
December 2011       137,718,000.00
January 2012        135,007,000.00
February 2012       132,283,000.00
March 2012          129,054,000.00
April 2012          126,302,000.00
May 2012            123,292,000.00
June 2012           120,513,000.00
July 2012           117,482,000.00
August 2012         114,799,000.00
September 2012      109,819,000.00
October 2012        106,881,000.00
November 2012       104,164,000.00
December 2012       101,200,000.00
January 2013         98,455,000.00
February 2013        95,698,000.00
March 2013           92,231,000.00
April 2013           89,444,000.00
May 2013             86,413,000.00
June 2013            83,598,000.00
July 2013            80,540,000.00
August 2013          77,698,000.00
September 2013       74,842,000.00
October 2013         71,744,000.00
November 2013        68,860,000.00
December 2013        65,734,000.00
January 2014         62,822,000.00
February 2014        59,896,000.00
March 2014           56,276,000.00
April 2014           53,319,000.00
May 2014             24,558,000.00
June 2014            21,626,000.00
July 2014            18,459,000.00
August 2014          15,498,000.00
September 2014       12,523,000.00
October 2014          9,314,000.00
November 2014         6,309,000.00
December 2014         3,072,000.00
January 2015                  0.00

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
LOAN SELLER                             LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                   87     1,045,680,699     39.7      5.5176      120      1.56      1.48     67.2      60.1
Bear Stearns Commercial Mortgage, Inc.   41       733,548,442     27.9      5.5769      116      1.71      1.42     69.0      60.1
Prudential Mortgage Capital Funding      52       567,658,070     21.6      5.4730      115      1.53      1.39     69.8      59.5
Nationwide Life Insurance Co.            11       184,822,393      7.0      5.4263      118      1.64      1.51     69.0      57.6
Principal Commercial Funding, LLC.       21       101,970,068      3.9      5.4109      111      1.68      1.66     64.9      52.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 212    $2,633,679,672    100.0%     5.5140%     117      1.61x     1.45x    68.3%     59.5%
------------------------------------------------------------------------------------------------------------------------------------

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
CUT-OFF DATE BALANCE ($)                LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

   957,747 -   2,000,000                 25         39,241,655     1.5      5.5931      125      1.63       1.59    62.0      47.8
 2,000,001 -   3,000,000                 33         82,859,412     3.1      5.5654      125      1.51       1.45    66.3      52.5
 3,000,001 -   5,000,000                 44        177,217,342     6.7      5.3520      125      1.56       1.47    68.6      55.2
 5,000,001 -   7,000,000                 25        149,334,870     5.7      5.4021      121      1.52       1.47    67.0      53.8
 7,000,001 -   9,000,000                 19        149,985,430     5.7      5.4169      122      1.62       1.49    68.3      58.7
 9,000,001 -  11,000,000                 10         98,776,187     3.8      5.5554      136      1.48       1.37    70.7      58.3
11,000,001 -  13,000,000                 11        133,750,253     5.1      5.4376      119      1.74       1.45    70.5      60.9
13,000,001 -  15,000,000                  9        127,660,676     4.8      5.4216      111      1.70       1.61    66.6      60.3
15,000,001 -  17,000,000                  4         63,894,900     2.4      5.3754      101      1.56       1.39    75.5      68.4
17,000,001 -  19,000,000                  2         35,670,000     1.4      5.4451      148      1.52       1.24    74.2      61.8
19,000,001 -  21,000,000                  4         80,800,000     3.1      5.7130      135      1.38       1.32    73.8      59.3
21,000,001 -  31,000,000                 13        329,873,600    12.5      5.2859      112      1.55       1.38    72.7      60.9
31,000,001 -  41,000,000                  5        183,019,130     6.9      5.3156       86      1.69       1.47    70.7      63.8
41,000,001 -  61,000,000                  3        155,896,217     5.9      5.1600      119      2.24       1.96    47.9      41.2
61,000,001 - 275,700,000                  5        825,700,000    31.4      5.7955      118      1.54       1.38    68.8      63.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 212     $2,633,679,672   100.0%     5.5140%     117      1.61x      1.45x   68.3%     59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $957,747
Maximum: $275,700,000
Average: $12,423,017

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                       A-1

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGED  CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
STATE                                PROPERTIES   BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Kansas                                    2       295,100,000     11.2      5.8454       120      1.25      1.25     70.3     69.3
California                               47       284,219,341     10.8      5.2946       116      1.78      1.61     61.0     49.3
  Southern California                    27       177,566,709      6.7      5.2552       110      1.75      1.51     62.7     51.0
  Northern California                    20       106,652,632      4.0      5.3602       126      1.82      1.76     58.2     46.5
Nevada                                    4       272,200,000     10.3      5.9665       116      1.67      1.35     63.9     54.5
Ohio                                     16       239,935,836      9.1      5.5318       119      1.48      1.30     77.8     65.5
Massachusetts                            14       194,971,237      7.4      5.4799       118      1.80      1.70     67.4     63.5
Texas                                    14       115,529,594      4.4      5.4722       107      1.45      1.33     74.4     67.2
New York                                  8       113,562,637      4.3      5.3272       120      1.86      1.59     66.4     54.8
Michigan                                  9       112,504,631      4.3      5.5200       123      1.93      1.72     63.2     51.7
Arizona                                   7       111,589,901      4.2      5.0122       118      1.81      1.80     56.0     44.5
Florida                                   7       102,219,186      3.9      5.2838       101      1.54      1.39     77.9     71.3
Washington                                9        92,045,063      3.5      5.5500        93      1.68      1.43     63.7     56.0
New Jersey                               13        69,492,062      2.6      5.4671       154      1.46      1.25     78.6     66.6
Virginia                                  3        66,300,000      2.5      5.2048       128      2.06      1.71     51.8     42.2
Utah                                      4        50,886,172      1.9      5.4507       123      1.53      1.38     62.0     51.5
Delaware                                  3        50,611,708      1.9      5.4374       135      1.46      1.35     71.7     60.5
Oregon                                    5        50,304,031      1.9      5.4815       117      1.84      1.67     59.0     49.2
Pennsylvania                              7        49,146,772      1.9      5.5889       129      1.52      1.48     71.3     58.4
Maryland                                  6        43,172,800      1.6      5.4529       140      1.55      1.31     74.7     65.0
Iowa                                      2        42,320,330      1.6      5.5327       110      1.19      1.19     74.9     63.4
Illinois                                  4        36,553,388      1.4      5.3959        89      1.40      1.40     77.9     71.1
Georgia                                   5        36,311,100      1.4      5.5739       119      1.40      1.31     75.7     65.9
Minnesota                                 7        30,952,096      1.2      5.4699       119      1.40      1.27     76.6     67.2
Connecticut                               5        29,500,441      1.1      5.3705       118      1.40      1.34     74.4     62.6
North Carolina                            4        26,802,891      1.0      5.3545       100      1.63      1.47     73.3     64.4
Kentucky                                  2        26,600,000      1.0      5.2202       118      1.55      1.24     79.0     69.8
Colorado                                  4        23,381,549      0.9      5.4439       119      2.10      1.96     56.2     50.5
Indiana                                   4        22,031,309      0.8      5.5211        82      1.43      1.43     78.5     73.6
Vermont                                   2         9,409,755      0.4      5.4100       117      1.31      1.31     79.7     66.8
Tennessee                                 2         8,240,928      0.3      5.4752       119      1.44      1.44     70.8     59.3
Missouri                                  6         7,200,000      0.3      5.4300       119      1.53      1.25     80.0     71.5
Hawaii                                    1         3,818,933      0.1      5.3800        59      1.40      1.40     74.6     67.0
South Carolina                            1         3,800,000      0.1      5.5500       120      1.28      1.28     80.9     67.8
Arkansas                                  1         3,089,905      0.1      5.3300       117      1.59      1.59     71.9     60.0
South Dakota                              1         2,886,670      0.1      5.2400       118      1.19      1.19     72.2     46.4
New Mexico                                1         2,744,915      0.1      5.9500       118      1.51      1.51     68.6     58.3
Alabama                                   1         2,694,491      0.1      5.5010       118      1.37      1.37     74.8     62.8
Wisconsin                                 1         1,550,000      0.1      5.3300       120      1.52      1.52     57.1     36.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 232    $2,633,679,672    100.0%     5.5140%      117      1.61x     1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-2

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGED  CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
PROPERTY TYPE                        PROPERTIES  BALANCE ($)      (%)      RATE (%)     (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                   76        971,346,144    36.9      5.4652       118      1.52      1.44     68.7     61.1
Multifamily                              54        426,792,702    16.2      5.4922       123      1.57      1.40     70.8     62.1
Office                                   40        377,265,293    14.3      5.5428       123      1.50      1.34     70.9     59.6
Hospitality                              11        265,713,126    10.1      5.3364        99      2.14      1.86     62.7     57.6
Other                                     2        226,463,426     8.6      6.0138       115      1.71      1.37     62.8     53.4
Mixed Use                                 6        149,594,945     5.7      5.5744       116      1.50      1.30     75.8     65.9
Industrial                               21        110,235,174     4.2      5.3233       122      1.42      1.35     66.2     49.2
Manufactured Housing Community           11         68,645,200     2.6      5.4215       119      1.90      1.79     60.5     52.8
Self Storage                             11         37,623,661     1.4      5.4633       113      1.57      1.50     66.0     54.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 232     $2,633,679,672   100.0%     5.5140%      117      1.61x     1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
MORTGAGE RATE (%)                       LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.7500% - 5.0000%                         8       178,211,016      6.8      4.8863       100      2.16      1.89     54.1     43.9
5.0001% - 5.2500%                        35       338,304,811     12.8      5.1281       110      1.69      1.54     69.1     60.1
5.2501% - 5.5000%                        83       757,705,483     28.8      5.3710       115      1.61      1.49     70.3     61.9
5.5001% - 5.7500%                        62       625,644,252     23.8      5.6359       123      1.58      1.43     69.3     58.8
5.7501% - 6.0000%                        21       504,674,114     19.2      5.8289       125      1.33      1.26     71.0     64.8
6.0001% - 6.2500%                         2       227,991,587      8.7      6.0169       115      1.71      1.38     62.6     53.3
6.2501% - 6.2700%                         1         1,148,408      0.0      6.2700       119      1.46      1.46     69.6     54.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 212    $2,633,679,672    100.0%     5.5140%      117      1.61x     1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.7500%
Maximum: 6.2700%
Weighted Average: 5.5140%

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
REMAINING TERM TO                     MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
STATED MATURITY (MOS.)                 LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

57 - 60                                   9       147,798,733      5.6      5.3587       59       1.84      1.72     69.9     68.8
61 - 84                                   4        80,392,094      3.1      5.0481       80       2.40      1.77     60.8     55.8
85 - 120                                177     2,236,395,324     84.9      5.5321      118       1.58      1.44     68.0     59.6
121 - 240                                22       169,093,522      6.4      5.6313      180       1.41      1.22     74.3     52.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 212    $2,633,679,672    100.0%     5.5140%     117       1.61x     1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-3

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)         LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.20                              14        161,522,938     6.1      5.5075       127       1.19     1.19     72.3     53.0
1.21 - 1.30                              24        502,613,302    19.1      5.6014       120       1.26     1.24     72.8     66.7
1.31 - 1.40                              35        211,442,570     8.0      5.5399       133       1.36     1.29     74.5     61.1
1.41 - 1.50                              35        424,341,767    16.1      5.5924       120       1.46     1.29     74.1     64.5
1.51 - 1.60                              37        360,519,702    13.7      5.4668       121       1.56     1.39     73.0     62.7
1.61 - 1.70                              22        182,503,999     6.9      5.3645       109       1.66     1.49     68.3     59.8
1.71 - 1.80                              14        291,121,420    11.1      5.8848       114       1.72     1.40     63.2     54.3
1.81 - 1.90                               8         27,453,046     1.0      5.4358       118       1.86     1.73     65.1     57.4
1.91 - 2.00                               3         12,770,028     0.5      5.2961       119       1.95     1.88     53.9     45.4
2.01 - 2.10                               3        202,196,217     7.7      5.2115       107       2.07     1.98     58.3     54.2
2.11 - 2.20                               1          5,616,800     0.2      5.1500        59       2.14     2.14     57.3     57.3
2.21 - 2.30                               3         60,392,453     2.3      5.0477       119       2.24     1.83     50.3     45.9
2.31 - 2.50                               5        103,068,704     3.9      5.2957        92       2.41     1.99     53.7     50.4
2.51 - 4.56                               8         88,116,726     3.3      5.2129       105       2.82     2.37     45.8     40.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 212     $2,633,679,672   100.0%     5.5140%      117       1.61x    1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.12x
Maximum: 4.56x
Weighted Average: 1.61x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
DEBT SERVICE COVERAGE RATIO           MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
AFTER IO PERIOD (X)                    LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.02 - 1.20                              28       291,974,938     11.1       5.5099     137        1.26     1.15     75.1     59.6
1.21 - 1.30                              49       925,404,302     35.1       5.5837     120        1.38     1.25     74.0     66.7
1.31 - 1.40                              36       482,250,570     18.3       5.7457     121        1.58     1.36     68.0     57.0
1.41 - 1.50                              34       182,665,767      6.9       5.3900     107        1.54     1.45     70.1     60.8
1.51 - 1.60                              19       188,424,702      7.2       5.5688     100        1.66     1.56     66.9     57.0
1.61 - 1.70                              16       126,653,999      4.8       5.2503      96        1.85     1.67     64.3     56.1
1.71 - 1.80                               6        74,591,420      2.8       5.1744     118        2.10     1.77     52.5     47.1
1.81 - 1.90                               6        18,503,046      0.7       5.5697     119        1.85     1.85     59.0     52.4
1.91 - 2.00                               3        23,010,028      0.9       5.3293     116        2.32     1.95     53.5     44.1
2.01 - 2.10                               4       239,896,217      9.1       5.2088     113        2.25     2.06     55.6     51.5
2.11 - 2.20                               2        18,616,800      0.7       5.1151     100        2.57     2.17     50.9     47.2
2.21 - 2.30                               1         6,192,453      0.2       4.9300     119        2.23     2.23     46.4     38.2
2.31 - 2.50                               3        23,068,704      0.9       4.9157      62        2.44     2.44     54.4     54.1
2.51 - 4.56                               5        32,426,726      1.2       5.4272     120        2.89     2.89     31.5     28.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 212    $2,633,679,672    100.0%      5.5140%    117        1.61x    1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.02x
Maximum: 4.56x
Weighted Average: 1.45x

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)   LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

 9.5% - 40.0%                              8       46,716,179      1.8      5.5101      134       2.51      2.51     33.6     21.7
40.1% - 45.0%                              3        9,395,401      0.4      5.4496      120       1.64      1.64     43.5     34.5
45.1% - 50.0%                              6      134,019,842      5.1      5.2075      120       2.25      2.04     46.8     37.9
50.1% - 55.0%                             13      108,862,971      4.1      5.1619      111       2.02      1.80     51.5     46.3
55.1% - 60.0%                             28      190,635,481      7.2      5.3773       98       2.01      1.69     57.9     48.5
60.1% - 65.0%                             18      464,873,724     17.7      5.6238      113       1.78      1.57     63.1     54.8
65.1% - 70.0%                             23      422,782,016     16.1      5.7278      119       1.34      1.29     69.4     65.7
70.1% - 75.0%                             47      527,001,217     20.0      5.5265      119       1.46      1.32     73.0     62.6
75.1% - 80.0%                             53      655,349,307     24.9      5.4580      120       1.42      1.28     79.1     68.2
80.1% - 83.7%                             13       74,043,534      2.8      5.4444      137       1.41      1.23     80.5     68.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  212   $2,633,679,672    100.0%     5.5140%     117       1.61x     1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 9.5%
Maximum: 83.7%
Weighted Average: 68.3%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)        LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

 0.2% - 25.0%                               9       35,207,943      1.3     5.5780       186      1.59      1.59     51.1      3.3
25.1% - 30.0%                               3       16,271,021      0.6     5.3765       119      2.88      2.88     32.8     27.4
30.1% - 35.0%                               3       80,096,217      3.0     4.9883       119      2.12      2.12     43.4     33.9
35.1% - 40.0%                              12       60,330,010      2.3     5.2263       119      1.56      1.56     56.7     37.4
40.1% - 45.0%                              10       95,874,984      3.6     5.5160       118      2.16      1.88     49.2     43.5
45.1% - 50.0%                              18      136,278,268      5.2     5.2833       118      1.94      1.67     55.1     47.2
50.1% - 55.0%                              30      402,105,290     15.3     5.7047       110      1.76      1.49     62.5     53.1
55.1% - 60.0%                              25      292,075,740     11.1     5.4739       113      1.64      1.46     69.2     57.7
60.1% - 65.0%                              37      569,528,276     21.6     5.4550       117      1.55      1.43     72.0     63.5
65.1% - 70.0%                              48      622,718,923     23.6     5.6385       126      1.35      1.26     74.6     68.4
70.1% - 79.5%                              17      323,193,000     12.3     5.4575       104      1.51      1.32     79.2     73.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   212   $2,633,679,672    100.0%    5.5140%      117      1.61x     1.45x    68.3%    59.5%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.2%
Maximum: 79.5%
Weighted Average: 59.5%

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
LOAN SELLER                             LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                   73        932,495,554     40.1     5.5241       120      1.56      1.48     67.4     60.7
Bear Stearns Commercial
  Mortgage, Inc.                         33        677,556,442     29.1     5.5792       112      1.74      1.44     68.1     59.5
Prudential Mortgage Capital              42        509,449,699     21.9     5.4965       116      1.53      1.40     69.7     59.2
  Funding
Nationwide Life Insurance Co.             9        118,522,393      5.1     5.2670       119      1.38      1.34     75.4     61.0
Principal Commercial
  Funding, LLC.                          19         89,883,601      3.9     5.4144       110      1.73      1.71     64.0     51.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 176     $2,327,907,690    100.0%    5.5168%      116      1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
CUT-OFF DATE BALANCE ($)               LOANS      BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

   957,747 -   2,000,000                  24        37,243,860     1.6      5.6003       125      1.63      1.58     62.1     47.6
 2,000,001 -   3,000,000                  25        62,721,047     2.7      5.6032       123      1.53      1.49     65.6     51.0
 3,000,001 -   5,000,000                  35       142,329,438     6.1      5.3667       126      1.50      1.43     70.1     55.6
 5,000,001 -   7,000,000                  23       138,015,655     5.9      5.3984       121      1.51      1.46     68.1     54.6
 7,000,001 -   9,000,000                  14       111,743,400     4.8      5.4002       119      1.65      1.52     69.0     59.4
 9,000,001 -  11,000,000                   8        79,239,515     3.4      5.5767       133      1.52      1.42     69.2     56.8
11,000,001 -  13,000,000                   9       109,140,253     4.7      5.4378       118      1.77      1.48     69.6     59.7
13,000,001 -  15,000,000                   8       114,220,676     4.9      5.4035       104      1.73      1.66     65.0     59.5
15,000,001 -  17,000,000                   3        47,494,900     2.0      5.4912        95      1.55      1.45     74.0     67.6
17,000,001 -  19,000,000                   1        17,170,000     0.7      5.4830       179      1.60      1.31     74.7     59.1
19,000,001 -  21,000,000                   2        40,400,000     1.7      5.8164       150      1.39      1.26     76.3     58.7
21,000,001 -  31,000,000                  12       308,573,600    13.3      5.2608       112      1.56      1.38     72.2     60.4
31,000,001 -  41,000,000                   5       183,019,130     7.9      5.3156        86      1.69      1.47     70.7     63.8
41,000,001 -  61,000,000                   2       110,896,217     4.8      4.9247       119      2.15      1.94     48.1     40.1
61,000,001 - 275,700,000                   5       825,700,000    35.5      5.7955       118      1.54      1.38     68.8     63.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  176    $2,327,907,690   100.0%     5.5168%      116      1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $957,747
Maximum: $275,700,000
Average: $13,226,748

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGED  CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
STATE                                PROPERTIES   BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Kansas                                    2       295,100,000     12.7      5.8454       120      1.25      1.25     70.3     69.3
Nevada                                    4       272,200,000     11.7      5.9665       116      1.67      1.35     63.9     54.5
California                               42       269,772,625     11.6      5.2891       116      1.79      1.62     61.3     49.4
  Southern California                    22       163,119,993      7.0      5.2426       109      1.77      1.53     63.3     51.3
  Northern California                    20       106,652,632      4.6      5.3602       126      1.82      1.76     58.2     46.5
Ohio                                     15       218,635,836      9.4      5.5203       119      1.49      1.29     77.7     65.4
Massachusetts                            14       194,971,237      8.4      5.4799       118      1.80      1.70     67.4     63.5
New York                                  7       108,573,332      4.7      5.3294       120      1.79      1.51     68.1     56.1
Texas                                    12       107,693,296      4.6      5.4845       106      1.44      1.33     74.6     67.6
Arizona                                   6       105,364,901      4.5      4.9799       118      1.81      1.79     56.5     44.9
Florida                                   6        83,719,186      3.6      5.2560        97      1.57      1.43     78.8     72.8
Virginia                                  3        66,300,000      2.8      5.2048       128      2.06      1.71     51.8     42.2
Washington                                5        59,619,565      2.6      5.5679        79      1.92      1.54     61.9     56.1
Utah                                      4        50,886,172      2.2      5.4507       123      1.53      1.38     62.0     51.5
Delaware                                  3        50,611,708      2.2      5.4374       135      1.46      1.35     71.7     60.5
Michigan                                  6        44,009,603      1.9      5.3040       131      1.53      1.45     75.0     55.4
Iowa                                      1        39,526,130      1.7      5.5400       109      1.19      1.19     74.6     63.2
Pennsylvania                              6        39,058,100      1.7      5.6454       131      1.60      1.54     70.7     57.6
Illinois                                  4        36,553,388      1.6      5.3959        89      1.40      1.40     77.9     71.1
Georgia                                   4        34,093,661      1.5      5.5969       120      1.42      1.32     75.2     65.7
Maryland                                  5        31,412,800      1.3      5.4072       127      1.60      1.36     72.8     64.2
Minnesota                                 7        30,952,096      1.3      5.4699       119      1.40      1.27     76.6     67.2
Connecticut                               5        29,500,441      1.3      5.3705       118      1.40      1.34     74.4     62.6
Oregon                                    2        27,750,000      1.2      5.5184       117      2.04      1.73     60.7     50.5
New Jersey                                5        25,800,062      1.1      5.3408       129      1.55      1.39     75.9     65.1
Colorado                                  4        23,381,549      1.0      5.4439       119      2.10      1.96     56.2     50.5
Indiana                                   4        22,031,309      0.9      5.5211        82      1.43      1.43     78.5     73.6
North Carolina                            3        13,952,891      0.6      5.3955       117      1.48      1.48     76.4     63.9
Kentucky                                  1        10,200,000      0.4      5.5100       119      1.53      1.25     77.3     67.8
Vermont                                   2         9,409,755      0.4      5.4100       117      1.31      1.31     79.7     66.8
Tennessee                                 1         6,243,133      0.3      5.4800       119      1.35      1.35     74.1     62.0
Hawaii                                    1         3,818,933      0.2      5.3800        59      1.40      1.40     74.6     67.0
South Carolina                            1         3,800,000      0.2      5.5500       120      1.28      1.28     80.9     67.8
Arkansas                                  1         3,089,905      0.1      5.3300       117      1.59      1.59     71.9     60.0
South Dakota                              1         2,886,670      0.1      5.2400       118      1.19      1.19     72.2     46.4
New Mexico                                1         2,744,915      0.1      5.9500       118      1.51      1.51     68.6     58.3
Alabama                                   1         2,694,491      0.1      5.5010       118      1.37      1.37     74.8     62.8
Wisconsin                                 1         1,550,000      0.1      5.3300       120      1.52      1.52     57.1     36.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 190    $2,327,907,690    100.0%     5.5168%      116      1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGED  CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
PROPERTY TYPE                        PROPERTIES   BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                   76       971,346,144      41.7     5.4652       118      1.52      1.44     68.7     61.1
Office                                   40       377,265,293      16.2     5.5428       123      1.50      1.34     70.9     59.6
Hospitality                              11       265,713,126      11.4     5.3364        99      2.14      1.86     62.7     57.6
Other                                     2       226,463,426       9.7     6.0138       115      1.71      1.37     62.8     53.4
Mixed Use                                 6       149,594,945       6.4     5.5744       116      1.50      1.30     75.8     65.9
Multifamily                              13       127,245,719       5.5     5.4945       115      1.40      1.25     77.7     70.8
Industrial                               21       110,235,174       4.7     5.3233       122      1.42      1.35     66.2     49.2
Manufactured Housing Community           10        62,420,200       2.7     5.4076       119      1.90      1.77     61.9     54.1
Self Storage                             11        37,623,661       1.6     5.4633       113      1.57      1.50     66.0     54.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 190    $2,327,907,690     100.0%    5.5168%      116      1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
MORTGAGE RATE (%)                       LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.7500% - 5.0000%                         7        174,115,988      7.5     4.8848       99        2.17     1.89     54.1     43.9
5.0001% - 5.2500%                        31        308,487,372     13.3     5.1296      109        1.71     1.57     68.5     59.6
5.2501% - 5.5000%                        66        665,576,999     28.6     5.3710      115        1.62     1.50     70.8     62.4
5.5001% - 5.7500%                        48        445,913,221     19.2     5.6381      119        1.54     1.39     70.4     59.5
5.7501% - 6.0000%                        21        504,674,114     21.7     5.8289      125        1.33     1.26     71.0     64.8
6.0001% - 6.2500%                         2        227,991,587      9.8     6.0169      115        1.71     1.38     62.6     53.3
6.2501% - 6.2700%                         1          1,148,408      0.0     6.2700      119        1.46     1.46     69.6     54.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 176     $2,327,907,690    100.0%    5.5168%     116        1.60x    1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.7500%
Maximum: 6.2700%
Weighted Average: 5.5168%

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
REMAINING TERM TO                     MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
STATED MATURITY (MOS.)                  LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

 57 -  60                                  9      147,798,733      6.3      5.3587       59       1.84      1.72     69.9     68.8
 61 -  84                                  3       67,542,094      2.9      4.9983       79       2.52      1.83     59.1     54.0
 85 - 120                                149    1,994,925,341     85.7      5.5378      118       1.56      1.43     68.4     60.0
121 - 240                                 15      117,641,522      5.1      5.6559      182       1.42      1.25     71.8     46.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  176   $2,327,907,690    100.0%     5.5168%     116       1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (x)        LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.20                              12       138,305,499       5.9     5.4980       128      1.19      1.19     72.7     52.0
1.21 - 1.30                              20       477,436,215      20.5     5.6166       120      1.26      1.24     73.1     67.3
1.31 - 1.40                              30       167,366,560       7.2     5.5221       130      1.36      1.30     73.4     59.8
1.41 - 1.50                              28       366,294,494      15.7     5.6099       115      1.46      1.30     73.7     64.4
1.51 - 1.60                              28       298,773,403      12.8     5.4894       121      1.56      1.39     72.8     62.3
1.61 - 1.70                              21       179,507,282       7.7     5.3622       109      1.66      1.49     68.8     60.3
1.71 - 1.80                              10       260,919,595      11.2     5.9360       115      1.71      1.38     63.3     54.3
1.81 - 1.90                               8        27,453,046       1.2     5.4358       118      1.86      1.73     65.1     57.4
1.91 - 2.00                               1         2,450,000       0.1     5.2040       119      1.96      1.57     72.1     62.8
2.01 - 2.10                               3       202,196,217       8.7     5.2115       107      2.07      1.98     58.3     54.2
2.11 - 2.20                               1         5,616,800       0.2     5.1500        59      2.14      2.14     57.3     57.3
2.21 - 2.30                               3        60,392,453       2.6     5.0477       119      2.24      1.83     50.3     45.9
2.31 - 2.50                               4        58,068,704       2.5     4.9514        72      2.37      1.98     58.6     55.3
2.51 - 4.56                               7        83,127,421       3.6     5.2088       104      2.79      2.31     46.6     41.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 176    $2,327,907,690     100.0%    5.5168%      116      1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.12x
Maximum: 4.56x
Weighted Average: 1.60x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
DEBT SERVICE COVERAGE RATIO           MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
AFTER IO PERIOD (x)                     LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.02 - 1.20                              19       210,881,499       9.1     5.5075       135      1.23      1.15     75.1     57.9
1.21 - 1.30                              36       844,561,215      36.3     5.6085       119      1.38      1.25     74.0     67.1
1.31 - 1.40                              34       458,760,560      19.7     5.7513       121      1.59      1.36     67.5     56.6
1.41 - 1.50                              32       165,674,494       7.1     5.3969       109      1.52      1.46     70.2     60.5
1.51 - 1.60                              17       165,728,403       7.1     5.5667        97      1.67      1.56     66.0     56.4
1.61 - 1.70                              15       123,657,282       5.3     5.2443        95      1.85      1.67     65.0     56.8
1.71 - 1.80                               3        57,239,595       2.5     5.0632       119      2.22      1.78     51.4     47.0
1.81 - 1.90                               6        18,503,046       0.8     5.5697       119      1.85      1.85     59.0     52.4
1.91 - 2.00                               1        12,690,000       0.5     5.3385       113      2.62      1.95     56.7     46.4
2.01 - 2.10                               3       194,896,217       8.4     5.0862       112      2.20      2.07     57.5     53.2
2.11 - 2.20                               2        18,616,800       0.8     5.1151       100      2.57      2.17     50.9     47.2
2.21 - 2.30                               1         6,192,453       0.3     4.9300       119      2.23      2.23     46.4     38.2
2.31 - 2.50                               3        23,068,704       1.0     4.9157        62      2.44      2.44     54.4     54.1
2.51 - 4.56                               4        27,437,421       1.2     5.4539       120      2.82      2.82     31.5     28.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 176    $2,327,907,690     100.0%    5.5168%      116      1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.02x
Maximum: 4.56x
Weighted Average: 1.45x

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)    LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

 9.5% - 40.0%                             6        38,730,157       1.7     5.5405      137       2.47      2.47     33.8     20.5
40.1% - 45.0%                             3         9,395,401       0.4     5.4496      120       1.64      1.64     43.5     34.5
45.1% - 50.0%                             4        82,794,842       3.6     4.8916      121       2.16      2.07     46.5     34.5
50.1% - 55.0%                            11       102,667,943       4.4     5.1660      111       2.03      1.80     51.4     46.4
55.1% - 60.0%                            23       161,431,451       6.9     5.3694       94       2.08      1.72     58.0     48.5
60.1% - 65.0%                            16       457,781,715      19.7     5.6280      113       1.79      1.57     63.2     54.9
65.1% - 70.0%                            18       379,304,434      16.3     5.7575      120       1.32      1.29     69.5     66.5
70.1% - 75.0%                            42       471,772,545      20.3     5.5341      119       1.46      1.32     72.8     62.5
75.1% - 80.9%                            53       624,029,202      26.8     5.4540      118       1.42      1.29     79.1     68.2
>80.0%                                   19                 0       0.0     0.0000        0       0.00      0.00      0.0      0.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 195    $2,327,907,690     100.0%    5.5168%     116       1.60x     1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 9.5%
Maximum: 80.9%
Weighted Average: 68.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)         LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.2% - 25.0%                              9       35,207,943       1.5      5.5780      186        1.59     1.59     51.1      3.3
25.1% - 30.0%                             1        8,285,000       0.4      5.3900      120        3.08     3.08     32.9     27.5
30.1% - 35.0%                             3       80,096,217       3.4      4.9883      119        2.12     2.12     43.4     33.9
35.1% - 40.0%                            11       54,105,010       2.3      5.1879      119        1.51     1.51     57.9     37.1
40.1% - 45.0%                             8       46,779,956       2.0      5.3501      119        1.89     1.73     50.5     42.9
45.1% - 50.0%                            14      111,624,238       4.8      5.2508      118        2.02     1.69     54.8     47.1
50.1% - 55.0%                            24      382,876,971      16.4      5.7211      110        1.77     1.50     62.5     53.2
55.1% - 60.0%                            23      266,934,466      11.5      5.4657      112        1.68     1.49     69.3     57.7
60.1% - 65.0%                            32      505,989,605      21.7      5.4562      118        1.55     1.44     71.9     63.5
65.1% - 70.0%                            37      540,415,284      23.2      5.6501      122        1.35     1.27     73.8     68.5
70.1% - 79.5%                            14      295,593,000      12.7      5.4846      103        1.50     1.32     79.1     73.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 176   $2,327,907,690     100.0%     5.5168%     116        1.60x    1.45x    68.4%    59.7%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 0.2%
Maximum: 79.5%
Weighted Average: 59.7%

(1) For purposes of the prospectus supplement and this Annex A, the $105,000,000
The Westin-Copley Place pooled mortgage loan represents a 50.0% portion of a pari passu note in a $210,000,000 first mortgage loan in a split loan structure comprised of two (2) One (1) of such notes with a loan amount of $105,000,000 is not included in the trust. All LTV pari passu notes. and DSCR figures in this table are based on the total $210,000,000 financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
LOAN SELLER                             LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                   14      113,185,145       37.0     5.4645      119       1.58      1.52     65.3     55.1
Nationwide Life Insurance Co.             2       66,300,000       21.7     5.7111      117       2.11      1.81     57.5     51.4
Prudential Mortgage Capital Funding      10       58,208,371       19.0     5.2669      111       1.57      1.31     70.1     62.2
Bear Stearns Commercial Mortgage, Inc.    8       55,992,000       18.3     5.5491      170       1.41      1.16     79.6     67.1
Principal Commercial Funding, LLC.        2       12,086,466        4.0     5.3849      119       1.32      1.32     71.4     59.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  36     $305,771,982      100.0%    5.4927%     126       1.65x     1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
CUT-OFF DATE BALANCE ($)                LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,997,794 -  2,000,000                   1         1,997,794      0.7      5.4600      119        1.72     1.72     60.5     50.7
 2,000,001 -  3,000,000                   8        20,138,365      6.6      5.4476      133        1.43     1.29     68.3     57.2
 3,000,001 -  5,000,000                   9        34,887,905     11.4      5.2920      123        1.82     1.66     62.6     53.5
 5,000,001 -  7,000,000                   2        11,319,215      3.7      5.4475      120        1.62     1.62     53.1     44.3
 7,000,001 -  9,000,000                   5        38,242,031     12.5      5.4658      131        1.53     1.42     66.4     56.5
 9,000,001 - 11,000,000                   2        19,536,672      6.4      5.4691      146        1.29     1.18     76.7     64.3
11,000,001 - 13,000,000                   2        24,610,000      8.0      5.4366      126        1.61     1.31     74.8     66.0
13,000,001 - 15,000,000                   1        13,440,000      4.4      5.5750      174        1.46     1.21     80.0     67.1
15,000,001 - 17,000,000                   1        16,400,000      5.4      5.0400      118        1.57     1.24     80.0     71.0
17,000,001 - 19,000,000                   1        18,500,000      6.1      5.4100      119        1.45     1.18     73.7     64.4
19,000,001 - 45,000,000                   4       106,700,000     34.9      5.6727      118        1.83     1.65     62.8     54.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  36      $305,771,982    100.0%     5.4927%     126        1.65x    1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $1,997,794
Maximum: $45,000,000
Average: $8,493,666

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGED  CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
STATE                                PROPERTIES   BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Michigan                                  3        68,495,028      22.4     5.6588      119       2.18      1.90     55.5     49.3
New Jersey                                8        43,692,000      14.3     5.5416      169       1.41      1.16     80.2     67.5
Washington                                4        32,425,499      10.6     5.5170      119       1.23      1.23     67.0     55.8
Oregon                                    3        22,554,031       7.4     5.4362      118       1.59      1.59     56.9     47.6
Ohio                                      1        21,300,000       7.0     5.6500      114       1.38      1.38     78.9     67.1
Florida                                   1        18,500,000       6.1     5.4100      119       1.45      1.18     73.7     64.4
Kentucky                                  1        16,400,000       5.4     5.0400      118       1.57      1.24     80.0     71.0
California                                5        14,446,716       4.7     5.3970      119       1.58      1.34     55.3     48.1
  Southern California                     5        14,446,716       4.7     5.3970      119       1.58      1.34     55.3     48.1
North Carolina                            1        12,850,000       4.2     5.3100       82       1.80      1.45     70.0     65.0
Maryland                                  1        11,760,000       3.8     5.5750      175       1.41      1.16     80.0     67.1
Pennsylvania                              1        10,088,672       3.3     5.3700      119       1.24      1.24     73.6     61.5
Texas                                     2         7,836,299       2.6     5.3034      118       1.51      1.34     70.5     61.3
Missouri                                  6         7,200,000       2.4     5.4300      119       1.53      1.25     80.0     71.5
Arizona                                   1         6,225,000       2.0     5.5600      120       1.94      1.94     46.8     39.3
New York                                  1         4,989,305       1.6     5.2800      118       3.30      3.30     31.2     26.0
Iowa                                      1         2,794,200       0.9     5.4300      118       1.22      1.22     79.8     66.8
Georgia                                   1         2,217,439       0.7     5.2200      119       1.19      1.19     83.7     69.5
Tennessee                                 1         1,997,794       0.7     5.4600      119       1.72      1.72     60.5     50.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  42      $305,771,982     100.0%    5.4927%     126       1.65x     1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGED  CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
PROPERTY TYPE                        PROPERTIES   BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                              41       299,546,982     98.0       5.4913     126       1.65      1.46     67.8     58.4
Manufactured Housing Community            1         6,225,000      2.0       5.5600     120       1.94      1.94     46.8     39.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  42      $305,771,982    100.0%      5.4927%    126       1.65x     1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                   CUT-OFF    WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
MORTGAGE RATE (%)                       LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.9500% - 5.0000%                         1         4,095,028      1.3      4.9500       119      1.97      1.97     53.7     44.3
5.0001% - 5.2500%                         4        29,817,439      9.8      5.1124       118      1.47      1.25     75.4     65.5
5.2501% - 5.5000%                        17        92,128,485     30.1      5.3711       114      1.59      1.41     67.0     58.2
5.5001% - 5.7400%                        14       179,731,031     58.8      5.6305       134      1.71      1.53     66.6     57.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  36      $305,771,982    100.0%     5.4927%      126      1.65x     1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.9500%
Maximum: 5.7400%
Weighted Average: 5.4927%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                    CUT-OFF   WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
REMAINING TERM TO STATED              MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
MATURITY (MOS.)                         LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

82 - 84                                   1       12,850,000       4.2      5.3100       82       1.80      1.45     70.0     65.0
85 - 120                                 28      241,469,982      79.0      5.4849      118       1.70      1.54     64.5     55.7
121 - 175                                 7       51,452,000      16.8      5.5750      174       1.40      1.16     80.1     67.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  36     $305,771,982     100.0%     5.4927%     126       1.65x     1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 82 mos.
Maximum: 175 mos.
Weighted Average: 126 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                    CUT-OFF   WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (x)         LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.18 - 1.20                              2         23,217,439       7.6     5.5637      120       1.18      1.18     69.8     58.5
1.21 - 1.30                              4         25,177,087       8.2     5.3130      119       1.25      1.25     67.5     56.3
1.31 - 1.40                              5         44,076,010      14.4     5.6075      142       1.36      1.25     78.9     66.4
1.41 - 1.50                              7         58,047,273      19.0     5.4820      148       1.45      1.21     76.7     65.5
1.51 - 1.60                              9         61,746,299      20.2     5.3575      119       1.57      1.37     74.1     64.3
1.61 - 1.70                              1          2,996,716       1.0     5.5000      119       1.64      1.64     35.3     29.5
1.71 - 1.80                              4         30,201,825       9.9     5.4428      102       1.76      1.61     62.2     54.9
1.91 - 2.00                              2         10,320,028       3.4     5.3179      120       1.95      1.95     49.5     41.3
2.01 - 3.30                              2         49,989,305      16.3     5.6941      118       2.54      2.15     45.8     42.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 36       $305,771,982     100.0%    5.4927%     126       1.65x     1.47x    67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.18x
Maximum: 3.30x
Weighted Average: 1.65x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                    CUT-OFF   WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
DEBT SERVICE COVERAGE RATIO           MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
AFTER IO PERIOD (x)                     LOANS     BALANCE ($)     (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                               9        81,093,439     26.5       5.5162      143      1.34     1.16      75.3     64.0
1.21 - 1.30                              13        80,843,087     26.4       5.3249      130      1.44     1.24      73.4     63.1
1.31 - 1.40                               2        23,490,010      7.7       5.6360      114      1.38     1.38      77.8     65.6
1.41 - 1.50                               2        16,991,273      5.6       5.3222       91      1.71     1.45      69.6     63.1
1.51 - 1.60                               2        22,696,299      7.4       5.5837      120      1.58     1.58      73.5     61.7
1.61 - 1.70                               1         2,996,716      1.0       5.5000      119      1.64     1.64      35.3     29.5
1.71 - 1.80                               3        17,351,825      5.7       5.5411      117      1.73     1.73      56.4     47.4
1.91 - 2.00                               2        10,320,028      3.4       5.3179      120      1.95     1.95      49.5     41.3
2.01 - 3.30                               2        49,989,305     16.3       5.6941      118      2.54     2.15      45.8     42.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  36      $305,771,982    100.0%      5.4927%     126      1.65x    1.47x     67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.11x
Maximum: 3.30x
Weighted Average: 1.47x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                    CUT-OFF   WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)   LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------------

31.2% - 40.0%                             2         7,986,021       2.6     5.3626      118       2.68      2.68    32.7      27.3
45.1% - 50.0%                             2        51,225,000      16.8     5.7181      118       2.40      2.01    47.3      43.4
50.1% - 55.0%                             2         6,195,028       2.0     5.0924      119       1.84      1.74    53.3      44.8
55.1% - 60.0%                             5        29,204,031       9.6     5.4211      118       1.58      1.51    57.3      48.5
60.1% - 65.0%                             2         7,092,010       2.3     5.3523      119       1.36      1.36    60.6      50.6
65.1% - 70.0%                             5        43,477,582      14.2     5.4690      108       1.42      1.32    68.6      59.1
70.1% - 75.0%                             5        55,228,672      18.1     5.4618      119       1.47      1.34    73.9      63.3
75.1% - 80.0%                             6        72,894,200      23.8     5.4567      136       1.45      1.26    79.7      68.4
>80.0%                                    7        32,469,439      10.6     5.5058      163       1.38      1.15    80.5      67.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  36      $305,771,982     100.0%    5.4927%     126       1.65x     1.47x   67.4%     58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 31.2%
Maximum: 83.7%
Weighted Average: 67.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY
                                                               AGGREGATE              WEIGHTED           WEIGHTED  WEIGHTED
                                       NUMBER                    CUT-OFF   WEIGHTED   AVERAGE             AVERAGE  AVERAGE  WEIGHTED
                                         OF       AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   DSCR    CUT-OFF  AVERAGE
                                      MORTGAGE   CUT-OFF DATE   BALANCE    MORTGAGE     TERM    AVERAGE    AFTER    DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)        LOANS     BALANCE ($)      (%)      RATE (%)    (MOS.)   DSCR (x)   IO(x)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

26.0% - 35.0%                            2        7,986,021        2.6      5.3626      118       2.68     2.68      32.7     27.3
35.1% - 40.0%                            1        6,225,000        2.0      5.5600      120       1.94     1.94      46.8     39.3
40.1% - 45.0%                            2       49,095,028       16.1      5.6741      118       2.42     2.02      47.9     44.0
45.1% - 50.0%                            4       24,654,031        8.1      5.4306      118       1.59     1.57      56.5     47.5
50.1% - 55.0%                            6       19,228,319        6.3      5.3783      119       1.45     1.35      61.6     51.7
55.1% - 60.0%                            2       25,141,273        8.2      5.5605      120       1.22     1.22      68.3     57.3
60.1% - 65.0%                            5       63,538,672       20.8      5.4458      112       1.54     1.37      73.2     63.5
65.1% - 70.0%                           11       82,303,639       26.9      5.5623      152       1.39     1.22      79.5     67.1
70.1% - 71.5%                            3       27,600,000        9.0      5.1664      118       1.55     1.24      80.2     71.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 36     $305,771,982      100.0%     5.4927%     126       1.65x    1.47x     67.4%    58.0%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 26.0%
Maximum: 71.5%
Weighted Average: 58.0%

                                      A-14

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2005-PWR10

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                                     % OF                   % OF APPLICABLE
                 CMSA      CMSA                                                  INITIAL POOL  LOAN GROUP     LOAN GROUP    # OF
     ID        LOAN NO. PROPERTY NO. PROPERTY NAME (1)                               BALANCE   (ONE OR TWO)      BALANCE  PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------

      1            1        1-001    Oak Park Mall                                    10.5%         1             11.8%         1
      2            2        2-001    World Market Center                              8.5%          1             9.7%          1
      3            3                 Oasis Net Leased Portfolio                       4.6%          1             5.2%          10
     3-a                    3-001    3300-3380 W. Sahara                              1.5%                        1.7%          1
     3-b                    3-002    1022 Hingham Street                              0.5%                        0.6%          1
------------------------------------------------------------------------------------------------------------------------------------
     3-c                    3-003    2 Concord Farms                                  0.4%                        0.5%          1
     3-d                    3-004    3 Concord Farms                                  0.4%                        0.5%          1
     3-e                    3-005    300 Friberg Parkway                              0.4%                        0.4%          1
     3-f                    3-006    4 Concord Farms                                  0.4%                        0.4%          1
     3-g                    3-007    6 Concord Farms                                  0.4%                        0.4%          1
------------------------------------------------------------------------------------------------------------------------------------
     3-h                    3-008    5 Concord Farms                                  0.3%                        0.3%          1
     3-i                    3-009    355 Wood Road                                    0.2%                        0.2%          1
     3-j                    3-010    101 Philip Drive                                 0.1%                        0.2%          1
      4            4        4-001    The Westin Copley Place                          4.0%          1             4.5%          1
      5            5        5-001    Crocker Park                                     3.8%          1             4.3%          1
------------------------------------------------------------------------------------------------------------------------------------
      6            6        6-001    The Promenade - AZ                               2.3%          1             2.6%          1
      7            7        7-001    Sully Place Shopping Center                      1.9%          1             2.2%          1
      8            8        8-001    Muirwood Apartments                              1.7%          2             14.7%         1
      9            9        9-001    College Square Mall                              1.5%          1             1.7%          1
     10            10      10-001    Skamania Lodge                                   1.4%          1             1.6%          1
------------------------------------------------------------------------------------------------------------------------------------
     11            11      11-001    Marcus Avenue                                    1.4%          1             1.6%          1
     12            12      12-001    Renaissance Long Beach                           1.3%          1             1.5%          1
     13            13      13-001    Embassy Crossing                                 1.3%          1             1.5%          1
     14            14      14-001    Skylight Tower                                   1.2%          1             1.3%          1
     15            15      15-001    Renaissance Westchester                          1.1%          1             1.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     16            16      16-001    1001 Ross Avenue                                 1.1%          1             1.3%          1
     17            17      17-001    Regions Bank Plaza                               1.1%          1             1.2%          1
     18            18      18-001    Greenville Center                                1.0%          1             1.2%          1
     19            19      19-001    Golden Springs Bldg J-K                          1.0%          1             1.1%          1
     20            20      20-001    The Family Center                                0.9%          1             1.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     21            21      21-001    Greenway Park Plaza                              0.9%          1             1.1%          1
     22            22      22-001    Embassy Suites LAX                               0.9%          1             1.0%          1
     23            23      23-001    Waterstone Plaza                                 0.9%          1             1.0%          1
     24            24      24-001    Hawley Lane Mall                                 0.8%          1             0.9%          1
     25            25      25-001    Old Towne University Square                      0.8%          2             7.0%          1
------------------------------------------------------------------------------------------------------------------------------------
     26            26      26-001    State Street Commons Phase II                    0.8%          1             0.9%          1
     27            27      27-001    49 East 52nd Street                              0.8%          1             0.9%          1
     28            28      28-001    Canyon Park Apartments - Washington              0.8%          2             6.9%          1
     29            29      29-001    PRA Building                                     0.7%          1             0.8%          1
     30            30      30-001    Parkview Village Apartments                      0.7%          2             6.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     31            31      31-001    Lago Club Apartments                             0.7%          2             6.1%          1
     32            32      32-001    Pacific East Mall                                0.7%          1             0.7%          1
     33            33      33-001    University Plaza                                 0.6%          1             0.7%          1
     34            34      34-001    Old Farm Apartments                              0.6%          2             5.4%          1
     35            35      35-001    Winchester Square II                             0.6%          1             0.7%          1
------------------------------------------------------------------------------------------------------------------------------------
     36            36      36-001    Hayden Island                                    0.6%          1             0.6%          1
     37            37      37-001    Tennant Station                                  0.6%          1             0.6%          1
     38            38      38-001    Prides Court (Wellington)                        0.6%          1             0.6%          1
     39            39      39-001    University Brook                                 0.6%          1             0.6%          1
     40            40      40-001    Pacheco Pass Phase I Shopping Center             0.5%          1             0.6%          1
------------------------------------------------------------------------------------------------------------------------------------
     41            41      41-001    Riverwoods I, II and III                         0.5%          1             0.6%          1
     42            42      42-001    Seattle University Plaza                         0.5%          1             0.6%          1
     43            43      43-001    The Plaza at Windward Phase III                  0.5%          1             0.6%          1
     44            44      44-001    Eastampton Gardens                               0.5%          2             4.4%          1
     45            45      45-001    University Glen                                  0.5%          1             0.6%          1
------------------------------------------------------------------------------------------------------------------------------------
     46            46      46-001    Sand Canyon Medical Office                       0.5%          1             0.6%          1
     47            47      47-001    Meridian at Indian Trail                         0.5%          2             4.2%          1
     48            48      48-001    Valley River Inn                                 0.5%          1             0.5%          1
     49            49      49-001    Seville Commons Shopping Center                  0.5%          1             0.5%          1
     50            50      50-001    Colony Plaza Shopping Center                     0.5%          1             0.5%          1
------------------------------------------------------------------------------------------------------------------------------------
     51            51      51-001    Radisson Hotel Trevose                           0.5%          1             0.5%          1
     52            52      52-001    Eastwood Square Shopping Center                  0.5%          1             0.5%          1
     53            53      53-001    Arapahoe Park East                               0.5%          1             0.5%          1
     54            54      54-001    Cedar Gardens                                    0.4%          2             3.8%          1
     55            55                Park Meadow Estates                              0.4%          1             0.5%          3
------------------------------------------------------------------------------------------------------------------------------------
    55-a                   55-001    Parkwood Mobile Home Park                        0.2%                        0.3%          1
    55-b                   55-002    Meadow Streams Village                           0.2%                        0.2%          1
    55-c                   55-003    Maple Grove Estates                              0.0%                        0.0%          1
     56            56      56-001    Epps Village                                     0.4%          1             0.5%          1
     57            57      57-001    Hampton Inn - Springboro                         0.1%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     58            58      58-001    Holiday Inn Express - Bowling Green              0.1%          1             0.1%          1
     59            59      59-001    Holiday Inn Express - Wilmington                 0.1%          1             0.1%          1
     60            60      60-001    Holiday Inn Express - Troy                       0.1%          1             0.1%          1
     61            61      61-001    Sonora Quest Laboratories Building               0.4%          1             0.5%          1
     62            62      62-001    Commerce Crossings Business Center               0.4%          1             0.4%          1
------------------------------------------------------------------------------------------------------------------------------------
     63            63      63-001    Black Hawk Apartments                            0.4%          2             3.3%          1
     64            64      64-001    Valley Green MHC                                 0.4%          1             0.4%          1
     65            65      65-001    Greentec IV                                      0.4%          1             0.4%          1
     66            66      66-001    Stewart Plaza 440                                0.2%          1             0.2%          1
     67            67      67-001    Stewart Plaza 400                                0.1%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     68            68      68-001    Stewart Plaza 450                                0.0%          1             0.0%          1
     69            69      69-001    Haymaker Village                                 0.4%          1             0.4%          1
     70            70      70-001    Lover's Lane Station                             0.4%          1             0.4%          1
     71            71      71-001    Nieuw Amsterdam Apartments                       0.4%          2             3.1%          1
     72            72      72-001    Two Silverlake Plaza                             0.4%          1             0.4%          1
------------------------------------------------------------------------------------------------------------------------------------
     73            73      73-001    Todd Center                                      0.3%          1             0.4%          1
     74            74      74-001    Summerwood Park Apartments                       0.3%          1             0.4%          1
     75            75      75-001    Woodacres                                        0.3%          1             0.4%          1
     76            76      76-001    Lakeview Terrace                                 0.3%          2             2.8%          1
     77            77      77-001    Hamilton Plaza Shopping Center                   0.3%          1             0.4%          1
------------------------------------------------------------------------------------------------------------------------------------
     78            78      78-001    Eastgate Village                                 0.3%          1             0.4%          1
     79            79      79-001    Temple Terrace Shoppes                           0.3%          1             0.3%          1
     80            80      80-001    Galloway Village Square                          0.3%          1             0.3%          1
     81            81      81-001    Union Park I                                     0.3%          1             0.3%          1
     82            82      82-001    Creekside I and II                               0.3%          2             2.6%          1
------------------------------------------------------------------------------------------------------------------------------------
     83            83      83-001    Alameda Street Industrial                        0.3%          1             0.3%          1
     84            84                Towncentre-Balfour                               0.3%          1             0.3%          2
    84-a                   84-001    Town Centre Self Storage                         0.2%                        0.2%          1
    84-b                   84-002    2201 Balfour Road                                0.1%                        0.1%          1
     85            85      85-001    Lemont Medical Office Building                   0.3%          1             0.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     86            86      86-001    2050 Martin Avenue                               0.3%          1             0.3%          1
     87            87      87-001    Shops at Burnt Mills                             0.3%          1             0.3%          1
     88            88      88-001    Quakertown Shopping Center                       0.3%          1             0.3%          1
     89            89      89-001    Spring Creek Apartments                          0.3%          2             2.4%          1
     90            90      90-001    Fountain Park Apartments                         0.3%          2             2.4%          1
------------------------------------------------------------------------------------------------------------------------------------
     91            91                Plaza District Apartments                        0.3%          2             2.4%          6
    91-a                   91-001    Plaza District Apartments - Plaza Tower          0.1%                        1.1%          1
    91-b                   91-002    Plaza District Apartments - Cambridge/El Mirador 0.1%                        0.5%          1
    91-c                   91-003    Plaza District Apartments - Seville Plaza        0.0%                        0.3%          1
    91-d                   91-004    Plaza District Apartments - Oak Rose Place       0.0%                        0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
    91-e                   91-005    Plaza District Apartments - Jarboe Place         0.0%                        0.2%          1
    91-f                   91-006    Plaza District Apartments - Marquis Plaza        0.0%                        0.2%          1
     92            92      92-001    Mandarin Central                                 0.3%          1             0.3%          1
     93            93      93-001    3850 Royal Avenue                                0.3%          1             0.3%          1
     94            94      94-001    Northmont Plaza Shopping Center                  0.3%          1             0.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     95            95      95-001    Northpointe Business Park III                    0.3%          1             0.3%          1
     96            96      96-001    459 Smith Street                                 0.2%          1             0.3%          1
     97            97      97-001    Top Heavy Industrial Building                    0.2%          1             0.3%          1
     98            98      98-001    Cheyenne Plaza Shopping Center                   0.2%          1             0.3%          1
     99            99      99-001    Shoppes at Harpeth Village                       0.2%          1             0.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     100          100      100-001   Holiday Spa                                      0.2%          2             2.0%          1
     101          101      101-001   Pavilion Estates                                 0.2%          1             0.3%          1
     102          102      102-001   Access Self Storage - Bernardsville              0.2%          1             0.3%          1
     103          103      103-001   The Shops at England Run                         0.2%          1             0.3%          1
     104          104      104-001   Centre of Lovejoy                                0.2%          1             0.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     105          105      105-001   Sandwich Commons                                 0.2%          1             0.3%          1
     106          106      106-001   Chapanoke Square                                 0.2%          1             0.3%          1
     107          107      107-001   220 Remington Boulevard                          0.2%          1             0.3%          1
     108          108      108-001   Greentree Village Townhomes                      0.2%          1             0.3%          1
     109          109      109-001   Burbank Town Center                              0.2%          1             0.3%          1
------------------------------------------------------------------------------------------------------------------------------------
     110          110      110-001   McDermott Towne Crossing                         0.2%          1             0.2%          1
     111          111      111-001   Cascade MHP                                      0.2%          1             0.2%          1
     112          112      112-001   Mission Hills Shopping Center                    0.2%          1             0.2%          1
     113          113      113-001   Plaza Oaks Shopping Center                       0.2%          1             0.2%          1
     114          114      114-001   Park Square Court Building                       0.2%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     115          115      115-001   Stop & Stor - Flatlands                          0.2%          1             0.2%          1
     116          116      116-001   Crossroads Plaza - NY                            0.2%          1             0.2%          1
     117          117      117-001   Collegian Court                                  0.2%          2             1.7%          1
     118          118      118-001   Winslow Plaza Shopping Center                    0.2%          1             0.2%          1
     119          119      119-001   Stevenson Station                                0.2%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     120          120      120-001   Romeo Plank Crossing Shopping Center             0.2%          1             0.2%          1
     121          121      121-001   Rombout Village                                  0.2%          2             1.6%          1
     122          122      122-001   Dumbarton Square                                 0.2%          1             0.2%          1
     123          123      123-001   Valley Terrace                                   0.2%          1             0.2%          1
     124          124      124-001   Price Chopper - Morrisville                      0.2%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     125          125      125-001   Southhaven MHC                                   0.2%          1             0.2%          1
     126          126      126-001   Price Chopper - St. Johnsbury                    0.2%          1             0.2%          1
     127          127      127-001   Provincial West                                  0.2%          1             0.2%          1
     128          128      128-001   Nueces Oaks Apartments                           0.2%          2             1.5%          1
     129          129      129-001   Walgreens - Schererville                         0.2%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     130          130      130-001   Woodlake Boulevard Plaza                         0.2%          1             0.2%          1
     131          131      131-001   Anderburg Lund Building                          0.2%          1             0.2%          1
     132          132      132-001   Desert Business Park                             0.2%          1             0.2%          1
     133          133      133-001   Vista View Apartments                            0.2%          2             1.4%          1
     134          134      134-001   Petsmart - Germantown                            0.2%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     135          135      135-001   Franklin Square Apartments                       0.2%          2             1.3%          1
     136          136      136-001   Falling Creek Plaza                              0.2%          1             0.2%          1
     137          137                Alma Terrace & Linden West Apartments            0.2%          2             1.3%          2
    137-a                  137-001   Linden West Apartments                           0.1%                        0.8%          1
    137-b                  137-002   Alma Terrace Apartments                          0.1%                        0.5%          1
------------------------------------------------------------------------------------------------------------------------------------
     138          138      138-001   Bisonhead Shopping Center                        0.2%          1             0.2%          1
     139          139      139-001   The Enclave at Kennedy Ridge                     0.2%          1             0.2%          1
     140          140      140-001   701 East Trade Street Building                   0.2%          1             0.2%          1
     141          141      141-001   Fletcher Heights Plaza - Peoria, AZ              0.2%          1             0.2%          1
     142          142      142-001   A-American Kona Self Storage                     0.1%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     143          143      143-001   Crowfield Village Center                         0.1%          1             0.2%          1
     144          144      144-001   29 Research Way Associates                       0.1%          1             0.2%          1
     145          145      145-001   JG Midvale Retail Center                         0.1%          1             0.2%          1
     146          146      146-001   Blanco Gardens Office Building                   0.1%          1             0.2%          1
     147          147      147-001   831 Latour Court                                 0.1%          1             0.2%          1
------------------------------------------------------------------------------------------------------------------------------------
     148          148      148-001   Canyon Crest Apartments                          0.1%          2             1.1%          1
     149          149      149-001   2034 Fillmore Street                             0.1%          1             0.1%          1
     150          150      150-001   Oxford Pointe Apartments                         0.1%          2             1.1%          1
     151          151      151-001   Channingway Retail Center                        0.1%          1             0.1%          1
     152          152      152-001   CVS-Glendale, AZ                                 0.1%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     153          153      153-001   565 Sinclair Road                                0.1%          1             0.1%          1
     154          154      154-001   Seagrass Cove                                    0.1%          2             1.0%          1
     155          155      155-001   Biltmore Apartments                              0.1%          2             1.0%          1
     156          156      156-001   Tower Plaza                                      0.1%          1             0.1%          1
     157          157      157-001   Tudor Storage                                    0.1%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     158          158      158-001   Security Public Storage - Vacaville              0.1%          1             0.1%          1
     159          159      159-001   Centralia Apartments                             0.1%          2             1.0%          1
     160          160      160-001   125 Greenwich Avenue                             0.1%          1             0.1%          1
     161          161      161-001   Security Public Storage - Pinole                 0.1%          1             0.1%          1
     162          162      162-001   57th Street Village                              0.1%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     163          163      163-001   Hemet Retail                                     0.1%          1             0.1%          1
     164          164      164-001   Douglas Office Park                              0.1%          1             0.1%          1
     165          165      165-001   The Village at Sheridan Meadows                  0.1%          2             0.9%          1
     166          166      166-001   River Point Shopping Center                      0.1%          1             0.1%          1
     167          167      167-001   South Pacific Apartments                         0.1%          2             0.9%          1
------------------------------------------------------------------------------------------------------------------------------------
     168          168      168-001   E Bell Road                                      0.1%          1             0.1%          1
     169          169      169-001   CVS-Mobile                                       0.1%          1             0.1%          1
     170          170      170-001   815 Nicollet Mall                                0.1%          1             0.1%          1
     171          171      171-001   Westwood Gardens                                 0.1%          2             0.9%          1
     172          172      172-001   King's Crossing                                  0.1%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     173          173      173-001   Pearland Office Park                             0.1%          1             0.1%          1
     174          174      174-001   Milford Parkway Retail                           0.1%          1             0.1%          1
     175          175      175-001   Warwick Terrace                                  0.1%          2             0.8%          1
     176          176      176-001   Smart & Final Hemet                              0.1%          1             0.1%          1
     177          177                Udolf Portfolio                                  0.1%          1             0.1%          2
------------------------------------------------------------------------------------------------------------------------------------
    177-a                  177-001   45 S. Main Street                                0.1%                        0.1%          1
    177-b                  177-002   553 Farmington Avenue                            0.0%                        0.0%          1
     178          178      178-001   Sierra West Business Park                        0.1%          1             0.1%          1
     179          179      179-001   Pinetree Plaza                                   0.1%          1             0.1%          1
     180          180      180-001   Westminster Apartments                           0.1%          2             0.7%          1
------------------------------------------------------------------------------------------------------------------------------------
     181          181      181-001   Rivers Bend Plaza                                0.1%          1             0.1%          1
     182          182      182-001   Ballou Apartments                                0.1%          2             0.7%          1
     183          183      183-001   Rushville Plaza                                  0.1%          1             0.1%          1
     184          184      184-001   Planet Self Storage - Brookfield                 0.1%          1             0.1%          1
     185          185      185-001   Wilshire Occidental Apartments                   0.1%          2             0.7%          1
------------------------------------------------------------------------------------------------------------------------------------
     186          186      186-001   San Marco Office Building                        0.1%          1             0.1%          1
     187          187      187-001   Planet Self Storage - Lindenwold                 0.1%          1             0.1%          1
     188          188      188-001   1802 Santo Domingo Avenue Industrial             0.1%          1             0.1%          1
     189          189      189-001   Marci's Furniture Building                       0.1%          1             0.1%          1
     190          190      190-001   Cumberland Retreat Apartments                    0.1%          2             0.7%          1
------------------------------------------------------------------------------------------------------------------------------------
     191          191      191-001   Pelham Plaza                                     0.1%          1             0.1%          1
     192          192      192-001   Avon Corner Shops, Phase I                       0.1%          1             0.1%          1
     193          193      193-001   Santee Plaza II                                  0.1%          1             0.1%          1
     194          194      194-001   Promontory Corporate Plaza                       0.1%          1             0.1%          1
     195          195      195-001   4510 Trail Boss Drive                            0.1%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     196          196      196-001   140 NW California Boulevard                      0.1%          1             0.1%          1
     197          197      197-001   Planet Self Storage - Quakertown                 0.1%          1             0.1%          1
     198          198      198-001   Petco Hemet                                      0.1%          1             0.1%          1
     199          199      199-001   Planet Self Storage - Old Colony                 0.1%          1             0.1%          1
     200          200      200-001   Apple Valley Business Center                     0.1%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     201          201      201-001   West Place Two Retail Center                     0.1%          1             0.1%          1
     202          202      202-001   Sammamish Landing                                0.1%          1             0.1%          1
     203          203      203-001   1401 and 1405 West 178th Street                  0.1%          1             0.1%          1
     204          204      204-001   Wachovia Outparcel                               0.1%          1             0.1%          1
     205          205                Wingate Street & Main Street                     0.1%          1             0.1%          2
------------------------------------------------------------------------------------------------------------------------------------
    205-a                  205-001   62-70 Wingate Street                             0.0%                        0.0%          1
    205-b                  205-002   355-359 Main Street                              0.0%                        0.0%          1
     206          206      206-001   3030 Olcott Street                               0.0%          1             0.1%          1
     207          207      207-001   Federal Way Office Building                      0.0%          1             0.1%          1
     208          208      208-001   4890 Geneva Street                               0.0%          1             0.1%          1
------------------------------------------------------------------------------------------------------------------------------------
     209          209      209-001   Comstock-Crosser Office Building                 0.0%          1             0.1%          1
     210          210      210-001   Mission Plaza                                    0.0%          1             0.0%          1
     211          211      211-001   4820 Adohr Lane Industrial                       0.0%          1             0.0%          1
     212          212      212-001   Camino Real Mobile Estates                       0.0%          1             0.0%          1

              MORTGAGE                                                CUT-OFF              BALANCE   GENERAL
                LOAN           LOAN PURPOSE           ORIGINAL           DATE                   AT   PROPERTY
     ID      SELLER (2)  (REFINANCE/ACQUISITION)    BALANCE ($) BALANCE (3)($)  MATURITY OR ARD($)  TYPE
-----------------------------------------------------------------------------------------------------------------------------------

      1         WFB            Acquisition         275,700,000    275,700,000          275,700,000   Retail
      2        BSCMI            Refinance          225,000,000    225,000,000          191,209,879   Other
      3         WFB            Acquisition         120,000,000    120,000,000          105,986,903   Office
     3-a        WFB                                 39,000,000     39,000,000           34,445,742   Office
     3-b        WFB                                 13,680,000     13,680,000           12,082,507   Office
-----------------------------------------------------------------------------------------------------------------------------------
     3-c        WFB                                 11,100,000     11,100,000            9,803,789   Office
     3-d        WFB                                 11,100,000     11,100,000            9,803,789   Office
     3-e        WFB                                  9,850,000      9,850,000            8,699,759   Office
     3-f        WFB                                  9,825,000      9,825,000            8,677,678   Office
     3-g        WFB                                  9,800,000      9,800,000            8,655,597   Office
-----------------------------------------------------------------------------------------------------------------------------------
     3-h        WFB                                  6,895,000      6,895,000            6,089,831   Office
     3-i        WFB                                  4,875,000      4,875,000            4,305,717   Office
     3-j        WFB                                  3,875,000      3,875,000            3,422,493   Office
      4         WFB            Acquisition         105,000,000    105,000,000          105,000,000   Hospitality
      5         PMCF            Refinance          100,000,000    100,000,000           88,220,715   Mixed Use
-----------------------------------------------------------------------------------------------------------------------------------
      6         WFB            Acquisition          60,000,000     59,896,217           44,685,888   Retail
      7         PMCF            Refinance           51,000,000     51,000,000           47,152,743   Retail
      8         NLIC            Refinance           45,000,000     45,000,000           41,800,016   Multifamily
      9         PMCF           Acquisition          40,000,000     39,526,130           33,487,271   Retail
     10        BSCMI           Acquisition          37,300,000     37,300,000           35,246,652   Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
     11         NLIC            Refinance           37,000,000     37,000,000           30,648,621   Office
     12        BSCMI           Acquisition          35,000,000     35,000,000           32,053,458   Hospitality
     13        BSCMI           Acquisition          34,193,000     34,193,000           34,193,000   Retail
     14        BSCMI            Refinance           30,500,000     30,500,000           26,688,390   Office
     15        BSCMI           Acquisition          30,000,000     30,000,000           27,475,112   Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
     16        BSCMI           Acquisition          29,300,000     29,300,000           26,250,622   Multifamily
     17        BSCMI           Acquisition          28,000,000     28,000,000           25,965,097   Retail
     18        BSCMI            Refinance           28,000,000     27,411,708           23,311,777   Mixed Use
     19         WFB             Refinance           25,500,000     25,427,318           14,572,534   Industrial
     20         PMCF            Refinance           25,000,000     25,000,000           23,240,519   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     21         WFB            Acquisition          24,750,000     24,720,563           20,426,236   Retail
     22        BSCMI            Refinance           23,000,000     22,765,585           17,653,715   Hospitality
     23         NLIC            Refinance           22,500,000     22,427,534           16,888,825   Retail
     24         PMCF            Refinance           21,950,000     21,903,744           18,289,537   Retail
     25         NLIC            Refinance           21,300,000     21,300,000           18,128,611   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     26         NLIC            Refinance           21,200,000     21,117,150           16,936,837   Office
     27         WFB             Refinance           21,000,000     21,000,000           15,823,977   Office
     28         WFB             Refinance           21,000,000     21,000,000           17,632,800   Multifamily
     29         PMCF            Refinance           19,400,000     19,400,000           15,295,561   Office
     30         WFB             Refinance           19,400,000     19,400,000           16,299,244   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     31         WFB             Refinance           18,500,000     18,500,000           16,171,550   Multifamily
     32        BSCMI            Refinance           17,170,000     17,170,000           13,584,639   Retail
     33         PMCF           Acquisition          16,984,900     16,984,900           16,984,900   Multifamily
     34         PMCF            Refinance           16,400,000     16,400,000           14,555,904   Multifamily
     35         WFB             Refinance           15,450,000     15,450,000           13,518,544   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     36         WFB             Refinance           15,060,000     15,060,000           12,672,067   Manufactured Housing Community
     37         PMCF            Refinance           15,000,000     15,000,000           15,000,000   Retail
     38        BSCMI            Refinance           14,640,000     14,640,000           12,287,342   Multifamily
     39         PMCF           Acquisition          14,600,000     14,600,000           14,600,000   Multifamily
     40         PCF            Acquisition          14,400,000     14,400,000           14,400,000   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     41         PMCF            Refinance           14,180,000     14,180,000           11,781,760   Office
     42        BSCMI            Refinance           14,000,000     14,000,000           11,852,612   Mixed Use
     43         PCF             Refinance           14,000,000     13,985,576           11,830,319   Retail
     44        BSCMI            Refinance           13,440,000     13,440,000           11,277,602   Multifamily
     45         PMCF           Acquisition          13,415,100     13,415,100           13,415,100   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     46         WFB             Refinance           13,000,000     13,000,000           11,553,006   Office
     47         PMCF           Acquisition          12,850,000     12,850,000           11,926,144   Multifamily
     48        BSCMI            Refinance           12,690,000     12,690,000           10,393,772   Hospitality
     49         NLIC           Acquisition          12,400,000     12,400,000           11,098,262   Retail
     50         PMCF           Acquisition          12,000,000     11,987,086           10,070,528   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     51        BSCMI            Refinance           12,000,000     11,981,999            9,240,595   Hospitality
     52         PMCF            Refinance           12,000,000     11,981,167            9,146,668   Retail
     53         WFB            Acquisition          11,900,000     11,900,000           11,063,772   Industrial
     54        BSCMI            Refinance           11,760,000     11,760,000            9,870,161   Multifamily
     55         WFB             Refinance           11,700,000     11,700,000           10,437,869   Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------------
    55-a        WFB                                  6,530,000      6,530,000            5,825,579   Manufactured Housing Community
    55-b        WFB                                  4,050,000      4,050,000            3,613,109   Manufactured Housing Community
    55-c        WFB                                  1,120,000      1,120,000              999,181   Manufactured Housing Community
     56         PMCF            Refinance           11,500,000     11,500,000           10,700,032   Retail
     57         PMCF            Refinance            3,800,000      3,791,551            2,483,169   Hospitality
-----------------------------------------------------------------------------------------------------------------------------------
     58         PMCF            Refinance            2,650,000      2,644,108            1,731,684   Hospitality
     59         PMCF            Refinance            2,600,000      2,594,219            1,699,010   Hospitality
     60         PMCF            Refinance            1,950,000      1,945,664            1,274,258   Hospitality
     61         NLIC            Refinance           10,900,000     10,877,709            9,121,746   Office
     62         PMCF            Refinance           10,200,000     10,200,000            8,952,599   Office
-----------------------------------------------------------------------------------------------------------------------------------
     63         PCF             Refinance           10,100,000     10,088,672            8,418,927   Multifamily
     64         WFB            Acquisition          10,000,000     10,000,000            9,300,110   Manufactured Housing Community
     65        BSCMI           Acquisition           9,950,000      9,950,000            9,339,944   Office
     66         WFB             Refinance            4,950,000      4,950,000            4,321,842   Office
     67         WFB             Refinance            3,880,000      3,880,000            3,387,626   Office
-----------------------------------------------------------------------------------------------------------------------------------
     68         WFB             Refinance            1,100,000      1,100,000              960,410   Office
     69        BSCMI            Refinance            9,840,000      9,840,000            7,167,302   Retail
     70        BSCMI           Acquisition           9,800,000      9,800,000            9,800,000   Retail
     71        BSCMI            Refinance            9,448,000      9,448,000            7,927,886   Multifamily
     72         WFB             Refinance            9,400,000      9,371,806            7,922,138   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     73         PMCF            Refinance            9,200,000      9,200,000              191,553   Retail
     74         PMCF            Refinance            9,000,000      9,000,000            7,855,717   Multifamily
     75        BSCMI            Refinance            8,560,000      8,560,000            7,184,403   Multifamily
     76        BSCMI            Refinance            8,488,000      8,488,000            7,122,342   Multifamily
     77         WFB            Acquisition           8,400,000      8,400,000            7,388,147   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     78         WFB             Refinance            8,285,000      8,285,000            6,911,816   Manufactured Housing Community
     79        BSCMI           Acquisition           8,000,000      8,000,000            7,423,105   Retail
     80        BSCMI           Acquisition           8,000,000      8,000,000            6,808,375   Retail
     81         PMCF            Refinance            8,000,000      8,000,000            6,160,466   Office
     82         WFB             Refinance            8,000,000      7,991,391            6,713,686   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     83         WFB             Refinance            8,000,000      7,991,144            6,682,928   Industrial
     84         WFB             Refinance            8,000,000      7,990,909            6,653,912   Various
    84-a        WFB                                  5,650,000      5,643,579            4,699,325   Self Storage
    84-b        WFB                                  2,350,000      2,347,330            1,954,587   Office
     85         PMCF            Refinance            7,760,000      7,719,688            6,472,677   Office
-----------------------------------------------------------------------------------------------------------------------------------
     86         PCF             Refinance            7,650,000      7,641,798            6,423,859   Industrial
     87        BSCMI            Refinance            7,500,000      7,500,000            6,954,045   Retail
     88         PCF            Acquisition           7,470,000      7,470,000            7,470,000   Retail
     89         WFB             Refinance            7,400,000      7,362,640            6,197,266   Multifamily
     90         WFB             Refinance            7,200,000      7,200,000            5,969,057   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     91         PMCF            Refinance            7,200,000      7,200,000            6,441,486   Multifamily
    91-a        PMCF                                 3,282,177      3,282,177            2,936,402   Multifamily
    91-b        PMCF                                 1,399,223      1,399,223            1,251,816   Multifamily
    91-c        PMCF                                   855,525        855,525              765,396   Multifamily
    91-d        PMCF                                   591,671        591,671              529,339   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
    91-e        PMCF                                   551,693        551,693              493,572   Multifamily
    91-f        PMCF                                   519,711        519,711              464,960   Multifamily
     92         WFB             Refinance            7,200,000      7,184,859            6,001,172   Retail
     93         PCF             Refinance            7,000,000      7,000,000            6,000,141   Industrial
     94         WFB            Acquisition           6,800,000      6,800,000            5,896,730   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     95         PMCF            Refinance            6,800,000      6,775,232              129,687   Industrial
     96         PMCF            Refinance            6,500,000      6,500,000            4,998,551   Industrial
     97         WFB            Acquisition           6,400,000      6,379,828            5,354,694   Industrial
     98         NLIC            Refinance            6,250,000      6,250,000            4,771,642   Retail
     99         PCF             Refinance            6,250,000      6,243,133            5,227,471   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     100        WFB             Refinance            6,225,000      6,225,000            5,220,503   Manufactured Housing Community
     101        WFB             Refinance            6,200,000      6,192,453            5,096,242   Manufactured Housing Community
     102        PMCF            Refinance            6,200,000      6,190,062            4,702,685   Self Storage
     103        PMCF            Refinance            6,100,000      6,100,000            5,117,234   Retail
     104        PMCF            Refinance            6,000,000      6,000,000            4,986,799   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     105       BSCMI            Refinance            6,000,000      5,992,811            4,945,445   Retail
     106        WFB            Acquisition           6,000,000      5,970,372            5,040,192   Retail
     107        WFB             Refinance            6,000,000      5,961,717            4,998,885   Office
     108       BSCMI            Refinance            5,920,000      5,920,000            4,967,515   Multifamily
     109        PMCF           Acquisition           5,900,000      5,887,083            4,888,304   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     110        PCF            Acquisition           5,616,800      5,616,800            5,616,800   Retail
     111        WFB             Refinance            5,525,000      5,525,000            4,630,628   Manufactured Housing Community
     112        PMCF            Refinance            5,500,000      5,488,704            4,599,883   Retail
     113        PMCF            Refinance            5,480,000      5,468,053            4,543,208   Retail
     114        PMCF           Acquisition           5,460,000      5,454,407            4,617,922   Office
-----------------------------------------------------------------------------------------------------------------------------------
     115        PMCF            Refinance            5,200,000      5,200,000            3,958,950   Self Storage
     116        WFB             Refinance            5,100,000      5,100,000            4,610,943   Retail
     117        PMCF            Refinance            5,100,000      5,094,215            4,243,197   Multifamily
     118       BSCMI           Acquisition           5,000,000      5,000,000            5,000,000   Retail
     119        WFB             Refinance            5,000,000      5,000,000            4,135,952   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     120        PCF             Refinance            5,000,000      5,000,000              145,890   Retail
     121        WFB             Refinance            5,000,000      4,989,305            4,157,059   Multifamily
     122       BSCMI            Refinance            4,950,000      4,941,800            3,725,491   Mixed Use
     123       BSCMI            Refinance            4,896,000      4,896,000            4,109,210   Multifamily
     124        WFB             Refinance            4,800,000      4,784,621            4,006,130   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     125        WFB            Acquisition           4,700,000      4,700,000            4,358,708   Manufactured Housing Community
     126        WFB             Refinance            4,640,000      4,625,134            3,872,591   Retail
     127       BSCMI            Refinance            4,560,000      4,560,000            3,826,329   Multifamily
     128       BSCMI            Refinance            4,540,000      4,540,000            4,047,872   Multifamily
     129        WFB             Refinance            4,450,000      4,445,229            3,736,755   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     130        NLIC            Refinance            4,400,000      4,400,000            3,362,735   Retail
     131        PMCF            Refinance            4,325,000      4,315,591            3,586,788   Industrial
     132        WFB             Refinance            4,250,000      4,240,851            3,530,165   Industrial
     133        WFB             Refinance            4,150,000      4,141,273            3,459,010   Multifamily
     134       BSCMI           Acquisition           4,125,000      4,125,000            3,688,492   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     135        WFB             Refinance            4,100,000      4,095,028            3,372,287   Multifamily
     136        PMCF            Refinance            4,000,000      4,000,000            3,324,533   Retail
     137        WFB            Acquisition           4,000,000      4,000,000            3,479,728   Multifamily
    137-a       WFB                                  2,350,000      2,350,000            2,044,341   Multifamily
    137-b       WFB                                  1,650,000      1,650,000            1,435,387   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     138       BSCMI            Refinance            4,000,000      3,995,622            3,347,636   Retail
     139        PMCF            Refinance            4,000,000      3,991,293            3,318,837   Multifamily
     140        PMCF            Refinance            4,000,000      3,982,519            3,316,851   Office
     141        WFB             Refinance            4,000,000      3,974,961            3,341,913   Retail
     142        WFB             Refinance            3,825,000      3,818,933            3,431,786   Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
     143        PMCF            Refinance            3,800,000      3,800,000            3,185,840   Retail
     144        WFB             Refinance            3,800,000      3,773,332            2,428,328   Office
     145        WFB             Refinance            3,950,000      3,706,172               80,582   Retail
     146        WFB             Refinance            3,700,000      3,691,934            3,067,495   Office
     147        WFB            Acquisition           3,600,000      3,600,000            3,208,128   Industrial
-----------------------------------------------------------------------------------------------------------------------------------
     148        PMCF            Refinance            3,500,000      3,500,000            3,061,748   Multifamily
     149        WFB             Refinance            3,458,000      3,450,588            2,874,119   Retail
     150        WFB             Refinance            3,300,000      3,296,299            2,750,738   Multifamily
     151        WFB            Acquisition           3,280,000      3,270,244            2,767,626   Retail
     152        WFB             Refinance            3,200,000      3,200,000            2,769,004   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     153        PCF             Refinance            3,200,000      3,194,674            2,405,724   Industrial
     154       BSCMI            Refinance            3,176,000      3,176,000            2,665,005   Multifamily
     155        PMCF            Refinance            3,150,000      3,150,000            2,755,572   Multifamily
     156        WFB             Refinance            3,100,000      3,093,890            2,607,734   Retail
     157        WFB             Refinance            3,100,000      3,089,905            2,580,865   Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
     158        WFB             Refinance            3,050,000      3,039,595            2,520,853   Self Storage
     159        PMCF            Refinance            3,000,000      2,996,716            2,510,727   Multifamily
     160        PCF             Refinance            3,000,000      2,996,698            2,508,414   Office
     161        WFB             Refinance            3,000,000      2,991,587            2,552,270   Self Storage
     162        WFB             Refinance            2,900,000      2,886,670            1,856,602   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     163        WFB             Refinance            2,875,000      2,871,793            2,398,709   Retail
     164        WFB             Refinance            2,825,000      2,822,166            2,397,045   Office
     165        WFB             Refinance            2,800,000      2,794,200            2,338,868   Multifamily
     166        PMCF            Refinance            2,750,000      2,744,915            2,333,359   Retail
     167        PMCF            Refinance            2,700,000      2,700,000            2,362,387   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     168        WFB            Acquisition           2,750,000      2,695,451            2,309,359   Retail
     169       BSCMI           Acquisition           2,700,000      2,694,491            2,260,279   Retail
     170        WFB             Refinance            2,700,000      2,691,437            2,256,929   Mixed Use
     171       BSCMI            Refinance            2,650,000      2,650,000            2,223,635   Multifamily
     172        PCF            Acquisition           2,610,900      2,608,085            2,190,429   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     173        WFB             Refinance            2,550,000      2,542,094            2,288,273   Office
     174        NLIC           Acquisition           2,500,000      2,500,000            2,089,520   Retail
     175       BSCMI            Refinance            2,490,000      2,490,000            2,089,377   Multifamily
     176        WFB             Refinance            2,450,000      2,450,000            2,044,564   Retail
     177       BSCMI            Refinance            2,450,000      2,450,000            2,134,622   Various
-----------------------------------------------------------------------------------------------------------------------------------
    177-a      BSCMI                                 1,900,000      1,900,000            1,655,421   Office
    177-b      BSCMI                                   550,000        550,000              479,201   Mixed Use
     178        WFB            Acquisition           2,450,000      2,442,497            2,058,608   Industrial
     179        PMCF           Acquisition           2,350,000      2,340,056               69,666   Office
     180        PMCF           Acquisition           2,220,000      2,217,439            1,841,823   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     181        WFB            Acquisition           2,200,000      2,195,491            1,840,519   Retail
     182        WFB            Acquisition           2,200,000      2,190,010            1,679,847   Multifamily
     183        PMCF            Refinance            2,175,000      2,175,000            1,817,321   Retail
     184        WFB             Refinance            2,150,000      2,150,000            1,876,481   Self Storage
     185        PMCF            Refinance            2,100,000      2,100,000            1,837,048   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     186        WFB             Refinance            2,100,000      2,092,736               45,354   Office
     187        WFB             Refinance            2,050,000      2,050,000            1,793,416   Self Storage
     188        WFB            Acquisition           2,050,000      2,046,029            1,728,625   Industrial
     189        WFB            Acquisition           2,050,000      2,045,521            1,699,018   Industrial
     190        PCF             Refinance            2,000,000      1,997,794            1,671,762   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
     191        PCF             Refinance            2,000,000      1,996,101            1,684,945   Retail
     192        PCF            Acquisition           2,000,000      1,995,980            1,677,821   Retail
     193        WFB             Refinance            2,000,000      1,990,962            1,528,722   Office
     194        PCF             Refinance            1,950,000      1,950,000            1,497,514   Industrial
     195        PCF            Acquisition           1,950,000      1,947,862            1,631,473   Retail
-----------------------------------------------------------------------------------------------------------------------------------
     196        PCF             Refinance            1,950,000      1,941,326               51,959   Retail
     197        WFB             Refinance            1,850,000      1,850,000            1,622,921   Self Storage
     198        WFB             Refinance            1,650,000      1,650,000            1,376,951   Retail
     199        WFB             Refinance            1,600,000      1,600,000            1,402,128   Self Storage
     200        WFB             Refinance            1,600,000      1,595,170            1,217,744   Industrial
-----------------------------------------------------------------------------------------------------------------------------------
     201        NLIC            Refinance            1,550,000      1,550,000              995,831   Retail
     202        PCF            Acquisition           1,500,000      1,498,472            1,269,784   Retail
     203        WFB             Refinance            1,500,000      1,497,024            1,260,662   Industrial
     204        PMCF            Refinance            1,465,000      1,463,426            1,229,817   Other
     205       BSCMI            Refinance            1,380,000      1,378,427            1,147,189   Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
    205-a      BSCMI                                   789,000        788,101              655,893   Multifamily
    205-b      BSCMI                                   591,000        590,326              491,296   Multifamily
     206        WFB             Refinance            1,300,000      1,297,278            1,084,220   Industrial
     207        WFB            Acquisition           1,300,000      1,296,093            1,095,287   Office
     208        PCF            Acquisition           1,250,000      1,248,687            1,053,135   Industrial
-----------------------------------------------------------------------------------------------------------------------------------
     209        WFB             Refinance            1,200,000      1,198,704            1,006,441   Office
     210        PCF             Refinance            1,150,000      1,148,408              901,118   Retail
     211        WFB             Refinance            1,150,000      1,146,529              968,327   Industrial
     212        WFB             Refinance              970,000        957,747               15,957   Manufactured Housing Community

          DETAILED                                                             INTEREST              ORIGINAL
          PROPERTY                         INTEREST     ADMINISTRATIVE         ACCRUAL           TERM TO MATURITY
     ID   TYPE                             RATE (4)        FEE RATE             BASIS             OR ARD (MOS.)
----------------------------------------------------------------------------------------------------------------------

      1   Regional Mall                    5.8500%         0.03145%             30/360                 120
      2   Design Center                    6.0165%         0.03145%           Actual/360               120
      3   Suburban                         5.7700%         0.03145%           Actual/360               120
     3-a  Suburban
     3-b  Suburban
----------------------------------------------------------------------------------------------------------------------
     3-c  Suburban
     3-d  Suburban
     3-e  Suburban
     3-f  Suburban
     3-g  Suburban
----------------------------------------------------------------------------------------------------------------------
     3-h  Suburban
     3-i  Suburban
     3-j  Suburban
      4   Full Service                     5.2800%         0.03145%           Actual/360               120
      5   Retail/Office/Multifamily        5.7200%         0.10645%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
      6   Anchored                         4.8010%         0.03145%           Actual/360               120
      7   Anchored                         5.0700%         0.02145%           Actual/360               120
      8   Garden                           5.7400%         0.06135%             30/360                 120
      9   Regional Mall                    5.5400%         0.02145%           Actual/360               120
     10   Full Service                     5.6780%         0.03145%           Actual/360                60
----------------------------------------------------------------------------------------------------------------------
     11   Urban                            5.1708%         0.07645%           Actual/360               120
     12   Full Service                     4.9750%         0.03145%           Actual/360                84
     13   Anchored                         5.1660%         0.03145%           Actual/360                60
     14   Urban                            5.3690%         0.03145%           Actual/360               120
     15   Full Service                     4.9770%         0.03145%           Actual/360                84
----------------------------------------------------------------------------------------------------------------------
     16   Multifamily/Retail               5.5000%         0.03145%           Actual/360               120
     17   Anchored                         5.2630%         0.12145%           Actual/360               120
     18   Retail/Office                    5.3210%         0.12145%           Actual/360               120
     19   Warehouse                        4.9100%         0.03145%           Actual/360               120
     20   Anchored                         5.4500%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     21   Anchored                         5.0550%         0.03145%           Actual/360               120
     22   Full Service                     5.6390%         0.03145%           Actual/360               120
     23   Anchored                         5.0100%         0.06645%           Actual/360               120
     24   Anchored                         5.3500%         0.07145%           Actual/360               120
     25   Student Housing                  5.6500%         0.09645%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     26   Suburban                         5.3000%         0.10645%           Actual/360               120
     27   Urban                            5.8500%         0.03145%           Actual/360               180
     28   Low Rise                         5.6000%         0.03145%           Actual/360               120
     29   Suburban                         5.7800%         0.02145%           Actual/360               120
     30   Low Rise                         5.6200%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     31   Garden                           5.4100%         0.03145%           Actual/360               120
     32   Anchored                         5.4830%         0.03145%           Actual/360               180
     33   Student Housing                  5.4975%         0.02145%           Actual/360                60
     34   Garden                           5.0400%         0.02145%           Actual/360               120
     35   Anchored                         5.3100%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     36   Manufactured Home Community      5.6700%         0.03145%           Actual/360               120
     37   Anchored                         5.5900%         0.02145%           Actual/360               120
     38   Garden                           5.5750%         0.03145%           Actual/360               180
     39   Student Housing                  5.4975%         0.02145%           Actual/360                60
     40   Anchored                         4.7500%         0.03145%             30/360                  60
----------------------------------------------------------------------------------------------------------------------
     41   Suburban                         5.2600%         0.07145%           Actual/360               120
     42   Multifamily/Retail               5.2380%         0.04145%           Actual/360               120
     43   Anchored                         5.8200%         0.03145%           Actual/360               120
     44   Garden                           5.5750%         0.03145%           Actual/360               180
     45   Student Housing                  5.4975%         0.02145%           Actual/360                60
----------------------------------------------------------------------------------------------------------------------
     46   Medical                          5.1000%         0.08145%           Actual/360               120
     47   Garden                           5.3100%         0.02145%           Actual/360                84
     48   Full Service                     5.3385%         0.03145%           Actual/360               120
     49   Anchored                         5.5200%         0.11155%             30/360                 120
     50   Anchored                         5.5900%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     51   Full Service                     5.7470%         0.03145%           Actual/360               120
     52   Anchored                         5.4500%         0.07145%           Actual/360               120
     53   Flex                             5.4450%         0.03145%           Actual/360               120
     54   Garden                           5.5750%         0.03145%           Actual/360               180
     55   Manufactured Home Community      5.2800%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
    55-a  Manufactured Home Community
    55-b  Manufactured Home Community
    55-c  Manufactured Home Community
     56   Anchored                         5.5000%         0.02145%           Actual/360               120
     57   Limited Service                  5.7720%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     58   Limited Service                  5.7720%         0.02145%           Actual/360               120
     59   Limited Service                  5.7720%         0.02145%           Actual/360               120
     60   Limited Service                  5.7720%         0.02145%           Actual/360               120
     61   Suburban                         5.4900%         0.08645%           Actual/360               120
     62   Suburban                         5.5100%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     63   Garden                           5.3700%         0.03145%           Actual/360               120
     64   Manufactured Home Community      5.4800%         0.03145%           Actual/360               120
     65   Suburban                         5.5931%         0.03145%           Actual/360               120
     66   Suburban                         5.2900%         0.03145%           Actual/360               120
     67   Suburban                         5.2900%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     68   Suburban                         5.2900%         0.10145%           Actual/360               120
     69   Anchored                         5.9000%         0.03145%           Actual/360               180
     70   Anchored                         5.2280%         0.03145%           Actual/360               120
     71   Garden                           5.5750%         0.03145%           Actual/360               180
     72   Unanchored                       5.7300%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     73   Anchored                         5.7100%         0.02145%           Actual/360               180
     74   Garden                           5.2700%         0.02145%           Actual/360               120
     75   Garden                           5.5750%         0.03145%           Actual/360               180
     76   Garden                           5.5750%         0.03145%           Actual/360               180
     77   Anchored                         5.5900%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     78   Manufactured Home Community      5.3900%         0.03145%           Actual/360               120
     79   Anchored                         5.3180%         0.03145%           Actual/360               120
     80   Anchored                         5.2070%         0.07145%           Actual/360               120
     81   Suburban                         5.7400%         0.07145%           Actual/360               120
     82   Garden                           5.5900%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     83   Warehouse                        5.4400%         0.03145%           Actual/360               120
     84   Various                          5.3000%         0.03145%           Actual/360               120
    84-a  Self Storage
    84-b  Medical
     85   Medical                          5.3800%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     86   Flex                             5.6100%         0.03145%           Actual/360               120
     87   Anchored                         5.2660%         0.03145%           Actual/360               120
     88   Anchored                         5.1300%         0.03145%             30/360                  60
     89   Garden                           5.5100%         0.03145%           Actual/360               120
     90   Garden                           5.1900%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     91   Various                          5.4300%         0.02145%           Actual/360               120
    91-a  Mid Rise
    91-b  Garden
    91-c  Mid Rise
    91-d  Garden
----------------------------------------------------------------------------------------------------------------------
    91-e  Garden
    91-f  Garden
     92   Unanchored                       5.3600%         0.03145%           Actual/360               120
     93   Light                            5.4500%         0.03145%           Actual/360               120
     94   Anchored                         5.0100%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     95   Flex                             5.3200%         0.02145%           Actual/360               180
     96   Warehouse                        5.7000%         0.02145%           Actual/360               120
     97   Warehouse                        5.4900%         0.03145%           Actual/360               120
     98   Anchored                         5.4900%         0.10645%           Actual/360               120
     99   Unanchored                       5.4800%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     100  Manufactured Home Community      5.5600%         0.03145%           Actual/360               120
     101  Manufactured Home Community      4.9300%         0.03145%           Actual/360               120
     102  Self Storage                     5.3100%         0.02145%           Actual/360               120
     103  Anchored                         5.5700%         0.02145%           Actual/360               120
     104  Shadow Anchored                  5.2700%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     105  Anchored                         5.0150%         0.07145%           Actual/360               120
     106  Anchored                         5.6100%         0.03145%           Actual/360               120
     107  Suburban                         5.3500%         0.03145%           Actual/360               120
     108  Garden                           5.5750%         0.03145%           Actual/360               180
     109  Anchored                         5.1700%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     110  Shadow Anchored                  5.1500%         0.03145%             30/360                  60
     111  Manufactured Home Community      5.5400%         0.03145%           Actual/360               120
     112  Anchored                         5.4700%         0.02145%           Actual/360               120
     113  Shadow Anchored                  5.1900%         0.02145%           Actual/360               120
     114  Urban                            5.8500%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     115  Self Storage                     5.4100%         0.02145%           Actual/360               120
     116  Shadow Anchored                  5.9500%         0.08145%           Actual/360               120
     117  Multifamily/Retail               5.3100%         0.07145%           Actual/360               120
     118  Shadow Anchored                  5.2200%         0.03145%           Actual/360               120
     119  Unanchored                       5.1200%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     120  Unanchored                       5.8400%         0.03145%           Actual/360               240
     121  Garden                           5.2800%         0.03145%           Actual/360               120
     122  Retail/Office                    5.0910%         0.03145%           Actual/360               120
     123  Garden                           5.5750%         0.03145%           Actual/360               180
     124  Anchored                         5.4100%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     125  Manufactured Home Community      5.2800%         0.03145%           Actual/360               120
     126  Anchored                         5.4100%         0.03145%           Actual/360               120
     127  Mid Rise                         5.5750%         0.03145%           Actual/360               180
     128  Garden                           5.2550%         0.03145%           Actual/360               120
     129  Free Standing                    5.6100%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     130  Unanchored                       5.5200%         0.10645%           Actual/360               120
     131  Flex                             5.2000%         0.02145%           Actual/360               120
     132  Flex                             5.2500%         0.08145%           Actual/360               120
     133  Garden                           5.3600%         0.03145%           Actual/360               120
     134  Anchored                         5.3950%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     135  Garden                           4.9500%         0.03145%           Actual/360               120
     136  Shadow Anchored                  5.2700%         0.02145%           Actual/360               120
     137  Garden                           5.2100%         0.03145%           Actual/360               120
    137-a Garden
    137-b Garden
----------------------------------------------------------------------------------------------------------------------
     138  Shadow Anchored                  5.5000%         0.03145%           Actual/360               120
     139  Garden                           5.2200%         0.07145%           Actual/360               120
     140  Urban                            5.2000%         0.02145%           Actual/360               120
     141  Shadow Anchored                  5.4400%         0.03145%           Actual/360               120
     142  Self Storage                     5.3800%         0.03145%           Actual/360                60
----------------------------------------------------------------------------------------------------------------------
     143  Anchored                         5.5500%         0.02145%           Actual/360               120
     144  Medical                          5.2000%         0.03145%           Actual/360               120
     145  Unanchored                       5.5600%         0.05145%           Actual/360               180
     146  Suburban                         5.1900%         0.03145%           Actual/360               120
     147  Flex                             5.2400%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     148  Garden                           5.3700%         0.02145%           Actual/360               120
     149  Unanchored                       5.2700%         0.03145%           Actual/360               120
     150  Garden                           5.3700%         0.03145%           Actual/360               120
     151  Shadow Anchored                  5.7700%         0.03145%           Actual/360               120
     152  Big Box                          4.9200%         0.05145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     153  Light                            5.0600%         0.03145%           Actual/360               120
     154  Garden                           5.5750%         0.03145%           Actual/360               180
     155  Garden                           5.3700%         0.02145%           Actual/360               120
     156  Shadow Anchored                  5.6600%         0.08145%           Actual/360               120
     157  Self Storage                     5.3300%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     158  Self Storage                     5.1000%         0.05145%           Actual/360               120
     159  Garden                           5.5000%         0.02145%           Actual/360               120
     160  Suburban                         5.4700%         0.03145%           Actual/360               120
     161  Self Storage                     6.0500%         0.05145%           Actual/360               120
     162  Unanchored                       5.2400%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     163  Shadow Anchored                  5.4000%         0.03145%           Actual/360               120
     164  Suburban                         5.9600%         0.03145%           Actual/360               120
     165  Garden                           5.4300%         0.03145%           Actual/360               120
     166  Anchored                         5.9500%         0.02145%           Actual/360               120
     167  Multifamily                      5.3700%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     168  Unanchored                       5.6000%         0.03145%           Actual/360               120
     169  Free Standing                    5.5010%         0.08145%           Actual/360               120
     170  Office/Retail                    5.4600%         0.03145%           Actual/360               120
     171  Garden                           5.5750%         0.03145%           Actual/360               180
     172  Unanchored                       5.5800%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     173  Suburban                         5.5700%         0.03145%           Actual/360                84
     174  Unanchored                       5.4500%         0.10645%           Actual/360               120
     175  Garden                           5.5750%         0.03145%           Actual/360               180
     176  Anchored                         5.4000%         0.08145%           Actual/360               120
     177  Various                          5.2040%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
    177-a Suburban
    177-b Retail/Office
     178  Flex                             5.6300%         0.03145%           Actual/360               120
     179  Medical                          5.8900%         0.07145%           Actual/360               240
     180  Garden                           5.2200%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     181  Unanchored                       5.4800%         0.08145%           Actual/360               120
     182  Low Rise                         5.5000%         0.03145%           Actual/360               120
     183  Anchored                         5.4400%         0.02145%           Actual/360               120
     184  Self Storage                     5.6300%         0.03145%           Actual/360               120
     185  Garden                           5.3700%         0.02145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     186  Suburban                         5.9300%         0.03145%           Actual/360               180
     187  Self Storage                     5.7300%         0.03145%           Actual/360               120
     188  Warehouse                        5.7400%         0.03145%           Actual/360               120
     189  Warehouse                        5.1800%         0.05145%           Actual/360               120
     190  Garden                           5.4600%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     191  Anchored                         5.7100%         0.03145%           Actual/360               120
     192  Shadow Anchored                  5.5700%         0.03145%           Actual/360               120
     193  Suburban                         5.5300%         0.13145%           Actual/360               120
     194  Warehouse                        5.6600%         0.03145%           Actual/360               120
     195  Free Standing                    5.4900%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     196  Shadow Anchored                  5.5000%         0.03145%           Actual/360               240
     197  Self Storage                     5.8700%         0.03145%           Actual/360               120
     198  Big Box                          5.4000%         0.10145%           Actual/360               120
     199  Self Storage                     5.8200%         0.08145%           Actual/360               120
     200  Warehouse                        5.4000%         0.08145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     201  Unanchored                       5.3300%         0.10645%           Actual/360               120
     202  Unanchored                       5.8800%         0.03145%           Actual/360               120
     203  Light                            5.6300%         0.08145%           Actual/360               120
     204  Land                             5.6000%         0.02145%           Actual/360               120
     205  Multifamily/Retail               5.2830%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
    205-a Multifamily/Retail
    205-b Multifamily/Retail
     206  Flex                             5.3800%         0.08145%           Actual/360               120
     207  Suburban                         5.7200%         0.05145%           Actual/360               120
     208  Flex Industrial                  5.7200%         0.03145%           Actual/360               120
----------------------------------------------------------------------------------------------------------------------
     209  Suburban                         5.5700%         0.15145%           Actual/360               120
     210  Unanchored                       6.2700%         0.03145%           Actual/360               120
     211  Warehouse                        5.7000%         0.10145%           Actual/360               120
     212  Manufactured Home Community      5.1900%         0.15145%           Actual/360               120

               STATED REMAINING   ORIGINAL           REMAINING                       FIRST        MATURITY              ANNUAL
               TERM TO MATURITY  MORTIZATION        AMORTIZATION        NOTE        PAYMENT         DATE                 DEBT
     ID          OR ARD (MOS.)  TERM (MOS.) (4)    TERM (MOS.) (4)       DATE          DATE         OR ARD          SERVICE ($)(4)(5)
------------------------------------------------------------------------------------------------------------------------------------

      1               120             0                  0           11/15/2005     1/1/2006      12/1/2015           16,128,450
      2               115            315                315           6/8/2005      8/1/2005      7/1/2015            13,725,141
      3               120            360                360          11/14/2005     1/5/2006      12/5/2015            7,020,167
     3-a
     3-b
------------------------------------------------------------------------------------------------------------------------------------
     3-c
     3-d
     3-e
     3-f
     3-g
------------------------------------------------------------------------------------------------------------------------------------
     3-h
     3-i
     3-j
      4               117             0                  0            8/30/2005    10/1/2005      9/1/2015             5,621,000
      5               120            360                360              TBD        1/5/2006      12/5/2015            5,799,444
------------------------------------------------------------------------------------------------------------------------------------
      6               119            300                299          10/17/2005    12/1/2005      11/1/2015            4,125,993
      7               119            360                360          10/26/2005    12/5/2005      11/5/2015            2,621,613
      8               118            360                360           9/30/2005    11/1/2005      10/1/2015            2,583,000
      9               109            360                349          12/14/2004     2/1/2005      1/1/2015             2,738,506
     10               57             300                300           8/29/2005    10/1/2005      9/1/2010             2,147,309
------------------------------------------------------------------------------------------------------------------------------------
     11               120            360                360           8/17/2005     2/1/2006      1/1/2016             2,430,063
     12               79             300                300           6/23/2005     8/1/2005      7/1/2012             1,765,434
     13               59              0                  0            10/4/2005    12/1/2005      11/1/2010            1,790,944
     14               113            360                360           4/19/2005     6/1/2005      5/1/2015             1,660,289
     15               79             300                300           6/23/2005     8/1/2005      7/1/2012             1,513,838
------------------------------------------------------------------------------------------------------------------------------------
     16               119            360                360           10/5/2005    12/1/2005      11/1/2015            1,633,882
     17               118            360                360           9/21/2005    11/1/2005      10/1/2015            1,494,107
     18               101            360                341           4/30/2004     6/1/2004      5/1/2014             1,870,208
     19               119            218                217          10/28/2005    12/1/2005      11/1/2015            2,124,238
     20               119            360                360           11/4/2005    12/5/2005      11/5/2015            1,381,424
------------------------------------------------------------------------------------------------------------------------------------
     21               119            360                359          10/31/2005    12/1/2005      11/1/2015            1,604,358
     22               113            300                293           4/26/2005     6/1/2005      5/1/2015             1,717,868
     23               118            300                298           9/13/2005    11/1/2005      10/1/2015            1,579,967
     24               118            360                358           9/27/2005    11/5/2005      10/5/2015            1,470,862
     25               114            360                360           5/12/2005     7/1/2005      6/1/2015             1,475,415
------------------------------------------------------------------------------------------------------------------------------------
     26               117            330                327           8/23/2005    10/1/2005      9/1/2015             1,466,010
     27               178            360                360           9/15/2005    11/1/2005      10/1/2020            1,245,563
     28               120            360                360           11/2/2005     1/1/2006      12/1/2015            1,446,679
     29               120            312                312          11/21/2005     1/5/2006      12/5/2015            1,443,717
     30               120            360                360          11/10/2005     1/1/2006      12/1/2015            1,339,393
------------------------------------------------------------------------------------------------------------------------------------
     31               119            360                360           10/6/2005    12/1/2005      11/1/2015            1,014,751
     32               179            360                360          10/21/2005    12/1/2005      11/1/2020              954,507
     33               59              0                  0           10/21/2005    12/5/2005      11/5/2010              946,714
     34               118            360                360           9/29/2005    11/5/2005      10/5/2015              838,040
     35               109            360                360          12/20/2004     2/1/2005      1/1/2015               831,789
------------------------------------------------------------------------------------------------------------------------------------
     36               120            360                360          11/10/2005     1/1/2006      12/1/2015            1,045,467
     37               120             0                  0               TBD        1/1/2006      12/1/2015              850,146
     38               175            360                360           6/30/2005     8/1/2005      7/1/2020               827,516
     39               59              0                  0           10/21/2005    12/5/2005      11/5/2010              813,783
     40               60              0                  0           11/18/2005     1/1/2006      12/1/2010              684,000
------------------------------------------------------------------------------------------------------------------------------------
     41               120            360                360           11/9/2005     1/5/2006      12/5/2015              940,684
     42               114            360                360           5/27/2005     7/1/2005      6/1/2015               743,505
     43               119            360                359          10/14/2005    12/5/2005      11/5/2015              987,886
     44               174            360                360           5/31/2005     7/1/2005      6/1/2020               759,687
     45               59              0                  0           10/21/2005    12/5/2005      11/5/2010              747,738
------------------------------------------------------------------------------------------------------------------------------------
     46               118            360                360           9/1/2005     11/1/2005      10/1/2015              672,208
     47               82             360                360           9/12/2005    11/5/2005      10/5/2012              691,812
     48               113            300                300           4/29/2005     6/1/2005      5/1/2015               686,865
     49               118            300                300           9/14/2005    11/5/2005      10/5/2015              684,480
     50               119            360                359          10/18/2005    12/5/2005      11/5/2015              825,766
------------------------------------------------------------------------------------------------------------------------------------
     51               119            300                299           11/1/2005    12/1/2005      11/1/2015              905,652
     52               119            300                299           10/7/2005    12/5/2005      11/5/2015              879,991
     53               118            360                360           9/27/2005    11/1/2005      10/1/2015              656,954
     54               175            360                360           6/30/2005     8/1/2005      7/1/2020               664,726
     55               115            360                360           6/29/2005     8/1/2005      7/1/2015               626,340
------------------------------------------------------------------------------------------------------------------------------------
    55-a
    55-b
    55-c
     56               120            360                360          11/17/2005     1/5/2006      12/5/2015              641,285
     57               119            240                239           11/2/2005    12/5/2005      11/5/2015              320,723
------------------------------------------------------------------------------------------------------------------------------------
     58               119            240                239           11/2/2005    12/5/2005      11/5/2015              223,662
     59               119            240                239           11/2/2005    12/5/2005      11/5/2015              219,442
     60               119            240                239           11/2/2005    12/5/2005      11/5/2015              164,582
     61               118            360                358           9/26/2005    11/1/2005      10/1/2015              741,848
     62               119            360                360           11/3/2005    12/5/2005      11/5/2015              569,826
------------------------------------------------------------------------------------------------------------------------------------
     63               119            360                359          10/24/2005    12/1/2005      11/1/2015              678,307
     64               119            360                360          10/24/2005    12/1/2005      11/1/2015              555,611
     65               119            360                360          10/28/2005    12/1/2005      11/1/2015              564,242
     66               119            360                360          10/24/2005    12/1/2005      11/1/2015              265,492
     67               119            360                360          10/24/2005    12/1/2005      11/1/2015              208,103
------------------------------------------------------------------------------------------------------------------------------------
     68               119            360                360          10/24/2005    12/1/2005      11/1/2015               58,998
     69               180            360                360          11/10/2005     1/1/2006      12/1/2020              700,376
     70               119             0                  0            10/3/2005    12/1/2005      11/1/2015              519,460
     71               174            360                360           5/31/2005     7/1/2005      6/1/2020               534,042
     72               117            360                357           8/9/2005     10/1/2005      9/1/2015               656,838
------------------------------------------------------------------------------------------------------------------------------------
     73               180            180                180          11/10/2005     1/5/2006      12/5/2020              914,410
     74               118            360                360           9/28/2005    11/5/2005      10/5/2015              480,888
     75               175            360                360           6/30/2005     8/1/2005      7/1/2020               483,848
     76               174            360                360           5/31/2005     7/1/2005      6/1/2020               479,778
     77               120            360                360          11/17/2005     1/1/2006      12/1/2015              476,082
------------------------------------------------------------------------------------------------------------------------------------
     78               120            360                360          11/10/2005     1/1/2006      12/1/2015              557,654
     79               119            360                360           10/6/2005    12/1/2005      11/1/2015              431,349
     80               120            360                360              TBD        1/1/2006      12/1/2015              422,346
     81               120            300                300              TBD        1/5/2006      12/5/2015              603,362
     82               119            360                359           10/3/2005    12/1/2005      11/1/2015              550,511
------------------------------------------------------------------------------------------------------------------------------------
     83               119            360                359          10/31/2005    12/1/2005      11/1/2015              541,469
     84               119            360                359          10/17/2005    12/1/2005      11/1/2015              533,093
    84-a
    84-b
     85               115            360                355           6/20/2005     8/5/2005      7/5/2015               521,736
------------------------------------------------------------------------------------------------------------------------------------
     86               119            360                359          10/14/2005    12/1/2005      11/1/2015              527,583
     87               117            360                360           8/23/2005    10/1/2005      9/1/2015               400,435
     88               58              0                  0            9/27/2005    11/1/2005      10/1/2010              383,211
     89               115            360                355           7/1/2005      8/1/2005      7/1/2015               504,754
     90               120            360                360              TBD        1/1/2006      12/1/2015              473,898
------------------------------------------------------------------------------------------------------------------------------------
     91               119            360                360          10/20/2005    12/5/2005      11/5/2015              396,390
    91-a
    91-b
    91-c
    91-d
------------------------------------------------------------------------------------------------------------------------------------
    91-e
    91-f
     92               118            360                358           9/19/2005    11/1/2005      10/1/2015              483,008
     93               119            336                336          10/19/2005    12/1/2005      11/1/2015              386,799
     94               116            360                360           7/7/2005      9/1/2005      8/1/2015               345,412
------------------------------------------------------------------------------------------------------------------------------------
     95               179            180                179          10/25/2005    12/1/2005      11/1/2020              658,971
     96               120            300                300          11/29/2005     1/5/2006      12/5/2015              488,349
     97               117            360                357           8/8/2005     10/1/2005      9/1/2015               435,580
     98               120            300                300          11/13/2005     1/1/2006      12/1/2015              460,118
     99               119            360                359          10/17/2005    12/1/2005      11/1/2015              424,901
------------------------------------------------------------------------------------------------------------------------------------
     100              120            360                360          11/10/2005     1/1/2006      12/1/2015              426,955
     101              119            360                359          10/11/2005    12/1/2005      11/1/2015              396,219
     102              119            300                299          10/28/2005    12/5/2005      11/5/2015              448,478
     103              120            360                360              TBD        1/5/2006      12/5/2015              418,842
     104              120            360                360           11/8/2005     1/5/2006      12/5/2015              398,479
------------------------------------------------------------------------------------------------------------------------------------
     105              119            360                359          10/31/2005    12/1/2005      11/1/2015              387,172
     106              115            360                355           6/30/2005     8/1/2005      7/1/2015               413,791
     107              114            360                354           5/25/2005     7/1/2005      6/1/2015               402,058
     108              174            360                360           5/31/2005     7/1/2005      6/1/2020               334,624
     109              118            360                358           9/26/2005    11/5/2005      10/5/2015              387,459
------------------------------------------------------------------------------------------------------------------------------------
     110              59              0                  0           10/28/2005    12/1/2005      11/1/2010              289,265
     111              120            360                360          11/10/2005     1/1/2006      12/1/2015              378,110
     112              118            360                358           9/30/2005    11/5/2005      10/5/2015              373,499
     113              118            360                358           9/19/2005    11/5/2005      10/5/2015              360,689
     114              119            360                359           11/2/2005    12/5/2005      11/5/2015              386,529
------------------------------------------------------------------------------------------------------------------------------------
     115              120            300                300              TBD        1/5/2006      12/5/2015              379,844
     116              120            360                360           11/3/2005     1/1/2006      12/1/2015              307,665
     117              119            360                359           11/3/2005    12/5/2005      11/5/2015              340,227
     118              120             0                  0           11/15/2005     1/1/2006      12/1/2015              264,625
     119              120            360                360          11/16/2005     1/1/2006      12/1/2015              326,508
------------------------------------------------------------------------------------------------------------------------------------
     120              240            240                240           11/7/2005     1/1/2006      12/1/2025              424,339
     121              118            360                358           9/29/2005    11/1/2005      10/1/2015              332,438
     122              119            300                299          10/13/2005    12/1/2005      11/1/2015              350,403
     123              175            360                360           6/30/2005     8/1/2005      7/1/2020               276,743
     124              117            360                357           8/12/2005    10/1/2005      9/1/2015               323,801
------------------------------------------------------------------------------------------------------------------------------------
     125              119            360                360           10/7/2005    12/1/2005      11/1/2015              251,607
     126              117            360                357           8/12/2005    10/1/2005      9/1/2015               313,008
     127              174            360                360           5/31/2005     7/1/2005      6/1/2020               257,751
     128              118            360                360           9/26/2005    11/1/2005      10/1/2015              241,891
     129              119            360                359          10/17/2005    12/1/2005      11/1/2015              306,895
------------------------------------------------------------------------------------------------------------------------------------
     130              120            300                300              TBD        1/1/2006      12/1/2015              324,869
     131              118            360                358           9/14/2005    11/5/2005      10/5/2015              284,989
     132              118            360                358           9/27/2005    11/1/2005      10/1/2015              281,624
     133              118            360                358           9/15/2005    11/1/2005      10/1/2015              278,400
     134              120            360                360           11/8/2005     1/1/2006      12/1/2015              225,635
------------------------------------------------------------------------------------------------------------------------------------
     135              119            360                359          10/11/2005    12/1/2005      11/1/2015              262,615
     136              120            360                360           11/8/2005     1/5/2006      12/5/2015              265,653
     137              116            360                360           7/18/2005     9/1/2005      8/1/2015               211,294
    137-a
    137-b
------------------------------------------------------------------------------------------------------------------------------------
     138              119            360                359          10/27/2005    12/1/2005      11/1/2015              272,539
     139              118            360                358           9/23/2005    11/5/2005      10/5/2015              264,202
     140              116            360                356           8/2/2005      9/5/2005      8/5/2015               263,573
     141              114            360                354           5/5/2005      7/1/2005      6/1/2015               270,735
     142              59             300                299           9/14/2005    12/1/2005      11/1/2010              278,586
------------------------------------------------------------------------------------------------------------------------------------
     143              120            360                360          11/22/2005     1/5/2006      12/5/2015              260,344
     144              117            240                237           8/5/2005     10/1/2005      9/1/2015               306,001
     145              163            180                163           6/4/2004      8/1/2004      7/1/2019               388,808
     146              118            360                358           9/6/2005     11/1/2005      10/1/2015              243,531
     147              119            360                360          10/12/2005    12/1/2005      11/1/2015              191,260
------------------------------------------------------------------------------------------------------------------------------------
     148              119            360                360          10/17/2005    12/5/2005      11/5/2015              190,560
     149              118            360                358           9/19/2005    11/1/2005      10/1/2015              229,657
     150              119            360                359           10/7/2005    12/1/2005      11/1/2015              221,625
     151              117            360                357           8/12/2005    10/1/2005      9/1/2015               230,195
     152              118            360                360           9/12/2005    11/1/2005      10/1/2015              159,627
------------------------------------------------------------------------------------------------------------------------------------
     153              119            300                299          10/17/2005    12/1/2005      11/1/2015              225,827
     154              174            360                360           5/31/2005     7/1/2005      6/1/2020               179,521
     155              119            360                360           10/7/2005    12/5/2005      11/5/2015              171,504
     156              118            360                358           9/15/2005    11/1/2005      10/1/2015              214,967
     157              117            360                357           8/10/2005    10/1/2005      9/1/2015               207,267
------------------------------------------------------------------------------------------------------------------------------------
     158              117            360                357           8/25/2005    10/1/2005      9/1/2015               198,720
     159              119            360                359          10/20/2005    12/5/2005      11/5/2015              204,404
     160              119            360                359           10/3/2005    12/1/2005      11/1/2015              203,727
     161              117            360                357           8/25/2005    10/1/2005      9/1/2015               216,997
     162              118            240                238           9/2/2005     11/1/2005      10/1/2015              234,303
------------------------------------------------------------------------------------------------------------------------------------
     163              119            360                359          10/25/2005    12/1/2005      11/1/2015              193,728
     164              119            360                359           10/7/2005    12/1/2005      11/1/2015              202,377
     165              118            360                358           9/28/2005    11/1/2005      10/1/2015              189,304
     166              118            360                358           9/30/2005    11/5/2005      10/5/2015              196,792
     167              120            360                360           11/7/2005     1/5/2006      12/5/2015              147,004
------------------------------------------------------------------------------------------------------------------------------------
     168              101            360                341           4/9/2004      6/1/2004      5/1/2014               189,446
     169              118            360                358           9/7/2005     11/1/2005      10/1/2015              183,984
     170              117            360                357           8/11/2005    10/1/2005      9/1/2015               183,151
     171              174            360                360           5/31/2005     7/1/2005      6/1/2020               149,789
     172              119            360                359          10/11/2005    12/1/2005      11/1/2015              179,469
------------------------------------------------------------------------------------------------------------------------------------
     173              81             360                357           8/18/2005    10/1/2005      9/1/2012               175,090
     174              120            360                360           11/4/2005     1/1/2006      12/1/2015              169,397
     175              174            360                360           5/31/2005     7/1/2005      6/1/2020               140,745
     176              120            360                360           11/9/2005     1/1/2006      12/1/2015              165,090
     177              119            360                360          10/18/2005    12/1/2005      11/1/2015              129,269
------------------------------------------------------------------------------------------------------------------------------------
    177-a
    177-b
     178              117            360                357           8/8/2005     10/1/2005      9/1/2015               169,336
     179              238            240                238           9/30/2005    11/5/2005      10/5/2025              200,248
     180              119            360                359           11/3/2005    12/5/2005      11/5/2015              146,612
------------------------------------------------------------------------------------------------------------------------------------
     181              118            360                358           9/29/2005    11/1/2005      10/1/2015              149,565
     182              117            300                297           8/26/2005    10/1/2005      9/1/2015               162,119
     183              120            360                360          11/14/2005     1/5/2006      12/5/2015              147,212
     184              119            324                324           10/4/2005    12/1/2005      11/1/2015              122,726
     185              119            360                360           11/1/2005    12/5/2005      11/5/2015              114,336
------------------------------------------------------------------------------------------------------------------------------------
     186              179            180                179          10/12/2005    12/1/2005      11/1/2020              211,700
     187              120            324                324          11/14/2005     1/1/2006      12/1/2015              119,096
     188              118            360                358           9/2/2005     11/1/2005      10/1/2015              143,403
     189              118            360                358           8/26/2005    11/1/2005      10/1/2015              134,778
     190              119            360                359          10/21/2005    12/1/2005      11/1/2015              135,668
------------------------------------------------------------------------------------------------------------------------------------
     191              118            360                358           9/12/2005    11/1/2005      10/1/2015              139,448
     192              118            360                358           9/26/2005    11/1/2005      10/1/2015              137,325
     193              117            300                297           8/22/2005    10/1/2005      9/1/2015               147,811
     194              120            300                300          11/10/2005     1/1/2006      12/1/2015              145,941
     195              119            360                359           10/7/2005    12/1/2005      11/1/2015              132,716
------------------------------------------------------------------------------------------------------------------------------------
     196              238            240                238           9/20/2005    11/1/2005      10/1/2025              160,966
     197              119            324                324          10/21/2005    12/1/2005      11/1/2015              110,103
     198              120            360                360           11/9/2005     1/1/2006      12/1/2015              111,183
     199              119            324                324          10/21/2005    12/1/2005      11/1/2015               94,413
     200              118            300                298           9/20/2005    11/1/2005      10/1/2015              116,761
------------------------------------------------------------------------------------------------------------------------------------
     201              120            240                240              TBD        1/1/2006      12/1/2015              126,168
     202              119            360                359          10/19/2005    12/1/2005      11/1/2015              106,534
     203              118            360                358           9/21/2005    11/1/2005      10/1/2015              103,675
     204              119            360                359          10/11/2005    12/5/2005      11/5/2015              100,923
     205              119            360                359          10/18/2005    12/1/2005      11/1/2015               91,784
------------------------------------------------------------------------------------------------------------------------------------
    205-a
    205-b
     206              118            360                358           9/6/2005     11/1/2005      10/1/2015               87,404
     207              117            360                357           8/4/2005     10/1/2005      9/1/2015                90,740
     208              119            360                359           10/5/2005    12/1/2005      11/1/2015               87,250
------------------------------------------------------------------------------------------------------------------------------------
     209              119            360                359          10/20/2005    12/1/2005      11/1/2015               82,395
     210              119            300                299          10/25/2005    12/1/2005      11/1/2015               91,205
     211              117            360                357           8/2/2005     10/1/2005      9/1/2015                80,095
     212              118            120                118           8/30/2005    11/1/2005      10/1/2015              124,544

                   MONTHLY          REMAINING                                       ARD                      CROSSED
                      DEBT        INTEREST ONLY                                     LOAN                       WITH
     ID         SERVICE ($)(4)(5)  PERIOD (MOS.)     LOCKBOX     LOCKBOX TYPE       (Y/N)                   OTHER LOANS
------------------------------------------------------------------------------------------------------------------------------------

      1         1,344,037.50         120              Yes       Hard                 No
      2         1,143,761.72         19               Yes       Hard                 No
      3           585,013.89         24               Yes       Springing Hard       No
     3-a
     3-b
------------------------------------------------------------------------------------------------------------------------------------
     3-c
     3-d
     3-e
     3-f
     3-g
------------------------------------------------------------------------------------------------------------------------------------
     3-h
     3-i
     3-j
      4           468,416.67         117              Yes       Hard                Yes
      5           483,287.04         24               Yes       Hard                Yes
------------------------------------------------------------------------------------------------------------------------------------
      6           343,832.76                          Yes       Springing Hard       No
      7           218,467.71         59               Yes       Soft, Springing Hard No
      8           215,250.00         58                No       NAP                  No
      9           228,208.87                          Yes       Hard                Yes
     10           178,942.43         21               Yes       Hard                 No
------------------------------------------------------------------------------------------------------------------------------------
     11           202,505.27                           No       NAP                  No
     12           147,119.50         31               Yes       Hard                 No
     13           149,245.32         59               Yes       Hard                 No
     14           138,357.39         17               Yes       Hard                 No
     15           126,153.13         31               Yes       Hard                 No
------------------------------------------------------------------------------------------------------------------------------------
     16           136,156.83         35               Yes       Springing Hard       No
     17           124,508.94         58               Yes       Springing Hard       No
     18           155,850.65                          Yes       Springing Hard       No
     19           177,019.83                           No       NAP                  No
     20           115,118.63         59               Yes       Springing Hard      Yes
------------------------------------------------------------------------------------------------------------------------------------
     21           133,696.53                           No       NAP                  No
     22           143,155.70                          Yes       Hard                 No
     23           131,663.88                           No       NAP                  No
     24           122,571.81                           No       NAP                  No
     25           122,951.22          0                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     26           122,167.50                           No       NAP                  No
     27           103,796.88         10               Yes       Springing Hard       No
     28           120,556.59                           No       NAP                  No
     29           120,309.76                          Yes       Hard                Yes
     30           111,616.10                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     31            84,562.56         22                No       NAP                  No
     32            79,542.21         35               Yes       Hard                 No
     33            78,892.80         59               Yes       Hard                Yes
     34            69,836.67         34                No       NAP                  No
     35            69,315.78         14                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     36            87,122.21                           No       NAP                  No
     37            70,845.49         120               No       NAP                  No
     38            68,959.65         55               Yes       Hard                Yes
     39            67,815.23         59               Yes       Hard                Yes
     40            57,000.00         60                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     41            78,390.34                           No       NAP                  No
     42            61,958.75          3               Yes       Hard                 No
     43            82,323.82                           No       NAP                 Yes
     44            63,307.22         54               Yes       Hard                Yes
     45            62,311.51         59               Yes       Hard                Yes
------------------------------------------------------------------------------------------------------------------------------------
     46            56,017.36         34                No       NAP                  No
     47            57,650.99         22               Yes       Springing Hard       No
     48            57,238.73         17               Yes       Hard                 No
     49            57,040.00         58                No       NAP                  No
     50            68,813.83                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     51            75,471.02                           No       NAP                  No
     52            73,332.61                          Yes       Springing Hard      Yes
     53            54,746.20         58               Yes       Springing Hard      Yes
     54            55,393.82         55               Yes       Hard                Yes
     55            52,195.00         31                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
    55-a
    55-b
    55-c
     56            53,440.39         60               Yes       Springing Hard      Yes
     57            26,726.92                          Yes       Hard                 No                     Crossed A
------------------------------------------------------------------------------------------------------------------------------------
     58            18,638.51                          Yes       Hard                 No                     Crossed A
     59            18,286.84                          Yes       Hard                 No                     Crossed A
     60            13,715.13                          Yes       Hard                 No                     Crossed A
     61            61,820.63                           No       NAP                  No
     62            47,485.49         23                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     63            56,525.62                           No       NAP                  No
     64            46,300.93         59                No       NAP                  No
     65            47,020.15         59               Yes       Hard                 No
     66            22,124.32         23                No       NAP                  No                     Crossed B
     67            17,341.89         23                No       NAP                  No                     Crossed B
------------------------------------------------------------------------------------------------------------------------------------
     68             4,916.52         23                No       NAP                  No                     Crossed B
     69            58,364.63                          Yes       Hard                 No
     70            43,288.32         119              Yes       Hard                 No
     71            44,503.47         54               Yes       Hard                Yes
     72            54,736.48                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     73            76,200.82                           No       NAP                  No
     74            40,073.96         22                No       NAP                  No
     75            40,320.67         55               Yes       Hard                Yes
     76            39,981.53         54               Yes       Hard                Yes
     77            39,673.47         24                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     78            46,471.13                           No       NAP                  No
     79            35,945.74         59                No       NAP                  No
     80            35,195.46         12                No       NAP                  No
     81            50,280.18                           No       NAP                  No
     82            45,875.88                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     83            45,122.42                           No       NAP                  No
     84            44,424.38                           No       NAP                  No
    84-a
    84-b
     85            43,477.96                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     86            43,965.29                           No       NAP                  No
     87            33,369.62         57                No       NAP                  No
     88            31,934.25         58                No       NAP                  No
     89            42,062.83                           No       NAP                  No
     90            39,491.52                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     91            33,032.50         35                No       NAP                  No
    91-a
    91-b
    91-c
    91-d
------------------------------------------------------------------------------------------------------------------------------------
    91-e
    91-f
     92            40,250.63                           No       NAP                  No
     93            32,233.22         23                No       NAP                  No
     94            28,784.31         20                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     95            54,914.29                           No       NAP                  No
     96            40,695.75                           No       NAP                  No
     97            36,298.35                           No       NAP                  No
     98            38,343.15                           No       NAP                  No
     99            35,408.43                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     100           35,579.56                           No       NAP                  No
     101           33,018.21                           No       NAP                  No
     102           37,373.13                           No       NAP                  No
     103           34,903.51                           No       NAP                  No
     104           33,206.59                          Yes       Springing Hard       No
------------------------------------------------------------------------------------------------------------------------------------
     105           32,264.32                           No       NAP                  No
     106           34,482.58                           No       NAP                  No
     107           33,504.82                           No       NAP                  No
     108           27,885.32         54               Yes       Hard                Yes
     109           32,288.29                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     110           24,105.43         59                No       NAP                  No
     111           31,509.14                           No       NAP                  No
     112           31,124.95                           No       NAP                  No
     113           30,057.43                           No       NAP                  No
     114           32,210.78                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     115           31,653.67                           No       NAP                  No
     116           25,638.72         36                No       NAP                  No
     117           28,352.22                           No       NAP                  No
     118           22,052.08         120               No       NAP                  No
     119           27,208.97                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     120           35,361.56                           No       NAP                  No
     121           27,703.17                           No       NAP                  No
     122           29,200.26                           No       NAP                  No
     123           23,061.92         55               Yes       Hard                Yes
     124           26,983.44                          Yes       Springing Hard      Yes
------------------------------------------------------------------------------------------------------------------------------------
     125           20,967.22         59                No       NAP                  No
     126           26,084.00                          Yes       Springing Hard       No
     127           21,479.24         54               Yes       Hard                Yes
     128           20,157.55         34                No       NAP                  No
     129           25,574.58                          Yes       Hard                Yes
------------------------------------------------------------------------------------------------------------------------------------
     130           27,072.43                           No       NAP                  No
     131           23,749.05                           No       NAP                  No
     132           23,468.66                           No       NAP                  No
     133           23,200.01                           No       NAP                  No
     134           18,802.89         36                No       NAP                 Yes
------------------------------------------------------------------------------------------------------------------------------------
     135           21,884.57                           No       NAP                  No
     136           22,137.72                          Yes       Springing Hard       No
     137           17,607.87         19                No       NAP                  No
    137-a
    137-b
------------------------------------------------------------------------------------------------------------------------------------
     138           22,711.56                           No       NAP                  No
     139           22,016.86                           No       NAP                  No
     140           21,964.44                           No       NAP                  No
     141           22,561.21                           No       NAP                  No
     142           23,215.52                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     143           21,695.34                          Yes       Springing Hard       No
     144           25,500.05                          Yes       Springing Hard       No
     145           32,400.70                           No       NAP                  No
     146           20,294.25                           No       NAP                  No
     147           15,938.33         35                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     148           15,880.03         23                No       NAP                  No
     149           19,138.06                           No       NAP                  No
     150           18,468.77                           No       NAP                  No
     151           19,182.88                           No       NAP                  No
     152           13,302.22         22                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     153           18,818.92                           No       NAP                  No
     154           14,960.10         54               Yes       Hard                Yes
     155           14,292.03         23                No       NAP                  No
     156           17,913.91                           No       NAP                  No
     157           17,272.24                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     158           16,559.97                           No       NAP                  No
     159           17,033.67                           No       NAP                  No
     160           16,977.25                           No       NAP                  No
     161           18,083.07                           No       NAP                  No
     162           19,525.29                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     163           16,144.01                           No       NAP                  No
     164           16,864.72                           No       NAP                  No
     165           15,775.34                           No       NAP                  No
     166           16,399.34                          Yes       Hard                 No
     167           12,250.31         24                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     168           15,787.17                           No       NAP                  No
     169           15,332.00                           No       NAP                 Yes
     170           15,262.61                           No       NAP                  No
     171           12,482.45         54               Yes       Hard                Yes
     172           14,955.72                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     173           14,590.81                           No       NAP                  No
     174           14,116.40                           No       NAP                  No
     175           11,728.79         54               Yes       Hard                Yes
     176           13,757.50                           No       NAP                  No
     177           10,772.40         23                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
    177-a
    177-b
     178           14,111.32                           No       NAP                  No
     179           16,687.34                           No       NAP                  No
     180           12,217.70                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     181           12,463.77                           No       NAP                  No
     182           13,509.93                           No       NAP                  No
     183           12,267.66                           No       NAP                  No
     184           10,227.18         35                No       NAP                  No
     185            9,528.02         23                No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     186           17,641.67                           No       NAP                  No
     187            9,924.70         36                No       NAP                  No
     188           11,950.22                           No       NAP                  No
     189           11,231.46                           No       NAP                  No
     190           11,305.64                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     191           11,620.69                           No       NAP                  No
     192           11,443.77                           No       NAP                  No
     193           12,317.61                           No       NAP                  No
     194           12,161.74                           No       NAP                  No
     195           11,059.65                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     196           13,413.80                           No       NAP                  No
     197            9,175.27         35                No       NAP                  No
     198            9,265.26                          Yes       Springing Hard       No
     199            7,867.78         35                No       NAP                  No
     200            9,730.08                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
     201           10,513.98                           No       NAP                  No
     202            8,877.86                           No       NAP                  No
     203            8,639.58                           No       NAP                  No
     204            8,410.26                          Yes       Springing Hard      Yes
     205            7,648.64                           No       NAP                  No
------------------------------------------------------------------------------------------------------------------------------------
    205-a
    205-b
     206            7,283.68                           No       NAP                  No
     207            7,561.69                           No       NAP                  No
     208            7,270.86                           No       NAP                 Yes
------------------------------------------------------------------------------------------------------------------------------------
     209            6,866.26                           No       NAP                  No
     210            7,600.42                           No       NAP                  No
     211            6,674.60                           No       NAP                  No
     212           10,378.68                           No       NAP                  No

                           DSCR                                                                         CUT-OFF          LTV
                       AFTER INITIAL      GRACE           PAYMENT          APPRAISED     APPRAISAL      DATE LTV      RATIO AT
     ID     DSCR (5)    IO PERIOD     PERIOD (DAYS)        DATE             VALUE($)(5) AS-OF DATE(6)   RATIO(6)  MATURITY OR ARD(6)
------------------------------------------------------------------------------------------------------------------------------------

      1       1.25         NAP              5               1st           394,000,000    10/13/2005       70.0%            70.0%
      2       1.71         1.37             0               1st           359,000,000     8/4/2005        62.7%            53.3%
      3       1.45         1.21             0               5th           167,250,000     Various         71.7%            63.4%
     3-a                                                                   49,000,000    9/15/2005
     3-b                                                                   17,100,000     9/6/2005
------------------------------------------------------------------------------------------------------------------------------------
     3-c                                                                   19,250,000     9/6/2005
     3-d                                                                   13,900,000     9/6/2005
     3-e                                                                   12,800,000    9/27/2005
     3-f                                                                   16,200,000     9/6/2005
     3-g                                                                   15,700,000     9/6/2005
------------------------------------------------------------------------------------------------------------------------------------
     3-h                                                                   11,700,000     9/6/2005
     3-i                                                                    6,600,000     9/6/2005
     3-j                                                                    5,000,000     9/6/2005
      4       2.08         NAP              5               1st           325,000,000    7/28/2005        64.6%            64.6%
      5       1.47         1.22             0               5th           125,300,000    6/20/2005        79.8%            70.4%
------------------------------------------------------------------------------------------------------------------------------------
      6       2.07         NAP              5               1st           130,000,000     9/1/2005        46.1%            34.4%
      7       2.24         1.78             0               5th           101,000,000     8/3/2005        50.5%            46.7%
      8       2.46         2.02             0               1st            95,000,000     9/1/2005        47.4%            44.0%
      9       1.19         NAP              5               1st            53,000,000    11/10/2004       74.6%            63.2%
     10       2.06         1.58             5               1st            62,200,000    8/11/2005        60.0%            56.7%
------------------------------------------------------------------------------------------------------------------------------------
     11       1.26         NAP              0               1st            47,500,000    6/30/2005        77.9%            64.5%
     12       2.32         1.67             5               1st            57,100,000     5/9/2005        61.3%            56.1%
     13       1.67         NAP              0               1st            43,000,000    8/10/2005        79.5%            79.5%
     14       1.60         1.30             0               1st            40,800,000     3/3/2005        74.8%            65.4%
     15       2.85         2.05             5               1st            54,000,000    5/10/2005        55.6%            50.9%
------------------------------------------------------------------------------------------------------------------------------------
     16       1.24         1.02             0               1st            36,802,750    9/22/2005        79.6%            71.3%
     17       1.52         1.22             5               1st            35,300,000     6/8/2005        79.3%            73.6%
     18       1.56         NAP              5               1st            42,400,000    3/31/2005        64.7%            55.0%
     19       1.20         NAP              5               1st            40,410,000    8/25/2005        62.9%            36.1%
     20       1.65         1.35             0               5th            36,000,000    8/29/2005        69.4%            64.6%
------------------------------------------------------------------------------------------------------------------------------------
     21       1.28         NAP              5               1st            33,000,000     9/6/2005        74.9%            61.9%
     22       1.60         NAP              5               1st            31,800,000    3/14/2005        71.6%            55.5%
     23       1.26         NAP              0               1st            28,350,000     8/1/2005        79.1%            59.6%
     24       1.25         NAP              0               5th            27,500,000    8/18/2005        79.6%            66.5%
     25       1.38         1.38             0               1st            27,000,000    8/18/2005        78.9%            67.1%
------------------------------------------------------------------------------------------------------------------------------------
     26       1.38         NAP              0               1st            26,500,000    5/27/2005        79.7%            63.9%
     27       1.56         1.31             5               1st            27,000,000     9/1/2005        77.8%            58.6%
     28       1.18         NAP              5               1st            30,750,000     7/6/2005        68.3%            57.3%
     29       1.20         NAP              0               5th            26,000,000    11/24/2005       74.6%            58.8%
     30       1.59         NAP              5               1st            25,940,000     9/1/2005        74.8%            62.8%
------------------------------------------------------------------------------------------------------------------------------------
     31       1.45         1.18             5               1st            25,100,000     9/8/2005        73.7%            64.4%
     32       1.60         1.31             5               1st            23,000,000    7/14/2005        74.7%            59.1%
     33       1.47         NAP              0               5th            21,500,000    9/16/2005        79.0%            79.0%
     34       1.57         1.24             0               5th            20,500,000     9/8/2005        80.0%            71.0%
     35       1.64         1.32             5               1st            19,800,000     4/1/2006        78.0%            68.3%
------------------------------------------------------------------------------------------------------------------------------------
     36       1.55         NAP              5               1st            23,500,000     9/6/2005        64.1%            53.9%
     37       2.58         NAP              5               1st            46,600,000    10/3/2005        32.2%            32.2%
     38       1.35         1.11             5               1st            18,300,000    4/26/2005        80.0%            67.1%
     39       1.50         NAP              0               5th            18,500,000     9/9/2005        78.9%            78.9%
     40       2.44         NAP              0               1st            26,500,000    10/25/2005       54.3%            54.3%
------------------------------------------------------------------------------------------------------------------------------------
     41       1.45         NAP              0               5th            27,850,000    10/14/2005       50.9%            42.3%
     42       1.63         1.30             5               1st            19,500,000    10/3/2005        71.8%            60.8%
     43       1.31         NAP              0               5th            18,700,000    10/8/2005        74.8%            63.3%
     44       1.46         1.21             5               1st            16,800,000    4/28/2005        80.0%            67.1%
     45       1.51         NAP              0               5th            16,900,000    9/16/2005        79.4%            79.4%
------------------------------------------------------------------------------------------------------------------------------------
     46       2.75         2.18             5               1st            27,000,000    7/28/2005        48.1%            42.8%
     47       1.80         1.45             0               5th            18,350,000    6/20/2005        70.0%            65.0%
     48       2.62         1.95             5               1st            22,400,000    3/23/2005        56.7%            46.4%
     49       1.70         1.27             0               5th            17,900,000    8/31/2005        69.3%            62.0%
     50       1.20         NAP              0               5th            15,750,000    8/26/2005        76.1%            63.9%
------------------------------------------------------------------------------------------------------------------------------------
     51       1.54         NAP              5               1st            17,400,000     9/1/2005        68.9%            53.1%
     52       1.29         NAP              0               5th            15,200,000    8/12/2005        78.8%            60.2%
     53       1.57         1.28             5               1st            16,335,000     8/3/2005        72.8%            67.7%
     54       1.41         1.16             5               1st            14,700,000    4/27/2005        80.0%            67.1%
     55       1.60         1.29             5               1st            14,560,000     Various         80.4%            71.7%
------------------------------------------------------------------------------------------------------------------------------------
    55-a                                                                    8,100,000    5/17/2005
    55-b                                                                    5,060,000    5/19/2005
    55-c                                                                    1,400,000    5/19/2005
     56       1.52         1.24             0               5th            14,700,000    8/30/2005        78.2%            72.8%
     57       1.69         NAP              0               5th             5,300,000     9/1/2005        60.0%            39.3%
------------------------------------------------------------------------------------------------------------------------------------
     58       1.69         NAP              0               5th             4,700,000     9/1/2005        60.0%            39.3%
     59       1.69         NAP              0               5th             4,400,000     9/1/2005        60.0%            39.3%
     60       1.69         NAP              0               5th             3,900,000     1/1/2005        60.0%            39.3%
     61       1.52         NAP              0               1st            15,500,000    8/15/2005        70.2%            58.8%
     62       1.53         1.25             0               5th            13,200,000    8/29/2005        77.3%            67.8%
------------------------------------------------------------------------------------------------------------------------------------
     63       1.24         NAP              0               1st            13,700,000    6/30/2005        73.6%            61.5%
     64       1.54         1.26             5               1st            13,570,000    9/14/2005        73.7%            68.5%
     65       1.72         1.45             5               1st            13,700,000     9/9/2005        72.6%            68.2%
     66       1.75         1.41             5               1st             8,120,000     9/8/2005        58.7%            51.2%
     67       1.75         1.41             5               1st             6,710,000     9/8/2005        58.7%            51.2%
------------------------------------------------------------------------------------------------------------------------------------
     68       1.75         1.41             5               1st             2,090,000     9/8/2005        58.7%            51.2%
     69       1.20         NAP              5               1st            12,800,000    6/30/2005        76.9%            56.0%
     70       1.65         NAP              5               1st            13,975,000    6/15/2005        70.1%            70.1%
     71       1.34         1.11             5               1st            11,800,000    4/27/2005        80.1%            67.2%
     72       1.39         NAP              5               1st            13,300,000     7/1/2005        70.5%            59.6%
------------------------------------------------------------------------------------------------------------------------------------
     73       1.64         NAP              0               5th            23,000,000    9/28/2005        40.0%            0.8%
     74       1.65         1.32             0               5th            16,150,000    8/12/2005        55.7%            48.6%
     75       1.34         1.10             5               1st            10,700,000    4/26/2005        80.0%            67.1%
     76       1.35         1.11             5               1st            10,600,000    4/28/2005        80.1%            67.2%
     77       1.50         1.23             5               1st            10,500,000    8/23/2005        80.0%            70.4%
------------------------------------------------------------------------------------------------------------------------------------
     78       3.08         NAP              5               1st            25,150,000     9/7/2005        32.9%            27.5%
     79       1.63         1.31             5               1st            10,000,000    5/26/2005        80.0%            74.2%
     80       1.53         1.23             5               1st            10,000,000    9/13/2005        80.0%            68.1%
     81       1.39         NAP              0               5th            12,250,000    10/25/2005       65.3%            50.3%
     82       1.73         NAP              5               1st            14,360,000    8/24/2005        55.7%            46.8%
------------------------------------------------------------------------------------------------------------------------------------
     83       1.49         NAP              5               1st            11,700,000    10/1/2005        68.3%            57.1%
     84       1.44         NAP              5               1st            11,230,000     Various         71.2%            59.3%
    84-a                                                                    7,930,000     8/9/2005
    84-b                                                                    3,300,000     8/1/2005
     85       1.29         NAP              0               5th             9,600,000     4/1/2005        80.4%            67.4%
------------------------------------------------------------------------------------------------------------------------------------
     86       1.23         NAP              0               1st            11,200,000    8/29/2005        68.2%            57.4%
     87       1.73         1.39             5               1st             8,500,000     4/8/2005        70.1%            63.7%
     88       2.44         NAP              0               1st            13,200,000    10/1/2005        56.6%            56.6%
     89       1.73         NAP              5               1st            13,140,000    5/10/2005        56.0%            47.2%
     90       1.30         NAP              5               1st            12,200,000    10/15/2005       59.0%            48.9%
------------------------------------------------------------------------------------------------------------------------------------
     91       1.53         1.25             0               5th             9,005,000    9/19/2005        80.0%            71.5%
    91-a                                                                    4,105,000    9/19/2005
    91-b                                                                    1,750,000    9/19/2005
    91-c                                                                    1,070,000    9/19/2005
    91-d                                                                      740,000    9/19/2005
------------------------------------------------------------------------------------------------------------------------------------
    91-e                                                                      690,000    9/19/2005
    91-f                                                                      650,000    9/19/2005
     92       1.35         NAP              5               1st             9,000,000    6/29/2005        79.8%            66.7%
     93       1.61         1.27             0               1st             9,450,000     9/1/2005        74.1%            63.5%
     94       1.87         1.47             5               1st             8,450,000     6/1/2005        80.5%            69.8%
------------------------------------------------------------------------------------------------------------------------------------
     95       1.20         NAP              5               1st            11,600,000     9/2/2005        58.4%            1.1%
     96       1.38         NAP              0               5th            11,000,000     9/1/2005        59.1%            45.4%
     97       1.30         NAP              5               1st             8,000,000     7/7/2005        79.7%            66.9%
     98       1.53         NAP              0               1st            10,400,000    3/15/2005        60.1%            45.9%
     99       1.35         NAP              0               1st             8,425,000    7/27/2005        74.1%            62.0%
------------------------------------------------------------------------------------------------------------------------------------
     100      1.94         NAP              5               1st            13,300,000     9/8/2005        46.8%            39.3%
     101      2.23         NAP              5               1st            13,350,000     9/2/2005        46.4%            38.2%
     102      1.41         NAP              0               5th             8,800,000     9/1/2005        70.3%            53.4%
     103      1.20         NAP              0               5th             7,600,000     9/8/2005        80.3%            67.3%
     104      1.47         NAP              0               5th             8,325,000    9/26/2005        72.1%            59.9%
------------------------------------------------------------------------------------------------------------------------------------
     105      1.70         NAP              5               1st            10,000,000    9/30/2005        59.9%            49.5%
     106      1.41         NAP              15              1st             7,475,000    4/20/2005        79.9%            67.4%
     107      1.46         NAP              5               1st             7,900,000     4/8/2005        75.5%            63.3%
     108      1.38         1.14             5               1st             7,400,000    4/26/2005        80.0%            67.1%
     109      1.29         NAP              0               5th             7,990,000    5/27/2005        73.7%            61.2%
------------------------------------------------------------------------------------------------------------------------------------
     110      2.14         NAP              0               1st             9,800,000    9/15/2005        57.3%            57.3%
     111      1.89         NAP              5               1st            10,500,000    8/18/2005        52.6%            44.1%
     112      1.32         NAP              0               5th            10,800,000     8/1/2005        50.8%            42.6%
     113      1.50         NAP              0               5th             6,850,000    7/16/2005        79.8%            66.3%
     114      1.15         NAP              0               5th             6,800,000    7/25/2005        80.2%            67.9%
------------------------------------------------------------------------------------------------------------------------------------
     115      1.44         NAP              0               5th            11,720,000    8/15/2005        44.4%            33.8%
     116      1.55         1.30             5               1st             7,000,000     8/6/2005        72.9%            65.9%
     117      1.22         NAP              0               5th             8,395,000     9/1/2005        60.7%            50.5%
     118      1.85         NAP              5               1st             6,800,000     8/1/2005        73.5%            73.5%
     119      1.39         NAP              5               1st             7,620,000    9/13/2005        65.6%            54.3%
------------------------------------------------------------------------------------------------------------------------------------
     120      1.12         NAP              0               1st             6,400,000    7/15/2005        78.1%            2.3%
     121      3.30         NAP              5               1st            16,000,000     8/8/2005        31.2%            26.0%
     122      1.45         NAP              5               1st             7,220,000     8/5/2005        68.4%            51.6%
     123      1.36         1.12             5               1st             6,120,000    4/27/2005        80.0%            67.1%
     124      1.29         NAP              5               1st             6,000,000     7/5/2005        79.7%            66.8%
------------------------------------------------------------------------------------------------------------------------------------
     125      1.44         1.16             5               1st             6,100,000     1/1/2006        77.0%            71.5%
     126      1.33         NAP              5               1st             5,800,000     7/5/2005        79.7%            66.8%
     127      1.34         1.10             5               1st             5,700,000    4/28/2005        80.0%            67.1%
     128      1.49         1.20             5               1st             6,150,000    8/12/2005        73.8%            65.8%
     129      1.19         NAP              5               1st             5,600,000     7/7/2005        79.4%            66.7%
------------------------------------------------------------------------------------------------------------------------------------
     130      1.42         NAP              0               1st             6,150,000    10/4/2005        71.5%            54.7%
     131      1.43         NAP              0               5th             5,400,000     8/3/2005        79.9%            66.4%
     132      1.38         NAP              5               1st             5,400,000    8/10/2005        78.5%            65.4%
     133      1.43         NAP              5               1st             6,050,000     9/1/2005        68.5%            57.2%
     134      1.56         1.27             5               1st             5,525,000    7/30/2005        74.7%            66.8%
------------------------------------------------------------------------------------------------------------------------------------
     135      1.97         NAP              5               1st             7,620,000     9/2/2005        53.7%            44.3%
     136      1.38         NAP              0               5th             5,200,000    9/28/2005        76.9%            63.9%
     137      1.53         1.22             5               1st             4,930,000    5/25/2005        81.1%            70.6%
    137-a                                                                   2,900,000    5/25/2005
    137-b                                                                   2,030,000    5/25/2005
------------------------------------------------------------------------------------------------------------------------------------
     138      1.33         NAP              0               1st             5,210,000    9/10/2005        76.7%            64.3%
     139      1.23         NAP              0               5th             5,020,000    6/10/2005        79.5%            66.1%
     140      1.69         NAP              15              5th             5,650,000    6/27/2005        70.5%            58.7%
     141      1.70         NAP              5               1st             6,715,000     6/1/2005        59.2%            49.8%
     142      1.40         NAP              5               1st             5,120,000    8/15/2005        74.6%            67.0%
------------------------------------------------------------------------------------------------------------------------------------
     143      1.28         NAP              0               5th             4,700,000    8/29/2005        80.9%            67.8%
     144      1.37         NAP              5               1st             6,500,000    4/13/2005        58.1%            37.4%
     145      1.33         NAP              5               1st             7,700,000     8/1/2005        48.1%            1.0%
     146      1.47         NAP              5               1st             5,600,000     8/3/2005        65.9%            54.8%
     147      1.60         1.28             5               1st             4,900,000    9/20/2005        73.5%            65.5%
------------------------------------------------------------------------------------------------------------------------------------
     148      1.54         1.25             0               5th             6,000,000     9/2/2005        58.3%            51.0%
     149      1.25         NAP              5               1st             5,000,000     7/7/2005        69.0%            57.5%
     150      1.53         NAP              5               1st             5,000,000    8/23/2005        65.9%            55.0%
     151      1.33         NAP              5               1st             4,100,000     7/1/2005        79.8%            67.5%
     152      2.26         1.77             5               1st             5,795,000    7/27/2005        55.2%            47.8%
------------------------------------------------------------------------------------------------------------------------------------
     153      2.75         NAP              0               1st            10,200,000    9/22/2005        31.3%            23.6%
     154      1.50         1.24             5               1st             3,950,000    4/28/2005        80.4%            67.5%
     155      1.53         1.24             0               5th             5,300,000     9/1/2005        59.4%            52.0%
     156      1.69         NAP              5               1st             6,050,000    8/16/2005        51.1%            43.1%
     157      1.59         NAP              5               1st             4,300,000    7/18/2005        71.9%            60.0%
------------------------------------------------------------------------------------------------------------------------------------
     158      1.78         NAP              5               1st             4,900,000     7/6/2005        62.0%            51.4%
     159      1.64         NAP              0               5th             8,500,000    5/13/2005        35.3%            29.5%
     160      1.68         NAP              0               1st             7,100,000     9/9/2005        42.2%            35.3%
     161      1.82         NAP              5               1st             5,120,000     7/7/2005        58.4%            49.8%
     162      1.19         NAP              5               1st             4,000,000    7/18/2005        72.2%            46.4%
------------------------------------------------------------------------------------------------------------------------------------
     163      1.52         NAP              5               1st             3,900,000    7/11/2005        73.6%            61.5%
     164      1.26         NAP              5               1st             4,490,000    8/31/2005        62.9%            53.4%
     165      1.22         NAP              5               1st             3,500,000    8/16/2005        79.8%            66.8%
     166      1.51         NAP              0               5th             4,000,000    4/19/2005        68.6%            58.3%
     167      1.59         1.29             0               5th             3,800,000    10/4/2005        71.1%            62.2%
------------------------------------------------------------------------------------------------------------------------------------
     168      1.50         NAP              5               1st             4,300,000    9/20/2005        62.7%            53.7%
     169      1.37         NAP              5               1st             3,600,000     8/8/2005        74.8%            62.8%
     170      1.29         NAP              5               1st             3,450,000    7/20/2005        78.0%            65.4%
     171      1.34         1.11             5               1st             3,300,000    4/27/2005        80.3%            67.4%
     172      1.41         NAP              0               1st             3,650,000    9/18/2005        71.5%            60.0%
------------------------------------------------------------------------------------------------------------------------------------
     173      1.38         NAP              5               1st             3,650,000    10/1/2005        69.6%            62.7%
     174      1.62         NAP              0               1st             3,200,000    9/29/2005        78.1%            65.3%
     175      1.44         1.18             5               1st             3,100,000    4/27/2005        80.3%            67.4%
     176      1.45         NAP              5               1st             3,290,000     8/1/2005        74.5%            62.1%
     177      1.96         1.57             5               1st             3,400,000    8/22/2005        72.1%            62.8%
------------------------------------------------------------------------------------------------------------------------------------
    177-a                                                                   2,550,000    8/22/2005
    177-b                                                                     850,000    8/22/2005
     178      1.58         NAP              5               1st             4,350,000    7/13/2005        56.1%            47.3%
     179      1.46         NAP              0               5th             3,600,000    9/18/2005        65.0%            1.9%
     180      1.19         NAP              0               5th             2,650,000    9/20/2005        83.7%            69.5%
------------------------------------------------------------------------------------------------------------------------------------
     181      1.44         NAP              5               1st             3,050,000    11/1/2005        72.0%            60.3%
     182      1.37         NAP              5               1st             3,275,000     7/1/2005        66.9%            51.3%
     183      1.43         NAP              0               5th             3,000,000    6/14/2005        72.5%            60.6%
     184      1.89         1.49             5               1st             3,100,000    7/25/2005        69.4%            60.5%
     185      1.60         1.30             0               5th             4,000,000     9/2/2005        52.5%            45.9%
------------------------------------------------------------------------------------------------------------------------------------
     186      1.53         NAP              5               1st             5,800,000    8/22/2005        36.1%            0.8%
     187      1.79         1.43             5               1st             2,790,000    7/12/2005        73.5%            64.3%
     188      1.59         NAP              5               1st             3,850,000    7/27/2005        53.1%            44.9%
     189      1.42         NAP              5               1st             3,320,000     8/9/2005        61.6%            51.2%
     190      1.72         NAP              0               1st             3,300,000    9/17/2005        60.5%            50.7%
------------------------------------------------------------------------------------------------------------------------------------
     191      1.28         NAP              0               1st             2,750,000    8/11/2005        72.6%            61.3%
     192      1.39         NAP              0               1st             2,600,000    8/25/2005        76.8%            64.5%
     193      1.81         NAP              5               1st             3,950,000     8/1/2005        50.4%            38.7%
     194      1.36         NAP              0               1st             3,200,000    11/11/2005       60.9%            46.8%
     195      1.66         NAP              0               1st             3,740,000     9/1/2005        52.1%            43.6%
------------------------------------------------------------------------------------------------------------------------------------
     196      1.24         NAP              0               1st             2,900,000    8/31/2005        66.9%            1.8%
     197      1.71         1.38             5               1st             2,470,000    7/12/2005        74.9%            65.7%
     198      1.50         NAP              5               1st             2,220,000     8/1/2005        74.3%            62.0%
     199      1.79         1.44             5               1st             2,380,000    7/25/2005        67.2%            58.9%
     200      1.31         NAP              5               1st             2,100,000    10/1/2005        76.0%            58.0%
------------------------------------------------------------------------------------------------------------------------------------
     201      1.52         NAP              0               1st             2,715,000    11/1/2005        57.1%            36.7%
     202      1.82         NAP              0               1st             2,940,000     9/9/2005        51.0%            43.2%
     203      1.86         NAP              5               1st             2,750,000    8/11/2005        54.4%            45.8%
     204      1.20         NAP              0               5th             1,900,000    5/11/2005        77.0%            64.7%
     205      1.60         NAP              5               1st             2,100,000    4/27/2005        65.6%            54.6%
------------------------------------------------------------------------------------------------------------------------------------
    205-a                                                                   1,200,000    4/27/2005
    205-b                                                                     900,000    4/27/2005
     206      1.30         NAP              5               1st             2,150,000    7/14/2005        60.3%            50.4%
     207      1.37         NAP              5               1st             2,100,000    6/30/2005        61.7%            52.2%
     208      1.39         NAP              0               1st             2,120,000    9/13/2005        58.9%            49.7%
------------------------------------------------------------------------------------------------------------------------------------
     209      2.40         NAP              5               1st             2,800,000    8/19/2005        42.8%            35.9%
     210      1.46         NAP              0               1st             1,650,000    8/29/2005        69.6%            54.6%
     211      1.39         NAP              5               1st             1,810,000    6/29/2005        63.3%            53.5%
     212      4.56         NAP              5               1st            10,070,000    7/29/2005         9.5%            0.2%

     ID   ADDRESS                                                     CITY
-------------------------------------------------------------------------------------------------

      1   11461 West 95th Street                                      Overland Park
      2   495 S. Grand Central Parkway                                Las Vegas
      3   Various                                                     Various
     3-a  3300 W. Sahara Avenue                                       Las Vegas
     3-b  1022 Hingham Street                                         Rockland
-------------------------------------------------------------------------------------------------
     3-c  2 Concord Farms                                             Concord
     3-d  3 Concord Farms                                             Concord
     3-e  300 Friberg Parkway                                         Westborough
     3-f  4 Concord Farms                                             Concord
     3-g  6 Concord Farms                                             Concord
-------------------------------------------------------------------------------------------------
     3-h  5 Concord Farms                                             Concord
     3-i  355 Wood Road                                               Braintree
     3-j  101 Philip Drive                                            Norwell
      4   10 Huntington Avenue                                        Boston
      5   25 Main Street                                              Westlake
-------------------------------------------------------------------------------------------------
      6   SEC Scottsdale Road & Frank Lloyd Wright Blvd.              Scottsdale
      7   13800-13955 Metrotech Drive                                 Chantilly
      8   35055 Muirwood Drive                                        Farmington Hills
      9   6301 University Avenue                                      Cedar Falls
     10   1131 SW  Skamania Lodge Way                                 Stevenson
-------------------------------------------------------------------------------------------------
     11   2001 Marcus Avenue                                          Lake Success (New Hyde Park)
     12   111 East Ocean Boulevard                                    Long Beach
     13   9550-9690 US Highway 19                                     Port Richey
     14   1660 West 2nd Street                                        Cleveland
     15   80 West Red Oak Lane                                        White Plains
-------------------------------------------------------------------------------------------------
     16   1001 Ross Avenue                                            Dallas
     17   2400 North Federal Highway                                  Fort Lauderdale
     18   3801 Kennett Pike                                           Christiana
     19   13409 and 13527/35 Orden Drive                              Santa Fe Springs
     20   400 South 600 East                                          Salt Lake City
-------------------------------------------------------------------------------------------------
     21   3202 E. Greenway Road                                       Phoenix
     22   9801 Airport Boulevard                                      Los Angeles
     23   9851 - 9891 Waterstone Blvd                                 Cincinnati
     24   100 Hawley Lane                                             Trumbull
     25   1744 North Westwood Avenue                                  Toledo
-------------------------------------------------------------------------------------------------
     26   2723 South State Street                                     Ann Arbor
     27   49 East 52nd Street                                         New York
     28   5601 112th Street East                                      Puyallup
     29   9755 Ridge Drive                                            Lenexa
     30   27489 Parkview Blvd.                                        Warren
-------------------------------------------------------------------------------------------------
     31   12375 SW 18th Street                                        Miami
     32   3254-3288 Pierce Street                                     Richmond
     33   807 South Main Street                                       Normal
     34   3751 Appian Way                                             Lexington
     35   6075-6211 Gender Road                                       Canal Winchester
-------------------------------------------------------------------------------------------------
     36   1503 N. Hayden Island Dr.                                   Portland
     37   100-900 Tennant Avenue                                      Morgan Hill
     38   6 Sussex Drive                                              Newark
     39   5020 Sam Houston Avenue                                     Huntsville
     40   850 and 890 Renz Lane and 7011, 7111, 7171, 7181 and 7201   Gilroy
          Camino Arroyo
-------------------------------------------------------------------------------------------------
     41   Edgewood Drive                                              Provo
     42   400 45th Street                                             Seattle
     43   5530 Windward Parkway                                       Alpharetta
     44   A-1 Bentley Road                                            Eastampton
     45   500 South Park Ridge Road                                   Bloomington
-------------------------------------------------------------------------------------------------
     46   16300 Sand Canyon Avenue                                    Irvine
     47   1101 Flagstone Lane                                         Indian Trail
     48   1000 Valley River Way                                       Eugene
     49   2101-2151 North Collins Street                              Arlington
     50   4555 State Highway 6                                        Sugar Land
-------------------------------------------------------------------------------------------------
     51   2400 Old Lincoln Highway                                    Trevose
     52   S.R. 91 and Eastwood Avenue                                 Tallmadge
     53   1645, 1685, 1688, 1727, and 1730 Conestoga St.              Boulder
     54   3701 Rolling Road                                           Randallstown
     55   Various                                                     Various
-------------------------------------------------------------------------------------------------
    55-a  3120 Chari Drive                                            Flint
    55-b  3101 N. River Road                                          Sodus
    55-c  1696 143rd Avenue                                           Dorr
     56   1720 Epps Bridge Road                                       Athens
     57   25 Greenwood Lane                                           Springboro
-------------------------------------------------------------------------------------------------
     58   2150 East Wooster Street                                    Bowling Green
     59   155 Holiday Drive                                           Wilmington
     60   60 Troy Town Drive                                          Troy
     61   1255 West Washington Street                                 Tempe
     62   5111 Commerce Crossings Drive                               Louisville
-------------------------------------------------------------------------------------------------
     63   1 Black Hawk Circle                                         Downingtown Borough
     64   300 Valley Green Park                                       Jordan
     65   7700-7720 Hubble Drive                                      Greenbelt
     66   440 N. Mountain Avenue                                      Upland
     67   400 N. Mountain Avenue                                      Upland
-------------------------------------------------------------------------------------------------
     68   450 N. Mountain Avenue                                      Upland
     69   4500 Broadway Boulevard                                     Monroeville
     70   5111 Greenville Avenue                                      Dallas
     71   37 North Maple Avenue                                       Marlton
     72   9330 Broadway                                               Pearland
-------------------------------------------------------------------------------------------------
     73   2300 West Mercury Boulevard                                 Hampton
     74   1500 Hickory Avenue                                         Torrance
     75   915 Cedartree Lane                                          Claymont
     76   29A Lakeview Terrace                                        Eatontown
     77   2250-2600 Dixie Highway                                     Hamilton
-------------------------------------------------------------------------------------------------
     78   3060 East Bridge St.                                        Brighton
     79   9219 North 56th Street                                      Temple Terrace
     80   401-407 S. Pitney Road                                      Galloway
     81   6925 Union Park Center                                      Midvale
     82   1613 SW 49th Street                                         Corvallis
-------------------------------------------------------------------------------------------------
     83   19600 S. Alameda Street                                     Rancho Dominguez
     84   Various                                                     Brentwood
    84-a  345-350 Towncentre Terrace                                  Brentwood
    84-b  2201 Balfour Road                                           Brentwood
     85   15900 West 127th Street                                     Lemont
-------------------------------------------------------------------------------------------------
     86   2050 Martin Avenue                                          Santa Clara
     87   10715 Colesville Road                                       Silver Spring
     88   901 South West End Boulevard                                Quakertown
     89   5032 SW Technology Loop                                     Corvallis
     90   4550 SW Murray Blvd.                                        Beaverton
-------------------------------------------------------------------------------------------------
     91   Various                                                     Kansas City
    91-a  209 Eldridge Cleaver II Boulevard                           Kansas City
    91-b  4406 - 4418 Pennsylvania                                    Kansas City
    91-c  4545 Main                                                   Kansas City
    91-d  4033 Oak Street                                             Kansas City
-------------------------------------------------------------------------------------------------
    91-e  4400 Jarboe                                                 Kansas City
    91-f  4505 Jarboe                                                 Kansas City
     92   11018 St. Augustine Road                                    Jacksonville
     93   3850 Royal Avenue                                           Simi Valley
     94   606 Taywood Road                                            Englewood
-------------------------------------------------------------------------------------------------
     95   5153, 5159, 5165 Commercial Circle                          Concord
     96   459 Smith Street                                            Brooklyn
     97   28381 Vincent Moraga Drive                                  Temecula
     98   6000-6010 W. Cheyenne Avenue                                Las Vegas
     99   1010 and 1110 Hillsboro Road                                Franklin
-------------------------------------------------------------------------------------------------
     100  10401 North Cave Creek Rd                                   Phoenix
     101  6830 E N Ave                                                Kalamazoo
     102  3 Old Quarry Road                                           Bernardsville
     103  736 Warrenton Road                                          Fredericksburg
     104  11331-11379 Tara Boulevard                                  Lovejoy
-------------------------------------------------------------------------------------------------
     105  77 Quaker Meeting House Road                                Sandwich
     106  3210 South Wilmington Street                                Raleigh
     107  220 Remington Boulevard                                     Bollingbrook
     108  519 Summit Street                                           Lebanon
     109  7608 South LaCrosse Ave                                     Burbank
-------------------------------------------------------------------------------------------------
     110  1314-1328 McDermott Drive                                   Allen
     111  2311 West 16th Avenue                                       Spokane
     112  15431-15441 Devonshire Street                               Mission Hills
     113  2101 W. Wadley Ave.                                         Midland
     114  400 Sibley Street and 225 6th Street East                   St. Paul
-------------------------------------------------------------------------------------------------
     115  12501 Flatlands Avenue                                      Brooklyn
     116  2300 Nesconset Highway                                      Stony Brook
     117  4707 12th Avenue NE                                         Seattle
     118  525 Berlin-Cross Keys Road                                  Winslow Township
     119  5741-5763 Stevenson Boulevard                               Newark
-------------------------------------------------------------------------------------------------
     120  50750-50990 Romeo Plank Road                                Macomb
     121  129a Sterling Street                                        Beacon
     122  3709 Old Court Road                                         Pikesville
     123  3630 Valley Terrace                                         Randallstown
     124  370 Munson Ave                                              Morrisville
-------------------------------------------------------------------------------------------------
     125  1125 Southhaven                                             Mankato
     126  857 Memorial Drive                                          Saint Johnsbury
     127  106 Chestnut Street                                         Cherry Hill
     128  2710 Nueces Street                                          Austin
     129  22 Indianapolis Blvd.                                       Schererville
-------------------------------------------------------------------------------------------------
     130  6125 Lake Worth Road                                        Greenacres
     131  6999 Oxford Street                                          St. Louis Park
     132  77928 & 77962 Palapas Road, 77851 & 77885 Las Montanas Road Palm Desert
     133  14505 NE 20th Avenue                                        Vancouver
     134  20924 Frederick Road                                        Germantown
-------------------------------------------------------------------------------------------------
     135  28940 Lancaster St.                                         Livonia
     136  722 UW Highway 74 Business                                  Rockingham
     137  Various                                                     Various
    137-a Linden Avenue and West Street                               Elmwood Park
    137-b 500 Alma Terrace                                            Teaneck
-------------------------------------------------------------------------------------------------
     138  8992 Preston Road                                           Frisco
     139  24900 Kennedy Ridge Road                                    North Olmsted
     140  701 East Trade Street                                       Charlotte
     141  8267-8285 West Lake Pleasant Parkway                        Peoria
     142  73-5562 Lawehana Street                                     Kailua-Kona
-------------------------------------------------------------------------------------------------
     143  431 St. James Avenue                                        Goose Creek
     144  205 N. Belle Mead Road                                      East Setauket
     145  39 West 7200 South and 7210 State Street                    Salt Lake City
     146  1188 Padre Drive                                            Salinas
     147  831 Latour Court                                            Napa
-------------------------------------------------------------------------------------------------
     148  7833 Ventura Canyon Avenue                                  Van Nuys
     149  2034 Fillmore Street                                        San Francisco
     150  3100 Highway 31 East                                        Tyler
     151  6100 Channingway BLVD                                       Columbus
     152  7499 W. Bethany Home Road                                   Glendale
-------------------------------------------------------------------------------------------------
     153  565 Sinclair Road                                           Milpitas
     154  105 E. Ridgewood Avenue                                     Pleasantville
     155  3705 Artesia Boulevard                                      Torrance
     156  1690-1696 Arden Way                                         Sacramento
     157  3521 E. Tudor Rd.                                           Anchorage
-------------------------------------------------------------------------------------------------
     158  1090 Leisure Town Road                                      Vacaville
     159  21114 - 21118 Pioneer Boulevard & 11840 Centralia Street    Lakewood
     160  125 Greenwich Avenue                                        Greenwich
     161  2975 Pinole Valley Road                                     Pinole
     162  5000 S. Marion Road                                         Sioux Falls
-------------------------------------------------------------------------------------------------
     163  2565-2595 W. Florida Avenue                                 Hemet
     164  5955 Granite Lake Drive and 8483 Douglas Plaza              Granite Bay
     165  711 North First Street                                      Eldridge
     166  701 Main Street SE                                          Los Lunas
     167  13020 Kornblum Avenue                                       Hawthorne
-------------------------------------------------------------------------------------------------
     168  3510 E Bell Road                                            Phoenix
     169  7101 Cottage Hill Road                                      Mobile
     170  815 Nicollet Mall                                           Minneapolis
     171  21 Di Pilla Drive                                           Thorofare
     172  2851 North Cobb Parkway                                     Kennesaw
-------------------------------------------------------------------------------------------------
     173  8619 Broadway                                               Pearland
     174  175 Rivers Edge Drive                                       Milford
     175  413 N. Warwick Road                                         Somerdale
     176  2525 W. Florida Ave. (SWC Florida Avenue & Kirby Street)    Hemet
     177  Various                                                     Various
-------------------------------------------------------------------------------------------------
    177-a 45 S. Main Street                                           West Hartford
    177-b 553 Farmington Avenue                                       Hartford
     178  11700 Enterprise                                            Auburn
     179  31200 Pinetree Road                                         Pepper Pike
     180  600 Redmond Road NW                                         Rome
-------------------------------------------------------------------------------------------------
     181  14001-14007 St Francis Boulevard NW                         Ramsey
     182  4140-4160 W. Ft. George Wright Drive                        Spokane
     183  202 South Main Street                                       Rushville
     184  25 and 87 Del Mar Drive                                     Brookfield
     185  415 South Occidental Avenue                                 Los Angeles
-------------------------------------------------------------------------------------------------
     186  1399 Montego                                                Walnut Creek
     187  901 Egg Harbor Rd                                           Lindenwold
     188  1802 Santo Domingo Avenue                                   Duarte
     189  1962 Barranca Parkway                                       Irvine
     190  411 Annex Avenue                                            Nashville
-------------------------------------------------------------------------------------------------
     191  6543-57 Greene Street                                       Philadelphia
     192  1086-1100 N .State Road 267                                 Avon
     193  110-120 Town Center Parkway                                 Santee
     194  4133 W Patrick Lane                                         Las Vegas
     195  4510 Trail Boss Drive                                       Castle Rock
-------------------------------------------------------------------------------------------------
     196  140 NW California Boulevard                                 Port Saint Lucie
     197  1320 South West End Boulevard                               Quakertown
     198  2545 W. Florida Ave.                                        Hemet
     199  135 Old Colony Ave                                          Boston
     200  5708 Upper 147th Street                                     Apple Valley
-------------------------------------------------------------------------------------------------
     201  7050 Mineral Point Road                                     Madison
     202  7275 West Lake Sammamish Parkway                            Redmond
     203  1401 and 1405 West 178th Street                             Gardena
     204  13000 IH-35 North                                           Austin
     205  Various                                                     Haverhill
-------------------------------------------------------------------------------------------------
    205-a 62-70 Wingate Street                                        Haverhill
    205-b                          355-359 Main Street Haverhill
     206                           3030 Olcott Street Santa Clara
     207                        1300 South 320th Street Federal Way
     208                             4890 Geneva Street Denver
-------------------------------------------------------------------------------------------------
     209  321 12th Street                                             Manhattan Beach
     210  3501 50th Street                                            Lubbock
     211  4820 Adohr Lane                                             Camarillo
     212  15820 South Harlan                                          Lathrop

                                                                                                 NET    UNITS
                                         YEAR                YEAR                  RENTABLE AREA SF/      OF
     ID      STATE    ZIP CODE           BUILT            RENOVATED            UNITS/ROOMS/BEDS/PADS   MEASURE
------------------------------------------------------------------------------------------------------------------

      1       KS        66214            1974                2001                          1,562,863    Sq Ft
      2       NV        89106            2005                                              1,091,878    Sq Ft
      3     Various    Various          Various            Various                           796,507     Sq Ft
     3-a      NV        89102            1986                                                213,144     Sq Ft
     3-b      MA        02370            1986                1993                            125,366     Sq Ft
------------------------------------------------------------------------------------------------------------------
     3-c      MA        01742            2001                                                 58,800    Sq Ft
     3-d      MA        01742            1982                1992                             68,077    Sq Ft
     3-e      MA        01581            1983                1989                             88,000     Sq Ft
     3-f      MA        01742            1985                                                 62,062     Sq Ft
     3-g      MA        01742            1986                                                 60,250     Sq Ft
------------------------------------------------------------------------------------------------------------------
     3-h      MA        01742            1980                                                 44,600    Sq Ft
     3-i      MA        02184            1987                                                 43,708    Sq Ft
     3-j      MA        02061            1986                1994                             32,500     Sq Ft
      4       MA        02116            1983             1999-2004                              803     Rooms
      5       OH        44145            2005                                                618,817     Sq Ft
------------------------------------------------------------------------------------------------------------------
      6       AZ        85254          1999-2005                                             433,707    Sq Ft
      7       VA        20151            1991                                                384,018    Sq Ft
      8       MI        48335          1976-1986                                               1,272     Units
      9       IA        50613            1969                2002                            405,908     Sq Ft
     10       WA        98648          1991-1992          2001-2002                              254     Rooms
------------------------------------------------------------------------------------------------------------------
     11       NY        11042            1978                                                212,990    Sq Ft
     12       CA        90802            1986                2005                                373    Rooms
     13       FL        34668            1985                2005                            335,766     Sq Ft
     14       OH        44114            1990                                                320,870     Sq Ft
     15       NY        10604            1977                2005                                347     Rooms
------------------------------------------------------------------------------------------------------------------
     16       TX        75202            2004                                                    204    Units
     17       FL        33305            1960            1989 / 2000                         155,771    Sq Ft
     18       DE        19807         1962 / 1980                                            133,289     Sq Ft
     19       CA        90670          2003-2004                                             489,615     Sq Ft
     20       UT        84102            1995                                                 71,441    Sq Ft
------------------------------------------------------------------------------------------------------------------
     21       AZ        85032          1988-1993                                             205,848     Sq Ft
     22       CA        90045            1990                2004                                221     Rooms
     23       OH        45249          1997-1998                                             153,356     Sq Ft
     24       CT        06611            1971                2005                            214,961    Sq Ft
     25       OH        43606            2005                                                    550     Beds
------------------------------------------------------------------------------------------------------------------
     26       MI        48104            2004                                                129,948     Sq Ft
     27       NY        10022            1903                1996                             56,338     Sq Ft
     28       WA        98375            1995                                                    300     Units
     29       KS        66219            2004                                                142,679    Sq Ft
     30       MI        48092          1969-1973                                                 544    Units
------------------------------------------------------------------------------------------------------------------
     31       FL        33175            1991                                                    189     Units
     32       CA        94804            1970             1997-1998                          108,445     Sq Ft
     33       IL        61761            2005                                                    475     Beds
     34       KY        40517            1985                2004                                330     Units
     35       OH        43110            1995                                                135,824     Sq Ft
------------------------------------------------------------------------------------------------------------------
     36       OR        97217          1967-1986          2001-2002                              609     Pads
     37       CA        95037            1981                2004                            196,329    Sq Ft
     38       DE        19713            1969                                                    297     Units
     39       TX        77430            2005                                                    532     Beds
     40       CA        95020          2003-2004                                              87,389     Sq Ft
------------------------------------------------------------------------------------------------------------------
     41       UT        84064            1997                                                182,335    Sq Ft
     42       WA        98105            1966                2005                             73,683    Sq Ft
     43       GA        30004            2005                                                 73,900     Sq Ft
     44       NJ        08060            1961                                                    240     Units
     45       IN        47401            2000                                                    528     Beds
------------------------------------------------------------------------------------------------------------------
     46       CA        92618            1990                                                110,547    Sq Ft
     47       NC        28079            2003                                                    252    Units
     48       OR        97401            1973                2004                                257     Rooms
     49       TX        76011            1987                                                113,673     Sq Ft
     50       TX        77467            2004                                                 97,950    Sq Ft
------------------------------------------------------------------------------------------------------------------
     51       PA        19503            1974                2004                                272    Rooms
     52       OH        44278            1996                                                106,950     Sq Ft
     53       CO        80301            1981                2001                            129,425     Sq Ft
     54       MD        21244            1972                                                    228     Units
     55       MI        49323           Various                                                  452     Pads
------------------------------------------------------------------------------------------------------------------
    55-a      MI        48507            1966                                                    247     Pads
    55-b      MI        49126            1972                                                    159     Pads
    55-c      MI        49323            1970                                                     46     Pads
     56       GA        30606            2000                                                 90,274     Sq Ft
     57       OH        45066            2002                                                     75    Rooms
------------------------------------------------------------------------------------------------------------------
     58       OH        43402            2004                                                     73     Rooms
     59       OH        45517            1997                2000                                 75     Rooms
     60       OH        45373            1998                2005                                 65     Rooms
     61       AZ        85281            1998                                                118,000    Sq Ft
     62       KY        40229            1999                2001                            110,428    Sq Ft
------------------------------------------------------------------------------------------------------------------
     63       PA        19335            1964                                                    202     Units
     64       MN        55352          1970-1971                                                 290     Pads
     65       MD        20706            1994                                                120,000     Sq Ft
     66       CA        91786            1988                                                 44,176    Sq Ft
     67       CA        91786            1987                                                 41,732    Sq Ft
------------------------------------------------------------------------------------------------------------------
     68       CA        91786            1987                                                  9,653     Sq Ft
     69       PA        15146            1990                                                102,129     Sq Ft
     70       TX        75206            1997                                                 50,771    Sq Ft
     71       NJ        08053            1960                                                    171    Units
     72       TX        77584            2001                                                 67,067     Sq Ft
------------------------------------------------------------------------------------------------------------------
     73       VA        23666            1972                2003                            244,147     Sq Ft
     74       CA        90503            1966                2004                                 84     Units
     75       DE        19703            1964                                                    177    Units
     76       NJ        07724            1963                                                    108     Units
     77       OH        45015            1965                1992                            207,202     Sq Ft
------------------------------------------------------------------------------------------------------------------
     78       CO        80601            1971                                                    452     Pads
     79       FL        33617         1957 / 1999        1990 / 2002                          72,773    Sq Ft
     80       NJ        08205            2003                                                 66,840    Sq Ft
     81       UT        84047            1984                                                 82,282     Sq Ft
     82       OR        97333         1996 / 1998                                                220     Units
------------------------------------------------------------------------------------------------------------------
     83       CA        90221            1960                2005                            150,350     Sq Ft
     84       CA        94513           Various                                              106,858    Sq Ft
    84-a      CA        94513     1989 / 1993 / 2000                                          94,637    Sq Ft
    84-b      CA        94513            2005                                                 12,221     Sq Ft
     85       IL        60439            2001                                                 38,882     Sq Ft
------------------------------------------------------------------------------------------------------------------
     86       CA        95050            1978                2005                             83,055     Sq Ft
     87       MD        20901            2005                                                 31,314    Sq Ft
     88       PA        18951            2004                                                 58,339    Sq Ft
     89       OR        97333            1995                                                    208     Units
     90       OR        97005            1969                                                    216     Units
------------------------------------------------------------------------------------------------------------------
     91       MO       Various          Various            Various                               187     Units
    91-a      MO        64112            1950                1990                                 81    Units
    91-b      MO        64111            1966                2001                                 33    Units
    91-c      MO        64111            1924                1990                                 29     Units
    91-d      MO        64111            1960                2003                                 14     Units
------------------------------------------------------------------------------------------------------------------
    91-e      MO        64111            1926                2003                                 18     Units
    91-f      MO        64111            1967                1995                                 12    Units
     92       FL        32257            1987                2000                             63,346    Sq Ft
     93       CA        93063            1984                                                 96,850     Sq Ft
     94       OH        45322            1973                1991                            132,286     Sq Ft
------------------------------------------------------------------------------------------------------------------
     95       CA        94520            2003                                                 92,214     Sq Ft
     96       NY        11231            1971                                                126,800    Sq Ft
     97       CA        92501            1995                                                 99,100     Sq Ft
     98       NV        89108            1982                                                 71,880     Sq Ft
     99       TN        37064   1980, 1996, 2002, 2004, 2005 2003                             24,421     Sq Ft
------------------------------------------------------------------------------------------------------------------
     100      AZ        85020            1963                1993                                332     Pads
     101      MI        49048            1969                1997                                529     Pads
     102      NJ        07924            2001                                                 62,332     Sq Ft
     103      VA        22406            1994                2005                             62,500     Sq Ft
     104      GA        30250            2005                                                 46,700    Sq Ft
------------------------------------------------------------------------------------------------------------------
     105      MA        02563            1991                                                 54,896     Sq Ft
     106      NC        27603            1962                                                 89,663     Sq Ft
     107      IL        60440            1987                                                 79,675     Sq Ft
     108      PA        17042          1968-1972                                                 124    Units
     109      IL        60459            1984                                                 39,204    Sq Ft
------------------------------------------------------------------------------------------------------------------
     110      TX        75013            1998                                                 42,700     Sq Ft
     111      WA        99204            1970                                                    284     Pads
     112      CA        91345            1954                1979                             80,838     Sq Ft
     113      TX        79705            1974                1994                             93,962    Sq Ft
     114      MN        55101            1886                1986                            128,783    Sq Ft
------------------------------------------------------------------------------------------------------------------
     115      NY        11208            1960                2005                             70,867     Sq Ft
     116      NY        11790            1994                1997                             23,867     Sq Ft
     117      WA        98105            2004                                                     98     Units
     118      NJ        08081            1990                                                 40,695    Sq Ft
     119      CA        94560            1978                1995                             30,789    Sq Ft
------------------------------------------------------------------------------------------------------------------
     120      MI        48044            2005                                                 34,615     Sq Ft
     121      NY        12508            1974                                                    144     Units
     122      MD        21208            1972                                                 28,575     Sq Ft
     123      MD        21244            1964                                                    100    Units
     124      VT        05661            1994                                                 53,626    Sq Ft
------------------------------------------------------------------------------------------------------------------
     125      MN        56001            1971                                                    219     Pads
     126      VT        05819            1995                                                 44,800     Sq Ft
     127      NJ        08002            1960                                                     89    Units
     128      TX        78705            1986                2003                                 40    Units
     129      IN        46375            2003                                                 15,120     Sq Ft
------------------------------------------------------------------------------------------------------------------
     130      FL        33167            1981                1997                             52,685     Sq Ft
     131      MN        55426            1969                1989                            110,333    Sq Ft
     132      CA        92211            2004                                                 39,650    Sq Ft
     133      WA        98686            1998                                                     90     Units
     134      MD        20876            1996                                                 26,137     Sq Ft
------------------------------------------------------------------------------------------------------------------
     135      MI        48154            1965                                                    152     Units
     136      NC        28379            2005                                                 41,000    Sq Ft
     137      NJ        07666           Various                                                   57     Units
    137-a     NJ        07407            1947                                                     32     Units
    137-b     NJ        07666            1942                                                     25     Units
------------------------------------------------------------------------------------------------------------------
     138      TX        75034            1994                                                 24,348    Sq Ft
     139      OH        44070            2004                                                     40    Units
     140      NC        28202            1968                1990                             23,987     Sq Ft
     141      AZ        85382            2004                                                 31,351     Sq Ft
     142      HI        96740            1988                                                 33,824     Sq Ft
------------------------------------------------------------------------------------------------------------------
     143      SC        29445            1992                                                 67,683    Sq Ft
     144      NY        11733            1995                                                 33,190    Sq Ft
     145      UT        84047          1976-1978        1998-1999 / 2003                     105,186     Sq Ft
     146      CA        93901            1981                2003                             27,903     Sq Ft
     147      CA        94558            1987                                                 37,620     Sq Ft
------------------------------------------------------------------------------------------------------------------
     148      CA        91405            1986                2004                                 62    Units
     149      CA        94115            1900            1900 / 1983                          11,100    Sq Ft
     150      TX        75702            1970             2002-2004                              152     Units
     151      OH        43232            1974             1999-2000                           93,915     Sq Ft
     152      AZ        85303            2005                                                 13,824     Sq Ft
------------------------------------------------------------------------------------------------------------------
     153      CA        95035            1983                                                120,965    Sq Ft
     154      NJ        08232            1989                                                     46    Units
     155      CA        90504            1961                                                     44     Units
     156      CA        95815            1970s               1998                             39,900     Sq Ft
     157      AK        99507            1998                                                 37,921     Sq Ft
------------------------------------------------------------------------------------------------------------------
     158      CA        95687            1986                                                 66,000    Sq Ft
     159      CA        90715            1972                2004                                 64    Units
     160      CT        06830            1917            1968 / 1982                          17,015     Sq Ft
     161      CA        94564            1988                                                 62,246     Sq Ft
     162      SD        57106            2004                                                 30,540     Sq Ft
------------------------------------------------------------------------------------------------------------------
     163      CA        92545            2005                                                 15,232    Sq Ft
     164      CA        95746            2005                                                 15,905    Sq Ft
     165      IA        52748            2001                                                     84     Units
     166      NM        87031            1972                1999                             57,836     Sq Ft
     167      CA        90250            1963                                                     57     Units
------------------------------------------------------------------------------------------------------------------
     168      AZ        85032         1986 / 1996                                             24,307    Sq Ft
     169      AL        36695            2003                                                 13,813     Sq Ft
     170      MN        55402            1914                1999                             14,206     Sq Ft
     171      NJ        08086            1977                                                     40     Units
     172      GA        30152            2003                                                 15,100    Sq Ft
------------------------------------------------------------------------------------------------------------------
     173      TX        77584            2003                                                 19,589    Sq Ft
     174      OH        45150            2002                                                 23,000     Sq Ft
     175      NJ        08083            1962                                                     70     Units
     176      CA        92545            2005                                                 20,000     Sq Ft
     177      CT       Various          Various                                               31,398    Sq Ft
------------------------------------------------------------------------------------------------------------------
    177-a     CT        06107            1967                2004                             23,739    Sq Ft
    177-b     CT        06105         1900 / 1930                                              7,659     Sq Ft
     178      CA        95603            1987                                                 35,953     Sq Ft
     179      OH        44124            1986                2005                             16,402     Sq Ft
     180      GA        30165            1975                                                    104    Units
------------------------------------------------------------------------------------------------------------------
     181      MN        55303            1988                                                 24,780    Sq Ft
     182      WA        99224            1992                                                     72     Units
     183      IN        46173            1978                2000                             77,156     Sq Ft
     184      CT        06804         1984 / 1986                                             64,700     Sq Ft
     185      CA        90057            1967                                                     54    Units
------------------------------------------------------------------------------------------------------------------
     186      CA        94598            1974                                                 37,682    Sq Ft
     187      NJ        08021            1979                                                 52,643     Sq Ft
     188      CA        91010            1983                                                 45,528     Sq Ft
     189      CA        92606            1978                                                 25,494     Sq Ft
     190      TN        37209            1970                                                     80    Units
------------------------------------------------------------------------------------------------------------------
     191      PA        19119            1990                                                 20,460    Sq Ft
     192      IN        46213            2003                                                 14,400     Sq Ft
     193      CA        92071            2005                                                 12,470     Sq Ft
     194      NV        89118            2005                                                 26,206     Sq Ft
     195      CO        80104            2005                                                 10,800    Sq Ft
------------------------------------------------------------------------------------------------------------------
     196      FL        34986            2005                                                  8,231    Sq Ft
     197      PA        18951            1987                2000                             67,712     Sq Ft
     198      CA        92545            2005                                                 13,500     Sq Ft
     199      MA        02127         1925 / 1989            2002                             26,368     Sq Ft
     200      MN        55124            2005                                                 30,000    Sq Ft
------------------------------------------------------------------------------------------------------------------
     201      WI        53717            1996                                                  9,894    Sq Ft
     202      WA        98052            1985            1999 / 2000                          14,350     Sq Ft
     203      CA        90248            1954                2004                             51,533     Sq Ft
     204      TX        78753             NAP                                                 55,757     Sq Ft
     205      MA       Various          Various            Various                                17    Units
------------------------------------------------------------------------------------------------------------------
    205-a     MA        01832            1900                1989                                 11    Units
    205-b     MA        01830            1967                2004                                  6     Units
     206      CA        95054            1974                2005                             14,644     Sq Ft
     207      WA        98003            1973                                                  7,063     Sq Ft
     208      CO        80238            2005                                                 17,570    Sq Ft
------------------------------------------------------------------------------------------------------------------
     209      CA        90266            1984                                                  8,144    Sq Ft
     210      TX        79413            1983                                                 38,181     Sq Ft
     211      CA        93012            1979                                                 22,276     Sq Ft
     212      CA        95330            1972                                                    167     Pads

             CUT-OFF DATE BALANCE PER NET PREPAYMENT                                     THIRD    THIRD MOST
                  RENTABLE AREA SF/UNITS/ PROVISIONS                               MOST RECENT    RECENT NOI
     ID                ROOMS/BEDS/PADS ($)(# OF PAYMENTS) (7)                           NOI ($)      DATE
----------------------------------------------------------------------------------------------------------------

      1                            176.41 LO(24)/Defeasance(92)/Open(4)             19,342,991    12/31/2003
      2                            206.07 LO(37)/Defeasance(82)/Open(1)
      3                            150.66 LO(24)/Defeasance(94)/Open(2)             11,050,370    12/31/2003
     3-a                           182.97
     3-b                           109.12
----------------------------------------------------------------------------------------------------------------
     3-c                           188.78
     3-d                           163.05
     3-e                           111.93
     3-f                           158.31
     3-g                           162.66
----------------------------------------------------------------------------------------------------------------
     3-h                           154.60
     3-i                           111.54
     3-j                           119.23
      4                        261,519.30 LO(27)/Defeasance(89)/Open(4)             20,647,000    12/31/2003
      5                            161.60 LO(25)/Defeasance(91)/Open(4)
----------------------------------------------------------------------------------------------------------------
      6                            138.10 LO(25)/Defeasance(91)/Open(4)
      7                            132.81 LO(26)/Defeasance(91)/Open(3)              4,178,640    12/31/2002
      8                         35,377.36 LO(26)/Defeasance(90)/Open(4)              6,761,577    12/31/2003
      9                             97.38 LO(36)/Defeasance(80)/Open(4)              4,451,585    12/31/2003
     10                        146,850.39 LO(37)/Defeasance(22)/Open(1)              4,439,563    12/31/2003
----------------------------------------------------------------------------------------------------------------
     11                            173.72 GRTR1% or YM(116)/Open(4)                  3,082,058    12/31/2002
     12                         93,833.78 LO(29)/Defeasance(52)/Open(3)              3,759,674    12/31/2003
     13                            101.84 LO(25)/Defeasance(34)/Open(1)
     14                             95.05 LO(31)/Defeasance(85)/Open(4)              4,844,911    12/31/2002
     15                         86,455.33 LO(29)/Defeasance(52)/Open(3)              4,332,131    12/31/2003
----------------------------------------------------------------------------------------------------------------
     16                        143,627.45 LO(25)/Defeasance(94)/Open(1)
     17                            179.75 LO(26)/Defeasance(93)/Open(1)              2,081,457    12/31/2003
     18                            205.66 LO(43)/Defeasance(75)/Open(2)              2,189,385    12/31/2003
     19                             51.93 LO(35)/Defeasance(81)/Open(4)
     20                            349.94 LO(26)/Defeasance(90)/Open(4)              2,523,412    12/31/2003
----------------------------------------------------------------------------------------------------------------
     21                            120.09 LO(35)/Defeasance(83)/Open(2)
     22                        103,011.70 LO(31)/Defeasance(88)/Open(1)              1,754,588    12/31/2003
     23                            146.24 GRTR1% or YM(116)/Open(4)                  2,175,044    12/31/2003
     24                            101.90 LO(27)/Defeasance(88)/Open(5)              1,244,372    12/31/2003
     25                         38,727.27 LO(30)/Defeasance(86)/Open(4)
----------------------------------------------------------------------------------------------------------------
     26                            162.50 LO(27)/Defeasance(89)/Open(4)
     27                            372.75 LO(26)/Flex(147)/Open(7)                   1,726,727    12/31/2003
     28                         70,000.00 LO(35)/Defeasance(81)/Open(4)              1,299,354    12/31/2003
     29                            135.97 LO(25)/Defeasance(91)/Open(4)
     30                         35,661.76 LO(24)/Defeasance(92)/Open(4)              2,537,718    12/31/2003
----------------------------------------------------------------------------------------------------------------
     31                         97,883.60 LO(25)/Defeasance(93)/Open(2)              1,482,913    12/31/2003
     32                            158.33 LO(25)/Defeasance(154)/Open(1)             1,778,468    12/31/2003
     33                         35,757.68 LO(23)/GRTR1% or YM(34)/Open(3)
     34                         49,696.97 LO(27)/Defeasance(89)/Open(4)              1,125,362    12/31/2003
     35                            113.75 LO(35)/Defeasance(82)/Open(3)              1,240,847    12/31/2003
----------------------------------------------------------------------------------------------------------------
     36                         24,729.06 LO(24)/Defeasance(92)/Open(4)              1,599,425    12/31/2003
     37                             76.40 LO(25)/Defeasance(91)/Open(4)              1,185,819    12/31/2003
     38                         49,292.93 LO(29)/Defeasance(150)/Open(1)             1,148,480    12/31/2003
     39                         27,443.61 LO(23)/GRTR1% or YM(34)/Open(3)
     40                            164.78 LO(12)/GRTR1% or YM(46)/Open(2)
----------------------------------------------------------------------------------------------------------------
     41                             77.77 LO(25)/Defeasance(91)/Open(4)                809,474    12/31/2003
     42                            190.00 LO(30)/Defeasance(89)/Open(1)
     43                            189.25 LO(25)/Defeasance(91)/Open(4)
     44                         56,000.00 LO(30)/Defeasance(149)/Open(1)             1,214,842    12/31/2003
     45                         25,407.39 LO(23)/GRTR1% or YM(34)/Open(3)            1,503,288    12/31/2003
----------------------------------------------------------------------------------------------------------------
     46                            117.60 LO(34)/Defeasance(82)/Open(4)              1,650,560    12/31/2003
     47                         50,992.06 LO(27)/Defeasance(53)/Open(4)
     48                         49,377.43 LO(31)/Defeasance(88)/Open(1)              1,529,205    12/31/2003
     49                            109.08 GRTR1% or YM(116)/Open(4)                  1,214,448    12/31/2003
     50                            122.38 LO(26)/Defeasance(90)/Open(4)                865,107    12/31/2003
----------------------------------------------------------------------------------------------------------------
     51                         44,051.47 LO(25)/Flex(94)/Open(1)                    1,141,900    12/31/2003
     52                            112.03 LO(26)/Defeasance(90)/Open(4)              1,136,059    12/31/2002
     53                             91.95 LO(35)/Flex(82)/Open(3)
     54                         51,578.95 LO(29)/Defeasance(150)/Open(1)               781,826    12/31/2003
     55                         25,884.96 LO(35)/Defeasance(81)/Open(4)              1,433,854    12/31/2003
----------------------------------------------------------------------------------------------------------------
    55-a                        26,437.25                                              861,608    12/31/2003
    55-b                        25,471.70                                              448,936    12/31/2003
    55-c                        24,347.83                                              123,311    12/31/2003
     56                            127.39 LO(25)/Defeasance(91)/Open(4)              1,039,849    12/31/2003
     57                         38,109.52 LO(26)/Defeasance(90)/Open(4)                552,158    12/31/2003
----------------------------------------------------------------------------------------------------------------
     58                         38,109.52 LO(26)/Defeasance(90)/Open(4)
     59                         38,109.52 LO(26)/Defeasance(90)/Open(4)                413,841    12/31/2003
     60                         38,109.52 LO(26)/Defeasance(90)/Open(4)                301,956    12/31/2003
     61                             92.18 LO(26)/GRTR1% or YM(90)/Open(4)            1,260,936    12/31/2003
     62                             92.37 LO(26)/Defeasance(90)/Open(4)                554,534    12/31/2003
----------------------------------------------------------------------------------------------------------------
     63                         49,943.92 LO(25)/Defeasance(91)/Open(4)                944,910    12/31/2002
     64                         34,482.76 LO(35)/Defeasance(81)/Open(4)                806,967    12/31/2003
     65                             82.92 LO(25)/Defeasance(91)/Open(4)              1,778,594    12/31/2003
     66                            103.91 LO(35)/Defeasance(81)/Open(4)                443,215    12/31/2003
     67                            103.91 LO(35)/Defeasance(81)/Open(4)                399,403    12/31/2003
----------------------------------------------------------------------------------------------------------------
     68                            103.91 LO(35)/Defeasance(81)/Open(4)                 49,161    12/31/2003
     69                             96.35 LO(24)/Defeasance(154)/Open(2)
     70                            193.02 LO(25)/Defeasance(93)/Open(2)                738,043    12/31/2002
     71                         55,251.46 LO(30)/Defeasance(149)/Open(1)               758,725    12/31/2003
     72                            139.74 LO(35)/Defeasance(81)/Open(4)                976,806    12/31/2003
----------------------------------------------------------------------------------------------------------------
     73                             37.68 LO(25)/Defeasance(151)/Open(4)             1,681,393    12/31/2003
     74                        107,142.86 LO(27)/Defeasance(89)/Open(4)                856,359    12/31/2003
     75                         48,361.58 LO(29)/Defeasance(150)/Open(1)               705,200    12/31/2003
     76                         78,592.59 LO(30)/Defeasance(149)/Open(1)               680,313    12/31/2003
     77                             40.54 LO(35)/Defeasance(83)/Open(2)                805,318    12/31/2003
----------------------------------------------------------------------------------------------------------------
     78                         18,329.65 LO(24)/Defeasance(92)/Open(4)              1,683,266    12/31/2003
     79                            109.93 LO(25)/Defeasance(94)/Open(1)                675,903    12/31/2002
     80                            119.69 LO(24)/Defeasance(95)/Open(1)
     81                             97.23 LO(25)/Defeasance(91)/Open(4)                990,873    12/31/2002
     82                         36,324.50 LO(35)/Flex(81)/Open(4)                      969,532    12/31/2003
----------------------------------------------------------------------------------------------------------------
     83                             53.15 LO(35)/Defeasance(81)/Open(4)
     84                             74.78 LO(35)/Defeasance(83)/Open(2)
    84-a                            59.63
    84-b                           192.07
     85                            198.54 LO(30)/Defeasance(86)/Open(4)                198,494    12/31/2002
----------------------------------------------------------------------------------------------------------------
     86                             92.01 LO(25)/Defeasance(93)/Open(2)                809,198    12/31/2002
     87                            239.51 LO(47)/Defeasance(71)/Open(2)
     88                            128.04 LO(14)/GRTR1% or YM(44)/Open(2)
     89                         35,397.31 LO(35)/Flex(81)/Open(4)                      908,465    12/31/2003
     90                         33,333.33 LO(35)/Flex(83)/Open(2)                      460,940    12/31/2003
----------------------------------------------------------------------------------------------------------------
     91                         38,502.67 LO(26)/Defeasance(87)/Open(7)
    91-a                        40,520.70
    91-b                        42,400.70
    91-c                        29,500.86
    91-d                        42,262.21
----------------------------------------------------------------------------------------------------------------
    91-e                        30,649.61
    91-f                        43,309.25
     92                            113.42 LO(35)/Defeasance(78)/Open(7)                578,776    12/31/2003
     93                             72.28 LO(25)/Defeasance(93)/Open(2)
     94                             51.40 LO(35)/Defeasance(83)/Open(2)
----------------------------------------------------------------------------------------------------------------
     95                             73.47 LO(47)/GRTR1% or YM(129)/Open(4)             147,690    12/31/2003
     96                             51.26 LO(25)/Defeasance(91)/Open(4)
     97                             64.38 LO(27)/Defeasance(89)/Open(4)
     98                             86.95 LO(24)/Defeasance(92)/Open(4)                736,973    12/31/2003
     99                            255.65 LO(49)/GRTR1% or YM(69)/Open(2)
----------------------------------------------------------------------------------------------------------------
     100                        18,750.00 LO(24)/Defeasance(92)/Open(4)                788,383    12/31/2003
     101                        11,705.96 LO(25)/Defeasance(91)/Open(4)                852,768    12/31/2003
     102                            99.31 LO(47)/GRTR1% or YM(69)/Open(4)              378,703    12/31/2003
     103                            97.60 LO(25)/Defeasance(91)/Open(4)                657,905    12/31/2003
     104                           128.48 LO(26)/GRTR1% or YM(87)/Open(7)
----------------------------------------------------------------------------------------------------------------
     105                           109.17 LO(25)/Defeasance(92)/Open(3)                842,931    12/31/2002
     106                            66.59 LO(35)/Defeasance(83)/Open(2)                583,135    12/31/2003
     107                            74.83 LO(35)/Defeasance(83)/Open(2)
     108                        47,741.94 LO(30)/Defeasance(149)/Open(1)               465,253    12/31/2003
     109                           150.17 LO(27)/Defeasance(89)/Open(4)
----------------------------------------------------------------------------------------------------------------
     110                           131.54 LO(13)/GRTR1% or YM(45)/Open(2)              495,085    12/31/2002
     111                        19,454.23 LO(24)/Defeasance(92)/Open(4)                755,454    12/31/2003
     112                            67.90 LO(27)/Defeasance(89)/Open(4)                578,844    12/31/2003
     113                            58.19 LO(27)/Defeasance(89)/Open(4)                547,703    12/31/2003
     114                            42.35 LO(26)/Defeasance(90)/Open(4)                678,480    12/31/2003
----------------------------------------------------------------------------------------------------------------
     115                            73.38 LO(25)/Defeasance(91)/Open(4)
     116                           213.68 LO(35)/Defeasance(81)/Open(4)                386,131    12/31/2003
     117                        51,981.79 LO(47)/GRTR1% or YM(69)/Open(4)
     118                           122.87 LO(24)/Defeasance(95)/Open(1)                489,070    12/31/2002
     119                           162.40 LO(35)/Flex(81)/Open(4)                      346,640    12/31/2003
----------------------------------------------------------------------------------------------------------------
     120                           144.45 LO(24)/Defeasance(212)/Open(4)
     121                        34,647.95 LO(26)/Defeasance(92)/Open(2)
     122                           172.94 LO(25)/Defeasance(93)/Open(2)                417,555    12/31/2003
     123                        48,960.00 LO(29)/GRTR1% or YM(150)/Open(1)             320,337    12/31/2003
     124                            89.22 LO(35)/Defeasance(83)/Open(2)                466,002    12/31/2003
----------------------------------------------------------------------------------------------------------------
     125                        21,461.19 LO(35)/Defeasance(81)/Open(4)                357,426    12/31/2003
     126                           103.24 LO(35)/Defeasance(83)/Open(2)                456,968    12/31/2003
     127                        51,235.96 LO(30)/GRTR1% or YM(149)/Open(1)             393,295    12/31/2003
     128                       113,500.00 LO(26)/Defeasance(93)/Open(1)                398,965    12/31/2003
     129                           294.00 LO(35)/Defeasance(81)/Open(4)                375,000    12/31/2003
----------------------------------------------------------------------------------------------------------------
     130                            83.52 LO(24)/Defeasance(92)/Open(4)                341,350    12/31/2003
     131                            39.11 LO(27)/Defeasance(89)/Open(4)                406,841    12/31/2003
     132                           106.96 LO(35)/Flex(81)/Open(4)
     133                        46,014.15 LO(35)/Defeasance(81)/Open(4)                438,096    12/31/2003
     134                           157.82 LO(24)/Defeasance(95)/Open(1)                364,920    12/31/2003
----------------------------------------------------------------------------------------------------------------
     135                        26,940.97 LO(25)/Defeasance(91)/Open(4)                570,602    12/31/2003
     136                            97.56 LO(26)/GRTR1% or YM(87)/Open(7)
     137                        70,175.44 LO(35)/Defeasance(83)/Open(2)
    137-a                       73,437.50
    137-b                       66,000.00
----------------------------------------------------------------------------------------------------------------
     138                           164.10 LO(25)/Defeasance(94)/Open(1)                247,369    12/31/2003
     139                        99,782.32 LO(27)/Defeasance(89)/Open(4)
     140                           166.03 LO(29)/Defeasance(87)/Open(4)                490,500    12/31/2003
     141                           126.79 LO(35)/Defeasance(81)/Open(4)
     142                           112.91 LO(35)/Flex(21)/Open(4)                      335,430    12/31/2003
----------------------------------------------------------------------------------------------------------------
     143                            56.14 LO(25)/Defeasance(91)/Open(4)                570,204    12/31/2002
     144                           113.69 LO(27)/Defeasance(91)/Open(2)
     145                            35.23 LO(35)/YM1(6)/Flex(135)/Open(4)              728,333    12/31/2003
     146                           132.31 LO(35)/Flex(81)/Open(4)                      238,769    12/31/2003
     147                            95.69 LO(25)/Flex(91)/Open(4)                      322,550    12/31/2003
----------------------------------------------------------------------------------------------------------------
     148                        56,451.61 LO(26)/Defeasance(90)/Open(4)                303,225    12/31/2003
     149                           310.86 LO(35)/Defeasance(83)/Open(2)                290,600    12/31/2002
     150                        21,686.18 LO(35)/Defeasance(81)/Open(4)                279,734    12/31/2003
     151                            34.82 LO(35)/Defeasance(81)/Open(4)
     152                           231.48 LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------
     153                            26.41 LO(25)/GRTR1% or YM(93)/Open(2)              900,240    12/31/2002
     154                        69,043.48 LO(30)/GRTR1% or YM(149)/Open(1)             217,717    12/31/2003
     155                        71,590.91 LO(26)/Defeasance(90)/Open(4)                289,043    12/31/2003
     156                            77.54 LO(35)/Flex(81)/Open(4)                      352,114    12/31/2003
     157                            81.48 LO(35)/Flex(81)/Open(4)                      356,000    12/31/2003
----------------------------------------------------------------------------------------------------------------
     158                            46.05 LO(35)/Defeasance(83)/Open(2)                397,915    12/31/2003
     159                        46,823.69 LO(26)/Defeasance(90)/Open(4)                234,259    12/31/2003
     160                           176.12 LO(25)/Defeasance(91)/Open(4)                126,324    12/31/2002
     161                            48.06 LO(35)/Flex(83)/Open(2)                      411,216    12/31/2003
     162                            94.52 LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------
     163                           188.54 LO(35)/Flex(81)/Open(4)
     164                           177.44 LO(35)/Flex(83)/Open(2)
     165                        33,264.28 LO(35)/Defeasance(81)/Open(4)                283,231    12/31/2003
     166                            47.46 LO(27)/Defeasance(89)/Open(4)                 18,182    12/31/2002
     167                        47,368.42 LO(25)/Defeasance(91)/Open(4)                256,596    12/31/2003
----------------------------------------------------------------------------------------------------------------
     168                           110.89 LO(35)/YM1(8)/Flex(73)/Open(4)               197,928    12/31/2003
     169                           195.07 LO(35)/GRTR1% or YM(83)/Open(2)
     170                           189.46 LO(35)/Defeasance(81)/Open(4)                276,078    12/31/2003
     171                        66,250.00 LO(30)/GRTR1% or YM(149)/Open(1)             215,053    12/31/2003
     172                           172.72 LO(25)/Defeasance(94)/Open(1)
----------------------------------------------------------------------------------------------------------------
     173                           129.77 LO(35)/Flex(45)/Open(4)
     174                           108.70 LO(24)/Defeasance(92)/Open(4)                114,345    12/31/2003
     175                        35,571.43 LO(30)/GRTR1% or YM(149)/Open(1)             174,925    12/31/2003
     176                           122.50 LO(35)/Flex(81)/Open(4)
     177                            78.03 LO(25)/Defeasance(94)/Open(1)
----------------------------------------------------------------------------------------------------------------
    177-a                           80.04
    177-b                           71.81
     178                            67.94 LO(35)/Defeasance(83)/Open(2)                310,528    12/31/2003
     179                           142.67 LO(27)/Defeasance(206)/Open(7)               184,245    12/31/2003
     180                        21,321.53 LO(26)/Defeasance(90)/Open(4)                238,868    12/31/2003
----------------------------------------------------------------------------------------------------------------
     181                            88.60 LO(35)/Defeasance(81)/Open(4)                231,275    12/31/2003
     182                        30,416.81 LO(35)/Flex(83)/Open(2)                      194,309    12/31/2003
     183                            28.19 LO(25)/Defeasance(91)/Open(4)                255,663    12/31/2003
     184                            33.23 LO(25)/Flex(90)/Open(5)                      282,575    12/31/2003
     185                        38,888.89 LO(26)/Defeasance(90)/Open(4)                219,387    12/31/2002
----------------------------------------------------------------------------------------------------------------
     186                            55.54 LO(35)/Defeasance(144)/Open(1)               443,984    12/31/2003
     187                            38.94 LO(24)/Flex(91)/Open(5)                      164,551    12/31/2003
     188                            44.94 LO(35)/Defeasance(81)/Open(4)
     189                            80.24 LO(35)/Flex(81)/Open(4)                      226,997    12/31/2002
     190                        24,972.43 LO(25)/Defeasance(91)/Open(4)                307,261    12/31/2002
----------------------------------------------------------------------------------------------------------------
     191                            97.56 LO(26)/GRTR1% or YM(92)/Open(2)              106,495    12/31/2002
     192                           138.61 LO(26)/GRTR1% or YM(92)/Open(2)
     193                           159.66 LO(35)/Flex(78)/Open(7)
     194                            74.41 LO(24)/Defeasance(94)/Open(2)
     195                           180.36 GRTR1% or YM(118)/Open(2)
----------------------------------------------------------------------------------------------------------------
     196                           235.86 LO(26)/GRTR1% or YM(212)/Open(2)
     197                            27.32 LO(25)/Flex(90)/Open(5)                      138,398    12/31/2003
     198                           122.22 LO(35)/Flex(81)/Open(4)
     199                            60.68 LO(25)/Flex(90)/Open(5)                      188,335    12/31/2003
     200                            53.17 LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------
     201                           156.66 LO(24)/Defeasance(92)/Open(4)
     202                           104.42 GRTR1% or YM(118)/Open(2)                    235,334    12/31/2002
     203                            29.05 LO(35)/Defeasance(81)/Open(4)                147,166    12/31/2002
     204                            26.25 LO(47)/GRTR1% or YM(69)/Open(4)
     205                        81,083.93 LO(25)/Defeasance(94)/Open(1)                173,683    12/31/2002
----------------------------------------------------------------------------------------------------------------
    205-a                       71,645.50
    205-b                       98,387.71
     206                            88.59 LO(35)/Flex(83)/Open(2)
     207                           183.50 LO(35)/Defeasance(81)/Open(4)
     208                            71.07 LO(25)/Defeasance(94)/Open(1)
----------------------------------------------------------------------------------------------------------------
     209                           147.19 LO(35)/Flex(81)/Open(4)                      193,321    12/31/2003
     210                            30.08 LO(25)/Defeasance(93)/Open(2)
     211                            51.47 LO(35)/Flex(81)/Open(4)
     212                         5,735.01 LO(35)/Flex(81)/Open(4)                      586,226    12/31/2003

                        SECOND   SECOND MOST                  MOST RECENT
                   MOST RECENT    RECENT NOI    MOST RECENT       NOI            UNDERWRITTEN     UNDERWRITTEN     UNDERWRITTEN
     ID                 NOI ($)      DATE            NOI ($)      DATE                 NOI ($)          EGI ($)     EXPENSES ($)
-----------------------------------------------------------------------------------------------------------------------------------

      1             19,804,181    12/31/2004     18,930,003    9/30/2005           20,703,593       29,096,634        8,393,041
      2                                                                            24,200,125       31,332,041        7,131,917
      3             13,945,270    12/31/2004     13,905,413    8/31/2005           10,917,632       16,574,715        5,657,082
     3-a
     3-b
-----------------------------------------------------------------------------------------------------------------------------------
     3-c
     3-d
     3-e
     3-f
     3-g
-----------------------------------------------------------------------------------------------------------------------------------
     3-h
     3-i
     3-j
      4             24,078,000    12/31/2004     24,170,000    7/31/2005           26,683,744       83,270,000       56,586,256
      5                                                                             9,037,337       18,986,932        9,949,595
-----------------------------------------------------------------------------------------------------------------------------------
      6                                                                             8,908,906       12,287,129        3,378,223
      7              4,986,792    12/31/2003      5,138,179    12/31/2004           6,224,716        7,895,493        1,670,777
      8              6,286,782    12/31/2004      3,561,777    7/31/2005            6,664,519       11,922,356        5,257,837
      9              3,587,834    9/30/2004       4,781,940    6/30/2005            3,544,794        6,088,719        2,543,925
     10              4,873,685    12/31/2004      5,421,510    9/30/2005            5,233,446       20,199,891       14,966,445
-----------------------------------------------------------------------------------------------------------------------------------
     11              2,769,380    12/31/2003      3,171,429    12/31/2004           3,518,899        7,214,889        3,695,990
     12              4,541,737    12/31/2004      3,785,640     9/9/2005            4,811,056       17,877,277       13,066,221
     13                                                                             3,045,218        4,215,174        1,169,956
     14              4,152,649    12/31/2003      4,019,400    12/31/2004           3,084,704        6,025,159        2,940,455
     15              4,400,694    12/31/2004      3,312,252    8/12/2005            5,267,084       23,975,057       18,707,973
-----------------------------------------------------------------------------------------------------------------------------------
     16                                           1,191,760    8/31/2005            2,094,409        3,493,621        1,399,212
     17              2,283,101    12/31/2004      2,588,951    5/31/2005            2,361,626        3,864,256        1,502,630
     18              2,478,694    12/31/2004      2,593,967    8/31/2005            3,096,038        3,991,199          895,161
     19                                           2,358,888    6/30/2005            2,695,472        3,285,473          590,002
     20              2,630,035    12/31/2004      2,694,953    7/31/2004            2,356,205        2,742,860          386,655
-----------------------------------------------------------------------------------------------------------------------------------
     21              1,992,471    12/31/2004      2,072,850    6/30/2005            2,188,457        3,092,008          903,552
     22              2,564,161    12/31/2004      2,792,766    8/31/2005            3,144,283        9,728,626        6,584,343
     23              2,255,545    12/31/2004      1,992,340    6/30/2005            2,094,144        2,954,640          860,496
     24              1,085,886    12/31/2004      1,358,118    7/31/2005            1,948,090        3,125,433        1,177,343
     25                                                                             2,095,918        3,343,080        1,247,162
-----------------------------------------------------------------------------------------------------------------------------------
     26                                                                             2,177,041        3,545,130        1,368,089
     27              1,798,668    12/31/2004      1,740,414    6/30/2005            2,038,829        3,054,928        1,016,099
     28              1,368,483    12/31/2004      1,864,642    8/31/2005            1,797,322        2,996,292        1,198,970
     29                                                                             1,860,441        3,151,824        1,291,383
     30              2,267,731    12/31/2004      2,279,013    9/30/2005            2,268,482        4,032,241        1,763,759
-----------------------------------------------------------------------------------------------------------------------------------
     31              1,545,091    12/31/2004      1,509,066    6/30/2005            1,519,509        2,297,044          777,535
     32              1,939,390    12/31/2004      1,823,847    6/30/2005            1,633,741        3,561,870        1,928,129
     33                                                                             1,423,675        2,550,183        1,126,508
     34              1,287,884    12/31/2004      1,354,246    7/31/2005            1,399,994        2,214,158          814,164
     35              1,239,538    12/31/2004      1,211,050    6/30/2005            1,425,532        2,044,032          618,500
-----------------------------------------------------------------------------------------------------------------------------------
     36              1,604,710    12/31/2004      1,603,495    9/30/2005            1,648,391        3,376,247        1,727,856
     37              1,314,228    12/31/2004      3,032,345    5/31/2005            2,339,260        3,108,531          769,270
     38                473,227    12/31/2004        980,208    8/31/2005            1,189,106        2,312,219        1,123,112
     39                                                                             1,272,779        2,446,457        1,173,678
     40                                                                             1,706,662        2,408,186          701,524
-----------------------------------------------------------------------------------------------------------------------------------
     41              1,156,517    12/31/2004      1,614,026    7/31/2005            1,619,962        2,890,625        1,270,664
     42                                                                             1,240,996        1,633,605          392,609
     43                                                                             1,336,201        1,713,168          376,967
     44              1,057,024    12/31/2004        968,699    8/31/2005            1,172,659        2,252,371        1,079,712
     45              1,242,800    12/31/2004        871,230    5/30/2005            1,195,380        2,295,462        1,100,082
-----------------------------------------------------------------------------------------------------------------------------------
     46              2,007,779    12/31/2004      2,027,599    5/31/2005            2,031,871        3,727,416        1,695,546
     47                                           1,191,832    7/31/2005            1,296,553        2,094,031          797,478
     48              2,014,613    12/31/2004      2,068,589    8/31/2005            2,257,924       11,469,884        9,211,960
     49              1,128,547    12/31/2004      1,145,467    8/31/2005            1,252,982        1,823,783          570,801
     50                946,306    12/31/2004        908,690    7/31/2005            1,066,623        1,508,636          442,013
-----------------------------------------------------------------------------------------------------------------------------------
     51              1,073,980    12/31/2004      1,780,969    8/31/2005            1,770,853        9,342,719        7,571,866
     52              1,294,691    12/31/2003      1,256,823    12/31/2004           1,199,160        1,623,357          433,197
     53              1,379,286    12/31/2003      1,340,215    12/31/2004           1,191,356        1,550,261          358,904
     54                857,608    12/31/2004        950,198    8/31/2005              994,180        1,842,624          848,444
     55              1,060,642    12/31/2004      1,058,038    3/31/2005            1,033,483        1,677,068          643,585
-----------------------------------------------------------------------------------------------------------------------------------
    55-a               590,033    12/31/2004        578,307    3/31/2005              592,200          961,908          369,708
    55-b               383,524    12/31/2004        382,260    3/31/2005              346,564          546,197          199,633
    55-c                87,084    12/31/2004         97,471    3/31/2005               94,719          168,962           74,244
     56              1,043,040    12/31/2004      1,017,634    7/31/2005            1,017,985        1,241,724          223,739
     57                602,707    12/31/2004        626,376    7/31/2005              599,965        1,594,121          994,156
-----------------------------------------------------------------------------------------------------------------------------------
     58                215,856    12/31/2004        498,799    7/31/2005              441,467        1,270,170          828,703
     59                448,430    12/31/2004        522,284    7/31/2005              430,256        1,343,701          913,445
     60                377,859    12/31/2004        393,519    7/31/2005              336,882        1,170,412          833,530
     61              1,401,436    12/31/2004      1,393,706    9/30/2005            1,246,582        1,817,734          571,152
     62                984,331    12/31/2004        986,316    4/30/2005            1,017,309        1,317,822          300,513
-----------------------------------------------------------------------------------------------------------------------------------
     63                963,030    12/31/2003        876,015    12/31/2004             926,027        1,970,524        1,044,497
     64                854,734    12/31/2004        901,060    6/30/2005              868,792        1,271,695          402,903
     65              1,721,263    12/31/2004      1,174,377    8/31/2005            1,074,655        1,922,718          848,063
     66                476,129    12/31/2004        470,819    8/31/2004              530,602          992,867          462,265
     67                397,412    12/31/2004        428,996    8/31/2005              410,805          851,763          440,958
-----------------------------------------------------------------------------------------------------------------------------------
     68                 53,565    12/31/2004        115,425    9/30/2005              137,768          215,584           77,816
     69                                             211,279    12/31/2004             882,940        1,282,201          399,261
     70                627,504    12/31/2003        845,566    12/31/2004             866,661        1,153,106          286,444
     71                784,673    12/31/2004        734,521    8/31/2005              760,281        1,592,333          832,052
     72                970,984    12/31/2004        965,996    6/30/2005              982,980        1,402,118          419,139
-----------------------------------------------------------------------------------------------------------------------------------
     73              1,742,475    12/31/2004      1,683,379    7/31/2005            1,697,330        2,273,165          575,834
     74                928,126    12/31/2004        883,151    8/31/2005              816,583        1,333,351          516,768
     75                491,807    12/31/2004        587,114    8/31/2005              691,760        1,432,163          740,403
     76                619,404    12/31/2004        633,353    8/31/2005              674,593        1,254,645          580,052
     77                764,188    12/31/2004        884,113    6/30/2005              862,014        1,277,930          415,916
-----------------------------------------------------------------------------------------------------------------------------------
     78              1,691,949    12/31/2004      1,733,779    9/30/2005            1,737,560        2,442,861          705,301
     79                697,328    12/31/2003        711,793    12/31/2004             731,935          986,152          254,217
     80                560,654    12/31/2004        756,740     9/5/2005              663,237          966,305          303,068
     81                885,577    12/31/2003        936,020    12/31/2004             959,979        1,440,519          480,540
     82              1,015,416    12/31/2004      1,023,696    8/31/2005            1,005,160        1,668,315          663,154
-----------------------------------------------------------------------------------------------------------------------------------
     83                                                                               837,404        1,033,155          195,751
     84                567,214     Various          497,006     Various               804,484        1,200,078          395,593
    84-a               567,214    12/31/2004        497,006    7/31/2005              557,969          869,793          311,824
    84-b                                                                              246,516          330,285           83,769
     85                328,436    12/31/2003        374,342    12/31/2004             742,588        1,184,713          442,125
-----------------------------------------------------------------------------------------------------------------------------------
     86                877,648    12/31/2003                                          748,294        1,067,787          319,493
     87                                                                               722,249        1,175,029          452,780
     88                                                                               947,120        1,351,550          404,430
     89                908,670    12/31/2004        891,789    8/31/2005              926,037        1,606,494          680,457
     90                551,523    12/31/2004        594,158    7/31/2005              669,746        1,596,639          926,893
-----------------------------------------------------------------------------------------------------------------------------------
     91                430,088    12/31/2004        496,799    7/31/2005              664,064        1,040,495          376,431
    91-a
    91-b
    91-c
    91-d
-----------------------------------------------------------------------------------------------------------------------------------
    91-e
    91-f
     92                679,906    12/31/2004        676,735     5/1/2005              695,491          944,198          248,707
     93                520,165    12/31/2003        295,777    12/31/2004             676,116          926,628          250,512
     94                                                                               715,728        1,092,395          376,668
-----------------------------------------------------------------------------------------------------------------------------------
     95                549,878    12/31/2004        943,518    7/31/2005              858,659        1,080,373          221,714
     96                                                                               765,004        1,082,922          317,918
     97                                                                               596,958          775,691          178,733
     98                774,134    12/31/2004        780,740    9/30/2005              764,869          978,828          213,959
     99                                                                               588,673          734,473          145,800
-----------------------------------------------------------------------------------------------------------------------------------
     100               835,487    12/31/2004        876,168    6/30/2005              844,114        1,313,841          469,726
     101               849,843    12/31/2004        838,007    6/30/2005              909,703        1,604,576          694,873
     102               516,870    12/31/2004        581,837    9/30/2005              640,031        1,079,407          439,376
     103               592,536    12/31/2004        566,695    7/31/2005              562,711          728,211          165,500
     104                                                                              629,362          796,302          166,940
-----------------------------------------------------------------------------------------------------------------------------------
     105               761,760    12/31/2003        804,043    12/31/2004             694,543          901,306          206,763
     106               553,838    12/31/2004        725,710    9/25/2005              604,939          735,796          130,858
     107               934,722    12/31/2003        668,778    12/31/2004             665,071        1,406,146          741,075
     108               523,919    12/31/2004        471,451    8/31/2005              494,125          915,619          421,494
     109               264,972    12/31/2003        565,048    12/31/2004             556,017        1,176,999          620,983
-----------------------------------------------------------------------------------------------------------------------------------
     110               596,323    12/31/2003        682,253    12/31/2004             669,180        1,012,708          343,528
     111               729,470    12/31/2004        732,991    9/30/2005              727,752        1,204,967          477,215
     112               556,378    12/31/2004        515,677    7/31/2005              552,815          878,442          325,627
     113               534,645    12/31/2004        624,903    5/31/2005              632,967          875,816          242,849
     114               590,734    12/31/2004        585,276    5/31/2005              592,160        1,315,053          722,893
-----------------------------------------------------------------------------------------------------------------------------------
     115               179,095    12/31/2004        414,841    9/30/2005              557,868        1,099,464          541,596
     116               448,988    12/31/2004        467,469    6/27/1905              503,402          727,091          223,689
     117                                            377,533    7/31/2005              434,474          690,043          255,569
     118               431,740    12/31/2003        526,795    12/31/2004             523,951          795,954          272,003
     119               320,077    12/31/2004        513,542    8/31/2005              488,412          630,428          142,016
-----------------------------------------------------------------------------------------------------------------------------------
     120                                                                              503,283          670,277          166,994
     121                                                                            1,145,257        1,718,005          572,748
     122               456,563    12/31/2004        426,369    7/31/2005              536,206          720,728          184,522
     123               234,790    12/31/2004        300,875    8/31/2005              401,759          885,643          483,883
     124               468,660    12/31/2004        477,701    5/31/2005              442,014          611,365          169,351
-----------------------------------------------------------------------------------------------------------------------------------
     125               370,346    12/31/2004        366,584    5/31/2005              374,225          583,841          209,616
     126               457,205    12/31/2004        457,795    5/31/2005              438,380          563,591          125,212
     127               311,599    12/31/2004        311,767    8/31/2005              367,323          878,502          511,179
     128               405,429    12/31/2004        395,208    7/31/2005              370,225          579,600          209,375
     129               375,000    12/31/2004        375,000    12/31/2005             367,538          371,250            3,713
-----------------------------------------------------------------------------------------------------------------------------------
     130               403,006    12/31/2004        474,157    9/30/2005              505,088          734,509          229,421
     131               411,374    12/31/2004        392,276    7/31/2005              430,221          651,907          221,686
     132                                            416,738    8/10/2005              424,383          515,158           90,774
     133               412,096    12/31/2004        404,065    4/30/2005              424,824          729,090          304,265
     134               376,271    12/31/2004        385,732    7/31/2005              355,452          366,445           10,993
-----------------------------------------------------------------------------------------------------------------------------------
     135               536,529    12/31/2004        521,936    6/30/2005              555,490        1,153,036          597,546
     136                                                                              403,083          515,277          112,194
     137                                            386,311     8/1/2005              337,053          571,748          234,695
    137-a
    137-b
-----------------------------------------------------------------------------------------------------------------------------------
     138               209,816    12/31/2004        254,274    8/31/2005              376,744          513,253          136,509
     139                                                                              332,252          516,476          184,224
     140               505,305    12/31/2004        549,961    5/31/2005              475,800          583,006          107,206
     141                                                                              489,894          649,002          159,108
     142               402,938    12/31/2004        421,108    6/30/2005              394,014          546,999          152,985
-----------------------------------------------------------------------------------------------------------------------------------
     143               510,578    12/31/2003        485,777    12/31/2004             384,675          606,289          221,614
     144               466,020    12/31/2004        464,169    3/31/2005              472,150          841,016          368,867
     145               632,445    12/31/2004        659,611    7/31/2005              613,996          838,341          224,345
     146               317,191    12/31/2004        392,291    6/30/2005              400,738          625,710          224,972
     147               319,548    12/31/2004        386,283    8/26/2005              340,414          452,827          112,413
-----------------------------------------------------------------------------------------------------------------------------------
     148               343,371    12/31/2004        306,415    9/30/2005              313,444          583,789          270,345
     149               373,215    12/31/2003        356,263    12/31/2004             307,310          415,387          108,077
     150               345,403    12/31/2004        397,668    7/31/2005              376,972          958,331          581,359
     151               179,449    12/31/2003        285,587    12/31/2004             381,526          857,650          476,124
     152                                                                              373,804          385,365           11,561
-----------------------------------------------------------------------------------------------------------------------------------
     153               986,676    12/31/2003      1,016,400    12/31/2004             659,368          889,072          229,704
     154               162,208    12/31/2004        260,537    8/31/2005              281,168          441,661          160,493
     155               326,940    12/31/2004        272,349    8/31/2005              275,678          467,360          191,682
     156               439,223    12/31/2004        452,120    6/30/2005              406,475          588,647          182,172
     157               351,472    12/31/2004        328,442    4/30/2005              334,336          611,185          276,849
-----------------------------------------------------------------------------------------------------------------------------------
     158               356,035    12/31/2004        348,982    5/31/2005              364,488          605,606          241,118
     159               394,081    12/31/2004        419,949    4/30/2005              359,651          803,928          444,277
     160               331,961    12/31/2003        400,657    12/31/2004             380,891          589,165          208,274
     161               386,131    12/31/2004        415,575    5/31/2005              405,059          652,641          247,583
     162                                                                              301,404          386,879           85,475
-----------------------------------------------------------------------------------------------------------------------------------
     163                                                                              310,742          323,690           12,948
     164                                                                              280,515          358,206           77,691
     165               307,751    12/31/2004        257,869    8/31/2005              251,567          489,468          237,901
     166               298,172    12/31/2003        221,799    12/31/2004             333,706          466,953          133,247
     167               286,545    12/31/2004        270,608    8/31/2005              252,264          507,732          255,468
-----------------------------------------------------------------------------------------------------------------------------------
     168               308,507    12/31/2004        278,936    9/30/2005              307,050          423,501          116,451
     169                                                                              251,781          251,781
     170               287,063    12/31/2004        287,427    7/31/2005              252,524          392,030          139,506
     171               235,839    12/31/2004        211,875    8/31/2005              211,230          357,756          146,526
     172                                                                              269,358          354,991           85,633
-----------------------------------------------------------------------------------------------------------------------------------
     173               131,918    12/31/2004        224,017    6/30/2005              266,343          406,022          139,679
     174               175,529    12/31/2004        184,862    8/31/2005              298,142          459,389          161,247
     175               165,261    12/31/2004        229,332    8/31/2005              220,191          518,259          298,068
     176                                                                              253,413          261,250            7,838
     177               275,379    12/31/2003        275,892    12/31/2004             286,857          598,345          311,488
-----------------------------------------------------------------------------------------------------------------------------------
    177-a
    177-b
     178               359,908    12/31/2004        357,931    7/31/2005              293,422          539,350          245,928
     179               191,949    12/31/2004        186,441    4/30/2005              317,325          454,803          137,478
     180               243,330    12/31/2004        200,062    5/31/2005              206,396          561,528          355,132
-----------------------------------------------------------------------------------------------------------------------------------
     181               225,481    12/31/2004        219,989    6/30/2005              237,428          384,134          146,706
     182               241,478    12/31/2004        244,338    6/30/2005              250,078          485,744          235,667
     183               246,862    12/31/2004        245,687    4/30/2005              260,214          391,063          130,849
     184               233,380    12/31/2004        242,766    5/31/2005              241,544          506,227          264,683
     185               224,023    12/31/2003        236,273    12/31/2004             201,595          425,657          224,062
-----------------------------------------------------------------------------------------------------------------------------------
     186               449,253    12/31/2004        444,726    6/30/2005              386,654          676,934          290,280
     187               210,520    12/31/2004        224,463    7/31/2005              221,507          501,515          280,008
     188                                                                              250,259          369,604          119,345
     189               234,409    12/31/2003        242,054    12/31/2004             215,037          263,428           48,392
     190               262,101    12/31/2003        269,700    12/31/2004             257,983          569,592          311,610
-----------------------------------------------------------------------------------------------------------------------------------
     191               130,677    12/31/2003        173,941    12/31/2004             198,271          272,298           74,027
     192                                                                              202,961          257,366           54,405
     193                                                                              291,656          474,593          182,937
     194                                                                              206,539          243,310           36,771
     195                                                                              227,417          296,078           68,661
-----------------------------------------------------------------------------------------------------------------------------------
     196                                                                              206,908          270,008           63,100
     197               169,736    12/31/2004        194,675    8/31/2005              198,844          429,740          230,897
     198                                                                              176,071          181,517            5,446
     199               179,938    12/31/2004        168,914    5/31/2005              173,086          428,475          255,390
     200                                                                              167,226          258,100           90,874
-----------------------------------------------------------------------------------------------------------------------------------
     201               224,784    12/31/2003        233,310    12/31/2004             201,470          274,217           72,747
     202               225,622    12/31/2003        184,109    12/31/2004             208,844          330,444          121,600
     203               145,256    12/31/2003         90,323    12/31/2004             205,293          260,862           55,569
     204                                                                              121,282          123,129            1,847
     205               174,845    12/31/2003        173,162    12/31/2004             159,242          247,177           87,935
-----------------------------------------------------------------------------------------------------------------------------------
    205-a
    205-b
     206                                                                              132,165          166,320           34,155
     207                                                                              135,515          187,501           51,986
     208                                                                              133,692          183,155           49,463
-----------------------------------------------------------------------------------------------------------------------------------
     209               242,419    12/31/2004        264,767    7/31/2005              211,953          291,304           79,351
     210               104,144    12/31/2003        118,636    12/31/2004             165,262          253,092           87,830
     211               123,520    12/31/2003        123,685    12/31/2004             126,308          165,354           39,045
     212               590,838    12/31/2004        587,186    6/30/2005              575,802        1,212,168          636,366

                   UNDERWRITTEN     UNDERWRITTEN                                                               LEASE
     ID        NET CASH FLOW ($)     RESERVES ($)LARGEST TENANT (8)                                     SF   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

      1              20,090,989          108,869 Dillard's                                         429,469   12/18/2011
      2              23,461,137          109,188 Cambiam Business Group                             22,114   6/30/2010
      3              10,168,746          191,414
     3-a                                         Wells Fargo Nevada                                213,144   11/30/2011
     3-b                                         Blue Cross Blue Shield of Massachusetts            79,800   12/31/2006
--------------------------------------------------------------------------------------------------------------------------
     3-c                                         Hamilton, Brook, Smith & Reynolds                  58,800   10/3/2013
     3-d                                         Welch Foods, Inc                                   68,077   2/28/2013
     3-e                                         Bay State Gas                                      88,000   6/30/2012
     3-f                                         Sybase Inc.                                        62,062   10/31/2012
     3-g                                         Sybase Inc.                                        60,250   10/31/2012
--------------------------------------------------------------------------------------------------------------------------
     3-h                                         Sybase Inc.                                        44,600   10/31/2012
     3-i                                         Haemonetics, Inc.                                  43,708   8/31/2007
     3-j                                         Kluwer Boston, Inc                                 32,500   5/31/2009
      4              23,352,944        3,330,800
      5               8,499,742          106,969 Dick's Sporting Goods                              75,000   1/31/2025
--------------------------------------------------------------------------------------------------------------------------
      6               8,545,423           65,056 Linens 'N Things                                   34,922   1/31/2016
      7               5,882,802           78,212 K-Mart                                            104,300   9/30/2011
      8               6,346,519          318,000
      9               3,253,516           60,886 Younker's                                          83,524   12/31/2006
     10               4,425,450          807,996
--------------------------------------------------------------------------------------------------------------------------
     11               3,072,441           31,949 Grassi & Co CPA                                    15,539   7/31/2009
     12               4,095,965          715,091
     13               2,994,718           50,500 The Sports Authority                               50,400   11/30/2015
     14               2,655,526           64,174                                                   102,112    3/1/2016
     15               4,308,082          959,002
--------------------------------------------------------------------------------------------------------------------------
     16               2,027,331           54,305 CVS                                                11,463   1/31/2015
     17               2,273,239           23,366 Winn Dixie Stores, Inc.                            39,777    2/1/2009
     18               2,912,524           26,658 Clemens Markets, Inc. (Food Source)                20,416   3/31/2015
     19               2,545,286           48,962 Nishimoto Trading Company                         219,759   1/15/2014
     20               2,282,931           19,289 Staples, Inc.                                      20,033   11/30/2015
--------------------------------------------------------------------------------------------------------------------------
     21               2,048,456           30,878 Food City                                          51,585   8/31/2007
     22               2,755,138          389,145
     23               1,993,777           23,003 Best Buy                                           53,000   7/31/2017
     24               1,836,209           32,244 Kohl's Department Stores, Inc.                     95,000   1/31/2010
     25               2,028,718           67,200
--------------------------------------------------------------------------------------------------------------------------
     26               2,025,838           19,589 Plante Moran                                       30,192   8/31/2015
     27               1,941,065           16,901 ABN AMRO                                           21,398   4/30/2023
     28               1,714,222           83,100
     29               1,729,364           28,536 Pharmaceutical Research Associates, Inc.          142,679   6/30/2020
     30               2,132,482          136,000
--------------------------------------------------------------------------------------------------------------------------
     31               1,472,259           47,250
     32               1,524,122           21,263 99 Ranch Market                                    34,624    4/1/2008
     33               1,387,075           36,600
     34               1,317,494           82,500
     35               1,362,995           20,027 Kroger                                             62,500   11/30/2015
--------------------------------------------------------------------------------------------------------------------------
     36               1,617,941           30,450
     37               2,190,420           39,266 Rosso's Furniture (sublease from Safeway)          40,428    4/4/2006
     38               1,114,856           74,250
     39               1,220,979           51,800
     40               1,671,684           13,117 Best Buy                                           29,915   1/31/2014
--------------------------------------------------------------------------------------------------------------------------
     41               1,364,527           49,230 Synergy                                            20,942   7/31/2008
     42               1,208,758           25,227 Office Max                                         25,814   9/30/2020
     43               1,294,189           11,100 LA Fitness International, LLC                      45,000   10/31/2020
     44               1,112,659           60,000
     45               1,129,580           65,800
--------------------------------------------------------------------------------------------------------------------------
     46               1,845,650           30,953 Bristol Park Med Grp, Inc.                         11,297   6/12/2009
     47               1,246,153           50,400
     48               1,799,129          458,795
     49               1,162,358           17,051 Albertson's, Inc.                                  58,629   4/30/2012
     50                 988,668           12,968 Mulan World Inc. (Wel-Farm Market)                 42,512   12/14/2008
--------------------------------------------------------------------------------------------------------------------------
     51               1,397,144          373,709
     52               1,131,659           17,127 Tops Market, LLC                                   56,815   12/31/2016
     53               1,034,014           25,885 Ball Aerospace                                    105,195   5/31/2012
     54                 937,180           57,000
     55               1,000,483           33,000
--------------------------------------------------------------------------------------------------------------------------
    55-a                574,416           17,784
    55-b                334,798           11,766
    55-c                 91,269            3,450
     56                 972,885           13,541 Kroger                                             55,696   2/28/2020
     57                 536,200           63,765
--------------------------------------------------------------------------------------------------------------------------
     58                 390,660           50,807
     59                 363,071           67,185
     60                 278,361           58,521
     61               1,130,108           17,700 Sonora Quest Laboratories, LLC                    118,000   12/31/2013
     62                 872,823           22,086 RBC South                                          26,795   1/30/2018
--------------------------------------------------------------------------------------------------------------------------
     63                 841,187           84,840
     64                 854,292           14,500
     65                 969,917           18,000 Computer Sciences Corporation                     120,000   4/30/2009
     66                 460,803            9,719 Advo System, Inc.                                   4,286   8/12/2006
     67                 348,938            9,598 Medical Center for Bones                           11,592   3/31/2008
--------------------------------------------------------------------------------------------------------------------------
     68                 124,806            2,606 Great Expectations                                  3,011   12/31/2010
     69                 841,076           15,319 Giant Eagle                                        49,545   11/11/2020
     70                 858,629            3,061 Office Depot                                       30,367   4/30/2016
     71                 717,531           42,750
     72                 913,611           10,060 American Grille - DineTime                          5,696   7/31/2010
--------------------------------------------------------------------------------------------------------------------------
     73               1,499,450           48,829 Paul's Discount Center                             55,130   1/31/2007
     74                 791,383           25,200
     75                 647,260           44,500
     76                 647,593           27,000
     77                 712,978           41,467 Big Lots                                           40,000   1/31/2013
--------------------------------------------------------------------------------------------------------------------------
     78               1,714,960           22,600
     79                 701,207           10,916 Save A Lot                                         14,425   8/31/2007
     80                 646,397           11,099 Super G.                                           55,040    5/1/2023
     81                 838,943           20,568 American Express Dept.                             10,379   2/29/2008
     82                 950,160           55,000
--------------------------------------------------------------------------------------------------------------------------
     83                 805,134           28,567 Agunsa Logistics Distribution (Los Angeles) Inc.  150,350   9/30/2012
     84                 769,083           16,640
    84-a                543,773           14,196
    84-b                225,310            2,444 LaJuana Hall, DDS, Inc                              6,744    8/1/2009
     85                 674,445            7,776 Convenient Care Center-Advocate Health Care         5,718   7/31/2014
--------------------------------------------------------------------------------------------------------------------------
     86                 649,251           12,458 GE Capital Corp.                                   83,055   9/30/2008
     87                 691,981            4,697 Trader Joe's                                        9,304   1/31/2016
     88                 934,871            8,750 Giant Food Stores                                  54,339   5/31/2024
     89                 874,037           52,000
     90                 615,746           54,000
--------------------------------------------------------------------------------------------------------------------------
     91                 607,964           56,100
    91-a
    91-b
    91-c
    91-d
--------------------------------------------------------------------------------------------------------------------------
    91-e
    91-f
     92                 652,936            9,502 Capital Gymnastics                                  6,300   12/31/2005
     93                 620,912           29,055 Line 6, Inc                                        63,150   3/31/2010
     94                 644,479           19,843 Big Lots                                           30,600   3/31/2009
--------------------------------------------------------------------------------------------------------------------------
     95                 790,624           15,676 Mission Foods Corporation                          20,688   1/31/2011
     96                 675,519           25,360 Harvic International Ltd.                         126,800   8/31/2019
     97                 566,947            9,910 Top Heavy Clothing Company                         99,100   11/30/2020
     98                 705,590           10,782 Vons                                               52,855   10/31/2021
     99                 572,858            3,663 La Hacienda Mexican Restaurant                      7,335   10/30/2015
--------------------------------------------------------------------------------------------------------------------------
     100                827,514           16,600
     101                883,253           26,450
     102                630,381            9,350
     103                504,681           24,539 Food Lion                                          35,650   12/14/2013
     104                584,101            7,005 Dollar Tree                                        10,000   7/31/2010
--------------------------------------------------------------------------------------------------------------------------
     105                657,857           10,979 Stop & Shop                                        40,526   12/31/2015
     106                584,315           13,482 AA Supermarket                                     32,600   3/31/2008
     107                585,202           15,935 Unicare Life & Health                              67,308   12/31/2009
     108                463,125           31,000
     109                499,399           29,030 Grant's Appliance                                  14,896   11/30/2011
--------------------------------------------------------------------------------------------------------------------------
     110                618,370            8,112 Blockbuster Video                                   5,285   10/31/2008
     111                713,552           14,200
     112                492,905           24,251 Vons - Safeway                                     40,000   2/28/2009
     113                539,870           28,301 Chesapeake Interiors                               16,506   1/31/2008
     114                443,158           34,184 MN Housing                                         49,803   5/31/2009
--------------------------------------------------------------------------------------------------------------------------
     115                547,238           10,630
     116                476,252            3,580 Lucille Roberts Fitness Center                      8,000   11/30/2010
     117                414,874           19,600
     118                488,404           10,174 King's Liquors                                      6,880   11/30/2020
     119                454,467            8,827 Ethan Allen                                        12,116   8/31/2008
--------------------------------------------------------------------------------------------------------------------------
     120                475,434            5,197 Shield's Pizza of Macomb                            7,200    8/4/2015
     121              1,095,793           49,464
     122                509,689            5,715 Gourmet Again                                       8,352   7/31/2014
     123                376,759           25,000
     124                416,646           10,189 Price Chopper                                      53,626    6/3/2019
--------------------------------------------------------------------------------------------------------------------------
     125                363,275           10,950
     126                415,163            7,616 Price Chopper                                      42,406   6/30/2015
     127                345,073           22,250
     128                360,225           10,000
     129                365,270            2,268 Walgreen Co.                                       15,120   10/31/2063
--------------------------------------------------------------------------------------------------------------------------
     130                460,528           12,118 Unique Fitness                                     10,103   9/30/2007
     131                408,154           22,067 Anderburg-Lund Printing Co.                        62,088   3/31/2012
     132                389,893            5,948 Golf Outlets of America, Inc.                      13,350   8/31/2009
     133                397,750           27,075
     134                352,838            2,614 PETsMART                                           26,137   12/31/2021
--------------------------------------------------------------------------------------------------------------------------
     135                517,490           38,000
     136                367,047            6,150 Dollar Tree                                        10,000   7/31/2010
     137                322,803           14,250
    137-a
    137-b
--------------------------------------------------------------------------------------------------------------------------
     138                361,783            3,652 Pink's Western Wear                                 9,048   7/31/2008
     139                324,252            8,000
     140                445,866            9,595 BTI/ITC Deltacom                                    7,873   6/30/2008
     141                461,079            4,703 Johhny's Ace Hardware                              16,000   11/30/2014
     142                388,940            5,074
--------------------------------------------------------------------------------------------------------------------------
     143                333,657           16,244 Piggly Wiggly (subleased)                          41,388   7/31/2012
     144                419,549           10,621 NYS - DEC                                          20,290   2/28/2015
     145                516,503           19,985 Victoria Market                                    25,000   12/31/2010
     146                357,597            5,581 Hayashi & Wayland Accounting                       18,883   12/31/2011
     147                305,494            7,524 FKI Logistex, Inc.                                 18,445   7/31/2008
--------------------------------------------------------------------------------------------------------------------------
     148                294,038           19,406
     149                287,963            4,329 Physiotherapy Associates, Inc.                      3,800   7/31/2008
     150                338,972           38,000
     151                306,148           33,918 Carestar, Inc.                                      7,619   9/30/2009
     152                361,431            2,074 CVS                                                13,824    7/2/2025
--------------------------------------------------------------------------------------------------------------------------
     153                620,661           12,096 Comac, Inc.                                       120,965   4/30/2015
     154                269,668           11,500
     155                262,706           12,972
     156                364,246           11,172 Party City                                         16,116   1/31/2013
     157                328,648            5,688
--------------------------------------------------------------------------------------------------------------------------
     158                354,588            9,900
     159                334,645           25,006
     160                342,488            5,392 Kates Paperie                                       4,529   9/30/2017
     161                395,722            9,337
     162                279,120            4,581 Movie Gallery                                       4,000    1/1/2012
--------------------------------------------------------------------------------------------------------------------------
     163                294,181            2,285 Hollywood Video                                     6,504    2/1/2020
     164                254,646            3,181 Folsom Lake Mortgage                                4,372    6/9/2010
     165                230,567           21,000
     166                296,592           11,567 Save a Lot                                         18,000   10/31/2012
     167                233,292           18,972
--------------------------------------------------------------------------------------------------------------------------
     168                284,238            6,806 Arizona Music                                       6,784   8/31/2008
     169                251,781                  CVS                                                13,813   11/25/2023
     170                235,940            4,120 TH Hunter                                           7,541   6/15/2014
     171                201,230           10,000
     172                253,366            2,310 Montecalvo's Italian Cuisine                        3,000   10/31/2009
--------------------------------------------------------------------------------------------------------------------------
     173                242,464            2,938 Pearland Primary Care                               5,398   5/26/2008
     174                273,966            3,450 Buffalo Wild Wings                                  5,600   12/31/2012
     175                202,691           17,500
     176                240,129            3,000 Smart & Final                                      20,000   7/31/2020
     177                252,779            6,195
--------------------------------------------------------------------------------------------------------------------------
    177-a                                        Dornenburgh Designs                                 3,200   1/31/2010
    177-b                                        West End Eye Care                                   3,000   12/31/2009
     178                267,696           10,067 Placer County                                      11,882   5/31/2007
     179                292,540            4,101 Lu-Jean Feng, M.D. and Clinic                      16,402   6/30/2025
     180                175,196           31,200
--------------------------------------------------------------------------------------------------------------------------
     181                214,835            3,717 Tanner's Tavern, Inc                                4,000   10/31/2015
     182                221,399           28,679
     183                210,879           20,539 The Kroger Co.                                     37,437   2/28/2009
     184                231,839            9,705
     185                182,749           18,846
--------------------------------------------------------------------------------------------------------------------------
     186                323,509            7,536 Diablo Cardiology MD                                3,883   9/30/2006
     187                213,610            7,896
     188                228,332            9,540 Cosmo Fiber Corporation                            45,528   8/31/2020
     189                192,003            9,178 Marci's Furniture Finds                            25,494   6/30/2009
     190                233,743           24,240
--------------------------------------------------------------------------------------------------------------------------
     191                177,870            6,547 Family Dollar                                       8,660   6/30/2010
     192                191,298            2,160 Legends Pub & Grill                                 4,800   7/31/2011
     193                268,151            2,494 United States of America                            9,000    8/1/2015
     194                198,678            2,621 Marble Express                                     26,206   8/31/2025
     195                220,614            1,620 Pier 1 Imports                                     10,800   2/29/2016
--------------------------------------------------------------------------------------------------------------------------
     196                198,822            1,522 Payless Shoesource                                  2,800   6/30/2015
     197                188,687           10,157
     198                167,104            2,025 Petco Supplies & Fish                              13,500   7/31/2015
     199                169,131            3,955
     200                152,588            4,500 Scott Lofgren                                       9,000   5/30/2015
--------------------------------------------------------------------------------------------------------------------------
     201                191,613            1,484 Boston Market                                       3,000   5/25/2007
     202                193,764            3,280 7-Eleven                                            2,562   8/31/2010
     203                192,362           10,822 Tribo Coating, LLC                                 31,600   4/30/2008
     204                120,674              608 Wachovia                                           55,757   11/30/2020
     205                147,072           12,170
--------------------------------------------------------------------------------------------------------------------------
    205-a
    205-b
     206                113,372            5,272 PSIA Inc.                                           7,560   7/31/2010
     207                124,163            3,532 US HealthWorks                                      4,383   12/31/2008
     208                121,543            1,757 Stryker Orthopaedics                               17,570   7/31/2010
--------------------------------------------------------------------------------------------------------------------------
     209                197,524            1,629 Comstock, Crosser & Associates                      8,144   10/31/2018
     210                132,754            7,691 Eagle Charter Schools                               8,400   10/31/2006
     211                111,533            7,128 So-Cal Value Added                                 22,276   12/31/2009
     212                567,452            8,350

                                                                  LEASE                                                      LEASE
     ID   2ND LARGEST TENANT (8)                           SF   EXPIRATION   3RD LARGEST TENANT (8)                   SF  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

      1   Nordstrom                                   207,000   2/28/2028    JC Penney                           201,097   3/31/2027
      2   Amini Innovation, Corp. (AICO)               21,718   6/30/2010    Ashley Furniture Industries          19,474   6/30/2008
      3
     3-a
     3-b  BioMerieux, Inc                              44,600   9/30/2008
------------------------------------------------------------------------------------------------------------------------------------
     3-c
     3-d
     3-e
     3-f
     3-g
------------------------------------------------------------------------------------------------------------------------------------
     3-h
     3-i
     3-j
      4
      5   Barnes & Noble                               28,684   3/31/2015    Regal Cinemas Crocker                24,442   4/30/2020
------------------------------------------------------------------------------------------------------------------------------------
      6   Nordstrom Rack                               34,565   10/31/2010   Old Navy                             25,000   7/31/2010
      7   Lowe's (Furniture Oasis)                     68,880   10/31/2011   Babies R Us                          30,400   1/31/2010
      8
      9   Von-Maur                                     57,792   2/28/2007    Scheels All Sports                   41,345  10/30/2009
     10
------------------------------------------------------------------------------------------------------------------------------------
     11   Roy Rosenbaum                                14,180   3/31/2014    Multex.com Inc                       13,216  10/31/2005
     12
     13   Bed Bath & Beyond                            32,975   1/31/2016    Ross Dress for Less                  30,160   1/31/2010
     14   Traveler's                                   32,233   12/31/2007   Capgemini                            28,744   3/31/2012
     15
------------------------------------------------------------------------------------------------------------------------------------
     16   Porti Di Roma                                 2,873   11/30/2014   Coldstone Creamery                    1,682  12/31/2010
     17   Whole Foods Market Group                     33,650   2/23/2019    ABC Liquors, Inc.                    12,000   3/31/2008
     18   Wachovia Securities, LLC                     14,037   2/28/2011    Christina Bank & Trust Company       11,326  12/31/2012
     19   L.A. Specialty Produce Co.                  187,817   5/15/2015    Kenko Freight Systems, Inc.          82,039   1/31/2010
     20   Barnes & Noble Superstore                    19,717   8/31/2015    Old Navy                             12,653  10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
     21   Goodwill Industries                          25,000   3/31/2011    Pure Fitness                         15,000   1/31/2007
     22
     23   Barnes & Noble                               25,000   2/29/2012    Michaels Arts & Crafts               23,696   2/28/2009
     24   Best Buy Stores, L.P.                        54,000   11/30/2015   HomeGoods                            27,130  11/30/2010
     25
------------------------------------------------------------------------------------------------------------------------------------
     26   UCAID                                        28,750   1/12/2020    MERIT                                19,658  12/27/2020
     27   ABN AMRO/Plaza Construction                  14,518   4/30/2013    Plaza Cleaning Service Co.            8,513   4/30/2013
     28
     29
     30
------------------------------------------------------------------------------------------------------------------------------------
     31
     32   Culinary Wonderland                           5,308    1/1/2010    Daimo Noodle House                    4,000   12/1/2009
     33
     34
     35   Dollar Tree Stores, Inc.                      6,000   1/31/2011    Irwin's Hallmark                      5,182   1/31/2006
------------------------------------------------------------------------------------------------------------------------------------
     36
     37   Morgan Hill Bowl                             27,894   12/31/2015   24 Hour Fitness                      24,708   10/5/2010
     38
     39
     40   Linens & Things                              27,984   1/31/2015    Monterey Spa & Stove                  4,612  11/10/2014
------------------------------------------------------------------------------------------------------------------------------------
     41   Star Satellite                               11,989   9/30/2007    Merrill Lynch                        11,356   2/3/2007
     42   Eyes Rite                                     1,232   9/30/2010    Cartridge World                       1,132   9/30/2010
     43   Message Envy                                  3,200   9/15/2012    Simply Sophie                         3,200   9/15/2010
     44
     45
------------------------------------------------------------------------------------------------------------------------------------
     46   Women's Medical Group of Irvine, Inc          9,340   6/30/2007    Baird/Becker/White/Kadakia            5,754   3/31/2010
     47
     48
     49   La Madeleine                                  4,720   2/28/2007    Mortiz Interests, Ltd.                4,543   8/31/2009
     50   Cafe East Restaurant                          8,039   10/31/2008   Fort Bend Talent Academy              5,500   5/31/2009
------------------------------------------------------------------------------------------------------------------------------------
     51
     52   Revco/CVS Pharmacy, Inc.                     10,722   7/31/2016    Dollar Tree                          10,075   2/28/2007
     53   Lefthand Networks                            24,230   8/31/2007
     54
     55
------------------------------------------------------------------------------------------------------------------------------------
    55-a
    55-b
    55-c
     56   Petland                                       5,000   4/30/2010    Hallmark                              4,400   4/30/2005
     57
------------------------------------------------------------------------------------------------------------------------------------
     58
     59
     60
     61
     62   AdWare (now MediaPlex)                       20,797   2/28/2007    ADT                                  17,103   1/31/2007
------------------------------------------------------------------------------------------------------------------------------------
     63
     64
     65
     66   John W. Reed                                  3,870   9/30/2006    Kinecta Federal Credit Union          3,194  11/30/2009
     67   Century 21 Beachside                          9,958   1/31/2009    Home Team Promotions, Inc.            1,863   9/30/2006
------------------------------------------------------------------------------------------------------------------------------------
     68   Talbrook Escrow                               2,729   1/31/2009    C.H. Robinson Worldwide, Inc.         2,568  12/22/2009
     69   Eckerd Drugs                                 12,468   2/28/2006    Advance Auto Parts                    7,000  12/31/2006
     70   CVS                                          10,594   11/12/2017   US Post Office                        7,500  12/11/2012
     71
     72   Balmori Day Spa                               5,400   10/15/2006   Texas Childrens Pediatric Associates  5,280   5/17/2007
------------------------------------------------------------------------------------------------------------------------------------
     73   Grand Furniture Company                      29,483   12/31/2013   OfficeMax                            25,000   1/31/2007
     74
     75
     76
     77   Valley Thrift                                21,600   11/30/2006   Save - A - Lot                       15,800   2/28/2010
------------------------------------------------------------------------------------------------------------------------------------
     78
     79   CVS Pharmacy                                 13,556   10/28/2019   Dollar Tree                           7,992   1/31/2008
     80   Workout Express                               2,185    7/1/2008    Style                                 2,000   2/1/2007
     81   Shared Office (Executive Suite                8,258   11/30/2010   Star Bridge Systems                   8,227   1/31/2007
     82
------------------------------------------------------------------------------------------------------------------------------------
     83
     84
    84-a
    84-b  Michael A. Arrow, DMD                         4,574   3/30/2010    Liberty Dental                        3,201   4/30/2010
     85   M&M Orthopedics, Ltd.                         5,132   8/31/2011    Lemont MRI                            3,422  10/31/2009
------------------------------------------------------------------------------------------------------------------------------------
     86
     87   Mattress Discounter Corp                      3,400   7/31/2015    Chico's                               2,674   6/30/2010
     88   EB Games                                      1,600   4/30/2014    Best Cuts - Regis Corporation         1,200   6/30/2009
     89
     90
------------------------------------------------------------------------------------------------------------------------------------
     91
    91-a
    91-b
    91-c
    91-d
------------------------------------------------------------------------------------------------------------------------------------
    91-e
    91-f
     92   Wing It                                       5,370   9/30/2010    Dollar General                        5,250   5/31/2008
     93   Financial Title Company                      33,700   1/31/2013
     94   Dinorex                                      20,771   11/30/2009   Aldi, Inc.                           15,422   6/30/2006
------------------------------------------------------------------------------------------------------------------------------------
     95   Arista, Inc.                                 13,380   2/28/2010    Altaquip, LLC                        12,101  10/31/2008
     96
     97
     98   Double Diamond                                3,835    8/1/2009    Total Image Salon                     3,780   1/31/2006
     99   Corner Wine                                   4,160   4/30/2015    Cool Cafe                             2,000   8/31/2010
------------------------------------------------------------------------------------------------------------------------------------
     100
     101
     102
     103  Goodwill                                      8,450   2/28/2010    ABC Store                             2,400   1/31/2006
     104  The Shoe Depot                                5,600   8/31/2010    By Essence                            5,500   8/31/2008
------------------------------------------------------------------------------------------------------------------------------------
     105  CVS                                           8,000   1/27/2010    Physical Therapy Associates           3,900   6/30/2007
     106  North Chatham Sports Club                    22,540   6/30/2009    Family Dollar                        10,788  12/31/2007
     107
     108
     109  FMC Dialysis Services                         9,356   12/31/2012   Super Chinese Buffet                  4,500   1/31/2007
------------------------------------------------------------------------------------------------------------------------------------
     110  Unlimited Success Martial                     4,450   11/30/2009   Cozzoli's Pizzeria                    2,943   5/31/2006
     111
     112  Rite Aid                                     18,410   5/31/2014    Discount Tire Centers                 7,050   8/31/2005
     113  Julian Gold                                  12,925   9/30/2014    Joe James Salon                       6,300   4/30/2011
     114  Commonwealth Land Title                       9,224   4/30/2007    MN State Arts Board                   7,078  10/31/2006
------------------------------------------------------------------------------------------------------------------------------------
     115
     116  Boaters World Discount Marine Center          7,800   1/31/2008    Ultimate Bagel                        3,267  12/31/2016
     117
     118  Karate - Women's                              4,800   10/31/2007   NovaCare                              2,400   5/31/2008
     119  Tuesday Morning                               9,454   1/31/2010    Carpeteria                            3,765  12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
     120  Dollars and Sense                             4,800   11/10/2010   The Coney Grill                       4,156   10/1/2015
     121
     122  Community First, FSB                          6,076   1/31/2008    Susquehanna Bank                      2,960  10/31/2025
     123
     124
------------------------------------------------------------------------------------------------------------------------------------
     125
     126  Community National Bank                       2,394   6/30/2015
     127
     128
     129
------------------------------------------------------------------------------------------------------------------------------------
     130  Nutrition World                               7,872   9/30/2008    Third Federal Savings                 6,763   9/30/2010
     131  C.E. Sundberg Co.                            21,581   11/30/2010   Hope for the City                    20,166   5/31/2008
     132  Construction Design Systems                   7,400   10/31/2009   Ashbrook Construction                 4,700   5/31/2010
     133
     134
------------------------------------------------------------------------------------------------------------------------------------
     135
     136  Peking Wok                                    5,000   9/30/2010    The Shoe Department                   4,800   8/31/2010
     137
    137-a
    137-b
------------------------------------------------------------------------------------------------------------------------------------
     138  Blockbuster Video                             3,970   6/30/2008    Music Conservatory of Texas           2,412  12/31/2005
     139
     140  Frontier Communications                       4,400   3/31/2006    MCI Worldcom-MCI                      4,188   8/31/2006
     141  BFD Enterprises                               4,051   12/19/2009   Relaxation Roost Salon & Day Spa      2,227   3/31/2010
     142
------------------------------------------------------------------------------------------------------------------------------------
     143  CVS                                           8,450   1/31/2009    St. James Sports Bar                  2,800   6/30/2008
     144  SUNY - UH                                    12,900   9/30/2010
     145  TVI, Inc.                                    22,722   9/30/2007    $2 Fabric Store                      15,818   9/30/2010
     146  Bank of America                               3,724   2/28/2009    Thelander Management Co.              1,916  11/30/2005
     147  The Regulus Group                            16,306   7/31/2010    Constellation Brands                  2,869   2/28/2008
------------------------------------------------------------------------------------------------------------------------------------
     148
     149  International Orange                          3,800   5/31/2011    Smith & Hawken                        3,500   1/31/2007
     150
     151  Wedgies                                       6,717   2/28/2009    Appointed Time Ministries             6,250   8/14/2006
     152
------------------------------------------------------------------------------------------------------------------------------------
     153
     154
     155
     156  Chuck E. Cheese Pizza                        13,300   2/28/2013    Tropicana Sacramento                 10,484  10/31/2013
     157
------------------------------------------------------------------------------------------------------------------------------------
     158
     159
     160  Asset Intl                                    4,100   11/30/2007   Toni Goodrich                         2,260   6/30/2007
     161
     162  Billy Frogs                                   4,000   11/1/2014    First American Bank                   3,225   1/1/2015
------------------------------------------------------------------------------------------------------------------------------------
     163  Walker Mattress                               2,800    4/1/2010    Cal-Dental Group, LLC                 1,600   7/25/2012
     164  Granite Bay Management, LLC                   2,090   4/30/2010    Granite Bay Capital                   2,072   4/30/2010
     165
     166  Adelante Development Center Bargain Square   15,050   4/30/2010    Dollar Tree                          10,800   6/5/2013
     167
------------------------------------------------------------------------------------------------------------------------------------
     168  B & B Eateries                                5,290   12/31/2013   Trick Shots Billiards                 3,504  11/30/2010
     169
     170  Walgreens                                     6,665   2/29/2008
     171
     172  Rock & Roll Foods, Inc.                       3,000   10/31/2008   Bottle Shop                           1,800   3/31/2008
------------------------------------------------------------------------------------------------------------------------------------
     173  UT Physicians                                 3,161   9/30/2007    Therapy Spot                          2,665  11/30/2008
     174  Mio's Pizza                                   3,400   9/30/2008    Party Zone                            3,120  12/31/2007
     175
     176
     177
------------------------------------------------------------------------------------------------------------------------------------
    177-a Tom O'Connor/Paul Gaurdino                    2,398   9/30/2012    Summit Technologies                   1,961  12/31/2005
    177-b Hadlock Law Offices                           2,495   6/30/2006    South Whitney Pizza                   1,564   7/31/2007
     178  Pl Cnty #2                                    8,468   3/31/2006    DMV                                   5,733   7/30/2010
     179
     180
------------------------------------------------------------------------------------------------------------------------------------
     181  Movie Gallery                                 3,353   5/15/2008    St. Germain Style                     2,507  12/31/2009
     182
     183  Bailey's True Value Hardware                 10,901   3/31/2012    AutoZone, Inc.                        7,800   7/31/2006
     184
     185
------------------------------------------------------------------------------------------------------------------------------------
     186  Bankers First Financial                       3,613   2/28/2006    John Frangoulis                       2,392      MTM
     187
     188
     189
     190
------------------------------------------------------------------------------------------------------------------------------------
     191  All about Kidz In                             5,100   5/31/2009    Ken-Crest Services                    2,500  12/31/2007
     192  Los Rancheros                                 3,200   7/31/2014    Movie Gallery                         3,200   5/31/2009
     193  Development Contractor, Inc.                  3,470    8/1/2017
     194
     195
------------------------------------------------------------------------------------------------------------------------------------
     196  Nextel                                        1,600   7/31/2012    HealthSouth                           1,431   7/31/2010
     197
     198
     199
     200  Victory Tops and Services                     3,000   7/31/2008    Power Stroke Graphic                  3,000   8/31/2008
------------------------------------------------------------------------------------------------------------------------------------
     201  Noodles & Company                             2,602   12/31/2007   T.Q. Diamonds                         2,292   3/31/2007
     202  Celtic Bayou                                  2,537   3/31/2006    Pet Professionals                     1,950   6/30/2008
     203  Kelly Paper Company                          19,933   12/31/2008
     204
     205
------------------------------------------------------------------------------------------------------------------------------------
    205-a
    205-b
     206  Daihen Advanced Component                     7,084   6/30/2010
     207  Evergreen Bank                                2,680   6/30/2008
     208
------------------------------------------------------------------------------------------------------------------------------------
     209
     210  Family Dollar                                 7,504   1/31/2007    Frame Pro's                           3,550   8/31/2007
     211
     212

                                                  UPFRONT                           MONTHLY
                    PERCENT          LEASED   REPLACEMENT                           REPLACEMENT          UPFRONT         MONTHLY
     ID              LEASED      AS-OF DATE   RESERVES ($)                          RESERVES ($)        TI/LC ($)       TI/LC ($)
------------------------------------------------------------------------------------------------------------------------------------

      1               98.9%        8/1/2005
      2               99.4%      10/11/2005        18,575                                18,575
      3              100.0%       10/1/2005                                              11,333        1,500,000          44,416
     3-a             100.0%       10/1/2005
     3-b             100.0%       10/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     3-c             100.0%       10/1/2005
     3-d             100.0%       10/1/2005
     3-e             100.0%       10/1/2005
     3-f             100.0%       10/1/2005
     3-g             100.0%       10/1/2005
------------------------------------------------------------------------------------------------------------------------------------
     3-h             100.0%       10/1/2005
     3-i             100.0%       10/1/2005
     3-j             100.0%       10/1/2005
      4               76.7%       7/31/2005       931,344 Quarterly Deposit of 4% of Gross Revenues
      5               77.4%      11/15/2005                                               8,916        2,070,234          30,000
------------------------------------------------------------------------------------------------------------------------------------
      6               97.7%       9/30/2005
      7               99.5%        9/1/2005
      8               92.5%       10/6/2005                                              26,500
      9               92.2%       9/30/2005     1,185,000                                 5,100   2,000,000 (LOC)         16,958
     10               62.5%       9/30/2005        66,905                                66,905
------------------------------------------------------------------------------------------------------------------------------------
     11               96.5%       9/12/2005                                               2,662                           26,622
     12               65.0%        9/9/2005
     13               72.7%        8/1/2005                                               4,198        2,137,538           6,250
     14               85.2%       8/16/2005         5,346                                 5,346          395,599          33,333
     15               67.6%       8/12/2005
------------------------------------------------------------------------------------------------------------------------------------
     16               89.0%       9/25/2005         3,784                                 3,784          345,000
     17               98.0%       9/19/2005         1,817                                 1,817
     18               94.4%       10/1/2005         2,221                                 2,221           12,500          12,500
     19              100.0%       8/15/2005
     20              100.0%       8/31/2005
------------------------------------------------------------------------------------------------------------------------------------
     21               95.5%       8/24/2005                                               2,573                            4,114
     22               80.4%       8/31/2005        30,114                                30,114
     23               98.4%       8/30/2005
     24               99.4%        8/9/2005                                               2,687
     25               89.5%      10/14/2005                                               5,600
------------------------------------------------------------------------------------------------------------------------------------
     26              100.0%       8/11/2005
     27              100.0%       6/30/2005
     28               98.3%       9/27/2005                                               6,925
     29              100.0%      11/16/2005                                               2,378
     30               95.8%       9/30/2005
------------------------------------------------------------------------------------------------------------------------------------
     31               98.9%       9/21/2005
     32               99.7%        9/1/2005
     33               97.1%        9/8/2005                                               4,948           44,800
     34               91.8%        9/7/2005                                               6,188
     35               85.6%       9/27/2005
------------------------------------------------------------------------------------------------------------------------------------
     36               95.0%       9/30/2005
     37               90.0%       9/12/2005
     38               92.6%       9/29/2005         6,167                                 6,167
     39               96.8%        9/8/2005                                               5,538
     40               98.2%      11/18/2005
------------------------------------------------------------------------------------------------------------------------------------
     41               82.8%       10/7/2005                                                              180,000          15,000
     42               97.1%      10/12/2005         2,095                                 2,095
     43               92.8%      10/14/2005                                                                                1,000
     44               97.1%       9/29/2005         5,300                                 5,300
     45               98.1%        9/8/2005                                               5,483
------------------------------------------------------------------------------------------------------------------------------------
     46               99.8%        9/9/2005
     47               98.8%        9/1/2005                                               4,200
     48               72.0%       6/30/2005        38,141                                38,141
     49               89.8%        9/9/2005
     50               96.2%       10/7/2005                                               1,000                            8,500
------------------------------------------------------------------------------------------------------------------------------------
     51               70.4%       8/31/2005        15,572
     52              100.0%       10/3/2005                                               1,431                            5,858
     53              100.0%        9/1/2005        51,770                                                544,000          11,325
     54               91.7%       9/29/2005         4,729                                 4,729
     55               82.4%       5/24/2005                                               1,883
------------------------------------------------------------------------------------------------------------------------------------
    55-a              79.4%       5/24/2005
    55-b              85.5%       5/24/2005
    55-c              93.5%       5/24/2005
     56               98.6%       8/31/2005                                               1,128
     57               72.3%       7/31/2005                                               5,031
------------------------------------------------------------------------------------------------------------------------------------
     58               60.2%       7/31/2005                                               4,234
     59               82.6%       7/31/2005                                               5,599
     60               74.7%       7/31/2005                                               4,877
     61              100.0%       9/23/2005                                               1,967                            4,688
     62               82.2%       10/1/2005                                               1,700          195,000           8,335
------------------------------------------------------------------------------------------------------------------------------------
     63               92.1%      10/24/2005
     64               89.0%        8/1/2005                                                 846
     65              100.0%       8/17/2005         1,500                                 1,500          600,000
     66               96.4%      10/20/2005                                                 810
     67              100.0%      10/20/2005                                                 800
------------------------------------------------------------------------------------------------------------------------------------
     68              100.0%      10/20/2005                                                 217
     69              100.0%       10/1/2005
     70              100.0%        7/6/2005           255                                   255
     71               95.9%       9/22/2005         4,489                                 4,489
     72              100.0%        8/3/2005                                                 831                            5,300
------------------------------------------------------------------------------------------------------------------------------------
     73               96.5%       8/31/2005
     74               98.8%       8/29/2005                                               2,100
     75              100.0%       9/22/2005         3,688                                 3,688
     76              100.0%       9/29/2005         2,655                                 2,655
     77               83.9%        7/1/2005                                               3,456                            7,300
------------------------------------------------------------------------------------------------------------------------------------
     78               95.6%       9/30/2005
     79              100.0%      10/27/2005           910                                   910            1,625           1,625
     80              100.0%        9/1/2005
     81               97.3%       11/1/2005                                               1,714                            8,000
     82              100.0%       8/29/2005
------------------------------------------------------------------------------------------------------------------------------------
     83              100.0%       7/26/2005                                                         300,000 (LOC)
     84               86.4%         Various                                               1,387                            1,636
    84-a              80.7%       6/10/2005
    84-b             100.0%       9/30/2005
     85               81.1%       6/16/2005                                                 648                            5,039
------------------------------------------------------------------------------------------------------------------------------------
     86              100.0%       10/9/2005                                                         527,600 (LOC)
     87               80.8%      10/20/2005           391                                   391            1,171           1,171
     88              100.0%       9/27/2005
     89               99.5%       9/16/2005
     90               98.2%       9/20/2005                                               4,500
------------------------------------------------------------------------------------------------------------------------------------
     91               92.0%       9/30/2005                                               4,675
    91-a              96.3%       9/30/2005
    91-b              90.9%       9/30/2005
    91-c              89.7%       9/30/2005
    91-d              85.7%       9/30/2005
------------------------------------------------------------------------------------------------------------------------------------
    91-e              83.3%       9/30/2005
    91-f              91.7%       9/30/2005
     92               96.0%        6/1/2005       140,000                                   792          100,000
     93              100.0%      10/19/2005                                                                                9,470
     94               98.7%        3/3/2005                                               1,654                            8,929
------------------------------------------------------------------------------------------------------------------------------------
     95               85.6%      10/18/2005
     96              100.0%        9/1/2005                                               2,113
     97              100.0%       6/28/2005                                                 826
     98               96.3%       11/1/2005        35,833
     99              100.0%      10/17/2005
------------------------------------------------------------------------------------------------------------------------------------
     100              92.5%       7/31/2005
     101              77.0%       9/20/2005
     102              86.8%       7/31/2005                                                 779
     103             100.0%        9/1/2005                                                                                1,750
     104              94.9%      10/27/2005                                                 584
------------------------------------------------------------------------------------------------------------------------------------
     105             100.0%       10/6/2005           915                                   915
     106             100.0%       9/30/2005       150,000                                 1,124          300,000           5,000
     107              84.5%      10/11/2005                                               1,328   1,000,000 (LOC)
     108              95.1%       9/29/2005         2,997                                 2,997
     109              77.2%       8/16/2005                                               2,420                            2,000
------------------------------------------------------------------------------------------------------------------------------------
     110             100.0%      10/28/2005
     111              94.0%       9/30/2005
     112              96.4%        8/1/2005                                               2,000
     113              87.4%        9/1/2005                                               1,572           90,000           5,400
     114              67.6%      10/19/2005
------------------------------------------------------------------------------------------------------------------------------------
     115              63.0%        9/7/2005                                                 886
     116             100.0%        8/1/2005                                                                                2,163
     117              87.8%       9/26/2005                                               1,500
     118              97.1%      10/17/2005           848                                   848            2,500           2,500
     119             100.0%       8/31/2005                                                 736                            1,000
------------------------------------------------------------------------------------------------------------------------------------
     120              92.9%       11/7/2005                                                                                2,325
     121             100.0%       6/29/2005       885,242                                 4,122
     122             100.0%       6/27/2005           476                                   476            1,667           1,667
     123              96.0%       9/22/2005         2,083                                 2,083
     124             100.0%        7/1/2005                                                 670
------------------------------------------------------------------------------------------------------------------------------------
     125              89.0%        7/1/2005                                                 639
     126             100.0%       8/10/2005                                                 560
     127              97.9%       9/22/2005         1,921                                 1,921
     128              92.5%       8/30/2005        35,600                                   833
     129             100.0%       9/27/2005                                                 189
------------------------------------------------------------------------------------------------------------------------------------
     130              95.0%       10/1/2005                                               1,010
     131             100.0%        8/3/2005
     132              93.0%        7/1/2005
     133             100.0%       8/29/2005
     134             100.0%        9/1/2005           327                                   327
------------------------------------------------------------------------------------------------------------------------------------
     135              94.1%       7/31/2005
     136              92.2%      10/27/2005                                                 513
     137             100.0%        6/8/2005                                               1,188
    137-a            100.0%        6/8/2005
    137-b            100.0%        6/8/2005
------------------------------------------------------------------------------------------------------------------------------------
     138             100.0%      10/31/2005           304                                   304            1,250           1,250
     139              89.4%       9/15/2005                                                 665
     140              93.0%       7/28/2005       190,000                                   800                            2,500
     141              95.9%      10/10/2005                                                               41,160
     142              96.8%       6/10/2005
------------------------------------------------------------------------------------------------------------------------------------
     143              96.5%        9/1/2005                                               1,354          200,000           1,750
     144             100.0%        7/1/2005
     145             100.0%       10/7/2005
     146             100.0%        7/1/2005
     147             100.0%       9/29/2005                                                 627                            2,283
------------------------------------------------------------------------------------------------------------------------------------
     148              98.3%      10/12/2005                                               1,620
     149             100.0%       9/13/2005
     150              92.1%        9/1/2005                                               3,167
     151              98.3%       5/19/2005                                               2,827                            4,317
     152             100.0%        6/8/2005
------------------------------------------------------------------------------------------------------------------------------------
     153             100.0%       10/6/2005
     154              97.8%       9/22/2005           985                                   985
     155              97.7%       7/26/2005                                               1,081
     156             100.0%       9/16/2005
     157              97.5%       6/30/2005                                                 475
------------------------------------------------------------------------------------------------------------------------------------
     158              90.0%       5/31/2005
     159              98.4%       4/30/2005
     160             100.0%       10/3/2005
     161              78.4%       5/30/2005
     162             100.0%       8/25/2005                                                 378                            1,964
------------------------------------------------------------------------------------------------------------------------------------
     163             100.0%      10/31/2005                                                                                1,204
     164             100.0%       9/19/2005                                                                                1,890
     165              89.3%        9/7/2005                                               1,750
     166              95.9%        4/1/2005                                               1,000                            2,750
     167              96.5%       9/30/2005                                               1,581
------------------------------------------------------------------------------------------------------------------------------------
     168             100.0%        9/7/2005                                                 651                            1,450
     169             100.0%       11/1/2005
     170             100.0%       4/25/2005                                                 343           50,000           1,039
     171              95.0%       9/22/2005           970                                   970
     172             100.0%      10/11/2005                                                                                1,283
------------------------------------------------------------------------------------------------------------------------------------
     173             100.0%        7/1/2005                                                 250                            1,803
     174              89.2%        8/1/2005                                                 375                            1,600
     175             100.0%       9/29/2005         1,668                                 1,668
     176             100.0%        2/1/2005
     177              98.9%         Various
------------------------------------------------------------------------------------------------------------------------------------
    177-a             98.6%       8/22/2005
    177-b            100.0%        9/1/2005
     178              88.9%       9/13/2005                                                 929          200,000           3,085
     179             100.0%       9/28/2005                                                 274                              575
     180              85.6%       10/1/2005                                               2,600
------------------------------------------------------------------------------------------------------------------------------------
     181             100.0%        9/1/2005                                                 310                            1,174
     182              93.1%       8/31/2005       113,683                                 2,390
     183              93.9%       7/15/2005                                               3,081           75,000           2,670
     184              75.1%       6/27/2005                                                 809
     185             100.0%       7/25/2005                                               1,571
------------------------------------------------------------------------------------------------------------------------------------
     186              94.1%       9/30/2005
     187              79.1%       6/27/2005                                                 750
     188             100.0%        9/8/2005
     189             100.0%       8/26/2005
     190             100.0%      10/21/2005
------------------------------------------------------------------------------------------------------------------------------------
     191             100.0%        9/7/2005                                                                                1,705
     192             100.0%       9/26/2005                                                                  600             600
     193             100.0%       8/23/2005
     194             100.0%      11/10/2005                                                               55,000
     195             100.0%       10/7/2005
------------------------------------------------------------------------------------------------------------------------------------
     196             100.0%       8/29/2005
     197              69.3%       6/30/2005                                                 846
     198             100.0%        2/1/2005
     199              76.2%       6/27/2005                                                 330
     200              90.0%       7/22/2005
------------------------------------------------------------------------------------------------------------------------------------
     201             100.0%       10/1/2005
     202              90.2%      10/19/2005                                                               25,000
     203             100.0%        9/1/2005                                                              100,000
     204             100.0%       7/22/2005
     205             100.0%      10/13/2005           537                                   537              516             516
------------------------------------------------------------------------------------------------------------------------------------
    205-a            100.0%      10/13/2005
    205-b            100.0%      10/13/2005
     206             100.0%        9/9/2005                                                                                1,127
     207             100.0%        8/5/2005                                                 295                              652
     208             100.0%       10/5/2005
------------------------------------------------------------------------------------------------------------------------------------
     209             100.0%        8/1/2005
     210             100.0%      10/25/2005
     211             100.0%        8/9/2005
     212             100.0%       6/30/2005

                MONTHLY TAX    MONTHLY INSURANCE
     ID           ESCROW ($)           ESCROW ($)
--------------------------------------------------

      1
      2             187,910               19,361
      3              57,120               11,699
     3-a
     3-b
-------------------------------------------------
     3-c
     3-d
     3-e
     3-f
     3-g
-------------------------------------------------
     3-h
     3-i
     3-j
      4             342,439
      5             600,000               13,083
-------------------------------------------------
      6
      7              66,782                6,262
      8             121,581               21,890
      9             106,589                5,250
     10              29,407
-------------------------------------------------
     11             144,833
     12              40,700
     13              42,083               11,251
     14
     15              60,517
-------------------------------------------------
     16              49,938
     17              57,069                2,582
     18               9,544                1,637
     19
     20              15,761
-------------------------------------------------
     21              25,684                5,100
     22              31,201
     23
     24                                    5,436
     25
-------------------------------------------------
     26              46,449                1,961
     27
     28              26,077                4,322
     29               8,920                2,447
     30              34,213
-------------------------------------------------
     31
     32              17,141                3,057
     33               1,945                3,570
     34              10,526                4,238
     35              28,948
-------------------------------------------------
     36              24,046
     37
     38               4,821
     39               3,375                3,400
     40
-------------------------------------------------
     41              16,992
     42              10,833                1,120
     43               4,166
     44              23,456
     45              27,823                3,230
-------------------------------------------------
     46              38,612
     47               6,662                3,006
     48              27,798
     49
     50
-------------------------------------------------
     51                                    2,333
     52              17,223                2,053
     53                                    3,355
     54               8,456
     55              14,915                2,226
-------------------------------------------------
    55-a
    55-b
    55-c
     56               6,517                1,030
     57               1,687
-------------------------------------------------
     58                 209
     59               2,825
     60                 621
     61
     62               4,380
-------------------------------------------------
     63              21,521
     64               2,448                1,050
     65              17,095                1,820
     66               2,649                1,399
     67               2,649                1,399
-------------------------------------------------
     68                 817                  296
     69
     70
     71              13,040
     72              16,321                2,614
-------------------------------------------------
     73
     74               7,251                1,675
     75               6,103
     76              10,055
     77               7,320
-------------------------------------------------
     78               4,743
     79               5,675
     80
     81              11,056                2,068
     82              13,535                8,112
-------------------------------------------------
     83
     84               6,331
    84-a
    84-b
     85              16,600                  697
-------------------------------------------------
     86               5,252
     87               4,128                  843
     88
     89              17,244                1,532
     90              12,564                1,466
-------------------------------------------------
     91               4,442                4,980
    91-a
    91-b
    91-c
    91-d
-------------------------------------------------
    91-e
    91-f
     92               6,274                1,333
     93               2,443                3,123
     94              14,629
-------------------------------------------------
     95
     96              16,453                2,500
     97               6,867                  577
     98
     99               1,866
-------------------------------------------------
     100              2,847
     101              8,753
     102              7,767                1,168
     103              4,512                  513
     104              4,913                  365
-------------------------------------------------
     105              4,863
     106              3,271                1,318
     107             17,740                1,290
     108              5,893
     109             30,150                1,995
-------------------------------------------------
     110
     111              5,334
     112              8,830                2,543
     113              6,051                2,216
     114
-------------------------------------------------
     115              6,807                  842
     116
     117              4,520                1,754
     118             12,743
     119              3,090                  480
-------------------------------------------------
     120                 95
     121              9,556                  461
     122              3,724                  797
     123              5,272
     124
-------------------------------------------------
     125              1,441                  408
     126
     127              6,930
     128              5,917                  759
     129
-------------------------------------------------
     130
     131
     132              1,816                  435
     133
     134
-------------------------------------------------
     135             10,392
     136              2,761                  287
     137              5,887                1,706
    137-a
    137-b
-------------------------------------------------
     138              6,404                  872
     139              5,000                  665
     140              2,886                  588
     141              1,360
     142              1,819                  448
-------------------------------------------------
     143              7,075                1,893
     144
     145
     146              3,251                  654
     147              4,675                1,050
-------------------------------------------------
     148              3,328                  834
     149                284
     150              4,382                3,461
     151              6,780                  584
     152
-------------------------------------------------
     153
     154              4,054
     155              3,473                  835
     156              5,452                1,383
     157              3,532                  661
-------------------------------------------------
     158
     159              2,989                2,315
     160              1,974
     161
     162              4,813                  777
-------------------------------------------------
     163
     164                664                  537
     165              7,660                1,252
     166              3,417                2,959
     167              3,808                1,118
-------------------------------------------------
     168              4,200                  254
     169
     170              6,578                  648
     171              2,612
     172              3,872
-------------------------------------------------
     173              3,774                  983
     174              1,341                  542
     175              5,078
     176
     177              6,369
-------------------------------------------------
    177-a
    177-b
     178              3,676                  385
     179              4,437                  302
     180              2,416                3,111
-------------------------------------------------
     181              5,311                  635
     182              3,112                1,291
     183              4,591                  734
     184              4,450                  970
     185              2,102                  955
-------------------------------------------------
     186              5,983                  451
     187              4,851                  449
     188              3,662                1,457
     189              1,424                  489
     190              4,294
-------------------------------------------------
     191              2,279
     192              1,322
     193
     194              1,022
     195              1,286
-------------------------------------------------
     196                699
     197              4,758                  611
     198
     199              4,388                  406
     200                342                  440
-------------------------------------------------
     201
     202              2,193
     203
     204              1,905
     205              1,906
-------------------------------------------------
    205-a
    205-b
     206              1,362
     207              1,158                  254
     208                682                  161
-------------------------------------------------
     209
     210              2,474
     211              1,303                  333
     212

                         UPFRONT OTHER ESCROW
     ID      OTHER ESCROW ($)(9) DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------------

      1
      2                6,760,318 Debt Service ($1,141,377) and Construction ($5,618,941)
      3                    5,000 Environmental Reserve
     3-a
     3-b
------------------------------------------------------------------------------------------------------------------------------------
     3-c
     3-d
     3-e
     3-f
     3-g
------------------------------------------------------------------------------------------------------------------------------------
     3-h
     3-i
     3-j
      4                  924,000 Debt Service Reserve
      5               25,746,749 LOC($22,000,000), Public Improvement Bond Assessments Reserve($2,643,153), Morgan Stanley Reserve
                      ($370,948), Retail Rent Reserve($145,688), Boulevard Suite Construction Reserve($586,960)
------------------------------------------------------------------------------------------------------------------------------------
      6
      7                   50,000 Environmental Reserve
      8
      9                1,445,000 Blockbuster Reserve ($1,290,000), Starbucks Building Reserve ($155,000)
     10
------------------------------------------------------------------------------------------------------------------------------------
     11
     12                1,816,429 PIP Escrow
     13
     14
     15                4,409,703 Environmental & PIP Escrow
------------------------------------------------------------------------------------------------------------------------------------
     16                  300,000 Debt Service ($300,000), Excess Cash Reserve Fund
     17                  515,800 Winn-Dixie Reserve
     18
     19
     20                  300,000 Holdback Reserve
------------------------------------------------------------------------------------------------------------------------------------
     21
     22                          Other Ground Rent
     23
     24           4,675,000 (LOC)Best Buy TI Holdback Reserve
     25
------------------------------------------------------------------------------------------------------------------------------------
     26
     27
     28
     29
     30
------------------------------------------------------------------------------------------------------------------------------------
     31                   47,000 Capex Letter of Credit
     32                   73,858 Ground Rent Reserve
     33                   24,624 Identified Lease Reserve
     34
     35
------------------------------------------------------------------------------------------------------------------------------------
     36
     37
     38
     39
     40
------------------------------------------------------------------------------------------------------------------------------------
     41
     42
     43
     44
     45
------------------------------------------------------------------------------------------------------------------------------------
     46
     47
     48                   18,742 Parking Easement Reserve
     49
     50                   37,972 Pearle Vision Reserve
------------------------------------------------------------------------------------------------------------------------------------
     51
     52
     53                  500,000 Special Impound (Unit 1688):  Extra security for certain Tenant Improvements
     54
     55
------------------------------------------------------------------------------------------------------------------------------------
    55-a
    55-b
    55-c
     56
     57
------------------------------------------------------------------------------------------------------------------------------------
     58
     59
     60
     61
     62                  400,000 Century 21 Reserve
------------------------------------------------------------------------------------------------------------------------------------
     63
     64
     65
     66
     67
------------------------------------------------------------------------------------------------------------------------------------
     68
     69
     70
     71
     72
------------------------------------------------------------------------------------------------------------------------------------
     73
     74                   53,750 Seismic Reserve
     75
     76
     77
------------------------------------------------------------------------------------------------------------------------------------
     78
     79
     80
     81
     82
------------------------------------------------------------------------------------------------------------------------------------
     83                  450,000 Letter of Credit in Lieu of Security Deposit
     84
    84-a
    84-b
     85                1,312,444 Improvement Reserve ($112,444), Occupancy Reserve ($1,200,000)
------------------------------------------------------------------------------------------------------------------------------------
     86
     87                1,554,167 New Tenant Holdback, Ground Rent Reserve
     88
     89
     90
------------------------------------------------------------------------------------------------------------------------------------
     91                   15,000 Environmental Reserve
    91-a
    91-b
    91-c
    91-d
------------------------------------------------------------------------------------------------------------------------------------
    91-e
    91-f
     92
     93
     94
------------------------------------------------------------------------------------------------------------------------------------
     95
     96
     97
     98
     99
------------------------------------------------------------------------------------------------------------------------------------
     100
     101
     102
     103
     104
------------------------------------------------------------------------------------------------------------------------------------
     105
     106
     107
     108
     109
------------------------------------------------------------------------------------------------------------------------------------
     110
     111
     112
     113
     114
------------------------------------------------------------------------------------------------------------------------------------
     115                  70,000 Environmental Reserve
     116
     117
     118
     119
------------------------------------------------------------------------------------------------------------------------------------
     120                 205,888 Closing Competion ($63,000) and Construction Completion ($142,888)
     121
     122                 569,275 Susquehanna Reserve ($320,000), Construction Reserve ($249,275)
     123
     124
------------------------------------------------------------------------------------------------------------------------------------
     125                 470,000 Holdback Impound (LOC)
     126
     127
     128
     129
------------------------------------------------------------------------------------------------------------------------------------
     130
     131
     132
     133
     134
------------------------------------------------------------------------------------------------------------------------------------
     135
     136
     137
    137-a
    137-b
------------------------------------------------------------------------------------------------------------------------------------
     138
     139                 728,800 Stabilization Letter of Credit ($725,000 LOC), Tax Lien Reserve ($3,800)
     140
     141                 159,986 Holdback Impound
     142
------------------------------------------------------------------------------------------------------------------------------------
     143
     144
     145
     146
     147
------------------------------------------------------------------------------------------------------------------------------------
     148                  64,000 Seismic Reserve
     149
     150
     151
     152
------------------------------------------------------------------------------------------------------------------------------------
     153
     154
     155
     156
     157
------------------------------------------------------------------------------------------------------------------------------------
     158
     159
     160
     161
     162
------------------------------------------------------------------------------------------------------------------------------------
     163
     164
     165
     166                  20,000 Vacant Space Reserve
     167
------------------------------------------------------------------------------------------------------------------------------------
     168
     169
     170
     171
     172                  60,900 Rental Reserves
------------------------------------------------------------------------------------------------------------------------------------
     173
     174
     175
     176
     177
------------------------------------------------------------------------------------------------------------------------------------
    177-a
    177-b
     178
     179
     180
------------------------------------------------------------------------------------------------------------------------------------
     181                  48,000 Rent-Up Impound
     182                  65,000 Rent Reserve
     183                 312,633 Permitted Mortgage Reserve LOC ($304,333), First Mortgage Reserve ($8,300)
     184
     185
------------------------------------------------------------------------------------------------------------------------------------
     186
     187
     188
     189
     190
------------------------------------------------------------------------------------------------------------------------------------
     191
     192
     193
     194
     195
------------------------------------------------------------------------------------------------------------------------------------
     196
     197
     198
     199
     200
------------------------------------------------------------------------------------------------------------------------------------
     201
     202
     203
     204
     205
------------------------------------------------------------------------------------------------------------------------------------
    205-a
    205-b
     206
     207
     208
------------------------------------------------------------------------------------------------------------------------------------
     209
     210
     211
     212

             ENVIRONMENTAL       ENGINEERING
     ID       REPORT DATE        REPORT DATE    SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

      1        8/1/2005          10/20/2005     CBL & Associates Limited Partnership
      2        3/25/2005             NAP        The Related Companies, L.P.
      3        9/13/2005          9/13/2005     Raymond C. Lee
     3-a       9/12/2005          9/13/2005
     3-b       9/13/2005          9/13/2005
------------------------------------------------------------------------------------------------------------------------------------
     3-c       9/13/2005          9/13/2005
     3-d       9/13/2005          9/13/2005
     3-e       9/13/2005          9/13/2005
     3-f       9/13/2005          9/13/2005
     3-g       9/13/2005          9/13/2005
------------------------------------------------------------------------------------------------------------------------------------
     3-h       9/13/2005          9/13/2005
     3-i       9/13/2005          9/13/2005
     3-j       9/13/2005          9/13/2005
      4        8/23/2005          8/16/2005     LaSalle Hotel Properties, Inc.
      5        11/7/2005          11/7/2005     Robert L. Stark, Morry Weiss
------------------------------------------------------------------------------------------------------------------------------------
      6        6/17/2005          6/29/2005     William S. Levine
      7        7/14/2005          7/12/2005     Guy E. Beatty
      8        9/21/2005          9/21/2005     Harold Beznos, Paola Luptak
      9       11/30/2004         11/19/2004     Garo Kholamian
     10        7/19/2005          8/29/2005     Pennsylvania State Employees' Retirement System
------------------------------------------------------------------------------------------------------------------------------------
     11        8/12/2005          8/6/2005      Jeffrey J. Feil, Lloyd Goldman, Joseph Nakash
     12        7/11/2005          6/28/2005     Sunstone Hotel Investors, Inc.
     13        9/21/2005         10/21/2005     Investcorp International
     14        3/16/2005          3/16/2005     Forest City Ratner
     15        7/6/2005           7/1/2005      Sunstone Hotel Investors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     16        10/3/2005          9/15/2005     JPI Lifestyle Apartment Communities, L.P.
     17        7/30/2005          8/5/2005      Daniel Massry
     18        4/1/2004           3/31/2004     Jack P. Stoltz and Keith Stoltz
     19        9/9/2005           9/8/2005      Barry Berckett, Moshe J. Sassover, Robert Flesh
     20        9/2/2005           9/2/2005      Nick S. Vidalakis
------------------------------------------------------------------------------------------------------------------------------------
     21        9/20/2005          10/5/2005     Nazirudin Hirani, Sim Capon
     22        3/31/2005          3/31/2005     Robert Alter
     23        8/23/2005          8/16/2005     Edward H. Rogerson, B & J Development LLC
     24        8/11/2005          8/25/2005     Robert C. Baker
     25        5/3/2005           5/5/2005      Peter H. Edwards
------------------------------------------------------------------------------------------------------------------------------------
     26        8/10/2005          8/5/2005      Vlasic Properties, L.L.C
     27        8/16/2005          8/17/2005     Richard Fisher, M. Anthony Fisher, Kenneth Fisher, Steven Fisher and Arnold Fisher
     28        9/13/2005          9/8/2005      Barbara J. Tucci, Timothy F. Tucci, Kathryn J. Dobler, Gonzalo de Jesus Fernandez,
                                                Christina E. Dobler, David W. Dearth
     29        8/26/2005          8/30/2005     Gary R. Janko, Christopher Noon
     30        9/14/2005          9/15/2005     Spencer Partrich, Mickey Shapiro
------------------------------------------------------------------------------------------------------------------------------------
     31        8/26/2005          8/26/2005     Joseph Milton
     32        8/1/2005           8/9/2005      Terry Kwong
     33        10/3/2005          9/16/2005     Place Properties, L.P.
     34        9/15/2005          9/14/2005     Richard M. Perlman
     35        11/8/2004         11/10/2004     Columbus Realty Investments, Ltd
------------------------------------------------------------------------------------------------------------------------------------
     36        9/12/2005          9/13/2005     Spencer Partrich, Mickey Shapiro
     37        11/6/2005          11/7/2005     Michael LaBarbera, Robert B. Facchino, Robert B. Facchino II, Marie Hedges,
                                                Salvatore LaBarbera
     38        7/20/2005          7/20/2005     Seryl Kushner and George Gellert
     39        9/16/2005          9/16/2005     Place Properties, L.P.
     40       10/28/2005         10/26/2005     Inland Western Retail Real Estate Trust, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     41        11/6/2005          11/7/2005     Esnet Ltd.
     42        4/22/2005         10/24/2005     George Petrie and John A. Goodman
     43        9/6/2005          10/14/2005     Harvin, William; Howard Bowen
     44       10/15/2005         10/11/2005     Seryl Kushner and George Gellert
     45        9/16/2005          9/16/2005     Place Properties, L.P.
------------------------------------------------------------------------------------------------------------------------------------
     46        8/1/2005           8/3/2005      Sand Canyon MOB No. 1
     47        6/17/2005          6/13/2005     Covington Realty Partners LLC
     48        5/25/2005          3/31/2005     Sunstone Hotel Investors, Inc.
     49        8/25/2005          8/31/2005     TPRF/Seville, L.P.
     50        9/20/2005          10/5/2005     Patrick Kong, Debra Kong
------------------------------------------------------------------------------------------------------------------------------------
     51        9/9/2005           9/6/2005      William McNamara, Joe Heenan and Chris Churchill
     52        8/31/2005          8/31/2005      Lawrence Levey
     53        8/8/2005           8/8/2005      P. Randall ten Doesschate, Joseph W. Lamkin, Douglas J. McDonald
     54        7/20/2005          7/20/2005     Seryl Kushner and George Gellert
     55        5/23/2005          5/24/2005     Benjamin L Kadish, James Soboleski
------------------------------------------------------------------------------------------------------------------------------------
    55-a       5/23/2005          5/24/2005
    55-b       5/23/2005          5/24/2005
    55-c       5/23/2005          5/24/2005
     56        9/1/2005           8/29/2005     Steven J. Maxwell
     57        8/30/2005          8/30/2005     Thomas E. Shoemaker, Douglas L. Steinke
------------------------------------------------------------------------------------------------------------------------------------
     58        8/29/2005          8/31/2005     Thomas E. Shoemaker, Douglas L. Steinke
     59        8/31/2005          9/1/2005      Thomas E. Shoemaker, Douglas L. Steinke
     60        8/25/2005          9/1/2005      Thomas E. Shoemaker, Douglas L. Steinke
     61        9/16/2005          9/6/2005      James Chamberlain, Carl Greenwood
     62        9/6/2005           9/6/2005      Donald Cook, Roger Allen
------------------------------------------------------------------------------------------------------------------------------------
     63       10/10/2005          10/3/2005     Weissenberger, Sr., Guntram
     64        9/27/2005          9/26/2005     Continental Communities II, LLC
     65        10/6/2005         10/10/2005     Andrew Eshelman and Charles Salcetti
     66        9/9/2005           9/13/2005     William R Lee, Gary V Wild
     67        9/9/2005           9/13/2005     William R Lee, Gary V Wild
------------------------------------------------------------------------------------------------------------------------------------
     68        9/9/2005           9/13/2005     William R Lee, Gary V Wild
     69        8/25/2005          7/28/2005     Joseph T. Scuderi and Elaine M. Scuderi
     70        9/19/2005          6/30/2005     Steven Fogel and Howard Banchik
     71       10/15/2005         10/11/2005     Seryl Kushner and George Gellert
     72        6/30/2005          7/8/2005      Wayne Ausmus, John Carlew, Faye Ausmus
------------------------------------------------------------------------------------------------------------------------------------
     73        9/21/2005          9/21/2005     Robert L. Freeman, Jr.
     74        8/19/2005          8/19/2005     Gerald J. Marcil
     75       10/19/2005         10/11/2005     Seryl Kushner and George Gellert
     76       10/15/2005         10/11/2005     Seryl Kushner and George Gellert
     77        8/31/2005          8/30/2005     Igal Namdar, Michael M Nassimi, Essagh Dario Zar
------------------------------------------------------------------------------------------------------------------------------------
     78        9/12/2005          9/12/2005     Spencer Partrich, Mickey Shapiro
     79        9/7/2005           5/26/2005     Richard Cohen
     80        9/21/2005          9/21/2005     Harold Wachtel
     81        11/9/2005          11/8/2005     Thomas M. Lloyd
     82        8/22/2005          8/25/2005     Todd Woodley and Bruce & Nora Slayden
------------------------------------------------------------------------------------------------------------------------------------
     83        9/21/2005          9/2/2005      Stanley Black, Richard E. Lucy, Robert K. Barth
     84                                         John Hauck, Philip R Bates, Mark Elstob
    84-a       8/10/2005          8/11/2005
    84-b       8/12/2005          8/12/2005
     85        4/6/2005           4/7/2005      John E. Shaffer, Melissa S. Pielet, Robert E. Smietana
------------------------------------------------------------------------------------------------------------------------------------
     86        9/26/2005          9/22/2005     Stephens, Don; Lane Stephens
     87        3/15/2005          6/27/2005     Marc Solomon and David Fink
     88        9/13/2005          9/15/2005     Inland Western Retail Real Estate Trust, Inc.
     89        5/24/2005          5/26/2005     Todd Woodley, R. C. Frame, Mike Philips, Nora Slayden, Bruce Slayden
     90        9/27/2005          9/30/2005     Jerome W. Parker, Jerome W. Parker Revocable Living Trust
------------------------------------------------------------------------------------------------------------------------------------
     91        9/20/2005          9/22/2005     Nickolas W. Jekogian III
    91-a       9/20/2005          9/22/2005
    91-b       9/20/2005          9/22/2005
    91-c       9/20/2005          9/22/2005
    91-d       9/20/2005          9/22/2005
------------------------------------------------------------------------------------------------------------------------------------
    91-e       9/20/2005          9/22/2005
    91-f       9/20/2005          9/22/2005
     92        7/7/2005           7/11/2005     Milestone Properties, Inc.
     93        9/23/2005         10/10/2005     Rosen, David; Harvey Rosen
     94        6/6/2005           6/6/2005      Michael M Nassimi
------------------------------------------------------------------------------------------------------------------------------------
     95        9/2/2005           9/1/2005      Carl Zocchi and Louis Zocchi
     96        9/13/2005          9/14/2005     Henry A. Abadi
     97        7/5/2005           7/7/2005      Doug T. Lo
     98       10/31/2005         10/31/2005     Arthur Adams, James Parks
     99        7/29/2005          8/1/2005      Crabtree, David; Pardue, Chris
------------------------------------------------------------------------------------------------------------------------------------
     100       9/12/2005          9/14/2005     Spencer Partrich, Mickey Shapiro
     101       8/31/2005          8/31/2005     Spencer Partrich, Mickey Shapiro
     102       9/12/2005          9/12/2005     Kenneth W. Cooley, Foy  R. Cooley, Kevin Page, Larry Lahs
     103       11/3/2005         10/28/2005     Michael T. Hall
     104       9/28/2005          9/28/2005     Arthur J. Kepes, Stephen Rainer, T. Scott Smith
------------------------------------------------------------------------------------------------------------------------------------
     105      10/10/2005          10/7/2005     Jeffrey Hanson and The Hampsire Companies
     106       4/26/2005          4/28/2005     Naomi Tessler, Aaron Tessler
     107       4/19/2005          4/18/2005     Gurrie Rhoads
     108       7/20/2005          7/21/2005     Seryl Kushner and George Gellert
     109       6/14/2005          6/13/2005     Tony K. Youshaei
------------------------------------------------------------------------------------------------------------------------------------
     110      10/27/2005         10/25/2005     Inland Western Retail Real Estate Trust, Inc.
     111       9/12/2005          9/12/2005     Spencer Partrich, Mickey Shapiro
     112       8/17/2005          8/19/2005     Stephen A. Robbins, Arthur A. Polacheck Jr., Stephen B. Polacheck
     113       8/9/2005           7/25/2005     David Pemberton
     114       8/15/2005          8/9/2005      James L. Crockarell, Rosemary Kortgard
------------------------------------------------------------------------------------------------------------------------------------
     115       8/25/2005          8/26/2005     Neil Simon
     116       8/12/2005          8/9/2005      Wolfe Miller
     117      10/20/2005         10/20/2005     Donald L. Mar, Janine Chin, Peter C. Djajadi, Suzanna M. Djajadi, Douglas J. Mar,
                                                Herman Setijono, Donna Seike-Setijono, Hank S. Lo and Taidi Fang
     118       8/31/2005          7/14/2005     Jeffrey Hipple and Ken Waetzman
     119       9/27/2005          9/26/2005     Ike Gulesserian, Sam Gulesserian, and Alec Gulesserian
------------------------------------------------------------------------------------------------------------------------------------
     120       7/9/2005           7/8/2005      Morelli, Gino
     121       8/19/2005          8/22/2005     Romowner's Inc.
     122       9/13/2005          9/22/2005     Jeffrey Klein, Phil Klein, Mel Goldman, Don Goldman, Mike Brooks
     123      10/24/2005         10/11/2005     Seryl Kushner and George Gellert
     124       7/8/2005           7/8/2005      Peter Murphy
------------------------------------------------------------------------------------------------------------------------------------
     125       8/25/2005          8/29/2005     Robert M. Fitzgerald, Daniel T. VanVoorhis
     126       7/6/2005           7/8/2005      Peter Murphy
     127      10/19/2005         10/11/2005     Seryl Kushner and George Gellert
     128       8/25/2005          8/25/2005     Douglas M. Hickok
     129       8/25/2005          7/21/2005     Kathy Gannett, George Markopoulos
------------------------------------------------------------------------------------------------------------------------------------
     130      10/20/2005         10/21/2005     Robert Wechsler, Stephen M. Winningham
     131       8/16/2005          8/15/2005     Dennis Doyle
     132       8/16/2005          8/17/2005     Evergreen Capital Trust
     133       8/12/2005          8/11/2005     Gayle B. Marger, Jerome S. Marger, Tammy Kitterman, Donald Kitterman
     134       8/3/2005           8/2/2005      Harvey Rosen, Donna Rosen and David Rosen
------------------------------------------------------------------------------------------------------------------------------------
     135       9/1/2005           9/2/2005      Mickey Shapiro and Spencer Partrich
     136       9/28/2005          9/27/2005     Arthur J. Kepes, Stephen Rainer, T. Scott Smith
     137        Various           5/31/2005     Frank Ferrari
    137-a      5/30/2005          5/31/2005
    137-b      5/28/2005          5/31/2005
------------------------------------------------------------------------------------------------------------------------------------
     138       9/21/2005          9/21/2005     Shula Netzer
     139       6/13/2005          6/15/2005     NRP Contractors, LLC, Alan F. Scott, J. David Heller, T. Richard Bailey, Jr.
     140       7/2/2005           7/5/2005      Ray S. Farris, III
     141                          3/16/2005     Charles Likerman, Alice Mavoides
     142                          8/4/2005      Edmund C. Olson, Craig D. Olson
------------------------------------------------------------------------------------------------------------------------------------
     143       9/19/2005          9/22/2005     Guy E. Beatty
     144                          4/22/2005     Robert J. Coughlan, James L. Coughlan
     145                          5/4/2003      Thomas A Ellison
     146                          8/1/2004      Susan Merrill, Doug Hayashi, Warren Wayland, Alan Stark, John Gibbons, Cecil
                                                Robbins, Tom Merrill, Sherrie Isaac
     147       7/14/2005          9/27/2005     Robert McHugh, Michael C Jaeger
------------------------------------------------------------------------------------------------------------------------------------
     148       9/9/2005           9/9/2005      Gerald J. Marcil
     149       7/15/2005          7/25/2005     Vera Cort
     150                          8/23/2005     Mark Steffensen
     151                          7/19/2005     Chaim Schonberger, David Schonberger
     152                          7/19/2005     Tricor Investment Corporation
------------------------------------------------------------------------------------------------------------------------------------
     153      10/10/2005         10/11/2005     Smith, Michael; James Hill
     154      10/19/2005         10/11/2005     Seryl Kushner and George Gellert
     155       9/7/2005           9/7/2005      Gerald J. Marcil
     156                          8/12/2005     Barbara Copeland
     157                          7/22/2005     Kathryn M. Hertz, Kenneth D. Hertz
------------------------------------------------------------------------------------------------------------------------------------
     158                          6/28/2005     Allen Orwitz, Benjamin D. Eisler
     159       5/20/2005          5/19/2005     Donald E. Hollingshead
     160       8/31/2005          8/26/2005     Lesser, Warren; Roy Stillman
     161                          6/22/2005     Allen Orwitz, Benjamin D. Eisler
     162                          7/14/2005     James Bruns, Michael Dalsin
------------------------------------------------------------------------------------------------------------------------------------
     163                          7/21/2005     Charles Kavanaugh, Mark Zimmerman
     164                          8/12/2005     Terry Slaughter, Eric E. Bryant
     165                          8/23/2005     Scott Anderson
     166       7/20/2005          7/20/2005     Rozella M. Haynes
     167       9/22/2005          9/22/2005     Gerald J. Marcil
------------------------------------------------------------------------------------------------------------------------------------
     168                          9/23/2005     Paul B. Warren and Collette Warren
     169       8/10/2005          8/11/2005     Rubin Salant
     170                          6/22/2005     Jim Peterson
     171      10/19/2005         10/11/2005     Seryl Kushner and George Gellert
     172       9/26/2005          9/26/2005     Lakstigala, Patty
------------------------------------------------------------------------------------------------------------------------------------
     173                          7/21/2005     Jennifer Pollak Evans, Michael Pollak
     174       2/2/2005          10/12/2005     Michael T. Brandy
     175       7/20/2005          7/20/2005     Seryl Kushner and George Gellert
     176                          7/21/2005     Charles Kavanaugh, Mark Zimmerman
     177      10/24/2005         10/24/2005     Leonard Udolf
------------------------------------------------------------------------------------------------------------------------------------
    177-a     10/24/2005         10/24/2005
    177-b     10/24/2005         10/24/2005
     178                          7/21/2005     Khalid T. Siddiqui
     179       9/22/2005          9/20/2005     Mark R. Munsell, Dr. Lu-Jean Feng, Linda L. Haas
     180       7/18/2005          7/15/2005     David Roberts
------------------------------------------------------------------------------------------------------------------------------------
     181                          8/23/2005     Jim Archer, Gregg Sutherland
     182                          7/6/2005      Rachael A. Spencer, Kevin M Rooney
     183       6/20/2005          6/20/2005     Lawrence Goodman, Lawrence Goodman Revocable Trust
     184                          7/26/2005     David Inman, Bryce Grefe
     185       9/12/2005          8/6/2005      Gerald J. Marcil
------------------------------------------------------------------------------------------------------------------------------------
     186                          8/29/2005     Rene J. Marcotte
     187       9/30/2005          7/29/2005     David Inman, Bryce Grefe
     188                          8/5/2005      SISSY RU, SIDNEY RU
     189                          7/29/2005     Rosalba Burtin, Jorge Burtin
     190      10/12/2005         10/12/2005     Mildred Hudgins Realty LLC; Leigh-Land Stables LLC
------------------------------------------------------------------------------------------------------------------------------------
     191       9/12/2005          9/22/2005     Young, Michael
     192       8/31/2005          9/11/2005     Funke, David
     193                          8/3/2005      Michael A. Grant
     194       9/6/2005           11/9/2005     Gerber, Jason; Jack Shemtov; Moses Shemtov
     195       9/7/2005           9/13/2005     Reifel, Loretto
------------------------------------------------------------------------------------------------------------------------------------
     196       9/6/2005           9/26/2005     Gordon, Eric; James Leach
     197       9/13/2005          8/1/2005      David Inman, Bryce Grefe
     198                          7/26/2005     Charles Kavanaugh, Mark Zimmerman
     199       9/15/2005          7/28/2005     David Inman, Bryce Grefe
     200                          8/3/2005      Scott A Lofgren, Michael S Dorn, Mark R Hebert
------------------------------------------------------------------------------------------------------------------------------------
     201                                        John P. Livesey
     202       9/29/2005          9/29/2005     Nakata, Nelson; Dickson Maruyama
     203                          8/8/2005      Wallace Wong, Robert K. Barth
     204       5/20/2005                        Barclay L. Anthony
     205        Various            Various      Doug Locke and Ed Rudolph
------------------------------------------------------------------------------------------------------------------------------------
    205-a      9/12/2005          9/4/2005
    205-b      9/14/2005          9/26/2005
     206      12/30/2004          7/20/2005     David B. Dollinger
     207                          7/12/2005     CHUN PAK, UI PAK
     208       9/15/2005          9/14/2005     Spierer, Steven; John Woodward; Joseph Hohm; Robert Riley
------------------------------------------------------------------------------------------------------------------------------------
     209                          8/23/2005     Robert W. Comstock, Sandra Comstock
     210       9/2/2005           8/31/2005     Fleming, David; Patrick Randolph; Andrew Fleming; Anne Leigh Wikle
     211       7/8/2005           8/2/2005      Isaac Michael Bergman, Jonathan David Bergman, Paul Bergman
     212                          8/5/2005      Wendell M. Stewart

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2005-PWR10

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                                                          % OF
                   CMSA             CMSA              MORTGAGE                                                        INITIAL POOL
      ID         LOAN NO.       PROPERTY NO.         SELLER (2)      PROPERTY NAME (1)                                  BALANCE
------------------------------------------------------------------------------------------------------------------------------------

      8              8              8-001               NLIC         Muirwood Apartments                                  1.7%
      25            25             25-001               NLIC         Old Towne University Square                          0.8%
      28            28             28-001                WFB         Canyon Park Apartments - Washington                  0.8%
      30            30             30-001                WFB         Parkview Village Apartments                          0.7%
      31            31             31-001                WFB         Lago Club Apartments                                 0.7%
------------------------------------------------------------------------------------------------------------------------------------
      34            34             34-001               PMCF         Old Farm Apartments                                  0.6%
      44            44             44-001               BSCMI        Eastampton Gardens                                   0.5%
      47            47             47-001               PMCF         Meridian at Indian Trail                             0.5%
      54            54             54-001               BSCMI        Cedar Gardens                                        0.4%
      63            63             63-001                PCF         Black Hawk Apartments                                0.4%
------------------------------------------------------------------------------------------------------------------------------------
      71            71             71-001               BSCMI        Nieuw Amsterdam Apartments                           0.4%
      76            76             76-001               BSCMI        Lakeview Terrace                                     0.3%
      82            82             82-001                WFB         Creekside I and II                                   0.3%
      89            89             89-001                WFB         Spring Creek Apartments                              0.3%
      90            90             90-001                WFB         Fountain Park Apartments                             0.3%
------------------------------------------------------------------------------------------------------------------------------------
      91            91                                  PMCF         Plaza District Apartments                            0.3%
     91-a                          91-001               PMCF         Plaza District Apartments - Plaza Tower              0.1%
     91-b                          91-002               PMCF         Plaza District Apartments - Cambridge/El Mirador     0.1%
     91-c                          91-003               PMCF         Plaza District Apartments - Seville Plaza            0.0%
     91-d                          91-004               PMCF         Plaza District Apartments - Oak Rose Place           0.0%
------------------------------------------------------------------------------------------------------------------------------------
     91-e                          91-005               PMCF         Plaza District Apartments - Jarboe Place             0.0%
     91-f                          91-006               PMCF         Plaza District Apartments - Marquis Plaza            0.0%
     100            100            100-001               WFB         Holiday Spa                                          0.2%
     117            117            117-001              PMCF         Collegian Court                                      0.2%
     121            121            121-001               WFB         Rombout Village                                      0.2%
------------------------------------------------------------------------------------------------------------------------------------
     128            128            128-001              BSCMI        Nueces Oaks Apartments                               0.2%
     133            133            133-001               WFB         Vista View Apartments                                0.2%
     135            135            135-001               WFB         Franklin Square Apartments                           0.2%
     137            137                                  WFB         Alma Terrace & Linden West Apartments                0.2%
    137-a                          137-001               WFB         Linden West Apartments                               0.1%
------------------------------------------------------------------------------------------------------------------------------------
    137-b                          137-002               WFB         Alma Terrace Apartments                              0.1%
     148            148            148-001              PMCF         Canyon Crest Apartments                              0.1%
     150            150            150-001               WFB         Oxford Pointe Apartments                             0.1%
     154            154            154-001              BSCMI        Seagrass Cove                                        0.1%
     155            155            155-001              PMCF         Biltmore Apartments                                  0.1%
------------------------------------------------------------------------------------------------------------------------------------
     159            159            159-001              PMCF         Centralia Apartments                                 0.1%
     165            165            165-001               WFB         The Village at Sheridan Meadows                      0.1%
     167            167            167-001              PMCF         South Pacific Apartments                             0.1%
     171            171            171-001              BSCMI        Westwood Gardens                                     0.1%
     175            175            175-001              BSCMI        Warwick Terrace                                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
     180            180            180-001              PMCF         Westminster Apartments                               0.1%
     182            182            182-001               WFB         Ballou Apartments                                    0.1%
     185            185            185-001              PMCF         Wilshire Occidental Apartments                       0.1%
     190            190            190-001               PCF         Cumberland Retreat Apartments                        0.1%

                          % OF APPLICABLE               GENERAL                         DETAILED
            LOAN GROUP       LOAN GROUP        # OF     PROPERTY                        PROPERTY
      ID   (ONE OR TWO)       BALANCE       PROPERTIES  TYPE                            TYPE
----------------------------------------------------------------------------------------------------------------

      8          2             14.7%            1       Multifamily                     Garden
      25         2              7.0%            1       Multifamily                     Student Housing
      28         2              6.9%            1       Multifamily                     Low Rise
      30         2              6.3%            1       Multifamily                     Low Rise
      31         2              6.1%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
      34         2              5.4%            1       Multifamily                     Garden
      44         2              4.4%            1       Multifamily                     Garden
      47         2              4.2%            1       Multifamily                     Garden
      54         2              3.8%            1       Multifamily                     Garden
      63         2              3.3%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
      71         2              3.1%            1       Multifamily                     Garden
      76         2              2.8%            1       Multifamily                     Garden
      82         2              2.6%            1       Multifamily                     Garden
      89         2              2.4%            1       Multifamily                     Garden
      90         2              2.4%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
      91         2              2.4%            6       Multifamily                     Various
     91-a                       1.1%            1       Multifamily                     Mid Rise
     91-b                       0.5%            1       Multifamily                     Garden
     91-c                       0.3%            1       Multifamily                     Mid Rise
     91-d                       0.2%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
     91-e                       0.2%            1       Multifamily                     Garden
     91-f                       0.2%            1       Multifamily                     Garden
     100         2              2.0%            1       Manufactured Housing Community  Manufactured Home Community
     117         2              1.7%            1       Multifamily                     Multifamily/Retail
     121         2              1.6%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
     128         2              1.5%            1       Multifamily                     Garden
     133         2              1.4%            1       Multifamily                     Garden
     135         2              1.3%            1       Multifamily                     Garden
     137         2              1.3%            2       Multifamily                     Garden
    137-a                       0.8%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
    137-b                       0.5%            1       Multifamily                     Garden
     148         2              1.1%            1       Multifamily                     Garden
     150         2              1.1%            1       Multifamily                     Garden
     154         2              1.0%            1       Multifamily                     Garden
     155         2              1.0%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
     159         2              1.0%            1       Multifamily                     Garden
     165         2              0.9%            1       Multifamily                     Garden
     167         2              0.9%            1       Multifamily                     Multifamily
     171         2              0.9%            1       Multifamily                     Garden
     175         2              0.8%            1       Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------
     180         2              0.7%            1       Multifamily                     Garden
     182         2              0.7%            1       Multifamily                     Low Rise
     185         2              0.7%            1       Multifamily                     Garden
     190         2              0.7%            1       Multifamily                     Garden

                                                                                                                      CUT-OFF DATE
      ID   STREET ADDRESS                                         CITY                 COUNTY       STATE  ZIP CODE  BALANCE (3)($)
------------------------------------------------------------------------------------------------------------------------------------

      8    35055 Muirwood Drive                                   Farmington Hills      Oakland       MI      48335     45,000,000
      25   1744 North Westwood Avenue                             Toledo                Lucas         OH      43606     21,300,000
      28   5601 112th Street East                                 Puyallup              Pierce        WA      98375     21,000,000
      30   27489 Parkview Blvd.                                   Warren                Macomb        MI      48092     19,400,000
      31   12375 SW 18th Street                                   Miami                 Miami-Dade    FL      33175     18,500,000
------------------------------------------------------------------------------------------------------------------------------------
      34   3751 Appian Way                                        Lexington             Fayette       KY      40517     16,400,000
      44   A-1 Bentley Road                                       Eastampton            Burlington    NJ      08060     13,440,000
      47   1101 Flagstone Lane                                    Indian Trail          Union         NC      28079     12,850,000
      54   3701 Rolling Road                                      Randallstown          Baltimore     MD      21244     11,760,000
      63   1 Black Hawk Circle                                    Downingtown Borough   Chester       PA      19335     10,088,672
------------------------------------------------------------------------------------------------------------------------------------
      71   37 North Maple Avenue                                  Marlton               Burlington    NJ      08053      9,448,000
      76   29A Lakeview Terrace                                   Eatontown             Monmouth      NJ      07724      8,488,000
      82   1613 SW 49th Street                                    Corvallis             Benton        OR      97333      7,991,391
      89   5032 SW Technology Loop                                Corvallis             Benton        OR      97333      7,362,640
      90   4550 SW Murray Blvd.                                   Beaverton             Washington    OR      97005      7,200,000
------------------------------------------------------------------------------------------------------------------------------------
      91   Various                                                Kansas City           Jackson       MO     Various     7,200,000
     91-a  209 Eldridge Cleaver II Boulevard                      Kansas City           Jackson       MO      64112      3,282,177
     91-b  4406 - 4418 Pennsylvania                               Kansas City           Jackson       MO      64111      1,399,223
     91-c  4545 Main                                              Kansas City           Jackson       MO      64111        855,525
     91-d  4033 Oak Street                                        Kansas City           Jackson       MO      64111        591,671
------------------------------------------------------------------------------------------------------------------------------------
     91-e  4400 Jarboe                                            Kansas City           Jackson       MO      64111        551,693
     91-f  4505 Jarboe                                            Kansas City           Jackson       MO      64111        519,711
     100   10401 North Cave Creek Rd                              Phoenix               Maricopa      AZ      85020      6,225,000
     117   4707 12th Avenue NE                                    Seattle               King          WA      98105      5,094,215
     121   129a Sterling Street                                   Beacon                Dutchess      NY      12508      4,989,305
------------------------------------------------------------------------------------------------------------------------------------
     128   2710 Nueces Street                                     Austin                Travis        TX      78705      4,540,000
     133   14505 NE 20th Avenue                                   Vancouver             Clark         WA      98686      4,141,273
     135   28940 Lancaster St.                                    Livonia               Wayne         MI      48154      4,095,028
     137   Various                                                Various               Various       NJ      07666      4,000,000
    137-a  Linden Avenue and West Street                          Elmwood Park          Bergen        NJ      07407      2,350,000
------------------------------------------------------------------------------------------------------------------------------------
    137-b  500 Alma Terrace                                       Teaneck               Bergen        NJ      07666      1,650,000
     148   7833 Ventura Canyon Avenue                             Van Nuys              Los Angeles   CA      91405      3,500,000
     150   3100 Highway 31 East                                   Tyler                 Smith         TX      75702      3,296,299
     154   105 E. Ridgewood Avenue                                Pleasantville         Atlantic      NJ      08232      3,176,000
     155   3705 Artesia Boulevard                                 Torrance              Los Angeles   CA      90504      3,150,000
------------------------------------------------------------------------------------------------------------------------------------
     159   21114 - 21118 Pioneer Boulevard & 11840 Central Street Lakewood              Los Angeles   CA      90715      2,996,716
     165   711 North First Street                                 Eldridge              Scott         IA      52748      2,794,200
     167   13020 Kornblum Avenue                                  Hawthorne             Los Angeles   CA      90250      2,700,000
     171   21 Di Pilla Drive                                      Thorofare             Gloucester    NJ      08086      2,650,000
     175   413 N. Warwick Road                                    Somerdale             Camden        NJ      08083      2,490,000
------------------------------------------------------------------------------------------------------------------------------------
     180   600 Redmond Road NW                                    Rome                  Floyd         GA      30165      2,217,439
     182   4140-4160 W. Ft. George Wright Drive                   Spokane               Spokane       WA      99224      2,190,010
     185   415 South Occidental Avenue                            Los Angeles           Los Angeles   CA      90057      2,100,000
     190   411 Annex Avenue                                       Nashville             Davidson      TN      37209      1,997,794

                   CUT-OFF DATE                         ORIGINAL         STATED REMAINING             ORIGINAL
                    BALANCE PER                     TERM TO MATURITY     TERM TO MATURITY           AMORTIZATION
      ID       UNIT/ROOM/BED ($)     NOTE DATE        OR ARD (MOS.)        OR ARD (MOS.)          TERM (MOS.) (4)
----------------------------------------------------------------------------------------------------------------------

      8                  35,377      9/30/2005             120                  118                     360
      25                 38,727      5/12/2005             120                  114                     360
      28                 70,000      11/2/2005             120                  120                     360
      30                 35,662     11/10/2005             120                  120                     360
      31                 97,884      10/6/2005             120                  119                     360
-----------------------------------------------------------------------------------------------------------------------
      34                 49,697      9/29/2005             120                  118                     360
      44                 56,000      5/31/2005             180                  174                     360
      47                 50,992      9/12/2005             84                   82                      360
      54                 51,579      6/30/2005             180                  175                     360
      63                 49,944     10/24/2005             120                  119                     360
-----------------------------------------------------------------------------------------------------------------------
      71                 55,251      5/31/2005             180                  174                     360
      76                 78,593      5/31/2005             180                  174                     360
      82                 36,325      10/3/2005             120                  119                     360
      89                 35,397      7/1/2005              120                  115                     360
      90                 33,333     11/23/2005             120                  120                     360
-----------------------------------------------------------------------------------------------------------------------
      91                 38,503     10/20/2005             120                  119                     360
     91-a                40,521
     91-b                42,401
     91-c                29,501
     91-d                42,262
-----------------------------------------------------------------------------------------------------------------------
     91-e                30,650
     91-f                43,309
     100                 18,750     11/10/2005             120                  120                     360
     117                 51,982      11/3/2005             120                  119                     360
     121                 34,648      9/29/2005             120                  118                     360
-----------------------------------------------------------------------------------------------------------------------
     128                113,500      9/26/2005             120                  118                     360
     133                 46,014      9/15/2005             120                  118                     360
     135                 26,941     10/11/2005             120                  119                     360
     137                 70,175      7/18/2005             120                  116                     360
    137-a                73,438
-----------------------------------------------------------------------------------------------------------------------
    137-b                66,000
     148                 56,452     10/17/2005             120                  119                     360
     150                 21,686      10/7/2005             120                  119                     360
     154                 69,043      5/31/2005             180                  174                     360
     155                 71,591      10/7/2005             120                  119                     360
-----------------------------------------------------------------------------------------------------------------------
     159                 46,824     10/20/2005             120                  119                     360
     165                 33,264      9/28/2005             120                  118                     360
     167                 47,368      11/7/2005             120                  120                     360
     171                 66,250      5/31/2005             180                  174                     360
     175                 35,571      5/31/2005             180                  174                     360
-----------------------------------------------------------------------------------------------------------------------
     180                 21,322      11/3/2005             120                  119                     360
     182                 30,417      8/26/2005             120                  117                     300
     185                 38,889      11/1/2005             120                  119                     360
     190                 24,972     10/21/2005             120                  119                     360

                 REMAINING           REMAINING                           DSCR               CUT-OFF                 LTV
                AMORTIZATION       INTEREST ONLY                    AFTER INITIAL           DATE LTV              RATIO AT
      ID      TERM (MOS.) (4)      PERIOD (MOS.)      DSCR (5)        IO PERIOD            RATIO (6)        MATURITY OR ARD (6)
-----------------------------------------------------------------------------------------------------------------------------------

      8             360                  58             2.46             2.02                47.4%                 44.0%
      25            360                  0              1.38             1.38                78.9%                 67.1%
      28            360                                 1.18             NAP                 68.3%                 57.3%
      30            360                                 1.59             NAP                 74.8%                 62.8%
      31            360                  22             1.45             1.18                73.7%                 64.4%
---------------------------------------------------------------------------------------------------------------------------------
      34            360                  34             1.57             1.24                80.0%                 71.0%
      44            360                  54             1.46             1.21                80.0%                 67.1%
      47            360                  22             1.80             1.45                70.0%                 65.0%
      54            360                  55             1.41             1.16                80.0%                 67.1%
      63            359                                 1.24             NAP                 73.6%                 61.5%
---------------------------------------------------------------------------------------------------------------------------------
      71            360                  54             1.34             1.11                80.1%                 67.2%
      76            360                  54             1.35             1.11                80.1%                 67.2%
      82            359                                 1.73             NAP                 55.7%                 46.8%
      89            355                                 1.73             NAP                 56.0%                 47.2%
      90            360                                 1.30             NAP                 59.0%                 48.9%
---------------------------------------------------------------------------------------------------------------------------------
      91            360                  35             1.53             1.25                80.0%                 71.5%
     91-a
     91-b
     91-c
     91-d
---------------------------------------------------------------------------------------------------------------------------------
     91-e
     91-f
     100            360                                 1.94             NAP                 46.8%                 39.3%
     117            359                                 1.22             NAP                 60.7%                 50.5%
     121            358                                 3.30             NAP                 31.2%                 26.0%
---------------------------------------------------------------------------------------------------------------------------------
     128            360                  34             1.49             1.20                73.8%                 65.8%
     133            358                                 1.43             NAP                 68.5%                 57.2%
     135            359                                 1.97             NAP                 53.7%                 44.3%
     137            360                  19             1.53             1.22                81.1%                 70.6%
    137-a
---------------------------------------------------------------------------------------------------------------------------------
    137-b           360                  23             1.54             1.25                58.3%                 51.0%
     148            359                                 1.53             NAP                 65.9%                 55.0%
     150            360                  54             1.50             1.24                80.4%                 67.5%
     154            360                  23             1.53             1.24                59.4%                 52.0%
     155
---------------------------------------------------------------------------------------------------------------------------------
     159            359                                 1.64             NAP                 35.3%                 29.5%
     165            358                                 1.22             NAP                 79.8%                 66.8%
     167            360                  24             1.59             1.29                71.1%                 62.2%
     171            360                  54             1.34             1.11                80.3%                 67.4%
     175            360                  54             1.44             1.18                80.3%                 67.4%
---------------------------------------------------------------------------------------------------------------------------------
     180            359                                 1.19             NAP                 83.7%                 69.5%
     182            297                                 1.37             NAP                 66.9%                 51.3%
     185            360                  23             1.60             1.30                52.5%                 45.9%
     190            359                                 1.72             NAP                 60.5%                 50.7%

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2005-PWR10

FOOTNOTES TO APPENDIX B & APPENDIX C

1    Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that
     Loan ID#6 (The Promenade - AZ) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "AAA" / "AA+", respectively. Standard and Poor's Ratings Services and
     Fitch, Inc. have confirmed that Loan ID#7 (Sully Place Shopping Center)
     has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB", respectively.
     Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that
     Loan ID#8 (Muirwood Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "AAA" / "AAA", respectively. Standard and Poor's Ratings Services and
     Fitch, Inc. have confirmed that Loan ID#37 (Tennant Station) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AA", respectively. Standard and
     Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#40
     (Pacheco Pass Phase I Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB-", respectively. Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#46 (Sand Canyon Medical Office)
     has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A+" / "A", respectively.
     Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that
     Loan ID#73 (Todd Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" /
     "AAA", respectively. Standard and Poor's Ratings Services and Fitch, Inc.
     have confirmed that Loan ID#78 (Eastgate Village) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively. Standard and Poor's
     Ratings Services and Fitch, Inc. have confirmed that Loan ID#88 (Quakertown
     Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "BBB-", respectively. Standard and Poor's Ratings Services and Fitch, Inc.
     have confirmed that Loan ID#89 (Spring Creek Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "BBB-", respectively. Standard and
     Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#100
     (Holiday Spa) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AA", respectively. Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#101 (Pavilion Estates) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively.

2    WFB - Wells Fargo Bank, National Association; BSCMI - Bear Stearns
     Commercial Mortgage, Inc.; PMCF - Prudential Mortgage Capital Funding, LLC;
     NLIC - Nationwide Life Insurance Company; PCF - Principal Commercial
     Funding, LLC

3    For Loan ID#4 (The Westin Copley Place), the $105,000,000 pooled mortgage loan represents an approximate 50% pari passu interest in an A-Note portion
     ("A-2 Note") of a $210,000,000 mortgage loan secured by The Westin Copley
     Place. The $105,000,000 A-1 Note is not included in the trust. All LTV,
     DSCR and Cut-off Date Balance per Room numbers presented are based on the entire first mortgage loan.

     For Loan ID#8 (Muirwood Apartments), the $45,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $62,000,000 first mortgage split into an A-Note, B-Note and a C-Note. The $12,000,000 B-Note portion
     ("B-Note") and the $5,000,000 C-Note portions are not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit
     numbers presented are based on the $45,000,000 A-Note financing. The DSCR based on the total first mortgage debt during the interest only period is
     1.76x. The DSCR based on the total first mortgage debt would be 1.45x, based on the principal and interest payment due on November 1, 2010 (after the interest only period). The LTV based on the total first mortgage debt is 65.3% while the Loan Per Unit based on the total first mortgage debt is
     $48,742.

     For Loan ID#106 (Chapanoke Square), the $6,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $6,354,000 first mortgage split into an
     A-Note and a B-Note. The $354,000 B-Note portion ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the $6,000,000 A-Note financing. The
     DSCR based on the total first mortgage debt is 1.27x. The LTV based on the total first mortgage debt is 84.6% while the Loan Per SF based on the total first mortgage debt is $70.53.

     For Loan ID#183 (Rushville Plaza), the $2,175,000 pooled mortgage loan represents a second lien mortgage ("2nd") of a $2,479,333 total debt balance split into a first mortgage ("1st") and a 2nd. The $304,333 1st portion is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area SF/Unit numbers presented are based on the
     $2,175,000 2nd financing since the borrower posted a letter of credit at closing in the amount of the 1st.

     For Loan IDs#57-60 (Hampton Inn - Springboro, Holiday Inn Express - Bowling
     Green, Holiday Inn Express - Wilmington and Holiday Inn Express - Troy),
     the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area
     SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan IDs#66-68 (Stewart Plaza 440, Stewart Plaza 400 and Stewart Plaza
     450), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

     For Loan ID#11 (Marcus Avenue), an initial loan amount of $13,500,000 was funded on August 17, 2005. Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance will be/was funded on December 10, 2005 in the amount of $23,500,000 bringing the loan's current balance as of that date to $37,000,000. For purposes of the Appendix B, the loan has been disclosed with an original balance of
     $37,000,000 the current combined P&I Payment of both Notes due through
     Maturity, and an original term of 120, which excludes the first 4 payments for which the original Interest only payments were due.

     For Loan ID#42 (Seattle University Plaza), an initial amount of $11,500,000 was funded on May 27, 2005. The $2,500,000 earn-out was funded on October
     21, 2005 after the required conditions in the loan documents were met. For the purposes of the Appendix B, the loan has been disclosed with an original balance of $14,000,000, an original term of 120 months, a current debt service payment of $61,958.75 (based on an initial interest only period of 9 months), and a seasoning of 6 months.

4    For Loan ID#9 (College Square Mall), the borrower executed a promissory note dated December 14, 2004 in the original principal amount of
     $40,000,000. The interest rate was increased from 5.44% per annum to 5.54%
     per annum effective as of December 1, 2005. As of December 1, 2005, the
     balance of the note will be $39,526,130.37, resulting in the Cut-off Date
     Balance of $39,526,130.37 as of the Cut-Off Date of December 1, 2005.

     For Loan ID#11 (Marcus Avenue), consisting of two Notes, Note A is a
     4-month Interest Only loan structure with a 7.625% rate and a payment of
     $149,322.92 in the first 3 months. Beginning December 10, 2005 the interest rate decreases to 5.20% with an Interest Only payment of $119,474.55 (*-See
     Below) due January 1, 2006 followed by an amortizing payment of $129,041.06 beginning February 1, 2006 and continuing through the maturity date of the loan. Note B is a 4-month Interest Only loan structure with a 5.12% rate with payments based on a schedule with interest accruing on an Actual/360 basis. Beginning February 1, 2006 and continuing through the maturity date of the loan the amortizing loan payment will be $73,464.21. The total ongoing monthly payment is $202,505.27 as noted in Appendix B.

          * The interest only payment to be made January 1, 2006 for Note A is
          $119,474.55 comprised of $44,796.87 for the period from December 1 to
          December 9 (7.625% rate) and $74,677.68 for the period from December
          10 to December 31 (5.20% rate). The payment based on the new rate
          (5.20%) for the whole month would be $101,833.33. The difference between these payments, due to Nationwide, is $17,641.22.

          An additional payment of $59,520.00 will be made on January 1, 2006 as an interest only payment on Note B.

          At closing lender will sell to the trust $161,353.33 in order to ensure the trust receives the proper amount of interim interest, and will retain the payment of $178,994.55 that the borrower will make on
          January 1, 2006. These amounts may be adjusted by appropriate servicing fees.

     For Loan ID#40 (Pacheco Pass Phase I Shopping Center), the loan is a 5-year
     Interest Only loan structure with the rate in the first two years being
     4.75% with a payment of $57,000.00. Beginning January 1, 2008 the interest rate increases to 5.42% with a payment of $65,040.00. The DSCR is based on the current interest rate of 4.75%.

     For Loan ID#65, (Greentec IV), please refer to the amortization schedule in the Prospectus Supplement on Schedule I.

     For Loan ID#139 (The Enclave at Kennedy Ridge), the borrower executed a promissory note dated September 23, 2005 in the original principal amount of $4 million. The interest rate was increased from 5.18% per annum to
     5.22% per annum effective as of November 5, 2005. As of November 5, 2005, the balance of the note was $3,995,927.18, resulting in the Cut-off Date
     Balance of $3,991,292.60.

5    Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
     loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#12 (Renaissance Long Beach), the Appraised Value and LTV is
     based on the "When Complete" value of $57,100,000 as of May 9, 2005. The
     "When Complete" value assumes the completion of renovations at the property. The renovations at the property are underway and the lender has reserved $1,816,429 in an upfront PIP Reserve until renovations are complete. The "As-Is" value as to May 9, 2005 is $50,400,000. The "When
     Stabilized" prospective market value as of May 1, 2007 is $63,500,000.

     For Loan ID#15 (Renaissance Westchester), the Appraised Value and LTV is
     based on the "When Complete" value of $54,000,000 as of May 10, 2005. The
     "When Complete" value assumes the completion of renovations at the property. The renovations at the property are underway and the lender has reserved $4,384,703 in an upfront PIP Reserve until renovations are complete. The "As-Is" value as to May 10, 2005 is $44,900,000. The "When
     Stabilized" prospective market value as of May 1, 2007 is $56,600,000.

     For Loan ID#25 (Old Towne University Square), the Appraised Value and LTV
     is based on the "Stabilized" value of $27,000,000 as of August 18, 2005.
     The "Stabilized" value assumes completion of construction and occupancy of the 224 Unit (550-bed) space. The occupancy as of October 14, 2005 was
     89.5%.

     For Loan ID#35 (Winchester Square II), the Appraised Value and LTV is based on the "Stabilized" value of $19,800,000 as of April 1, 2006. The
     "Stabilized" value assumes the construction and occupancy stabilization of an 18,016 square foot retail building, situated adjacent to the anchor tenant space and within the collateral property. The occupancy as of
     September 27, 2005 was 85.5%. The "As-Is" value was $16,830,000 as of July
     13, 2005.

     For Loan ID#83 (Alameda Street Industrial), the Appraised Value and LTV is
     based on the "Stabilized" value of $11,700,000 as of October 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized and the tenant has commenced rent payments. The occupancy as of July 26, 2005 was 100%. The
     "As-Is" value was $11,620,000 as of August 20, 2005.

     For Loan ID#84 (Towncentre-Balfour), the Appraised Value and LTV for the
     2201 Balfour Road Property is based on the "Stabilized" value of $3,300,000 as of August 1, 2005. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 30, 2005 was 100%. The "As-Is"
     value was $3,200,000 as of August 1, 2005.

     For Loan ID#125 (Southhaven MHC), the Appraised Value and LTV is based on the "Stabilized" value of $6,100,000 as of January 1, 2006. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 1, 2005 was 89.0%. The "As-Is" value was $5,600,000 as of August
     22, 2005.

     For Loan ID#141 (Fletcher Heights Plaza - Peoria, AZ), the Appraised Value
     and LTV is based on the "Stabilized" value of $6,715,000 as of June 1,
     2005. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of October 10, 2005 was 95.9%. The "As-Is" value was
     $6,530,000 as of March 7, 2005.

     For Loan ID#163 (Hemet Retail), the Appraised Value and LTV is based on the
     "Stabilized" value of $3,900,000 as of July 11, 2005. The "Stabilized"
     value assumes the occupancy has stabilized. The occupancy as of October 31,
     2005 was 100%. The "As-Is" value is $3,880,000 as of July 11, 2005.

     For Loan ID#173 (Pearland Office Park), the Appraised Value and LTV is
     based on the "Stabilized" value of $3,650,000 as of October 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of July 1, 2005 was 100%. The "As-Is" value was $3,600,000 as of June 30,
     2005.

     For Loan ID#176 (Smart & Final Hemet), the Appraised Value and LTV is based on the "Stabilized" value of $3,290,000 as of August 1, 2005. The
     "Stabilized" value assumes the completion of construction and occupancy of the Smart & Final space. The Smart & Final space has been completed and they are open for business. The "As-Is" value is $3,280,000 as of July 11,
     2005.

     For Loan ID#181 (Rivers Bend Plaza), the Appraised Value and LTV is based on the "Stabilized" value of $3,050,000 as of November 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized. The occupancy as of September 1, 2005 was 100%. The "As-Is" value was $3,040,000 as of
     August 10, 2005.

     For Loan ID#193 (Santee Plaza II), the Appraised Value and LTV is based on the "Stabilized" value of $3,950,000 as of August 1, 2005. The "Stabilized"
     value assumes the completion of construction and stabilized occupancy. The
     "As-Is" value is $3,050,000 as of May 20, 2005.

     For Loan ID#194 (Promontory Corporate Plaza), the Appraised value and LTV for Promontory Corporate Plaza is based on the "Stabilized" value of
     $3,200,000 as of November 11, 2005. The "Stabilized" value assumes the
     TI/LC's have been completed and the single tenant has taken full occupancy.
     The occupancy as of November 10, 2005 was 100.0%. The "As-Is" Value as of
     August 11, 2005 is $3,040,000.

     For Loan ID#198 (Petco Hemet), the Appraised Value and LTV is based on the
     "Stabilized" value of $2,220,000 as of August 1, 2005. The "Stabilized"
     value assumes the completion of construction and stabilized occupancy. The
     "As-Is" value was $2,195,000 as of July 11, 2005.

     For Loan ID#200 (Apple Valley Business Center), the Appraised Value and LTV
     is based on the "Stabilized" value of $2,100,000 as of October 1, 2005. The
     "Stabilized" value assumes the occupancy has stabilized and the tenant has commenced rent payments. The occupancy as of July 22, 2005 was 90%. The
     "As-Is" value was $1,750,000 as of July 27, 2005.

7    For Loan ID#190 (Cumberland Retreat Apartments), the borrower does not have the right to prepay the pooled mortgage loan prior to 3 month prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the borrower is required to prepay the pooled mortgage loan with a make whole premium to a level in which the DSCR is 1.70x or greater.

     For Loan ID#210 (Mission Plaza), the borrower does not have the right to prepay the pooled mortgage loan prior to 1 month prior to the maturity date except in the event of a casualty and the borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the borrower is required to prepay the pooled mortgage loan with a make whole premium to a level to be determined by the lender.

8    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

9    For Loan ID#86 (2050 Martin Avenue), the pooled mortgage loan is structured with a performance holdback of $527,600 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan with yield maintenance premium 30 days prior to the expiration of the letter of credit if the letter of credit is not renewed and the releasing requirements have not been met in accordance with the respective reserve agreement.

     For Loan ID#87 (Shops at Burnt Mills), the pooled mortgage loan is structured with a performance holdback of $1,540,000, which is subject to achievement of certain release conditions. All LTV and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the numerator for the LTV calculated by subtracting $1,540,000 from the Cut-off Date
     Balance or Maturity Balance of the pooled mortgage loan. The pooled mortgage loan was structured as a pre-funded earnout with an upfront reserve of $1,540,000 to be held until the property achieves a stabilized occupancy level. The property was 80.8% leased as of October 20, 2005.

     For Loan ID#125 (Southhaven MHC), the pooled mortgage loan is structured with a performance holdback of $470,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan with a yield maintenance premium by October 1, 2012, if specified release conditions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#194 (Promontory Corporate Plaza), the pooled mortgage loan is structured with a performance holdback of $55,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by
     January 10, 2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

                                                                                       STUDIOS                  1 BEDROOM
         UTILITIES                                                                      NO. OF      AVG RENT     NO. OF    AVG RENT
   ID    PAID BY TENANT                                                              UNITS/ROOMS  PER MO. ($) UNITS/ROOMS PER MO.($)
------------------------------------------------------------------------------------------------------------------------------------

   8     Water, Sewer, Electric, Cable, Gas                                                                          440         803
   25    Electric                                                                                                     72         592
   28    Garbage/Recycling, Electricity, (Water & Sewage paid by Landlord and reimbursed by Tenant)                   72         693
   30    Gas, Electric                                                                                               272         605
   31    Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
   34    Electric, Water                                                                                             144         550
   44    Electric, Gas                                                                                               160         700
   47    Electric, Sewer, Water                                                                                       72         561
   54    Electric, Gas                                                                                                96         655
   63    None                                                                                                         76         798
------------------------------------------------------------------------------------------------------------------------------------
   71    None                                                                                                        139         801
   76    Electric                                                                                                     76         915
   82    Electric                                                                                                     20         625
   89    Electric
   90    Water, Electric                                                                                              96         500
------------------------------------------------------------------------------------------------------------------------------------
   91    Electric                                                                           21           430          99         560
  91-a   Electric                                                                                                     63         561
  91-b   Electric                                                                                                     5          565
  91-c   Electric                                                                           11           420          18         560
  91-d   Electric                                                                            1           400          2          550
------------------------------------------------------------------------------------------------------------------------------------
  91-e   Electric                                                                            9           445          9          572
  91-f   Electric                                                                                                     2          475
  100    Gas. Electric, Water, Sewage
  117    Electric                                                                                                     93         586
  121    Electric                                                                                                     86         975
------------------------------------------------------------------------------------------------------------------------------------
  128    Electric
  133    Gas. Electric                                                                                                18         640
  135    Gas. Electric                                                                                                76         675
  137    Gas. Electric                                                                       3           750          38         926
 137-a   Gas. Electric                                                                                                16         900
------------------------------------------------------------------------------------------------------------------------------------
 137-b   Gas. Electric                                                                       3           750          22         945
  148    Electric, Gas                                                                       6           700          45         870
  150    Electric                                                                                                     25         430
  154    Electric, Gas, Water                                                                                         2          710
  155    Electric                                                                            4           825          18         975
------------------------------------------------------------------------------------------------------------------------------------
  159    Electric
  165    Electric                                                                                                     60         463
  167    None                                                                               17           UAV          36         850
  171    Electric, Gas                                                                                                32         755
  175    Electric                                                                            4           570          58         640
------------------------------------------------------------------------------------------------------------------------------------
  180    Electric
  182    Electric                                                                                                     3          415
  185    Electric                                                                            4           750          19         900
  190    None                                                                                                         16         560

              2 BEDROOM                  3 BEDROOM                   4 BEDROOM               OTHER UNITS
                NO. OF     AVG RENT       NO. OF       AVG RENT       NO. OF      AVG RENT      NO. OF     AVG RENT      NO. OF
      ID      UNITS/ROOMS   PER MO. ($) UNITS/ROOMS    PER MO. ($)   UNITS/ROOMS PER MO. ($) UNITS/ROOMS   PER MO. ($)  ELEVATORS
-----------------------------------------------------------------------------------------------------------------------------------

      8          832        1,021
      25          4           625           378           477           96          449
      28         168          827           60            975
      30         248          720           24            928
      31         189        1,059                                                                                        3
------------------------------------------------------------------------------------------------------------------------------------
      34         186          674
      44          80          950
      47         120          702           60            835
      54         132          785
      63         126          889
------------------------------------------------------------------------------------------------------------------------------------
      71          32          990
      76          32         1,180
      82         199          685                                                              204        38
      89         207          670                                                              188        21
      90         120          626
------------------------------------------------------------------------------------------------------------------------------------
      91          65          649            2            800
     91-a         18          672                                                                                        2
     91-b         28          650
     91-c
     91-d         9           600            2            800
------------------------------------------------------------------------------------------------------------------------------------
     91-e
     91-f         10          650
     100                                                                                       332       360
     117          5           850                                                                                        1
     121          58         1,138
------------------------------------------------------------------------------------------------------------------------------------
     128          40          885
     133          72          746
     135          76          775
     137          16          985
    137-a         16          985
------------------------------------------------------------------------------------------------------------------------------------
    137-b
     148          10         1,250           1           1,300
     150          94          503           33            606
     154          24          906
     155          22         1,220
------------------------------------------------------------------------------------------------------------------------------------
     159          40         1,250          19           1,400           5         1,550
     165          24          610                                                              63         50
     167          4          1,150
     171          8           930
     175          8           735
------------------------------------------------------------------------------------------------------------------------------------
     180          88          550           16            650
     182          25          544           44            638
     185          22         1,200                                                              9        600             1
     190          64          662

                                   APPENDIX D

                      MORTGAGE LOAN NO. 1 -- OAK PARK MALL

                                [PHOTOS OMITTED]

                                      D-1

                                  [MAP OMITTED]

                                      D-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 -- OAK PARK MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $275,700,000

CUT-OFF DATE BALANCE:          $275,700,000

FIRST PAYMENT DATE:            01/01/2006

INTEREST RATE:                 5.85000%

AMORTIZATION TERM:             Interest Only

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 12/01/2015

EXPECTED MATURITY BALANCE:     $275,700,000

SPONSOR:                       CBL and Associates Limited Partnership

INTEREST CALCULATION:          30/360

CALL PROTECTION:               24-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               92 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $176.41

UP-FRONT RESERVES:             None

ONGOING RESERVES:(1)           RE Taxes:           Springing

                               Insurance:          Springing

                               TI/LC:              Springing

                               Replacement:        Springing

                               Low Debt Service:   Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Regional Mall

LOCATION:                      Overland Park, KS

YEAR BUILT/RENOVATED:          1974 / 2001

PERCENT LEASED (AS OF):        98.9% (08/01/05)

NET RENTABLE AREA:             1,562,863

THE COLLATERAL:                A regional mall anchored by Dillard's, Nordstrom,
                               JC Penney and Jones Store located in Overland
                               Park, Kansas.

OWNERSHIP INTEREST:(2)         Fee

MAJOR TENANTS:(3)                NRA     RENT PSF      LEASE EXPIRATION
-----------------              -------   --------   -----------------------
Dillard's                      429,469     $0.17    12/18/2011 & 01/31/2012
Nordstrom                      207,000     $0.00          02/28/2028
JC Penney                      201,097     $0.00          03/31/2027

PROPERTY MANAGEMENT:           CBL & Associates Management, Inc.

U/W NET CASH FLOW:             $20,090,989

APPRAISED VALUE (AS OF):       $394,000,000 (10/13/05)

CUT-OFF DATE LTV RATIO:        70.0%

LTV RATIO AT MATURITY:         70.0%

U/W DSCR:                      1.25x

U/W DSCR POST IO:              NAP
--------------------------------------------------------------------------------

(1)  Borrower is not required to make monthly RE Tax, Insurance, TI/LC, or
     Replacement deposits unless and until the earliest of: (i) the occurrence of a default under the loan; (ii) the debt service coverage ratio is less then 1.15x; or (iii) any assignment of borrower's obligations under the mortgage loan documents to, and assumption of such obligations by, a successor borrower. The borrower is required to deposit all excess monthly cash flow into a low debt service reserve upon the earlier of the following events: (i) the occurrence of a default under the loan; or (ii) the debt service coverage ratio is less than 1.10x.

(2)  The borrower owns both the fee and leasehold interests in the property.

(3)  Nordstrom and JC Penney do not pay base rent but do pay percentage rent and common area maintenance charges.

THE OAK PARK MALL LOAN.

     THE LOAN. The largest loan (the "Oak Park Mall Loan") is a $275,700,000 first mortgage loan secured by the borrower's fee simple interest in the Oak
Park Mall located in Overland Park, Kansas.

     THE BORROWER. The borrower, Oak Park Mall, LLC, owns no material assets other than the Oak Park Mall and related interests. The borrower is a single purpose entity whose managing member is structured with one independent director. A non-consolidation opinion was delivered at origination. The borrower is 100% owned by CBL and Associates Limited Partnership and CBL and Associates
Management, Inc.

                                      D-3

     THE PROPERTY. The Oak Park Mall is a 1,562,863 square foot regional mall located in Overland Park, Kansas. The property is approximately 98.9% leased to
175 tenants. The Oak Park Mall is anchored by Dillard's, Nordstrom, JC Penney and Jones Store.

     SIGNIFICANT TENANTS: As of August 1, 2005, the Oak Park Mall was
approximately 98.9% leased by 175 tenants.

     Dillard's, Inc. (NYSE: DDS; rated BB/BB-/B2 by S/F/M) leases 429,469 sq.ft.
(27.5% of the NRA) under leases with 224,402 square feet expiring in December
2011 and 205,067 square feet expiring in January 2012. Dillard's, Inc. pays
$0.09psf in base rent for the 224,402 square feet of space and $0.08psf for the
205,067 square feet in addition to percentage rent and common area maintenance.
Dillard's, Inc. is a large national retail department store chain that sells fashion apparel and home furnishings with annual revenues exceeding $7.8 billion. Dillard's, Inc. has 329 stores in 29 states, located in the Sunbelt and the central U.S.

     Nordstrom, Inc. (NYSE: JWN; rated A-/A-/Baa1 by S/F/M) leases 207,000
sq.ft. (13.2% of the NRA) under a lease expiring in February 2028. Nordstrom does not pay base rent but pays percentage rent and common area maintenance charges. Nordstrom, Inc. is a national luxury fashion specialty retailer, with
155 U.S. stores located in 27 states. Founded in 1901 as a shoe store, today
Nordstrom, Inc. operates 98 Full-Line Stores, 49 Nordstrom Racks, five
Faconnable boutiques, one free-standing shoe store and two clearance stores.
Nordstrom, Inc. also operates 32 Faconnable boutiques in Europe.

     JC Penney (NYSE: JCP; rated BB+/BBB-/Ba1 by S/F/M) leases 201,097 sq.ft.
(12.9% of the NRA) under a lease expiring in March 2027. JC Penney does not pay base rent but pays percentage rent and common area maintenance fees. JC Penney is a large department store, catalog and e-commerce retailer, offering fashion and basic apparel, accessories and home furnishings.

LEASE EXPIRATION SCHEDULE (1)

             # OF LEASES    TOTAL SF   % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF   AVG. RENT PSF
YEAR           EXPIRING     EXPIRING      EXPIRING      TOTAL SF      SF EXPIRING        EXPIRING
----------   -----------   ---------   -------------   ----------   ---------------   -------------

MTM                3           5,499         0.4%          5,499           0.4%           $37.40
2005               8          12,622         0.8%         18,121           1.2%           $43.48
2006              20          28,989         1.9%         47,110           3.0%           $47.87
2007              20          28,216         1.8%         75,326           4.8%           $59.33
2008              23          99,393         6.4%        174,719          11.2%           $24.37
2009              17          70,688         4.5%        245,407          15.7%           $33.69
2010              14         215,467        13.8%        460,874          29.5%           $ 6.17
2011              11         251,406        16.1%        712,280          45.6%           $ 4.15
2012              14         236,891        15.2%        949,171          60.7%           $ 4.84
2013              16          57,248         3.7%      1,006,419          64.4%           $38.57
2014              18          70,014         4.5%      1,076,433          68.9%           $37.79
THEREAFTER        11         469,921        30.1%      1,546,354          98.9%           $ 3.31
VACANT           NAP          16,509         1.1%      1,562,863         100.0%              NAP
                 ---       ---------       -----                                          ------
TOTAL            175       1,562,863       100.0%                                         $11.87
                 ===       =========       =====                                          ======

(1) The above table represents the rollover at the property through year-end
2014. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Oak Park Mall is managed by CBL and Associates
Management, Inc., affiliates of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower is permitted to incur future unsecured subordinate debt from affiliates of the borrower for various purposes, provided that, among other conditions, (i) a subordination agreement acceptable to lender is delivered; (ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase or leasing of equipment; (iii) the intercompany debt does not exceed 5% of the outstanding principal balance of the
Oak Park Mall Loan.

     GROUND LEASE. The borrower owns both the fee and leasehold interests in the property. The ground lease expires on December 31, 2091 with no renewal options.
The fixed annual ground rent is $1,421,180 with no rent step-ups. The ground lease is subordinate to the mortgage.

     RELEASE OF PARCELS. With lender's prior consent, the borrower may obtain the release of any parcel of land at the property subject to certain conditions set forth in the mortgage loan documents, including among other things (i) the parcel to be released is not occupied by a tenant, and (ii) the rent for the parcel has not formed the basis for the lender's underwriting of the loan.

                                      D-4

                   MORTGAGE LOAN NO. 2 -- WORLD MARKET CENTER

                                [PHOTOS OMITTED]

                                      D-5

                                  [MAP OMITTED]

                                      D-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 -- WORLD MARKET CENTER
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $225,000,000

CUT-OFF DATE BALANCE:            $225,000,000

FIRST PAYMENT DATE:              08/01/2005

INTEREST RATE:                   6.01650%

AMORTIZATION TERM:               Months 1-24: Interest Only

                                 Months 25-120: 315 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   07/01/2015

EXPECTED MATURITY BALANCE:       $191,209,879

SPONSOR:                         The Related Companies, L.P.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 37-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 82 payments, and open to prepayment without
                                 premium thereafter through the maturity date.

CUT-OFF DATE BALANCE PER SF:     $206.07

UP-FRONT RESERVES:               RE Taxes:        $939,552

                                 Insurance:       $154,889

                                 Replacement:     $18,575

                                 Debt Service:    $1,141,377

                                 Construction:(1) $5,618,941

ONGOING RESERVES:                RE Taxes:        $187,910 / month

                                 Insurance:       $19,361 / month

                                 Replacement:     $18,575 / month

                                 TI/LC:(2)        Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Other

PROPERTY SUB-TYPE:               Design Center

LOCATION:                        Las Vegas, NV

YEAR BUILT/RENOVATED:            2005 / NAP

OCCUPANCY (AS OF):               99.4% (10/11/05)

NET RENTABLE AREA:               1,091,878

THE COLLATERAL:                  A 10-story building serving as a furniture
                                 design center facility with over 200 tenants
                                 located in Las Vegas, Nevada.

OWNERSHIP INTEREST:              Fee

MAJOR TENANTS                      NRA    RENT PSF   LEASE EXPIRATION
------------------------------   ------   --------   ----------------
Cambium Business Group           22,114    $15.23       06/30/2010
Amini Innovation, Corp. (AICO)   21,718    $15.23       06/30/2010
Ashley Furniture Industries      19,474    $14.21       06/30/2008

PROPERTY MANAGEMENT:             WMCV Phase I Management, LLC

U/W NET CASH FLOW:               $23,461,137

APPRAISED VALUE (AS OF):         $359,000,000 (08/04/05)

CUT-OFF DATE LTV RATIO:          62.7%

LTV RATIO AT MATURITY:           53.3%

U/W DSCR:                        1.71x

U/W DSCR POST IO:                1.37x
--------------------------------------------------------------------------------

(1)  The original up-front construction escrow was $23,686,620, however, the escrow balance has been partially released and reduced to the amount above.

(2)  In the related year, borrower deposits the following amounts in twelve equal installments: years 1 and 6: $0; years 2 and 7: $500,000; years 3 and
     8: $1,000,000; years 4 and 9: $1,500,000; years 5 and 10: $2,000,000. After the 5th year, any unused portion will be released to the borrower, and the annual reserve requirements stated above are reduced by 50% of the corresponding designated reserve, provided that the borrower has met the following performance criteria: (i) DSCR (calculated after the IO period)
     is at least 1.35x or better as determined by lender, (ii) the property has a minimum leased level of 95% (iii) 85% of the property is leased to tenants having remaining lease terms not less than 3 years and 10% of the property is leased to tenants having remaining lease terms of not less than
     1 year as evidenced by a tenant estoppel certificate reasonably acceptable to lender, and (iv) rollover expenditures during the previous 5 years have not exceeded $2,500,000 in the aggregate.

THE WORLD MARKET CENTER LOAN.

     THE LOAN. The second largest loan (the "World Market Center Loan") is a
$225,000,000 first mortgage loan secured by the borrower's fee simple interest in the World Market Center located in Las Vegas, Nevada.

     THE BORROWER. The borrower, WMCV Phase 1, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The borrower is sponsored by The Related Companies, L.P. ("Related")

                                      D-7

which was founded in 1972. Related is a real estate company principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States.

     THE PROPERTY. The World Market Center is a 1,091,878 square foot, 10-story home furniture and furnishing accessories showroom and design center located in
Las Vegas, Nevada. The World Market Center was built in 2005 and is the first of eight buildings to be completed within the World Market Development. The World
Market Development is planned to comprise 12,000,000 square feet of permanent showroom space on 57 contiguous acres, serving as the hub for a semi-annual furniture and design convention/exhibition called Las Vegas Market ("Market")
and as a year-round facility for tenants to use showrooms as desired.

     SIGNIFICANT TENANTS: As of October 11, 2005, the World Market Center was
approximately 99.4% leased by over 200 tenants.

     Cambiam Business Group leases 22,114 sq.ft. (2.0% of the NRA) under leases for $15.23psf expiring in June 2010. Based in Chicago, IL, Cambiam Business
Group sells handcrafted furniture, kitchen cabinetry and home accessories.

     Amini Innovation, Corp. leases 21,718 sq.ft. (2.0% of the NRA) under a lease for $15.23psf expiring in June 2010. Amini Innovation, Corp. is headquartered in Southern California and sells home furnishing products for the bedroom and dining room.

     Ashley Furniture Industries leases 19,474 sq.ft. (1.8% of the NRA) under a lease for $14.21psf expiring in June 2008. Founded by Carlyle Weinberger in 1945 and headquartered in Arcadia, WI, Ashley Furniture Industries is a furniture manufacturer selling several combinations of furniture for living rooms, dining rooms, and bedrooms through 100 franchised Ashley Furniture Home Stores in the
U.S., Canada and Japan.

LEASE EXPIRATION SCHEDULE (1)

         # OF LEASES   TOTAL SF    % OF TOTAL SF                                                       AVERAGE RENT PSF
YEAR      EXPIRING     EXPIRING      EXPIRING      CUMULATIVE TOTAL SF   CUMULATIVE % OF SF EXPIRING       EXPIRING
------   -----------   ---------   -------------   -------------------   ---------------------------   ----------------

2007           1           9,364        0.9%               9,364                     0.9%                  $18.27
2008          23         140,268       12.8%             149,632                    13.7%                  $18.37
2010         207         929,511       85.1%           1,079,143                    98.8%                  $21.45
2015           1           6,168        0.6%           1,085,311                    99.4%                  $22.33
VACANT       NAP           6,567        0.6%           1,091,878                   100.0%                     NAP
             ---       ---------      -----                                                                ------
TOTAL        232       1,091,878      100.0%                                                               $21.03
             ===       =========      =====                                                                ======

(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by WMCV Phase I Management,
LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. There is no existing mezzanine debt. Future mezzanine debt is permitted subject to, among other things, a maximum combined loan to value ratio of 62.7%, a minimum combined debt service coverage ratio (as calculated after the IO period) of 1.36x and rating agency confirmation of no downgrade of the ratings on the certificates.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-8

                MORTGAGE LOAN NO. 3 -- OASIS NET LEASED PORTFOLIO

                                [PHOTOS OMITTED]

                                      D-9

                                  [MAP OMITTED]

                                      D-10

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 3 -- OASIS NET LEASED PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $120,000,000

CUT-OFF DATE BALANCE:          $120,000,000

FIRST PAYMENT DATE:            01/05/2006

INTEREST RATE:                 5.7700%

AMORTIZATION TERM:             Months 1-24: Interest Only

                               Months 25-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 12/05/2015

EXPECTED MATURITY BALANCE:     $105,986,903

SPONSOR:                       Raymond C. Lee

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               24-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               94 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $150.66

UP-FRONT RESERVES:             RE Taxes:        $114,239

                               Insurance:       $23,399

                               Environmental:   $5,000

                               TI/LC:           $1,500,000

ONGOING RESERVES:              RE Taxes:        $57,120 / month

                               Insurance:       $11,699 / month

                               Replacement:     $11,333 / month

                               TI/LC:(1)        $44,416 / month

LOCKBOX:                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      See Table Below

YEAR BUILT/RENOVATED:          Various

PERCENT LEASED (AS OF):        100% (10/01/05)

NET RENTABLE AREA:             796,507

THE COLLATERAL:                10 Class A and B office buildings located in
                               Massachusetts and Nevada.

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                    NRA     RENT PSF   LEASE EXPIRATION
-------------                  -------   --------   ----------------
Wells Fargo Bank               213,144    $17.64       11/30/2011
Sybase, Inc.                   166,912    $26.37       10/31/2012
Baystate Gas Company            88,000    $12.75       6/30/2012

PROPERTY MANAGEMENT:           Wight & Company, Incorporated

U/W NET CASH FLOW:             $10,168,746

APPRAISED VALUE (AS OF):       $167,250,000 (Various)

CUT-OFF DATE LTV RATIO:        71.7%

LTV RATIO AT MATURITY:         63.4%

U/W DSCR:                      1.45x

U/W DSCR POST IO:              1.21x
--------------------------------------------------------------------------------

(1)  If the tenant Baystate Gas does not exercise its renewal option in 2012, the borrower will be required to fund an additional reserve between July
     2011 and June 2012, in the amount of $15psf for each square foot not extended by Baystate Gas. Additionally, if the tenant Welch's Food exercises its termination option in February 2010, the tenant is required to pay a termination fee of $812,176. These funds are required to be deposited with lender and used solely for TI/LC's relating to this space.
     Beginning in November 2012, the general TI/LC reserve will be capped at
     $2,500,000 until loan maturity.

THE OASIS NET LEASED PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Oasis Net Leased Portfolio Loan") is a $120,000,000 first mortgage loan secured by the borrower's fee simple interest in ten suburban office buildings located in Massachusetts and Nevada.

     THE BORROWER. The borrowers consist of 10 separate single purpose entities that are controlled by the sponsor, Raymond C. Lee. Each borrower owns no material assets other than the related property and related interests. The borrowers are structured with an independent director. A non-consolidation opinion was delivered at origination. Mr. Lee reports a net worth in excess of
$64 million.

     THE PROPERTIES. The collateral consists of 10 cross-collateralized suburban office buildings totaling approximately 796,507 net rentable square feet. Nine of the properties are located in various suburbs of Boston, MA and one is located in Las Vegas, NV. The portfolio is 100% leased as of October 1, 2005.
Nine out of the ten properties are leased to single tenants including three properties leased to various investment grade-rated tenants.

                                      D-11

     More specific information about each property is set forth in the table below:

                                                YEAR BUILT/                                               "AS-IS"
          PROPERTY                LOCATION      RENOVATED        NRSF     OCCUPANCY(1)     U/W NCF     APPRAISED VALUE
---------------------------   ---------------   -----------     ------    ------------   -----------   ---------------

2 Concord Farms               Concord, MA        2001 / NAP     58,800       100%       $   909,411     $ 19,250,000
3 Concord Farms               Concord, MA        1982 / 1992    68,077       100%       $   911,712     $ 13,900,000
4 Concord Farms               Concord, MA        1985 / NAP     62,062       100%       $   810,755     $ 16,200,000
5 Concord Farms               Concord, MA        1980 / NAP     44,600       100%       $   596,245     $ 11,700,000
6 Concord Farms               Concord, MA        1986 / NAP     60,250       100%       $   804,188     $ 15,700,000
300 Friberg Parkway           Westborough, MA    1983 / 1989    88,000       100%       $   811,726     $ 12,800,000
355 Wood Road                 Braintree, MA      1987 / NAP     43,708       100%       $   400,656     $  6,600,000
101 Philip Drive              Norwell, MA        1986 / 1994    32,500       100%       $   319,274     $  5,000,000
1022 Hingham Street           Rockland, MA       1986 / 1993    125,366      100%       $ 1,244,276     $ 17,100,000
3300-3380 W. Sahara           Las Vegas, NV      1986 / NAP     213,144      100%       $ 3,210,502     $ 49,000,000
TOTAL PORTFOLIO / WTD. AVG.                                     796,507      100%       $10,168,746*    $167,250,000

*    Please note that the underwritten net cash flow on a portfolio basis includes a $150,000 credit for the upfront TI/LC reserve of $1,500,000.

     SIGNIFICANT TENANTS: As of October 1, 2005, the portfolio was 100% leased by 8 tenants.

     Wells Fargo Bank, a subsidiary of Wells Fargo & Co. (NYSE: WFC; rated
AA-/AA/Aaa by S/F/M) leases 213,144 sq.ft. (26.8% of the NRA) under a lease for
$17.64psf expiring in November 2011. Wells Fargo Bank is the fifth largest U.S.
bank, with approximately $435 billion in assets. Wells Fargo Bank provides banking, insurance, investments, mortgage and consumer finance through more than
6,000 branches worldwide.

     Sybase, Inc. leases 166,912 sq.ft. (21.0% of the NRA) under a lease for
$26.37psf expiring in October 2012. Sybase, Inc. is a large global enterprise software provider that develops innovative database technologies for managing information and data across software and hardware platforms. Sybase, Inc.
customers include 95 of the Fortune 100 Companies.

     Baystate Gas Company leases 88,000 sq.ft. (11.0% of the NRA) under a lease for $12.75psf expiring in June 2012. Baystate Gas Company is an energy services company serving more than 300,000 natural gas customers in Massachusetts, New
Hampshire and Maine. The company is a wholly-owned subsidiary of NiSource Inc.
(rated BBB/BBB/NR by S/F/M) based in Merrillville, IN. NiSource Inc. is a
Fortune 500 holding company, engaging in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution from the Gulf Coast through the Midwest to New England.

LEASE EXPIRATION SCHEDULE (1)

         # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF   AVERAGE RENT PSF
 YEAR     EXPIRING     EXPIRING      EXPIRING      TOTAL SF      SF EXPIRING         EXPIRING
------   -----------   --------   -------------   ----------   ---------------   ----------------

2006           1         79,800        10.0%         79,800          10.0%            $17.00
2007           1         43,708         5.5%        123,508          15.5%            $12.00
2008           1         45,566         5.7%        169,074          21.2%            $11.75
2009           1         32,500         4.1%        201,574          25.3%            $12.75
2010           1         68,077         8.5%        269,651          33.9%            $16.74
2011           1        213,144        26.8%        482,795          60.6%            $17.64
2012           4        254,912        32.0%        737,707          92.6%            $15.27
2013           1         58,800         7.4%        796,507         100.0%            $19.50
VACANT       NAP              0         0.0%        796,507         100.0%               NAP
             ---        -------       -----                                           ------
TOTAL         11        796,507       100.0%                                          $19.17
             ===        =======       =====                                           ======

(1)  The above table represents the rollover at the property through year-end
     2013. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Wight & Company,
Incorporated, a third-party property manager.

     ADDITIONAL INDEBTEDNESS. There is no existing mezzanine debt. Future mezzanine debt is permitted, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, an aggregate combined loan-to-value ratio not to exceed 85% and a combined debt service coverage ratio to be equal to or greater than 1.07x. Alternatively, the borrower may issue preferred equity interests under analogous terms and conditions.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. The borrower is permitted to obtain a release of individual properties subject to certain conditions set forth in the mortgage loan documents, including, among others, defeasance of an amount equal to 125%
of the allocated loan amount. In addition, the remaining collateral must have a debt service coverage ratio equal to or greater than 1.20x and a loan-to-value ratio equal to or less than 72.0%.

                                      D-12

                 MORTGAGE LOAN NO. 4 -- THE WESTIN COPLEY PLACE

                                [PHOTOS OMITTED]

                                      D-13

                                  [MAP OMITTED]

                                      D-14

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 4 -- THE WESTIN COPLEY PLACE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               WFB

LOAN PURPOSE:                       Acquisition

ORIGINAL BALANCE:(1)                $105,000,000

CUT-OFF DATE BALANCE:(1)            $105,000,000

FIRST PAYMENT DATE:                 10/01/2005

INTEREST RATE:                      5.28000%

AMORTIZATION TERM:                  Interest Only

ARD:                                Yes

ANTICIPATED REPAYMENT DATE:         09/01/2015

MATURITY DATE:                      09/01/2035

EXPECTED ARD BALANCE:(1)            $105,000,000

SPONSOR:                            LaSalle Hotel Properties, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    27-payment lockout from the first payment
                                    date, with U.S. Treasury defeasance for the
                                    following 89 payments, and open to
                                    prepayment without premium thereafter
                                    through the maturity date.

CUT-OFF DATE BALANCE PER ROOM:(1)   $261,519

UP-FRONT RESERVES:                  RE Tax:            $684,877

                                    FF&E:              $931,344

                                    Debt Service:      $924,000

ONGOING RESERVES:                   RE Tax:            $342,439 / month

                                    Insurance:(2)      Springing

                                    FF&E:(3)           4% of Revenues / quarter

                                    Flag:(4)           Springing

                                    Amortization:(5)   Springing
LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Hospitality

PROPERTY SUB-TYPE:                  Full Service

LOCATION:                           Boston, MA

YEAR BUILT/RENOVATED:               1983 / 1999-2004

OCCUPANCY (AS OF):                  76.7% (T-12 - 07/31/05)

ADR (AS OF):                        $220.08 (T-12 - 07/31/05)

REVPAR (AS OF):                     $168.74 (T-12 - 07/31/05)

ROOMS:                              803

THE COLLATERAL:                     A 38-story, 803-room, full-service hotel
                                    located in Boston, Massachusetts.

OWNERSHIP INTEREST:                 Leasehold

PROPERTY MANAGEMENT:                Westin Management Company East

U/W NET CASH FLOW:                  $23,352,944

APPRAISED VALUE (AS OF):            $325,000,000 (07/28/05)

CUT-OFF DATE LTV RATIO:(1)          64.6%

LTV RATIO AT ARD:(1)                64.6%

U/W DSCR:(1)                        2.08x

U/W DSCR POST IO:(1)                NAP
--------------------------------------------------------------------------------

(1)  The subject $105,000,000 loan represents a 50% pari passu portion of the
     $210,000,000 mortgage loan. All LTV, DSCR and Loan per Room numbers in this table are based on the total $210,000,000 financing.

(2)  Borrower is not required to make insurance deposits so long as there is an approved blanket policy for general liability and property insurance in place, the loan is not in default and evidence of insurance payments are provided to lender.

(3)  A quarterly deposit equal to 4% of gross revenues less the sum of (i) any
     FF&E expenditures incurred and paid for by borrower and not reimbursed pursuant to the loan documents, (ii) any carry forward credit amounts as described in the loan documents, and (iii) any amounts collected by manager in respect of FF&E pursuant to the management agreement. An example of the calculation is attached to the promissory note.

(4)  Borrower is not required to make flag deposits unless and until the earlier of every March 31, June 30, September 30 and December 31 of each calendar loan year, commencing December 31, 2005, and the following events occur:
     (i) the property is no longer operated and branded as (A) a "Westin" hotel or (B) an approved hotel flag (as defined in the mortgage); (ii) the debt service coverage ratio has decreased 20% or more from the debt service coverage ratio of the calendar quarter immediately prior to the date the property ceased being operated and branded as a "Westin" hotel or an approved hotel flag; and (iii) the annual cash flow for the property is less then $22,000,0000.

(5)  All excess cash flow will be deposited unless and until the earlier of the following events occurs: (i) the loan has not been paid in full on the anticipated repayment date; (ii) any time during the period commencing on the first Due Date through the Due Date that is one month prior to the seventh anniversary of the first Due Date, the debt service coverage ratio is less then 1.55x; (iii) any time during the period commencing on the seventh anniversary of the first Due Date through the Due Date that is one month prior to the ninth anniversary of the first Due Date, the debt service coverage ratio is less then 1.85x; or (iv) any time during the period commencing on the ninth anniversary of the first Due Date through and including the anticipated repayment date, the debt service coverage ratio is less then 1.95x.

THE WESTIN COPLEY PLACE LOAN.

     THE LOAN. The fourth largest loan (the "Westin Copley Place Loan") is evidenced by one of two pari passu promissory notes and is secured by a single first priority leasehold mortgage on the Westin Copley Place hotel located in
Boston, Massachusetts.

                                      D-15

The first mortgage loan was originated on August 30, 2005 by Wells Fargo Bank
N.A., and was split into two equal portion A-1 and A-2 pari passu notes. Note
A-2 will be included in the BSCMSI 2005-PWR10 trust. Note A-1 has been included in the REMIC trust known as BSCMSI 2005-TOP20, and has the same interest rate, maturity date and amortization term as the Westin Copley Place Loan Note A-2.

     THE BORROWER. The borrower, LHO Backstreets, L.L.C., is a single purpose entity that owns no material assets other than the Westin Copley Place and related interests. The borrower is single member limited liability company structured with an independent director. A non-consolidation opinion was delivered at origination. The guarantor is LaSalle Hotel Operating Partnership,
L.P. (the "LaSalle OP"), whereby LaSalle Hotel Properties ("LaSalle"; NYSE:
LHO), the sponsor, is the sole general partner of the LaSalle OP owning a 97.7%
interest and other various investors hold the remaining 2.3%. The LaSalle OP holds substantially all of LaSalle's assets and conducts all of LaSalle's operations. LaSalle is a Maryland-based real estate investment trust ("REIT")
that owns approximately 23 hotels consisting of 7,600 guest rooms throughout the
United States. LaSalle's hotels are operated under a number of flags, including
West Hotels and Resorts, Sheraton, Crestline, Hyatt, Benchmark, White Lodging,
Sandcastle, Davidson and Kimpton.

     THE PROPERTY. The Westin Copley Place is a Westin flagged, 38-story,
803-room full-service hotel located in Boston, Massachusetts. The property was built in 1983, renovated between 1999 and 2004, and features a fully equipped health club with a heated indoor swimming pool, spa and salon services, as well as approximately 57,000 square feet of function space, including two major ballrooms, five restaurants and a business center. The property is located in the historic "Back Bay" area of Boston in Massachusetts on a parcel bounded by
Huntington Avenue, Dartmouth Street and Stuart Street. The property is part of the Copley Place complex and is connected by sky bridges to the Copley Place,
Marriott Copley Place, Prudential Center, Hynes Convention Center, Sheraton
Boston and 111 Huntington Avenue, an office development. Interstate 90 (I-90), which passes directly below the property, and Interstate 93 (I-93) provides access to the property and its surrounding neighborhood. I-90 provides access to all points west of Boston, while I-93 is the major north-south roadway in
Boston. The property is approximately 5 miles from Logan International Airport.
During 1999 - 2004, approximately $40.0 million, or $49,813 per key, was spent in capital improvements on the property. The property is constructed on air rights above Interstate 90, with the Massachusetts Turnpike Authority (MTA) as the owner of the underlying interstate and the air rights. All rents under the ground lease have been prepaid. The lease provides that the MTA cannot terminate the lease or evict the tenant or leasehold mortgagee in possession under any circumstances. The ground lease expires December 14, 2077.

--------------------------------------------------------------------------------------------------------
                         SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
--------------------------------------------------------------------------------------------------------
                     COMPETITIVE SET             THE WESTIN COPLEY PLACE          PENETRATION FACTOR
              -----------------------------   -----------------------------   --------------------------
    YEAR      OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
-----------   ---------   -------   -------   ---------   -------   -------   ---------   -----   ------

    2002        71.1%     $181.90   $129.26     74.4%     $206.97   $153.95     104.6%    113.8%   119.1%
    2003        71.1%     $173.76   $123.47     72.6%     $200.47   $145.54     102.1%    115.4%   117.9%
    2004        73.9%     $188.06   $139.04     76.5%     $219.00   $167.48     103.5%    116.5%   120.5%
T-12 6/2005     74.6%     $191.72   $143.03     76.2%     $224.53   $171.06     102.1%    117.1%   119.6%

(1)  The above table is based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The property is managed by Westin Management Company
East ("Westin"), an affiliate of Starwood Hotels and Resorts Worldwide, Inc.
("Starwood"). Starwood (NYSE: HOT; rated BB+/BB+/Ba1 by S/F/M) is a hospitality company with 750 hotels in the United States and 80 other countries. Starwood has approximately 120,000 employees as of year-end 2004 and is headquartered in
White Plains, New York.

     ADDITIONAL INDEBTEDNESS. The loan documents provide a constituent party or parties of borrower (other than any such constituent party which is required to be a single purpose, bankruptcy remote entity pursuant to the mortgage loan documents) are permitted to incur mezzanine financing secured by a pledge of
100% of the direct or indirect equity ownership interest in borrower; provided borrower obtains lender's approval, which shall be at lender's sole discretion, and, if requested by lender, rating agency confirmation of no downgrade of the ratings on the certificates.

     GROUND LEASE. The Westin Copley Place is encumbered by a ground lease that expires December 14, 2077. Fixed rent payments of $1.00 per annum are due through the end of the term. Annual ground lease payments have been prepaid through the ground lease expiration date. The ground lessor is the Massachusetts
Turnpike Authority, which operates the Massachusetts Turnpike (MassPike), including 138 miles of highway as well as the Ted Williams Tunnel beneath Boston
Harbor.

     RELEASE OF PARCELS. Not Allowed.

                                      D-16

                        MORTAGE LOAN NO. 5 -- CROCKER PARK

                                [PHOTOS OMITTED]

                                      D-17

                                  [MAP OMITTED]

                                      D-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 -- CROCKER PARK
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PMCF

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $100,000,000

CUT-OFF DATE BALANCE:            $100,000,000

FIRST PAYMENT DATE:              01/05/2006

INTEREST RATE:                   5.72000%

AMORTIZATION TERM:               Months 1-24: Interest Only

                                 Months 25-120: 360 months

ARD:                             Yes

ANTICIPATED REPAYMENT DATE:      12/05/2015

MATURITY DATE:                   12/05/2028

EXPECTED ARD BALANCE:            $88,220,715

SPONSORS:                        Robert L. Stark and Morry Weiss

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 defeasance for the following 91 payments, and
                                 open to prepayment without premium thereafter
                                 until the maturity date.

CUT-OFF DATE BALANCE PER SF:     $161.60

UP-FRONT RESERVES:               RE Taxes:                  $511,000

                                 Insurance:                 $117,750

                                 TI/LC:                     $2,070,234

                                 Other:(1, 2, 3, 4, 5, 6)   See Footnotes

ONGOING RESERVES:                RE Taxes:(7)               $600,000 / month

                                 Insurance:                 $13,083 / month

                                 Replacement:               $8,916 / month

                                 TI/LC:(8)                  $30,000 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Mixed Use

PROPERTY SUB-TYPE:               Retail / Office / Multifamily

LOCATION:                        Westlake, OH

YEAR BUILT/RENOVATED:            2005 / NAP

PERCENT LEASED (AS OF):(9)       77.4% (11/15/05)

NET RENTABLE AREA:               618,817

THE COLLATERAL:                  A mixed use project with retail, office and
                                 multifamily components located in Westlake,
                                 Ohio.

OWNERSHIP INTEREST:              Fee. See "Ground Lease/Bond Financings" below.

MAJOR TENANTS                      NRA    RENT PSF   LEASE EXPIRATION
-------------                    ------   --------   ----------------
Dick's Sporting Goods            75,000    $15.85       01/31/2025
Barnes & Noble #2155             28,684    $17.43       03/31/2015
Regal Cinemas Crocker(10)        24,442    $24.08       04/30/2020

PROPERTY MANAGEMENT:             Stark Enterprises, Comet Management Services,
                                 Inc.

U/W NET CASH FLOW:               $8,499,742

APPRAISED VALUE (AS OF): (11)    $125,300,000 (06/20/05)

CUT-OFF DATE LTV RATIO: (11)     79.8%

LTV RATIO AT ARD: (11)           70.4%

U/W DSCR:                        1.47x

U/W DSCR POST IO:                1.22x
--------------------------------------------------------------------------------

(1)  The borrower posted a $22,000,000 letter of credit ("LOC") at origination to be held as additional security for the loan. The LOC may be released subject to satisfaction of certain conditions including: (i) the property achieves a minimum debt service coverage ratio both at the time the release is requested and at the time the release occurs of 1.20x (based upon a
     30-year amortization schedule); (ii) a specified underwritten net cash flow is achieved; and (iii) specified leasing parameters have been met. The amount of the LOC may be reduced quarterly provided that after giving effect to such reduction, the property achieves a minimum debt service coverage ratio of 1.20x and specified leasing parameters have been met.

(2)  A reserve of $2,326,674 was collected that is equal to four months of debt service payments. An amount equal to three months of debt service
     (approximately $1,745,000) will be released to the borrower from this reserve when the property achieves a debt service coverage ratio of at least 1.10x (based upon a 30-year amortization schedule) for a period of three consecutive months. The remaining balance in such reserve will be released to the borrower when the property achieves a debt service coverage ratio of at least 1.20x (based upon a 30-year amortization schedule) for a period of three consecutive months.

(3)  A reserve of $2,643,153 was collected that is equal to the January 2006 semi-annual bond payment due from the borrower and Crocker Park, LLC relating to the bonds issued to finance the cost of the infrastructure at the Crocker Center and, the public improvements at the Crocker Center including the public parking garages, street widening and related improvements. Semi-annual payments are due in January and July of each year. See "Ground Lease/Bond Financings" below.

(4)  A reserve of $145,688 was collected for retail tenants at the property that have executed leases but are not currently in occupancy.

(5)  A reserve of $370,948 was collected that consists of (i) approximately
     $73,288 to cover the monthly rental payments for a period extending from origination until tenant Morgan Stanley takes occupancy and begins paying rent to the borrower and (ii) $297,660 relating to Morgan Stanley's tenant allowance from the borrower.

(6)  A reserve of $586,960 was collected to bring three retail suites located on
     Crocker Park Boulevard to "vanilla box" condition in anticipation of future tenant-specific improvements.

(7)  A reserve of $600,000 will be collected monthly to cover both future real estate tax payments and semi annual bond payments. See "Ground Lease/Bond
     Financings" below.

(8)  Capped at $1,000,000.

(9)  According to the rent rolls provided by the borrower, the retail component is currently 98.97% leased, the office component is currently 10.72% leased and, excluding the master lease, the multifamily component is currently
     56.96% leased.

(10) Regal Cinemas Crocker pays annual rent to the borrower of approximately
     $1,512,000. The tenant leases 24,442 sq.ft. under a lease with the borrower expiring April 30, 2020. The tenant is occupying an additional 38,360
     sq.ft. of theater space in an adjacent shopping center, The Promenade of
     Westlake, with a skywalk connecting the two spaces. The tenant pays rent to the borrower on the entire 62,802 square feet it occupies but a portion of the rent attributable to these premises is passed through to The Promenade of Westlake owner under its lease with the borrower. The rent per sq.ft. is calculated on a weighted average of the square footage that is included in the collateral.

(11) The Cut-off Date LTV Ratio and the LTV Ratio at ARD are based on the
     "As-Is" value of $125,300,000. The appraiser also concluded that the
     "As-Stabilized" value of the property would be $131,900,000 as of June 20,
     2008.

                                      D-19

THE CROCKER PARK LOAN.

     THE LOAN. The fifth largest loan (the "Crocker Park Loan") is a
$100,000,000 first mortgage loan secured by the Crocker Park Borrower's leasehold interests and the ground lessor's fee interest in a mixed use retail/office/multifamily project located in Westlake, Ohio (the "Crocker Park
Property").

     THE BORROWER. The borrower, Crocker Park Delaware LLC (the "Crocker Park
Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests, which include ownership interests in a subsidiary, Crocker Park Bondco LLC ("Crocker Park Sub"), which is a single purpose entity that owns no material asset other than the Construction Bonds described below under "Ground Lease/Bond Financings." The borrower's managing member has an independent director, and a non-consolidation opinion was delivered at origination. The sponsors are Robert L. Stark and Morry Weiss.
Robert L. Stark is the President and CEO of Robert L. Stark Enterprises Inc., a
real estate investment development and management firm. Morry Weiss is the former Chief Executive Officer of American Greetings (NYSE: AM), an
international manufacturer of social expression products, which reported total revenue of approximately $2 billion for the 12 months ending February 2005.

     THE PROPERTY. The Crocker Park Property is a mixed use
retail/office/multifamily project consisting of 13 buildings (with two to three floors each) located on Crocker Road near the interchange to Interstate 90 in
Westlake, Ohio, approximately 10 miles from downtown Cleveland. The Crocker Park
Property constitutes a portion of Crocker Center (the "Crocker Center"), the remainder of which is owned by a borrower affiliate. The Crocker Center includes four public parking garages, four surface parking lots and 70 on-street parking spaces on the four primary roads through the Crocker Center, that collectively provide approximately 2,978 parking spaces. The Crocker Park Property was completed in 2005 and consists of approximately 618,871 net rentable square feet including: 393,468 square feet of retail space (63.6% of the NRA), 84,167 square feet of office space (13.6% of the NRA) and 158 multifamily units totaling
141,182 square feet (22.8% of the NRA). The retail component of the Crocker Park
Property is currently 99% leased to more than 50 tenants. The office component is currently 10.7% leased. The Crocker Park Property also includes 158 luxury residential units, comprising 83 one-bedroom units, 23 one-bedroom units and den units, 40 two-bedroom units and 12 two or three-bedroom corner units. The residential units include amenities such as a washer/dryer, concierge service, high speed internet access, a fitness center and a 24-hour business center.
Excluding the master lease described below, 90 units are currently leased. The entire multifamily portion of the Crocker Park Property has been master leased by CP MF, LLC, an affiliate of the Crocker Park Borrower ("CPMF"). The master lease is subordinate to the mortgage and the master lessee is obligated to pay to the Crocker Park Borrower the gross receipts from the multifamily portion of the Crocker Park Property less any related expenses. Such expenses are subject to approval by the Crocker Park Borrower and, to the extent the lender would otherwise approve expenses for the rest of the Crocker Park Property, by the lender.

     The Crocker Park Borrower is permitted, without lender's consent, to expand the existing multifamily component of the Crocker Park Property by constructing
(or ground leasing to a third-party who constructs) additional multifamily improvements on parcels to be created above the existing improvements. Such parcels and improvements thereon may become collateral for the Crocker Park Loan or, as discussed further below, may be released and upon release would not constiture additional collateral for the Crocker Park Loan. See "Right to Add
Additional Collateral" and "Release of Parcels" below.

     SIGNIFICANT TENANTS: As of November 15, 2005, the Crocker Park Property was
approximately 77.4% leased (excluding the master lease described below).

     Dick's Sporting Goods ("Dick's") leases 75,000 sq.ft. (12.1% of the total
NRA and 19.1% of the retail component) under a lease for $15.85psf expiring
January 31, 2025. Dick's is a sporting goods retailer offering an assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. Dick's currently operates approximately 145 stores in 26 states throughout the eastern United States.

     Barnes & Noble #2155 ("Barnes & Noble") leases 28,684 sq.ft. (4.6% of the
NRA and 7.3% of the retail component) under a lease for $17.43psf expiring March
31, 2015. Barnes & Noble employs 40,000 employees in approximately 800 stores in
49 states under the Barnes & Noble and B. Dalton names.

     Regal Cinemas Crocker ("Regal Cinemas") leases 24,442 sq.ft. (4.0% of the
NRA and 6.2% of the retail component) under a lease for $61.86psf expiring April
30, 2020. Regal Cinemas also occupies 38,360 sq.ft. of theater space (the
"Promenade Premises") in the adjacent shopping center, The Promenade of
Westlake, with a skywalk connecting the two spaces. The Crocker Park Borrower has a leasehold interest in the 24,442 square feet (through a ground lease from the Toledo-Lucas County Port Authority) and a leasehold interest in the
Promenade Premises (through a lease from the owner of The Promenade of
Westlake). Regal Cinemas pays rent to the Crocker Park Borrower on the entire
62,802 square feet it occupies but a portion of the rent

                                      D-20

attributable to the Promenade Premises is passed through to the owner of The
Promenade of Westlake under its lease with the Crocker Park Borrower. Regal
Cinemas is a wholly owned subsidiary of Regal Entertainment Group (NYSE: RGC), a large national motion picture exhibitor in the U.S.

LEASE EXPIRATION SCHEDULE (1)

             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF SF   AVERAGE RENT PSF
   YEAR        EXPIRING    EXPIRING      EXPIRING      TOTAL SF         EXPIRING            EXPIRING
----------   -----------   --------   -------------   ----------   ------------------   ----------------

2009               3          7,905         1.7%          7,905            1.7%              $40.09
2010               5         22,995         4.8%         30,900            6.5%              $23.16
2011               4          5,486         1.1%         36,386            7.6%              $36.87
2014               9         57,239        12.0%         93,625           19.6%              $27.57
2015              19        135,794        28.4%        229,419           48.0%              $26.81
THEREAFTER        23        168,997        35.3%        398,416           83.3%              $27.01
VACANT           NAP         79,802        16.7%        478,218          100.0%                 NAP
                 ---        -------       -----                                              ------
TOTAL             63        478,218       100.0%                                             $27.19
                 ===        =======       =====                                              ======

(1) The above table represents the rollover at the property for the retail and office tenants only through year-end 2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The retail and office components of the Crocker Park
Property are managed by Stark Enterprises, and the multifamily component is managed by Comet Management Services, Inc. Both Stark Enterprises and Comet
Management Services, Inc. are affiliated with the Crocker Park Borrower.

     ADDITIONAL INDEBTEDNESS. There exists a $15,250,000 mezzanine loan from The
Prudential Insurance Company of America to CD Westlake, LLC secured by its ownership interest in Crocker Park LLC (the "Developer"), the sole member of the
Crocker Park Borrower and the previous owner of the Crocker Park Property. CD
Westlake, LLC holds a 50% non-controlling interest in the Developer. The lender entered into an agreement with the mezzanine lender that, among other things, provides the mezzanine lender certain rights to cure defaults by the Crocker
Park Borrower and with a right to purchase the Crocker Park Loan under certain circumstances. For more information, see "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool-- Pari Passu, Subordinate and
Other Financing--Other Property-Secured Financing and Mezzanine and Similar
Financing" in the prospectus supplement.

     In addition, members of the Developer are permitted to incur additional mezzanine debt secured by a pledge of their respective membership interests, subject to certain conditions, including the following: (i) review and approval by the lender of the terms and conditions of any proposed mezzanine loan, including the identity of the proposed mezzanine lender, the amount of the mezzanine loan, and the form and substance of the mezzanine loan documents; (ii)
after giving effect to the proposed mezzanine loan, the minimum combined debt service coverage ratio (based on the Crocker Park Loan, the proposed mezzanine loan and any other outstanding mezzanine loans) must be at least 1.10x; (iii)
after giving effect to the proposed mezzanine loan, the maximum combined loan-to-value (based on the Crocker Park Loan, the proposed mezzanine loan and any other outstanding mezzanine loans) must be no greater than 89%; (iv)
execution of an intercreditor agreement acceptable to the lender; and (v) if required by the lender, rating agency confirmation of no downgrade of the ratings on the certificates.

     GROUND LEASE/BOND FINANCINGS. The lender has both a fee and a leasehold mortgage on Crocker Park (other than with respect to the Promenade Premises, as to which the lender has a leasehold mortgage). In connection with construction of the Crocker Center, the Crocker Park Borrower entered into a sale-leaseback arrangement with the Toledo-Lucas County Port Authority (the "Port Authority")
which issued taxable bonds to finance development of the Crocker Park Property in the original amount of $86,000,000 (the "Construction Bonds"). In consideration for the lender undertaking to make the Crocker Park Loan, the Port
Authority has subjected its fee interest to a mortgage in favor of the lender. A portion of the loan proceeds from the Crocker Park Loan have been contributed by the Crocker Park Borrower to Crocker Park Sub to acquire the Construction Bonds.
Crocker Park Sub has pledged all of its rights in, and delivered possession of the Construction Bonds to the lender. The Crocker Park Borrower has an option to acquire the fee from the Port Authority commencing January 1, 2010 for a purchase price of $100 plus a discharge of the Construction Bonds. The Crocker
Park Borrower is obligated under the loan documents to exercise such option.

     In addition, the Port Authority issued $76,175,000 in Special Assessment
Revenue Bonds (the "Port Authority Infrastructure Bonds") to finance the construction of infrastructure within the Crocker Center including 4 public parking garages and off-street parking spaces that are not part of the collateral. The City of Westlake also issued $7,200,000 in general obligation bonds (together with the Port Authority Infrastructure Bonds, the
"Infrastructure Bonds") to partially pay the costs relating to road widening, landscaping and associated improvements. The Infrastructure Bonds are to be repaid by the Crocker Park Borrower and the Developer through a series of semi-annual special assessments against the retail portion of the Crocker Center
(including the retail

                                      D-21

portion of the Crocker Park). A portion of these special assessments are permitted to be passed on to the ground floor retail tenants at the Crocker
Park.

     RELEASE OF PARCELS. The Crocker Park Borrower is permitted to obtain the release of the multifamily component through a partial defeasance subject to certain conditions, including: (i) the principal balance of the defeased portion of the Crocker Park Loan is at least equal to 125% of the allocated loan amount for the multifamily component, (ii) the loan-to-value ratio for the remaining undefeased portion of the Crocker Park Loan and the remaining property is not greater than 80%, (iii) the debt service coverage ratio for the remaining undefeased portion of the Crocker Park Loan is at least 1.20x and (iv) the
Crocker Park Borrower delivers rating agency confirmation of no downgrade of the ratings on the certificates.

     Additionally, certain air rights that are included in the collateral may be released without payment of any release price, or may be leased to third parties. If leased, the air rights are permitted to be improved subject to the satisfaction of certain conditions. The value of these air rights was not included in the appraisal valuation or the underwriting for the Crocker Park
Loan.

     RIGHT TO ADD ADDITIONAL COLLATERAL. To obtain the release or reduction of a
$22,000,000 letter of credit posted at origination, the Crocker Park Borrower will be permitted to add additional collateral located in the Crocker Center to secure the Crocker Park Loan, subject to satisfaction of certain conditions in the mortgage loan documents, including that such collateral must consist of income-producing retail, office or multifamily property.

                                      D-22

                   MORTGAGE LOAN NO. 6 -- THE PROMENADE -- AZ

                                [PHOTOS OMITTED]

                                      D-23

                                  [MAP OMITTED]

                                      D-24

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 -- THE PROMENADE - AZ
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $60,000,000

CUT-OFF DATE BALANCE:          $59,896,217

FIRST PAYMENT DATE:            12/01/2005

INTEREST RATE:                 4.80100%

AMORTIZATION TERM:             300 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 11/01/2015

EXPECTED MATURITY BALANCE:     $44,685,888

SPONSOR:                       William S. Levine

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               25-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               91 payments, and open to prepayment without
                               premium thereafter through maturity.

CUT-OFF DATE BALANCE PER SF:   $138.10

UP-FRONT RESERVES:             None

ONGOING RESERVES:              RE Tax:(1)        Springing

                               Insurance:(1)     Springing

                               Replacement:(1)   Springing

                               TI/LC:(1)         Springing

LOCKBOX:                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (S/F):(2)        AAA / AA+

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Scottsdale, AZ

YEAR BUILT/RENOVATED:          1999-2005 / NAP

PERCENT LEASED (AS OF):        97.7% (09/30/05)

NET RENTABLE AREA:             433,707

THE COLLATERAL:                20 single-story buildings serving as an anchored
                               retail center with 64 tenants located in
                               Scottsdale, Arizona.

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                    NRA    RENT PSF   LEASE EXPIRATION
-------------                  ------   --------   ----------------
Linens 'N Things               34,922    $14.85       01/31/2016
Nordstrom Rack                 34,565    $14.78       10/31/2010
Old Navy                       25,000    $13.44       07/31/2010

PROPERTY MANAGEMENT:           Pederson Group, Inc.

U/W NET CASH FLOW:             $8,545,423

APPRAISED VALUE (AS OF):       $130,000,000 (09/01/05)

CUT-OFF DATE LTV RATIO:        46.1%

LTV RATIO AT MATURITY:         34.4%

U/W DSCR:                      2.07x

U/W DSCR POST IO:              NAP
--------------------------------------------------------------------------------

(1)  Borrower is not required to make monthly RE Tax, Insurance, Replacement, or
     TI/LC deposits unless and until the earlier of the following events occurs:
     (i) the occurrence of a default under the loan; or (ii) the borrower elects to sell, exchange or transfer the property.

(2)  Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that the Promenade - AZ Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" /
     "AA+", respectively.

THE PROMENADE - AZ LOAN.

     THE LOAN. The sixth largest loan (the "Promenade - AZ Loan") is a
$60,000,000 first mortgage loan secured by the borrower's fee simple interest in the Promenade located in Scottsdale, Arizona.

     THE BORROWER. The borrower, Pacific Promenade LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The borrower is a wholly owned subsidiary of Levine Investments, LP. Levine
Investments, LP, is beneficially owned by William S. Levine, the sponsor and founder of Levine Investments, LP. The sponsor reports a net worth in excess of
$230 million and over 30 years of professional real estate experience.

     THE PROPERTY. Promenade is a 433,707 square foot, 20 building anchored retail center located in Scottsdale, Arizona. The property is 97.7% leased to 64 tenants. The anchor tenants make up 41.4% of the net rentable area and 26.1% of the total contract rent of the property. Of the 64 tenants at the property, 27 tenants are national businesses, of which 5 are investment grade-rated tenants
(Nordstrom, Old Navy (Gap), Bank of America, Verizon Wireless (Cellco) and
United Parcel Service). In addition, the property is part of a larger power center, which is not part of collateral, and benefits from the tenants in proximity including a 133,120 square foot Great Indoors, and a 163,268 square foot Lowe's home improvement stores. The property is located on the

                                      D-25

southeast corner of Frank Lloyd Wright Boulevard and Scottsdale Road. Frank
Lloyd Wright Boulevard is an east/west thoroughfare with 3 lanes of traffic in each direction that experiences traffic of approximately 36,000 vehicles per day. Scottsdale Road is a north/south thoroughfare with 1 lane of traffic in each direction that experiences traffic of 44,000 vehicles per day.

     SIGNIFICANT TENANTS: As of September 30, 2005, the Promenade was
approximately 97.7% leased by 64 tenants.

     Linens 'N Things leases 34,922 square feet (8.1% of the NRA) under a lease for $14.85psf expiring in January 2016. Linens 'N Things is one of the leading, national retailers of home textiles, house wares, and decorative home accessories in the United States and Canada. As of April 2, 2005, the company operated 499 retail stores in 45 states and 5 Canadian provinces. Linens 'N
Things was founded in 1975 and is headquartered in Clifton, New Jersey.

     Nordstrom, Inc., doing business as Nordstrom Rack, leases 34,565 square feet (8.0% of the NRA) under a lease for $14.78psf expiring in October 2010.
Nordstrom, Inc. (NYSE: JWN; rated A-/A-/Baa1 by S/F/M) operates as a fashion specialty retailer in the United States, and operates in three segments: retail stores, credit operations, and catalog/internet. The retail stores segment offers apparel, shoes, cosmetics, and accessories. The credit operations segment operates the Nordstrom private label and co-branded VISA credit cards. The catalog/internet segment sells apparel, shoes, cosmetics, and accessories via direct mail catalogs and its web site. As of September 1, 2005, the company operated 95 full-line stores, 49 Nordstrom Rack, 5 Faconnable boutiques, 1 free-standing shoe store, and 2 clearance stores, as well as 32 Faconnable boutiques in Europe. Nordstrom, Inc. was founded in 1901 and is based in
Seattle, Washington.

     Gap, Inc., doing business as Old Navy, leases 25,000 square feet (5.8% of the NRA) under a lease for $13.44psf expiring in July 2010. Gap, Inc. (NYSE:
GPS; rated BBB-/BBB-/Baa3 by S/F/M) operates as a specialty retailing company, offering casual apparel, accessories, and personal care products under the Gap,
Banana Republic, and Old Navy brands. Gap, Inc. provides a range of products, including denim, khakis, and T-shirts, fashion apparel, shoes, accessories for men, women, teens, and children. As of August 25, 2005, the Gap, Inc. operated
3,050 stores in the United States, Canada, the United Kingdom, France, and
Japan. In addition, it offers products through its various brand web sites. Gap,
Inc. was founded in 1969 and is headquartered in San Francisco, California.

LEASE EXPIRATION SCHEDULE (1)

             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF SF   AVERAGE RENT PSF
   YEAR        EXPIRING    EXPIRING      EXPIRING      TOTAL SF         EXPIRING            EXPIRING
----------   -----------   --------   -------------   ----------   ------------------   ----------------

2005               1          2,558         0.6%          2,558            0.6%              $40.00
2006               5         17,004         3.9%         19,562            4.5%              $36.48
2007               4          6,834         1.6%         26,396            6.1%              $35.88
2009               8         19,957         4.6%         46,353           10.7%              $36.72
2010              17        146,263        33.7%        192,616           44.4%              $18.36
2011               5         20,160         4.6%        212,776           49.1%              $28.50
2012               4         30,433         7.0%        243,209           56.1%              $29.40
2013               1          1,518         0.4%        244,727           56.4%              $41.20
2014               3         28,918         6.7%        273,645           63.1%              $18.76
2015               9         79,172        18.3%        352,817           81.3%              $20.28
THEREAFTER         7         70,747        16.3%        423,564           97.7%              $18.80
VACANT           NAP         10,143         2.3%        433,707          100.0%                 NAP
                 ---        -------       -----                                              ------
TOTAL             64        433,707       100.0%                                             $22.18
                 ===        =======       =====                                              ======

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Pederson Group, Inc., which is not an affiliate of the Promenade - AZ Loan's sponsor. The Pederson Group
Inc. manages the property under a management agreement that has been subordinated to the Promenade - AZ Loan. The Pederson Group Inc. was established in 1983 and is an Arizona-based real estate company that specializes in developing and managing premiere up-scale retail projects throughout Arizona.
The company has developed more than 5 million square feet of neighborhood, community and specialty centers.

     ADDITIONAL INDEBTEDNESS. In conjunction with the Promenade - AZ Loan, the lender simultaneously funded a $30 million mezzanine loan secured by a pledge of
Levine Investments' ownership interests in the borrower. The mezzanine loan has a term of three years with 2 one-year extension options. This mezzanine loan is also subject to an intercreditor agreement, and is full recourse to William S.
Levine and Levine Investments, LP.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-26

               MORTGAGE LOAN NO. 7 -- SULLY PLACE SHOPPING CENTER

                                [PHOTOS OMITTED]

                                      D-27

                                  [MAP OMITTED]

                                      D-28

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 7 -- SULLY PLACE SHOPPING CENTER
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

LOAN PURPOSE:                  Refinance

ORIGINAL BALANCE:              $51,000,000

CUT-OFF DATE BALANCE:          $51,000,000

FIRST PAYMENT DATE:            12/05/2005

INTEREST RATE:                 5.07000%

AMORTIZATION TERM:             Months 1-60: Interest Only

                               Months 61-120: 360 months

ARD:                           No

ANTICIPATED REPAYMENT DATE:    NAP

MATURITY DATE:                 11/05/2015

EXPECTED MATURITY BALANCE:     $47,152,743

SPONSOR:                       Guy E. Beatty

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               26-payment lockout from the first payment date,
                               defeasance for the following 91 payments, and
                               open to prepayment without premium thereafter
                               until the maturity date

CUT-OFF DATE BALANCE PER SF:   $132.81

UP-FRONT RESERVES:             RE Taxes:           $333,909

                               Insurance:          $68,882

                               Environmental:(1)   $50,000

ONGOING RESERVES:              RE Taxes:           $66,782 / month

                               Insurance:          $6,262 / month

                               Other:(2)           Springing

LOCKBOX:                       Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (S/F): (3)       BBB- / BBB

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Chantilly, VA

YEAR BUILT/RENOVATED:          1991 / NAP

PERCENT LEASED (AS OF):        99.5% (09/01/05)

NET RENTABLE AREA:             384,018

THE COLLATERAL:                An anchored retail center located in Chantilly,
                               Virginia.

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                    NRA     RENT PSF   LEASE EXPIRATION
-------------                  -------   --------   ----------------
K-Mart                         104,300    $ 7.00       09/30/2011
Lowe's (4)                      68,880    $11.01       10/31/2011
Babies R Us                     30,400    $11.00       01/31/2010

PROPERTY MANAGEMENT:           Beatty Management Company

U/W NET CASH FLOW:             $5,882,802

APPRAISED VALUE (AS OF):       $101,000,000 (08/03/05)

CUT-OFF DATE LTV RATIO:(5)     50.5%

LTV RATIO AT MATURITY:(5)      46.7%

U/W DSCR:                      2.24x

U/W DSCR POST IO:              1.78x
--------------------------------------------------------------------------------

(1)  $50,000 was funded at origination to pay the cost of specified environmental remediation.

(2)  Upon the occurrence of a "Sweep Event" arising by reason of the property failing to maintain a debt service coverage ratio of at least 1.15x, borrower will be required to fund a debt service coverage reserve on a monthly basis. Upon the occurrence of a "Sweep Event" arising by reason of
     Lowe's vacating its pad space, terminating its ground lease, or filing bankruptcy (and so long as no debt service coverage reserve is then in effect), borrower will be required to fund a reserve on a monthly basis to pay unaffiliated, third party leasing commissions and tenant improvement costs in connection with re-leasing the Lowe's pad space. A "Sweep Event"
     means the occurrence of any of the following events: (i) an event of default occurs; (ii) the property fails to maintain a debt service coverage ratio of at least 1.15x; or (iii) the tenant Lowe's vacates its pad space, terminates its ground lease or files a bankruptcy petition.

(3)  Standard & Poor's and Fitch, Inc. have confirmed that the Sully Place
     Shopping Center loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "BBB", respectively.

(4)  Lowe's does not currently occupy this space, but continues to meet its obligations under its lease. Lowe's has subleased the entire space to
     Furniture Oasis. Lowe's also ground leases 135,197 square feet and owns its own improvements.

(5)  The Cut-off Date LTV Ratio and the LTV Ratio at Maturity are based on the
     "As-Is" value of $101,000,000. The appraiser also concluded that the
     "As-Stabilized" value of the property would be $103,700,000 as of August 1,
     2006.

THE SULLY PLACE SHOPPING CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Sully Place Shopping Center Loan")
is a $51,000,000 first mortgage loan secured by the borrower's fee interest in an anchored retail shopping center located in Chantilly, Virginia.

     THE BORROWER. The borrower, The Sully Place Limited Partnership (the "Sully
Place Shopping Center Borrower"), is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The
Sully Place Shopping Center Borrower's general partner was structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor is Guy E. Beatty. Guy E. Beatty is the founder of Beatty Management
Company, a real estate investment

                                      D-29

and management company he founded in 1971. Based on a financial statement dated
October 31, 2005, Guy E. Beatty reported a net worth in excess of $213 million.

     THE PROPERTY. The Sully Place Shopping Center is a 526,003 square foot anchored retail center located in Chantilly, Virginia. The collateral consists of 384,018 square feet on 57.55 acres. The Sully Place Shopping Center also includes three ground leased pads, with tenants Lowe's (135,197 square feet),
Ruby Tuesday (4,808 square feet) and Taco Bell (1,980 square feet) owning their own improvements. The Sully Place Shopping Center was constructed in 1991.
Within a 3-mile and 5-mile radius of the property, the 2005 population was
69,380 and 208,712, respectively, and the average household income was $110,546 and $94,871, respectively.

     SIGNIFICANT TENANTS: As of September 1, 2005, the Sully Place Shopping
Center was approximately 99.5% leased by 55 tenants.

     K-Mart leases 104,300 sq.ft. (27.2% of the NRA) under a lease for $7.00psf expiring September 1, 2011. K-Mart is a wholly owned subsidiary of Sears
Holdings Corporation (rated BB+/Ba1/BBB- by S/M/F), which is the nation's third largest broad line retailer, with approximately 3,800 full-line and specialty retail stores in the United States and Canada.

     Lowe's (rated A+/A2/A by S/M/F) currently leases two separate spaces: (i)
68,880 sq.ft. (17.9% of NRA) under a lease for $11.01psf expiring October 31,
2011, that is currently subleased and occupied by Furniture Oasis; and (ii)
135,197 sq.ft. pad site that is ground leased from the borrower, as to which
Lowe's owns the improvements. Lowe's has been a tenant at the Sully Place
Shopping Center since 1991 and opened a Lowe's Home Improvement Center on one of the ground leased pads in 2004. Furniture Oasis is a local, privately owned furniture company operating four stores in the Washington D.C./Virginia area.

     Babies R Us leases 30,400 sq.ft. (7.9% of NRA) under a lease for $11.00psf expiring January 31, 2010. Babies R Us is a wholly owned subsidiary of Toys R
Us. In fiscal year 2004, Babies R Us operated 198 baby-juvenile retail stores nationwide with sales exceeding $1.9 billion. Babies R Us reported sales per square foot nationally in fiscal year 2004 of approximately $315.

LEASE EXPIRATION SCHEDULE (1)

             # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE   CUMULATIVE % OF   AVERAGE RENT
   YEAR        EXPIRING    EXPIRING   SF EXPIRING    TOTAL SF      SF EXPIRING     PSF EXPIRING
----------   -----------   --------   -----------   ----------   ---------------   ------------

MTM(2)             1            825        0.2%           825          0.2%           $31.00
2005               2          9,950        2.6%        10,775          2.8%           $23.48
2006               5         12,021        3.1%        22,796          5.9%           $23.02
2007               6         21,220        5.5%        44,016         11.5%           $20.96
2008               4          6,265        1.6%        50,281         13.1%           $22.30
2009              13         27,696        7.2%        77,977         20.3%           $24.56
2010              11         61,696       16.1%       139,673         36.4%           $16.14
2011               3        174,680       45.5%       314,353         81.9%           $ 8.71
2012               2          9,875        2.6%       324,228         84.4%           $18.31
2013               1              0        0.0%       324,228         84.4%           $ 0.00
2014               1          2,850        0.7%       327,078         85.2%           $23.17
2015               2         26,440        6.9%       353,518         92.1%           $18.88
THEREAFTER         4         28,500        7.4%       382,018         99.5%           $17.43
VACANT           NAP          2,000        0.5%       384,018        100.0%              NAP
                 ---        -------      -----                                        ------
TOTAL             55        478,218      100.0%                                       $14.56
                 ===        =======      =====                                        ======

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded. The information in the table is based on a borrower provided rent roll dated
     September 1, 2005.

(2)  MTM tenants are classified as tenants whose leases expired prior to 2005 but the tenant was still in occupancy and paying rent to the borrower as of the occupancy date.

     PROPERTY MANAGEMENT. The property is managed by Beatty Management Company, an affiliate of the Sully Place Shopping Center Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. The Sully Place Shopping Center Borrower may obtain a release of a specified parcel of land, without any required prepayment of the
Sully Place Shopping Center Loan, provided that it satisfies certain conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign any value to this parcel.

                                      D-30

                   MORTGAGE LOAN NO. 8 -- MUIRWOOD APARTMENTS

                                [PHOTOS OMITTED]

                                      D-31

                                  [MAP OMITTED]

                                      D-32

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 8 -- MUIRWOOD APARTMENTS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               NLIC

LOAN PURPOSE:                       Refinance

ORIGINAL BALANCE:(1)                $45,000,000

CUT-OFF DATE BALANCE:(1)            $45,000,000

FIRST PAYMENT DATE:                 11/01/2005

INTEREST RATE:                      5.74000%

AMORTIZATION TERM:                  Months 1-60: Interest Only

                                    Months 61-120: 360 months

ARD:                                No

ANTICIPATED REPAYMENT DATE:         NAP

MATURITY DATE:                      10/01/2015

EXPECTED MATURITY BALANCE:(1)       $41,800,016

SPONSORS:                           Harold Beznos and Paola Luptak

INTEREST CALCULATION:               30/360

CALL PROTECTION:                    26-payment lockout from the first payment
                                    date, with U.S. Treasury defeasance for the
                                    following 90 payments, and open to
                                    prepayment without premium thereafter
                                    through maturity date.

CUT-OFF DATE BALANCE PER UNIT:(1)   $35,377

UP-FRONT RESERVES:                  RE Taxes:               $598,097

                                    Insurance:              $133,017

                                    Deferred Maintenance:   $33,500

ONGOING RESERVES:                   RE Taxes:               $121,581 / month

                                    Insurance:              $21,890 / month

                                    Replacement:(2)         $26,500 / month

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (S/F):(3)             AAA / AAA

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Garden Apartment

LOCATION:                           Farmington Hills, MI

YEAR BUILT/RENOVATED:               1976 - 1986 / NAP

PERCENT LEASED (AS OF):             92.5% (10/06/05)

UNITS:                              1,272

THE COLLATERAL:                     A garden-style multifamily property located
                                    in Farmington Hills, Michigan.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Oakland Management Corp.

U/W NET CASH FLOW:                  $6,346,519

APPRAISED VALUE (AS OF):            $95,000,000 (09/01/05)

CUT-OFF DATE LTV RATIO:(1)          47.4%

LTV RATIO AT MATURITY:(1)           44.0%

U/W DSCR:(1)(4)                     2.46x

U/W DSCR POST IO:(1)(4)             2.02x
--------------------------------------------------------------------------------

(1)  This $45,000,000 mortgage loan represents the A-Note senior portion of a
     $62,000,000 total first mortgage. All loan numbers and loan per SF, LTV and
     DSCR statistics, in this table are based on the A-Note. All LTV calculations are based on the appraised "As-Is" value.

(2)  Replacement Reserve is capped at $636,000

(3)  Standard & Poor's Ratings Services and Fitch, Inc., have confirmed that the
     Muirwood Apartments Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA"
     respectively.

(4)  The DSCR is based solely on the A-Note portion. The DSCR based on the total first mortgage debt during the interest only period is 1.76x. The DSCR based on the total first mortgage debt would be 1.45x, based on the principal and interest payment due on November 1, 2010 (after the interest only period).

THE MUIRWOOD APARTMENTS LOAN.

     THE LOAN. The eighth largest loan (the "Muirwood Apartments Loan") is a
$45,000,000 A-Note (the "A-Note"), which is the senior portion of a $62,000,000 first mortgage loan originated by Nationwide Life Insurance Company. The junior portion of the $62,000,000 first mortgage loan is evidenced by a $12,000,000 note (the "B-Note") and a $5,000,000 note (the "C-Note) and are currently held by Nationwide Life Insurance Company. The B-Note and the C-Note are each 10-year balloon notes that provide for interest only payments for the first 5 years. The
Muirwood Apartments Loan is secured by the borrower's fee interest in the
Muirwood Apartments which is located in Farmington Hills, Michigan. The mortgage loan is subject to an intercreditor agreement that sets forth the relative priorities between the senior and subordinate portions of the first mortgage.

                                      D-33

     THE BORROWER. The borrower, Mornington Associates LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower has one independent director and a non-consolidation opinion was delivered at closing. The general partner of the borrower is Mornington General, Inc and the limited partner is Copperfield
Associates LP. Each general partner and limited partner is comprised of multiple entities that are equally owned by the Beznos and Luptak families. Harold Beznos and Paola Luptak are the sponsors of the Muirwood Apartments Loan.

     THE PROPERTY. The Muirwood Apartments is a 1,272-unit, garden-style, apartment complex situated on 130 acres in Farmington Hills, Michigan. The
Muirwood Apartments was constructed in phases from 1976-1986 and includes 86 two-and three-story apartment buildings totaling 1,274,832 square feet of net rentable area, along with an office, leasing center and clubhouse. The Muirwood
Apartments' amenities include: a clubhouse featuring a fitness center, sauna, indoor heated lap pool, outdoor pool with Jacuzzi, weight room, locker rooms and a banquet / party room offering a full-size kitchen. Unit amenities include fully appointed kitchens, a washer and dryer in all two-bedroom/two-bath units and a laundry facility in each one-bath unit buildings. The Muirwood Apartments also features a sand volleyball court, three lighted tennis courts and walking/running paths.

     The following table outlines the types of units at the Muirwood Apartments:

                                                                 AVERAGE
                                                                 MONTHLY
                                 NUMBER OF    SUB-    AVERAGE     MARKET
               UNIT TYPE           UNITS     TOTAL       SF       RENTS
         ---------------------   ---------   -----   ---------   -------
1 Bdrm   1 BR / 1 BA                 440      440          730    $  803
2 Bdrm   2 BR / 1 BA                 248      832          930    $  913
         2 BR / 2 BA                 584                 1,238    $1,067
                                   -----             ---------    ------
         TOTAL / WEIGHTED AVG.     1,272             1,274,832    $  946
                                   =====             =========    ======

     PROPERTY MANAGEMENT. The Muirwood Apartments is managed by Oakland
Management Corp., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The Muirwood Apartments also secures a subordinate
B-Note, with an original principal balance of $12,000,000 and a subordinate
C-Note, with an original principal balance of $5,000,000. Only the A-Note is included in the BSCMSI 2005-PWR10 trust. The combined aggregate original principal balance of the A-Note, B-Note and C-Note was $62 million. The B-Note has a 10 year term (interest only first 5-years) with a 30 year amortization schedule, 6.07% interest rate while the C-Note has a 10 year term (interest only first 5-years) with a 30 year amortization schedule, and an interest rate of
5.87%. Both the B-Note and the C-Note are held by Nationwide Life Insurance.

     Secondary financing of the Muirwood Apartments Property shall be permitted after the earlier to occur of the third anniversary of the date of funding of the Muirwood Apartments Loan or two years after securitization, as long as: (i)
the net operating income generated by the Muirwood Apartments covers the annual debt service on the entire first mortgage loan and on such secondary financing is at least 1.25x; (ii) the combined aggregate loan-to-value ratio does not exceed 80%; (iii) the borrower is not in default under any of the terms, covenants, and conditions of the loan documents; and (iv) such secondary financing must provide for a fixed rate of interest on the secondary loan.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-34

                                SERIES 2005-PWR10

                    MORTGAGE LOAN NO. 9 -- COLLEGE SQUARE MALL

                                [PHOTOS OMITTED]

                                      D-35

                                  [MAP OMITTED]

                                      D-36

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - COLLEGE SQUARE MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

LOAN PURPOSE:                  Acquisition

ORIGINAL BALANCE:              $40,000,000

CUT-OFF DATE BALANCE:          $39,526,130

FIRST PAYMENT DATE:            02/01/2005

INTEREST RATE:                 5.54000%(1)

AMORTIZATION TERM:             360 months

ARD:                           Yes

ANTICIPATED REPAYMENT DATE:    01/01/2015

MATURITY DATE:                 01/01/2035

EXPECTED ARD BALANCE:          $33,487,271

SPONSOR:                       Garo Kholamian

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               36-payment lockout from the first payment date,
                               with U.S. Treasury defeasance for the following
                               80 payments, and open to prepayment without
                               premium thereafter until the maturity date.

CUT-OFF DATE BALANCE PER SF:   $97.38

UP-FRONT RESERVES:             RE Taxes:(2)   $532,944

                               Insurance:     $57,750

                               Replacement:   $1,185,000

                               TI/LC:         $2,000,000 (LOC)

                               Other:(3)      $1,445,000

ONGOING RESERVES:              RE Taxes:(2)   $106,589 / month

                               Insurance:     $5,250 / month

                               Replacement:   $5,100 / month

                               TI/LC:(4)      $16,958 / month

                               Other:(5)      Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                 NAP

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Regional Mall

LOCATION:                      Cedar Falls, IA

YEAR BUILT/RENOVATED:          1969 / 2002

PERCENT LEASED (AS OF):        92.2% (09/30/05)

NET RENTABLE AREA:             405,908

THE COLLATERAL:                A single-story regional mall located in Cedar
                               Falls, Iowa.

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                   NRA     RENT PSF   LEASE EXPIRATION
-------------                  ------   --------   ----------------
Younker's                      83,524     $2.81       12/31/2006
Von Maur                       57,792     $4.50       02/28/2007
Scheels All Sports             41,345     $9.96       10/30/2009

PROPERTY MANAGEMENT:           GK Development, Inc.

U/W NET CASH FLOW:             $3,253,516

APPRAISED VALUE (AS OF):       $53,000,000 (11/10/04)

CUT-OFF DATE LTV RATIO:        74.6%

LTV RATIO AT ARD:              63.2%

U/W DSCR:                      1.19x

U/W DSCR POST IO:              NAP
--------------------------------------------------------------------------------

(1)  The borrower executed a promissory note dated December 14, 2004 in the original principal amount of $40 million. The interest rate was increased from 5.44% per annum to 5.54% per annum effective as of December 1, 2005.
     As of December 1, 2005, the balance of the note is $39,526,130, resulting in the Cut-off Date Balance of $39,526,130.

(2)  The property is part of a larger tax parcel and, until the property is separately assessed, the borrower is required to escrow taxes on the larger parcel.

(3)  This upfront reserve consists of amounts held for tenant improvements on two separate spaces. Each of these reserves will be released upon satisfaction of the conditions specified in the loan documents, which generally include that (i) specified tenants have taken occupancy of the related space and are paying their respective full contractual rent; (ii)
     all tenant improvements have been completed; and (iii) the tenant and/or tenants deliver an estoppel certificate.

(4)  Monthly deposits are not required at any time when (i) the TI/LC reserve has a balance of $500,000 or more or (ii) the lender holds as additional collateral a letter of credit in an amount at least equal to $1,500,000.

(5)  If a "Tenant Sweep Event" occurs, excess cash flow is required to be held as additional security for the College Square Mall Loan, provided that such cash flow is generally not required to be held if the amount held equals or exceeds the debt service to become due under the College Square Mall Loan for the next 12-month period. A "Tenant Sweep Event" means an anchor tenant
     (Younker's, Von Maur, Inc. or Scheels All Sports, Inc.) vacates, fails to give notice of renewal of its respective lease, terminates its respective lease or becomes insolvent, or the debt service coverage ratio of the
     College Square Mall Loan is less than 1.15x.

THE COLLEGE SQUARE MALL LOAN.

     THE LOAN. The ninth largest loan (the "College Square Mall Loan") is a
$40,000,000 first mortgage loan, secured by the borrower's fee simple interest in an anchored retail center known as College Square Mall located in Cedar
Falls, Iowa (the "College Square Mall Property").

                                      D-37

     THE BORROWER. The borrower, College Square Mall Partners, LLC, is a single purpose entity that owns no material assets other than the subject property and related interests. The managing member of the borrower was structured with one independent director and a non-consolidation opinion was delivered at closing.
The borrower is owned by Garo Kholamian (84.5%), College Square SPE, Inc.
(0.5%), and three non-managing members, each with a 5.0% interest. The sponsor of the loan is Garo Kholamian. Mr. Kholamian is president of GK Development,
Inc., a real estate development company formed in 1995. Mr. Kholamian reports a net worth in excess of $13.9 million.

     THE PROPERTY. The College Square Mall is located in Cedar Falls, Iowa. The
College Square Mall was constructed in 1969, renovated in 2002, and is situated on approximately 40.13 acres. The College Square Mall Property is comprised of a
405,908 square foot interior shopping center, which is part of a larger 570,892 square foot regional mall. The College Square Mall Property is anchored by
Younker's, Von Mauer, Scheels All Sports and College Square Cinema, a recently expanded eight-screen stadium style theater.

     SIGNIFICANT TENANTS: As of September 30, 2005, the College Square Mall
Property was approximately 92.2% leased to 76 tenants.

     Younker's leases 83,524 sq.ft. (20.6% of the NRA) under a lease for
$2.81psf expiring in December 2006. Younker's is a department store chain which has been in business for 144 years. It carries a large assortment of apparel and accessories for men, women, teens, and children, and its selection features both famous designers and its own exclusive collections. Younkers is wholly owned by
Saks Incorporated (NYSE: SKS; rated B+/B+/B2 by S/F/M) and operated under Saks
Department Store Group (SDSG).

     Von Maur leases 57,792 sq.ft. (14.2% of the NRA) under a lease for $4.50psf expiring in February 2007. Von Maur is a department store chain that has been in business since 1872. Von Maur has 22 stores that are located in Illinois,
Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota and Nebraska.

     Scheels All Sports ("Scheels") leases 41,345 sq.ft. (10.2% of the NRA)
under a lease for $9.96psf expiring in October 2009. Scheels started out in 1902 as a small hardware and general merchandise store, in Sabin, Minnesota. Scheels started adding a small selection of sporting goods to their stores in 1954. As interest grew, more and more sports lines were added with athletic shoes and clothing being introduced to Scheels' product mix in 1972. Scheels' first All
Sports Superstore opened in Grand Forks, North Dakota in 1989. Scheels has 22 stores that are located in North Dakota, Iowa, South Dakota, Montana, Minnesota,
Wisconsin and Nebraska.

LEASE EXPIRATION SCHEDULE (1)

             # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE   CUMULATIVE % OF SF   AVERAGE RENT PSF
   YEAR        EXPIRING    EXPIRING   SF EXPIRING    TOTAL SF         EXPIRING            EXPIRING
----------   -----------   --------   -----------   ----------   ------------------   ----------------

2005              13          8,190        2.0%         8,190           2.0%               $17.05
2006              22        124,866       30.8%       133,056          32.8%               $ 6.84
2007              10         91,583       22.6%       224,639          55.3%               $ 7.66
2008               4          7,990        2.0%       232,629          57.3%               $18.71
2009               3         45,369       11.2%       277,998          68.5%               $12.01
2010               8         27,986        6.9%       305,984          75.4%               $16.36
2011               5         10,012        2.5%       315,996          77.9%               $26.42
2012               3          7,770        1.9%       323,766          79.8%               $24.79
2013               2          4,465        1.1%       328,231          80.9%               $21.82
2015               6          9,883        2.4%       338,114          83.3%               $27.59
THEREAFTER         3         36,063        8.9%       374,177          92.2%               $ 6.39
VACANT           NAP         31,731        7.8%       405,908         100.0%                 NAP
                 ---        -------      -----                                             ------
TOTAL             79        405,908      100.0%                                            $ 9.62
                 ===        =======      =====                                             ======

(1) The above table represents the rollover at the property through year-end
2015. Years in which there are no lease expirations have been excluded. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by GK Development, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-38

                     MORTGAGE LOAN NO. 10 -- SKAMANIA LODGE

                                [PHOTOS OMITTED]

                                      D-39

                                  [MAP OMITTED]

                                      D-40

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 10 -- SKAMANIA LODGE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI

LOAN PURPOSE:                    Acquisition

ORIGINAL BALANCE:                $37,300,000

CUT-OFF DATE BALANCE:            $37,300,000

FIRST PAYMENT DATE:              10/01/2005

INTEREST RATE:                   5.67800%

AMORTIZATION TERM:               Months 1-24: Interest Only

                                 Months 25-60: 300 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   09/01/2010

EXPECTED MATURITY BALANCE:       $35,246,652

SPONSOR:                         Pennsylvania State Employees' Retirement System

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 37-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 22 payments, and open to prepayment without
                                 premium on the maturity date.

CUT-OFF DATE BALANCE PER ROOM:   $146,850

UP-FRONT RESERVES:               RE Taxes:         $147,034

                                 Replacement:      $66,905

ONGOING RESERVES:                RE Taxes:         $29,407 / month

                                 Insurance:(1)     Springing

                                 Replacement:(2)   $66,905 / month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Hospitality

PROPERTY SUB-TYPE:               Full Service

LOCATION:                        Stevenson, WA

YEAR BUILT/RENOVATED:            1991-1992 / 2001-2002

OCCUPANCY (AS OF):               62.5% (T-12 - 09/30/05)

ADR (AS OF):                     $146.99 (T-12 - 09/30/05)

REVPAR (AS OF):                  $91.89 (T-12 - 09/30/05)

ROOMS:                           254

THE COLLATERAL:                  A 254-room, full-service resort hotel
                                 located in Stevenson, Washington.

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Destination Washington Management, Inc.

U/W NET CASH FLOW:               $4,425,450

APPRAISED VALUE (AS OF):         $62,200,000 (08/11/05)

CUT-OFF DATE LTV RATIO:          60.0%

LTV RATIO AT MATURITY:           56.7%

U/W DSCR:                        2.06x

U/W DSCR POST IO:                1.58x
--------------------------------------------------------------------------------

(1)  An ongoing insurance escrow springs if the borrower fails to provide lender with evidence of payment of the insurance premiums or an event of default exists under the mortgage loan documents.

(2)  Monthly deposits are required in an amount equal to one-twelfth of 4% times the gross income from operations (for the preceding 12 months) but in no event less than the amount required by the lender during the first year of the term of the loan.

THE SKAMANIA LODGE LOAN.

     THE LOAN. The tenth largest loan (the "Skamania Lodge Loan") is a
$37,300,000 first mortgage loan secured by the borrower's fee simple interest in the Skamania Lodge located in Stevenson, Washington.

     THE BORROWER. The borrower, Commonwealth Washington Holding, Inc., is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Pennsylvania State Employees' Retirement
System (PSERS), was established in 1923 and is a statewide retirement plan for public school employees.

     THE PROPERTY. The property is a 254-room full-service resort hotel located in Stevenson, Washington. The Skamania Lodge was built in 1991-1992 and is situated on 168 wooded acres overlooking the Columbia River Gorge. The property features an 18-hole golf course, a spa, a fitness center, two year-round restaurants, a seasonal restaurant (situated on the golf course), an indoor heated swimming pool, tennis courts, volleyball courts and a business center.
There is approximately 22,000 square feet of meeting space with 23 meeting and banquet rooms. Between 2000 and 2004, approximately $15.8 million, or $62,189 per key, was spent in capital improvements on the Skamania Lodge. These capital improvements include approximately $12.7 million that was spent on constructing a new conference center and guestroom wing in 2001-2002.

                                      D-41

-------------------------------------------------------------------------------------------------------
                        SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)
-------------------------------------------------------------------------------------------------------
                     COMPETITIVE SET                SKAMANIA LODGE               PENETRATION FACTOR
              ----------------------------   ----------------------------   ---------------------------
    YEAR      OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR    REVPAR
-----------   ---------   -------   ------   ---------   -------   ------   ---------   ------   ------

    2002        52.5%     $137.92   $72.43     48.6%     $145.50   $70.73      92.6%    105.5%    97.7%
    2003        56.1%     $134.43   $75.41     61.5%     $140.67   $86.58     109.6%    104.6%   114.8%
    2004        56.4%     $138.53   $78.18     62.1%     $145.29   $90.29     110.1%    104.9%   115.5%
T-12 8/2005     56.8%     $143.95   $81.76     62.1%     $145.61   $90.36     109.3%    101.2%   110.5%

(1)  The above table is based on data provided by STR Reports for the competitive set and by the borrower for Skamania Lodge.

     PROPERTY MANAGEMENT. The property is managed by Destination Washington
Management, Inc., an affiliate of Destination Hotels & Resorts, a subsidiary of
Lowe Enterprises and the fund advisor to the sponsor. Through its hotel management company, Lowe Enterprises manages 33 hotel properties totaling over
8,000 rooms.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      D-42

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered series
2005-PWR10 Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3,
A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

          As described under "U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

          Trading between DTC Seller and Clearstream or Euroclear Purchaser.
When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

          Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing the book-entry certificates in the United States from a
               DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

          1.   from a non-U.S. holder that is classified as a corporation for
               U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly
               completed and executed IRS Form W-8BEN (or any successor form);

          2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is
               effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3.   from a non-U.S. holder that is classified as a partnership for
               U.S. federal income tax purposes, a duly completed and executed
               IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations)
               required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                    Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i)  stating the name, permanent residence address and
                         qualified intermediary employer identification number
                         of the qualified intermediary and the country under the
                         laws of which the qualified intermediary is created,
                         incorporated or governed,

                    (ii) certifying that the qualified intermediary has
                         provided, or will provide, a withholding statement as
                         required under section 1.1441-1(e)(5)(v) of the U.S.
                         Treasury Regulations,

                                       E-3

                    (iii) certifying that, with respect to accounts it
                         identifies on its withholding statement, the qualified
                         intermediary is not acting for its own account but is
                         acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information and certifications described in
                         section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury Regulations; or

               (b)  if the intermediary is not a qualified intermediary (a
                    "nonqualified intermediary"), a duly completed and executed
                    IRS Form W-8IMY (or any successor or substitute form)--

                    (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the
                         laws of which the nonqualified intermediary is created,
                         incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not
                         acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that
                         is associated with the appropriate IRS Forms W-8 and
                         W-9 required to substantiate exemptions from
                         withholding on behalf of such nonqualified
                         intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY
                         or accompanying instructions in addition to, or in lieu
                         of, the information, certifications, and statements
                         described in section 1.1441-1(e)(3)(iii) or (iv) of the
                         U.S. Treasury Regulations; or

          5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
               W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

          o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
               non-U.S. holder;

          o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          o    can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
               (e.g., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation